UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GEORESOURCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

Halcón Resources Corporation, which we refer to as Halcón, and GeoResources, Inc., which we refer to as GeoResources, have entered into an agreement and plan of merger dated as of April 24, 2012, as it may be amended from time to time, which we refer to as the merger agreement and which is attached as Annex A to this joint proxy statement/prospectus and incorporated herein by reference. Under the merger agreement, a wholly owned subsidiary of Halcón, which we refer to as Merger Sub, will merge with and into GeoResources, at which time the separate existence of Merger Sub will cease, and Halcón will be the parent company of GeoResources and its subsidiaries. We refer to this as the merger. Promptly following the completion of the merger, GeoResources as the surviving corporation from the merger will merge with and into another wholly owned subsidiary of Halcón, which we refer to as Second Merger Sub, with Second Merger Sub surviving the second merger. We refer to this as the subsequent merger. The obligations of Halcón and GeoResources to effect the merger are subject to the satisfaction or waiver of several conditions set forth in the merger agreement. If the merger is completed pursuant to the merger agreement, each GeoResources stockholder will receive $20.00 in cash and 1.932 shares of Halcón common stock, which we collectively refer to as the merger consideration, for each share of GeoResources common stock held immediately prior to the effective time. The stock exchange ratio and cash amount are fixed and will not be adjusted to reflect changes in the stock price of Halcón common stock or GeoResources common stock.

In connection with the proposed merger, Halcón and GeoResources will each hold a special meeting of their respective stockholders. At Halcón’s special meeting, Halcón stockholders will be asked to vote on (i) a proposal to approve the issuance of shares of Halcón common stock to GeoResources stockholders pursuant to the merger agreement, (ii) a proposal to elect, conditioned upon closing of the merger, one individual, as mutually agreed by Halcón and GeoResources, as an additional Class A director to the Halcón board of directors and (iii) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of Halcón common stock to GeoResources stockholders pursuant to the merger agreement or to elect one additional Class A director to Halcón’s board of directors at the time of the special meeting. At GeoResources’ special meeting, GeoResources stockholders will be asked to vote on (i) a proposal to approve and adopt the merger agreement, (ii) a non-binding, advisory proposal to approve the compensation that may become payable to GeoResources’ named executive officers in connection with the merger and (iii) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement at the time of the special meeting.

The board of directors of Halcón unanimously: (i) has determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, Halcón and its stockholders; (ii) has approved the merger agreement, the merger and the other transactions contemplated thereby; and (iii) recommends that the stockholders of Halcón vote “FOR” the approval of the issuance of shares of Halcón common stock in connection with the merger, “FOR” the proposal to elect one additional Class A director to the Halcón board of directors, and “FOR” the proposal to authorize Halcón’s board of directors to adjourn the special meeting. The issuance of shares of Halcón common stock in the merger requires the affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote at the Halcón special meeting. The election of the Class A director requires the affirmative vote by a plurality of votes cast in person or by proxy and entitled to vote at the Halcón special meeting. To approve the proposal to authorize Halcón’s board of directors to adjourn the special meeting requires the affirmative vote of a majority of the stock present in person or by proxy and entitled to vote at the Halcón special meeting.

The board of directors of GeoResources unanimously: (i) has determined that the merger agreement, the merger, in accordance with the terms of the merger agreement, and the other transactions contemplated thereby are advisable, fair to, and in the best interests of GeoResources and its stockholders; (ii) has approved and adopted the merger agreement and approved the merger and the other transactions contemplated thereby; (iii) has directed that the merger agreement be submitted to a vote of the GeoResources stockholders at the GeoResources special meeting; and (iv) recommends that the stockholders of GeoResources vote “FOR” the proposal to approve and adopt the merger agreement, “FOR” the proposal to approve, on an advisory basis, the compensation that may become payable to GeoResources’ named executive officers in connection with the merger, and “FOR” any proposal to authorize GeoResources’ board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement at the time of the special meeting. The approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of GeoResources common stock issued and outstanding and entitled to vote at the GeoResources special meeting. The affirmative vote of a majority of the votes cast by holders of GeoResources common stock at the GeoResources special meeting is required to approve (i) on a non-binding, advisory basis, the compensation that may be paid or become payable to GeoResources’ named executive officers that is based on or otherwise relates to the merger and (ii) the proposal to adjourn the GeoResources special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the GeoResources special meeting to approve and adopt the merger agreement.

Your vote is important. We cannot complete the merger unless the GeoResources stockholders approve and adopt the merger agreement and the Halcón stockholders approve the issuance of shares of Halcón common stock to GeoResources stockholders pursuant to the merger agreement at their respective stockholder meetings. The obligations of Halcón and GeoResources to complete the merger are also subject to the satisfaction or waiver of certain other conditions to the merger. The places, dates and times of the respective stockholder meetings of Halcón and GeoResources are as follows:

For Halcón stockholders: 1000 Louisiana St., Suite 6700 Houston, Texas 77002 10:00 a.m. local time, July 31, 2012	For GeoResources stockholders: 110 Cypress Station Drive, Suite 220 Houston, Texas 77090 10:00 a.m. local time, July 31, 2012

This joint proxy statement/prospectus gives you detailed information about the respective stockholder meetings of Halcón and GeoResources and the proposed merger. We urge you to read this joint proxy statement/prospectus carefully, including “Risk Factors” beginning on page 30 for a discussion of the risks relating to the merger. Whether or not you plan to attend your meeting, to ensure your shares are represented at the meeting, please vote as soon as possible by either completing and submitting the enclosed proxy card or voting using the telephone or Internet voting procedures described on your proxy card.

Halcón common stock is traded on the New York Stock Exchange under the symbol “HK.” GeoResources common stock is traded on the NASDAQ Global Select Market under the symbol “GEOI.”

Neither the Securities and Exchange Commission, which we refer to as the SEC, nor any state securities commission has approved or disapproved of the merger or the securities to be issued under this joint proxy statement/prospectus or has passed upon the adequacy or accuracy of the disclosures in this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated June 25, 2012 and is first being mailed to Halcón stockholders and GeoResources stockholders on or about June 28, 2012.

HALCÓN RESOURCES CORPORATION

1000 Louisiana St., Suite 6700

Houston, Texas 77002

(832) 538-0300

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 31, 2012

To the Stockholders of Halcón Resources Corporation:

We are pleased to invite you to attend a special meeting of the stockholders of Halcón Resources Corporation, a Delaware corporation, which we refer to as Halcón, which will be held at Halcón’s corporate headquarters located at 1000 Louisiana St., Suite 6700, Houston, Texas 77002, on July 31, 2012 at 10:00 a.m., local time, for the following purposes:

1. To consider and vote upon a proposal to approve the issuance of shares of common stock, par value $0.0001 per share, of Halcón pursuant to the Agreement and Plan of Merger dated as of April 24, 2012 by and among Halcón, two wholly owned subsidiaries of Halcón, and GeoResources, Inc., a Colorado corporation, referred to as GeoResources.

2. To elect, conditioned upon closing of the merger, Michael A. Vlasic to the board of directors to serve as a Class A director until his successor is duly elected or until his earlier death, resignation, or removal.

3. To consider and vote on any proposal to authorize Halcón’s board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of Halcón common stock to GeoResources stockholders pursuant to the merger agreement at the time of the special meeting.

We do not expect to transact any other business at the special meeting. Halcón’s board of directors has fixed the close of business on June 18, 2012 as the record date for determining those Halcón stockholders entitled to vote at the special meeting and any adjournment or postponement thereof. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the special meeting. A complete list of the Halcón stockholders will be available for examination at the offices of Halcón in Houston, Texas during ordinary business hours for a period of 10 days prior to the special meeting.

The board of directors of Halcón recommends that Halcón stockholders vote “FOR” each of the proposals to be voted on at the special meeting.

We cordially invite you to attend the special meeting in person. However, to ensure your representation at the special meeting, please complete and promptly mail your proxy card in the return envelope enclosed, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting instruction card. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast unless you provide instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your proxy may be revoked at any time before it is voted. Please review the joint proxy statement/prospectus accompanying this notice for more complete information regarding the matters to be voted on at the meeting.

By Order of the Board of Directors

Floyd C. Wilson
Chairman and Chief Executive Officer

Houston, Texas

June 25, 2012

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ASK YOU TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR TO VOTE BY TELEPHONE OR ON THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD.

GEORESOURCES, INC.

110 Cypress Station Drive, Suite 220

Houston, Texas 77090

(281) 537-9920

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 31, 2012

To the Stockholders of GeoResources, Inc.:

We are pleased to invite you to attend a special meeting of the stockholders of GeoResources, Inc., a Colorado corporation, which we refer to as GeoResources, which will be held at GeoResources’ principal executive offices located at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090, on July 31, 2012 at 10:00 a.m., local time, for the following purposes:

1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of April 24, 2012, as it may be amended from time to time, which we refer to as the merger agreement, by and among Halcón Resources Corporation, which we refer to as Halcón, two wholly owned subsidiaries of Halcón, and GeoResources, pursuant to which a wholly owned subsidiary of Halcón will merge with and into GeoResources.

2. To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to GeoResources’ named executive officers that is based on or otherwise relates to the merger; and

3. To consider and vote on any proposal to authorize GeoResources’ board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement at the time of the special meeting.

We do not expect to transact any other business at the special meeting. GeoResources’ board of directors has fixed the close of business on June 18, 2012 as the record date for determining those GeoResources stockholders entitled to vote at the special meeting and any adjournment or postponement thereof. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the special meeting. A complete list of the GeoResources stockholders will be available for examination at the principal executive offices of GeoResources in Houston, Texas during regular business hours beginning July 3, 2012 through the special meeting, and any adjournment thereof.

The board of directors of GeoResources recommends that GeoResources stockholders vote “FOR” the proposals to be voted on at the special meeting.

Under the Colorado Business Corporation Act, if the merger is completed, holders of GeoResources common stock who do not vote in favor of approval and adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and they comply with the other Colorado law procedures and requirements explained in the accompanying joint proxy statement/prospectus. A copy of Article 113 of the Colorado Business Corporation Act is attached to this joint proxy statement/prospectus as Annex F.

We cordially invite you to attend the special meeting in person. However, to ensure your representation at the special meeting, please complete and promptly mail your proxy card in the return envelope enclosed, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting instruction card. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast unless you provide instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your proxy may be revoked at any time before it is voted. Please review the joint proxy statement/prospectus accompanying this notice for more complete information regarding the merger and the special meeting.

By Order of the Board of Directors

Frank A. Lodzinski
Chairman, President and Chief Executive Officer

Houston, Texas

June 25, 2012

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ASK YOU TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR TO VOTE BY TELEPHONE OR ON THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD.

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates by reference important business and financial information about Halcón and GeoResources from documents that are not included in or delivered with this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 152. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from Halcón or GeoResources at the following addresses:

Halcón Resources Corporation 1000 Louisiana St., Suite 6700 Houston, Texas 77002 (832) 538-0300 Attention: Investor Relations	GeoResources, Inc. 110 Cypress Station Drive, Suite 220 Houston, Texas 77090 (281) 537-9920 Attention: Investor Relations
or Georgeson Inc. 199 Water Street, 26th Floor New York, New York 10038 (866) 296-6841

You also may obtain these documents at the SEC’s website, www.sec.gov, and you may obtain certain of these documents at Halcón’s website, www.halconresources.com, by selecting “Investor Relations,” then selecting “Financial Information” and then selecting “SEC Filings,” and at GeoResources’ website, www.georesourcesinc.com, by selecting “Investor Relations” and then selecting “SEC Documents.” Information contained on the Halcón and GeoResources websites is expressly not incorporated by reference into this joint proxy statement/prospectus. To receive timely delivery of the documents in advance of the Halcón special meeting of stockholders or the GeoResources special meeting of stockholders, your request should be received no later than July 26, 2012.

i

ii

LEGAL MATTERS	152

EXPERTS	152

WHERE YOU CAN FIND MORE INFORMATION	152
Halcón filings with the SEC	153
GeoResources filings with the SEC	153

GLOSSARY OF OIL AND GAS TERMS	155

Annex A	Agreement and Plan of Merger dated as of April 24, 2012 by and among Halcón Resources Corporation, Leopard Sub I, Inc., Leopard Sub II, LLC and GeoResources, Inc., as amended.

Annex B	Voting Agreement – HALRES LLC

Annex C	Voting Agreement – GeoResources Stockholders

Annex D	Opinion of Barclays Capital Inc.

Annex E	Opinion of Wells Fargo Securities, LLC

Annex F	Article 113 of the Colorado Business Corporation Act

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What is the proposed transaction?

A:	Halcón and GeoResources have entered into a merger agreement pursuant to which Merger Sub will merge with and into GeoResources, with GeoResources surviving the merger as a wholly owned subsidiary of Halcón. We refer to this as the merger. Promptly following the completion of the merger, GeoResources as the surviving corporation from the merger will merge with and into Second Merger Sub, with Second Merger Sub surviving the second merger. We refer to this as the subsequent merger. At the effective time of the merger, each issued and outstanding share of GeoResources common stock (other than dissenting shares) will be converted automatically into the right to receive (i) $20.00 in cash, and (ii) 1.932 shares of Halcón common stock, par value $0.0001 per share, as described under “The Merger Agreement — Merger Consideration” beginning on page 98.

Q:	Why are Halcón and GeoResources proposing the merger?

A:	The boards of directors of Halcón and GeoResources have each concluded that the merger is in the best interests of their stockholders.

As set forth in greater detail elsewhere in this joint proxy statement/prospectus, Halcón’s board of directors considered many factors in making its recommendations to Halcón’s stockholders. Among the factors considered were:

•	The combination will increase estimated proved reserves to approximately 50.3 MMBoe, 70% of which is oil and natural gas liquids;

•	The combination will increase average net daily production to approximately 10,200 Boe, based on fourth quarter 2011 production rates;

•	The merger will provide Halcón with a larger portfolio of exploitation and exploration opportunities in liquids prone resource plays within areas targeted by Halcón; and

•

The presentation and opinion of Barclays to the effect that, as of the date of the opinion and based upon the assumptions, limitations, qualifications and conditions stated in the opinion letter, from a financial point of view, the merger consideration was fair to Halcón, as more fully described below under the caption “Opinion of Barclays to the Halcón Board of Directors.”

For more information regarding the factors considered by Halcón’s board of directors, see “The Merger — Recommendation of Halcón’s Board of Directors and Reasons for the Merger” beginning on page 61.

As set forth more in greater detail elsewhere in this joint proxy statement/prospectus, GeoResources’ board of directors considered many factors in making its recommendations to GeoResources’ stockholders. Among the factors considered were:

•

GeoResources’ stockholders would receive, for each share of GeoResources common stock they hold, $20.00 in cash and 1.932 shares of Halcón common stock, and the stock portion of the merger consideration should be received on a tax-deferred basis;

•

The merger consideration represented a premium of approximately 23% and 19% based on the closing prices of GeoResources common stock and Halcón common stock, respectively, on the last trading day prior to execution of the merger agreement and over the 30-day trading period ending on such date;

•

GeoResources’ stockholders will have the opportunity to participate in the combined company’s growth and share appreciation in the future should they retain their Halcón common stock after the merger; and

•

the opinion of Wells Fargo Securities, dated April 24, 2012 and based on the assumptions, limitations, qualifications and conditions stated in the opinion letter, as to the fairness, from a financial point of view, of the merger consideration to be received by holders of GeoResources common stock (other than Halcón and its affiliates) pursuant to the merger agreement, as more fully described below under the caption “Opinion of Wells Fargo Securities to the GeoResources Board of Directors.”

For more information regarding the factors considered by GeoResources’ board of directors, see “The Merger — Recommendation of GeoResources’ Board of Directors and Reasons for the Merger” beginning on page 63.

Q:	Why am I receiving this joint proxy statement/prospectus?

A:	Halcón’s and GeoResources’ boards of directors are using this joint proxy statement/prospectus to solicit proxies of Halcón and GeoResources stockholders in connection with the merger agreement and the merger. In addition, Halcón is using this joint proxy statement/prospectus as a prospectus for GeoResources stockholders because Halcón is offering shares of its common stock to be issued in exchange for shares of GeoResources common stock in the merger.

In order to complete the merger, Halcón stockholders must vote to approve the issuance of shares of Halcón common stock to GeoResources stockholders and to elect, conditioned upon closing of the merger, Michael A. Vlasic, who has been mutually agreed by Halcón and GeoResources to be elected as an additional Class A director to the Halcón board of directors pursuant to the merger agreement; and GeoResources stockholders must vote to approve and adopt the merger agreement. GeoResources stockholders will also vote on a non-binding, advisory proposal to approve the compensation that may become payable to GeoResources’ named executive officers in connection with the merger.

Halcón and GeoResources will hold separate special meetings of their respective stockholders to obtain these approvals. This joint proxy statement/prospectus contains important information about the merger and the special meetings of the stockholders of Halcón and GeoResources, and you should read it carefully. The enclosed voting materials allow you to vote your shares of Halcón common stock and/or GeoResources common stock, as applicable, without attending the applicable special meeting.

We encourage you to submit your proxy as promptly as possible.

Q:	When and where is the special meeting of Halcón stockholders?

A:	Halcón’s special meeting will be held at Halcón’s corporate headquarters located at 1000 Louisiana St., Suite 6700, Houston, Texas 77002, on July 31, 2012 at 10:00 a.m., local time.

Q:	When and where is the special meeting of GeoResources stockholders?

A:	GeoResources’ special meeting will be held at GeoResources’ principal executive offices located at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090, on July 31, 2012 at 10:00 a.m., local time.

Q:	Who can vote at the special meetings?

A:	All Halcón stockholders of record as of the close of business on June 18, 2012, the record date for determining stockholders entitled to notice of and to vote at Halcón’s special meeting, are entitled to receive notice of and to vote at Halcón’s special meeting. As of the record date, there were 144,031,546 shares of Halcón common stock outstanding and entitled to vote at the Halcón special meeting, held by approximately 110 holders of record. Each share of Halcón common stock is entitled to one vote on each proposal presented at Halcón’s special meeting.

All GeoResources stockholders of record as of the close of business on June 18, 2012, the record date for determining stockholders entitled to notice of and to vote at GeoResources’ special meeting, are entitled to receive notice of and to vote at GeoResources’ special meeting. As of the record date, there were 25,630,977 shares of GeoResources common stock outstanding and entitled to vote at the GeoResources special meeting, held by approximately 500 holders of record. Each share of GeoResources common stock is entitled to one vote on each proposal presented at GeoResources’ special meeting.

Q:	What constitutes a quorum?

A:	Halcón’s bylaws provide that a majority of the outstanding shares of Halcón common stock entitled to vote generally in the election of directors, represented in person or by proxy, constitutes a quorum at a meeting of its stockholders.

GeoResources’ bylaws provide that a majority of the outstanding shares of GeoResources common stock entitled to vote at the meeting, represented in person or by proxy, constitutes a quorum at a meeting of its stockholders.

Shares that are voted and shares abstaining from voting are treated as being present at each of the Halcón special meeting and the GeoResources special meeting, as applicable, for purposes of determining whether a quorum is present.

Q:	What vote is required to approve the proposals at Halcón’s special meeting and GeoResources’ special meeting?

A:	Approval of the proposal of Halcón to approve the issuance of shares of Halcón common stock to GeoResources stockholders pursuant to the merger agreement requires the affirmative vote of the holders of at least a majority of the votes cast on such proposal, provided that the total votes cast on the proposal represent at least a majority of the outstanding shares of Halcón common stock. Approval of the proposal of Halcón to elect one additional Class A director to Halcón’s board of directors requires the affirmative vote of the holders of at least a plurality of the votes cast. Approval of the proposal of Halcón to authorize Halcón’s board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of Halcón common stock pursuant to the merger agreement or the proposal to elect one additional Class A director requires the affirmative vote of the holders of at least a majority of the outstanding shares of Halcón common stock represented in person or by proxy at the special meeting and entitled to vote on such proposal.

Approval of the proposal of GeoResources to approve and adopt the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of GeoResources common stock entitled to vote. Approval of (i) the non-binding, advisory proposal to approve the compensation that may become payable to GeoResources’ named executive officers in connection with the merger and (ii) the proposal to authorize GeoResources’ board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement at the time of the special meeting each requires the affirmative vote of the holders of at least a majority of the shares of GeoResources common stock represented in person or by proxy at the special meeting and entitled to vote on such proposal.

Your vote is important. We encourage you to submit your proxy as promptly as possible.

Q:	If my shares of Halcón common stock or GeoResources common stock are held in “street name” by my broker or other nominee, will my broker or other nominee vote my shares of Halcón common stock or GeoResources common stock for me? What happens if I do not vote for a proposal?

A:	Unless you instruct your broker or other nominee how to vote your shares of Halcón common stock or GeoResources common stock, as applicable, held in street name, your shares will NOT be voted. This is referred to as a “broker non-vote.” If you hold your shares in a stock brokerage account or if your shares are held by a bank or other nominee (that is, in street name), you must provide your broker or other nominee with instructions on how to vote your shares. Please follow the voting instructions provided by your broker or other nominee on the enclosed voting instruction card. You should also be aware that you may not vote shares of Halcón common stock or GeoResources common stock held in street name by returning a proxy card directly to Halcón or GeoResources or by voting in person at the Halcón or GeoResources special meetings unless you provide a “legal proxy,” which you must obtain from your broker or other nominee.

If you are a Halcón stockholder, abstentions will be counted in determining the presence of a quorum, but broker non-votes will not be counted in determining the presence of a quorum. Broker non-votes will not be counted as votes cast with regard to the proposal to approve the issuance of shares of Halcón common stock to GeoResources stockholders pursuant to the merger agreement, and as such, broker non-votes could result in there not being sufficient votes cast on such proposal. Abstentions will have the same effect as votes cast AGAINST the proposal to authorize Halcón’s board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of Halcón common stock to GeoResources stockholders pursuant to the merger agreement or the proposal to elect one additional Class A director, but broker non-votes will have no effect on such proposal.

If you are a GeoResources stockholder, abstentions will be counted in determining the presence of a quorum, but broker non-votes will not be counted in determining the presence of a quorum. Abstentions will have the same effect as votes cast AGAINST (i) the proposal to approve and adopt the merger agreement, (ii) the non-binding, advisory proposal to approve the compensation that may become payable to GeoResources’ named executive officers in connection with the merger and (iii) the proposal to authorize GeoResources’ board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement at the time of the special meeting. Broker non-votes will have the same effect as votes cast AGAINST the approval and adoption of the merger agreement, but will have no effect on the non-binding, advisory proposal to approve the compensation that may become payable to GeoResources’ named executive officers in connection with the merger or the proposal to authorize GeoResources’ board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement at the time of the special meeting.

Q:	If I am a GeoResources stockholder, should I send in my stock certificates with my proxy card?

A:	NO. Please DO NOT send your GeoResources stock certificates with your proxy card. If the merger is approved and adopted, you will be sent written instructions for exchanging your stock certificates.

Q:	What are the tax consequences of the merger?

A:	The merger, combined with the subsequent merger, is intended to qualify as a reorganization pursuant to section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Assuming the merger and the subsequent merger, on a combined basis, qualifies as a reorganization, a GeoResources stockholder generally will recognize (i.e., take into account for tax purposes) gain (but not loss) equal to the lesser of (1) the excess of the sum of the cash (including cash instead of a fractional share of Halcón common stock) and the fair market value of the Halcón common stock received over such stockholder’s adjusted tax basis in the GeoResources stock surrendered, or (2) the amount of cash received.

If you are a non-U.S. holder of GeoResources common stock, your tax treatment and whether you are taxable as a result of the merger will differ from what is described above and will depend on the percentage of GeoResources common stock that you own and your individual circumstances at the effective time of the merger.

Tax matters are very complicated, and the tax consequences of the merger to a particular stockholder will depend on such stockholder’s circumstances. Accordingly, GeoResources and Halcón urge you to consult your tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws. For a more complete discussion of the material U.S. federal income tax consequences of the merger, see “Material U.S. Federal Income Tax Consequences” beginning on page 117.

Q:	Are GeoResources stockholders entitled to appraisal rights?

A:	Yes. GeoResources stockholders who do not vote in favor of the proposal of GeoResources to adopt the merger agreement will be entitled to dissent to the merger pursuant to Article 113 of the Colorado Business Corporation Act, which we refer to as the CBCA, and obtain the fair value of the stockholders’ shares if such rights are properly demanded and perfected and not withdrawn or lost and the merger is completed.

Q:	How does Halcón’s board of directors recommend that Halcón stockholders vote?

A:

Halcón’s board of directors has unanimously (i) determined that the merger agreement, the merger and the other transactions contemplated thereby are advisable, fair to, and in the best interests of Halcón and its stockholders, (ii) approved the merger agreement, the merger and the other transactions contemplated thereby, and (iii) approved the election of one additional Class A director.

Halcón’s board of directors unanimously recommends that Halcón stockholders vote “FOR” the proposal to approve the issuance of shares of Halcón common stock to GeoResources stockholders pursuant to the merger agreement, “FOR” the proposal to elect Michael A. Vlasic as a Class A director to Halcón’s board and “FOR” any proposal to authorize Halcón’s board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of Halcón common stock to GeoResources stockholders pursuant to the merger agreement. For a more complete description of the recommendation of Halcón’s board of directors, see “The Merger — Recommendation of Halcón’s Board of Directors and Reasons for the Merger” beginning on page 61.

Q:	How does GeoResources’ board of directors recommend that GeoResources stockholders vote?

A:	GeoResources’ board of directors has unanimously (i) determined that the merger agreement, the merger and the other transactions contemplated thereby are advisable, fair to, and in the best interests of GeoResources and its stockholders, and (ii) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

GeoResources’ board of directors unanimously recommends that GeoResources stockholders vote “FOR” the proposal to approve and adopt the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may become payable to GeoResources’ named executive officers in connection with the merger, and “FOR” any proposal to authorize GeoResources’ board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement at the time of the special meeting. For a more complete description of the recommendation of GeoResources’ board of directors, see “The Merger — Recommendation of GeoResources’ Board of Directors and Reasons for the Merger” beginning on page 63.

Q:	How will Halcón stockholders be affected by the merger and share issuance?

A:	After the merger, each Halcón stockholder will continue to own the shares of Halcón common stock that the stockholder held immediately prior to the merger. However, because Halcón will be issuing new shares of Halcón common stock to GeoResources stockholders in the merger, each outstanding share of Halcón common stock immediately prior to the merger will represent a smaller percentage of the aggregate number of shares of Halcón common stock outstanding after the merger. As a result of the merger, each Halcón stockholder will own shares in a larger company with more assets.

Q:	What do I need to do now?

A:	After you have carefully read this joint proxy statement/prospectus, please respond by completing, signing and dating your proxy card or voting instruction card and returning it in the enclosed preaddressed postage-paid envelope or, if available, by submitting your proxy by one of the other methods specified in your proxy card or voting instruction card as promptly as possible so that your shares of Halcón common stock or GeoResources common stock will be represented and voted at Halcón’s special meeting or GeoResources’ special meeting, as applicable.

Please refer to your proxy card or voting instruction card forwarded by your broker or other nominee to see which voting options are available to you.

The method by which you submit a proxy will in no way limit your right to vote at Halcón’s special meeting or GeoResources’ special meeting if you later decide to attend the meeting in person. However, if your shares of Halcón common stock or GeoResources common stock are held in the name of a broker or other nominee, you must obtain a legal proxy, executed in your favor, from your broker or other nominee, to be able to vote in person at Halcón’s special meeting or GeoResources’ special meeting.

Q:	How will my proxy be voted?

A:	All shares of Halcón common stock entitled to vote and represented by properly completed proxies received prior to Halcón’s special meeting, and not revoked, will be voted at Halcón’s special meeting as instructed on the proxies. If you properly sign, date and return a proxy card, but do not indicate how your shares of Halcón common stock should be voted on a matter, the shares of Halcón common stock represented by your proxy will be voted as Halcón’s board of directors recommends and therefore “FOR” the approval of the issuance of shares of Halcón common stock to GeoResources stockholders pursuant to the merger agreement, “FOR” the election of Michael A. Vlasic as a Class A director to Halcón’s board, and “FOR” the proposal to authorize Halcón’s board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of Halcón common stock to GeoResources stockholders pursuant to the merger agreement. If you do not provide voting instructions to your broker or other nominee, your shares of Halcón common stock will NOT be voted at the meeting and will be considered broker non-votes.

All shares of GeoResources common stock entitled to vote and represented by properly completed proxies received prior to GeoResources’ special meeting, and not revoked, will be voted at GeoResources’ special meeting as instructed on the proxies. If you properly sign, date and return a proxy card (to GeoResources for shares not held in street name, or to your broker or other nominee), but do not indicate how your shares of GeoResources common stock should be voted on a matter, the shares of GeoResources common stock represented by your proxy will be voted as GeoResources’ board of directors recommends and therefore “FOR” the proposal to approve and adopt the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may become payable to GeoResources’ named executive officers in connection with the merger and “FOR” the proposal to authorize GeoResources’ board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement at the time of the special meeting. If you do not provide voting instructions to your broker or other nominee, your shares of GeoResources common stock will NOT be voted at the meeting and will be considered broker non-votes.

Q:	Can I revoke my proxy or change my vote after I have delivered my proxy?

A:	Yes. You may revoke your proxy or change your vote at any time before your proxy is voted at Halcón’s special meeting or GeoResources’ special meeting, as applicable. If you are a holder of record, you can do this in any of the three following ways:

•

by sending a written notice to the Secretary of Halcón or the Secretary of GeoResources, as applicable, at the address set forth below, in time to be received before Halcón’s special meeting or GeoResources’ special meeting, as applicable, stating that you would like to revoke your proxy;

•

by completing, signing and dating another proxy card and returning it by mail in time to be received before Halcón’s special meeting or GeoResources’ special meeting, as applicable, or by submitting a later dated proxy by the Internet or telephone in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•

by attending the Halcón special meeting or the GeoResources special meeting, as applicable, and voting in person. Simply attending Halcón’s special meeting or GeoResources’ special meeting without voting will not revoke your proxy or change your vote.

If your shares of Halcón common stock or GeoResources common stock are held in an account at a broker or other nominee and you desire to change your vote or vote in person, you should contact your broker or other nominee for instructions on how to do so.

Q:	What should I do if I receive more than one set of voting materials for Halcón’s special meeting or GeoResources’ meeting?

A:

You may receive more than one set of voting materials for Halcón’s special meeting or GeoResources’ special meeting, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares of Halcón common stock or GeoResources common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Halcón common stock or GeoResources common stock. If you are a holder of record and your shares of Halcón common stock or GeoResources common stock are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or if available, please submit your proxy by telephone or over the Internet.

Q:	What happens if I am a stockholder of both Halcón and GeoResources?

A:	You will receive separate proxy cards for each company and must complete, sign and date each proxy card and return each proxy card in the appropriate preaddressed postage-paid envelope or, if available, by submitting a proxy by one of the other methods specified in your proxy card or voting instruction card for each company.

Q:	Who can I call with questions about the stockholders’ meetings, the merger and the other matters to be voted upon?

A:	If you have any questions about these matters or how to submit your proxy or voting instruction card, or if you need additional copies of this document or the enclosed proxy card or voting instruction card, you should contact:

•	if you are a Halcón stockholder:

Halcón Resources Corporation

1000 Louisiana St., Suite 6700

Houston, Texas 77002

(832) 538-0300

Attention: Investor Relations

•	if you are a GeoResources stockholder:

GeoResources, Inc.

110 Cypress Station Drive, Suite 220

Houston, Texas 77090

(281) 537-9920

Attention: Investor Relations

or

Georgeson Inc.

199 Water Street, 26th Floor

New York, New York 10038

(866) 296-6841

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus, including information included or incorporated by reference in this joint proxy statement/prospectus, contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, intentions, future performance and business of each of Halcón and GeoResources that are not historical facts and are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of the companies and on the information currently available to such management. Forward-looking statements include information concerning possible or assumed future results of Halcón, GeoResources and the combined company and may be preceded by, followed by, or otherwise include the words “probable,” “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could” or similar expressions. These statements occur in, among other places:

•	“Questions and Answers About the Merger;”

•

“Summary — Selected Consolidated Historical Financial Data of Halcón;” “—Selected Consolidated Historical Financial Data of GeoResources;” “—Selected Unaudited Pro Forma Condensed Combined Financial Information;” “—Summary Pro Forma Combined Oil and Natural Gas Reserve and Production Data;” “—Comparative Per Share Information;” and “—Comparative Per Share Market Price and Dividend Information;”

•	“Risk Factors;”

•

“The Merger — Background of the Merger;” “—Recommendation of Halcón’s Board of Directors and Reasons for the Merger;” and “—Recommendation of GeoResources’ Board of Directors and Reasons for the Merger;”

•	“The Merger — Opinion of Barclays to the Halcón Board of Directors;” and “—Opinion of Wells Fargo Securities to the GeoResources Board of Directors;”

•	“The Merger — Projected Financial Information;”

•	“Unaudited Pro Forma Condensed Combined Financial Information;” and

•	Statements contained elsewhere in this document concerning Halcón’s and GeoResources’ plans for the combined company’s growth and future operations or financial position.

These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated in the forward-looking statements due to, among others, the factors discussed under “Risk Factors” beginning on page 30 of this joint proxy statement/prospectus, as well as the following factors:

•	the possibility that GeoResources may be unable to obtain stockholder approvals required for the merger;

•	the possibility that problems may arise in successfully integrating the businesses of the two companies;

•	the possibility that the merger may involve unexpected costs;

•	the possibility that the businesses may suffer as a result of uncertainty surrounding the merger;

•

the potential that Halcón’s probable acquisition of certain producing and nonproducing oil and natural gas properties in east Texas, which we refer to as the East Texas Assets, will not close or that title or environmental defects will reduce the net acreage, reserves and/or production actually acquired;

•	the possibility that the domestic oil and gas exploration and production industry may be subject to future regulatory or legislative actions (including any additional taxes);

•	the volatility in commodity prices for oil and gas and in the supply of and demand for oil and natural gas;

•	the presence or recoverability of estimated oil and gas reserves and the actual future production rates and associated costs;

•	the ability of Halcón and GeoResources to replace oil and gas reserves;

•	environmental risks;

•	drilling and operating risks;

•	exploration and development risks;

•	competition;

•	the ability of the combined company’s management to execute its plans to meet its goals;

•	the ability of the combined company to retain key members of its senior management and key employees;

•	Halcón’s ability to generate sufficient cash flow from operations, borrowings or other sources to fully execute its business plan;

•

general economic conditions, whether internationally, nationally or in the regional and local market areas in which Halcón and GeoResources conduct their businesses, may be less favorable than expected, including the possibility that economic conditions in the United States will worsen and that capital markets are disrupted, which could adversely affect demand for oil and natural gas and make it difficult to access financial markets;

•	social unrest, political instability, armed conflict, or acts of terrorism or sabotage in oil and natural gas producing regions, such as the Middle East or our markets; and

•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact the business, operations or pricing of Halcón and GeoResources.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC by Halcón and GeoResources. See “Where You Can Find More Information” beginning on page 152 of this joint proxy statement/prospectus.

Forward-looking statements speak only as of the date of this joint proxy statement/prospectus or the date of any document incorporated by reference in this document. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this joint proxy statement/prospectus and attributable to Halcón or GeoResources or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, neither Halcón nor GeoResources undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

SUMMARY

The following summary highlights some of the information contained in this joint proxy statement/prospectus. This summary may not contain all of the information that is important to you. For a more complete description of the merger agreement, the merger and the other transactions contemplated thereby, Halcón and GeoResources encourage you to read carefully this entire joint proxy statement/prospectus, including the attached Annexes. In addition, Halcón and GeoResources encourage you to read the information incorporated by reference into this joint proxy statement/prospectus, which includes important business and financial information about Halcón and GeoResources that has been filed with the SEC. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information.” We have defined certain oil and gas industry terms used in this document in the “Glossary of Oil and Gas Terms” beginning on page 155.

The Companies

(Pages 39 to 42)

Halcón Resources Corporation

1000 Louisiana St., Suite 6700

Houston, Texas 77002

(832) 538-0300

Halcón is an independent energy company engaged in the acquisition, exploration, development and production of onshore oil and natural gas properties in the United States. Halcón’s producing properties are principally located in Texas, Oklahoma and Louisiana. In February 2012, HALRES LLC, which we refer to as HALRES, a newly formed company led by Floyd C. Wilson, former Chairman and Chief Executive Officer of Petrohawk Energy Corporation, recapitalized Halcón with a $550 million investment, Mr. Wilson was appointed Chairman, President and Chief Executive Officer of Halcón and a new board of directors was appointed in connection with the recapitalization transaction. The objective of Halcón’s new management team is to increase stockholder value by growing Halcón’s oil and natural gas reserves, production and cash flow. Halcón intends to accomplish this objective by acquiring strategic acreage positions in liquids-rich regions, leveraging the latest available technologies and the expertise of Halcón’s management team to explore and develop core properties, actively managing Halcón’s portfolio of properties, and maintaining financial flexibility to fund potential acquisitions, exploration and development drilling and other corporate opportunities.

Leopard Sub I, Inc.

Leopard Sub II, LLC

1000 Louisiana St., Suite 6700

Houston, Texas 77002

(832) 538-0300

Leopard Sub I, Inc., which we refer to as Merger Sub, is a Colorado corporation and a direct wholly owned subsidiary of Halcón and was formed solely for the purpose of consummating the merger. Leopard Sub II, LLC, which we refer to as the Second Merger Sub, is a Delaware limited liability company and a direct wholly owned subsidiary of Halcón and was formed solely for the purpose of consummating the subsequent merger. Neither Leopard Sub I, Inc. nor Leopard Sub II, LLC has carried on any activities to date, except for activities incidental to formation and activities undertaken in connection with the merger.

GeoResources, Inc.

110 Cypress Station Drive, Suite 220

Houston, Texas 77090

(281) 537-9920

GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and natural gas reserves through an active and diversified program which includes the acquisition, drilling and development of undeveloped leases, purchases of reserves and exploration activities. GeoResources’ recent focus has been on expanding and developing its oil-weighted resource acreage in the Bakken trend of the Williston Basin and in the Austin Chalk and Eagle Ford trends in Texas.

The Merger

(Pages 51 to 97)

The Structure of the Merger

Halcón has agreed to acquire GeoResources under the terms and conditions set forth in the merger agreement, which we describe in this joint proxy statement/prospectus. Pursuant to the merger agreement, Merger Sub will merge with and into GeoResources, with GeoResources continuing as the surviving corporation and a wholly owned subsidiary of Halcón. We refer to this as the merger. Promptly following the completion of the merger, GeoResources as the surviving corporation from the merger will merge with and into the Second Merger Sub, with the Second Merger Sub surviving the second merger. We refer to this as the subsequent merger. The subsequent merger, pursuant to a binding commitment, will be effected shortly after the effective time of the merger, which we refer to as the effective time, without further approval, authorization or direction from or by any of the parties to the merger agreement. We have attached the merger agreement as Annex A to this joint proxy statement/prospectus. We encourage you to carefully read the merger agreement in its entirety. We currently expect that the merger and subsequent merger will be completed during the third quarter of 2012. However, we cannot predict the actual timing of the completion of the merger and subsequent merger.

Merger Consideration

The merger agreement provides that at the effective time of the merger each share of GeoResources common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive cash of $20.00 per share and 1.932 shares of Halcón common stock. In the merger, Halcón anticipates that it will pay approximately $532 million in cash and issue approximately 51 million shares of common stock based on the outstanding shares of GeoResources common stock at the effective time of the merger. No assurance can be given that the current fair market value of Halcón common stock will be equivalent to the fair market value of Halcón common stock on the date that the merger consideration is received by a GeoResources stockholder or at any other time. The actual fair market value of the Halcón common stock received by GeoResources stockholders depends upon the fair market value of Halcón common stock upon receipt, which may be higher or lower than the market price of Halcón common stock on the date the merger was announced, on the date that this document is mailed to GeoResources’ stockholders, or on the date of the special meeting of GeoResources stockholders.

Treatment of GeoResources Stock Options, Warrants and Restricted Stock Units

Each option to purchase shares of GeoResources common stock granted under the GeoResources Amended and Restated 2004 Employees’ Stock Incentive Plan, which we refer to as the GeoResources Stock Plan, that is outstanding and unexercised immediately prior to the effective time of the merger will become fully vested immediately prior to the effective time of the merger. Each option has been conditionally exercised by the holder of the option in accordance with the GeoResources Stock Plan on a “net cashless” basis and will be converted into the right to receive the merger consideration.

Each restricted stock unit which was issued pursuant to the GeoResources Stock Plan and is outstanding immediately prior to the effective time, and that has not then vested and been settled, shall vest and be settled by GeoResources through the issuance to each holder thereof of one share of GeoResources common stock in respect of each such restricted stock unit (subject to any applicable withholding). Each share of GeoResources common stock issued with respect to such former restricted stock unit shall be converted into the right to receive the merger consideration.

Each warrant to purchase shares of GeoResources common stock that is outstanding and unexercised immediately prior to the effective time of the merger, whether vested or unvested, will, in connection with the merger, be assumed by Halcón and be converted into a warrant to acquire Halcón common stock and cash. For more information about the treatment of the GeoResources warrants, see “The Merger – Treatment of GeoResources Warrants.”

Ownership of Halcón After the Merger

Halcón will issue approximately 51 million shares of Halcón common stock to former GeoResources stockholders pursuant to the merger. Immediately following the completion of the merger, Halcón expects to have approximately 195 million shares of common stock outstanding. GeoResources stockholders are therefore expected to hold approximately 26% of the combined company’s common stock outstanding immediately after the merger. Additionally, if the probable acquisition of the East Texas Assets closes, Halcón will issue approximately 20.7 million shares of Halcón common stock to former owners of the East Texas Assets. Halcón expects to have approximately 216 million shares of Halcón common stock outstanding following the completion of the merger and assuming the acquisition of the East Texas Assets and GeoResources stockholders would therefore be expected to hold approximately 24% of the combined company’s outstanding common stock. Consequently, GeoResources stockholders, as a general matter, will have less influence over the management and policies of Halcón than they currently exercise over the management and policies of GeoResources.

Directors and Executive Officers of Halcón After the Merger

The directors and executive officers of Halcón prior to the merger will continue to serve as directors and executive officers of Halcón after the merger. Mr. Robert J. Anderson, GeoResources’ Chief Operating Officer (Northern Division), Executive Vice President — Engineering and Acquisitions and a director of GeoResources, is expected to be appointed as Halcón’s Executive Vice President and Chief Operating Officer after the effective time of the merger. Halcón has agreed to take all necessary action to cause, at the effective time of the merger, the number of directors on the Halcón board of directors to be increased from 10 to 11 and one individual, as mutually agreed by Halcón and GeoResources, to be elected to the Halcón board of directors as a Class A director in connection with the consummation of the merger. Subsequent to the signing of the merger agreement, Halcón and GeoResources agreed upon Michael A. Vlasic as the additional Class A director to be elected to the Halcón board of directors. In the event that the merger is not completed, the foregoing director election will not take effect.

Effective Time and Completion of the Merger

Halcón and GeoResources hope to complete the merger as soon as reasonably practicable and expect the closing of the merger and the subsequent merger to occur in the third quarter of 2012. However, the merger is subject to regulatory clearances and the satisfaction or waiver of other conditions, and it is possible that factors outside the control of Halcón and GeoResources could result in the merger being completed at an earlier time, a later time or not at all. If the merger has not been completed on or before December 31, 2012, either Halcón or GeoResources may terminate the merger agreement unless the failure to complete the merger by that date is due to the failure of the party seeking to terminate the merger agreement to fulfill any material obligations under the merger agreement or a material breach of the merger agreement by such party.

Completion of the Merger is Subject to Certain Conditions

A number of conditions must be satisfied or waived, where legally permissible, before the merger can be consummated. These include, among others:

•	the approval by Halcón stockholders of the issuance of the shares of Halcón common stock pursuant to the merger agreement;

•	the approval and adoption of the merger agreement by GeoResources stockholders;

•

the effectiveness of the Form S-4 registration statement, of which this joint proxy statement/prospectus is a part, and the absence of a stop order suspending the effectiveness of the Form S-4 registration statement or proceedings for such purpose pending before or threatened by the SEC;

•	the approval for listing on the NYSE of the shares of Halcón common stock to be issued pursuant to the merger agreement, subject to official notice of issuance;

•

the receipt by each of Halcón and GeoResources of an opinion from its outside counsel to the effect that for federal income tax purposes the merger and the subsequent merger, on a combined basis, will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that each of Halcón and GeoResources will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

•	the accuracy of the representations and warranties of Halcón and GeoResources in the merger agreement, subject to certain materiality thresholds;

•	the performance in all material respects by each of Halcón and GeoResources of its respective covenants required to be performed by it under the merger agreement at or prior to the closing date;

•	receipt of certificates by executive officers of each of Halcón and GeoResources to the effect that the conditions described in the preceding two bullet points have been satisfied; and

•	there not having occurred a material adverse effect on Halcón or GeoResources since the date of the merger agreement, the effects of which are continuing.

Neither Halcón nor GeoResources can give any assurance as to when or if all of the conditions to the consummation of the merger will be satisfied or waived or that the merger will occur.

Termination of the Merger Agreement; Fees Payable

In general, the merger agreement may be terminated at any time prior to the effective time of the merger in the following ways, subject to certain exceptions discussed in “The Merger Agreement – Termination of the Merger Agreement”:

•	by mutual written agreement of Halcón and GeoResources;

•	by either Halcón or GeoResources:

•

if the merger is not completed on or before December 31, 2012, unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the merger agreement to fulfill any material obligation under the merger agreement or a material breach of the merger agreement by such party;

•

if any court or other governmental entity shall have issued a statute, rule, order, decree or regulation or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the merger or making the merger illegal;

•	if the GeoResources stockholders fail to approve and adopt the merger agreement by the requisite vote;

•

if there has been a material breach of any of the representations, warranties or covenants set forth in the merger agreement on the part of any of the other parties, which breach has not been cured prior the earlier of 30 days following receipt by the breaching party of written notice of such breach from the terminating party or December 31, 2012 (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement); or

•	if the Halcón stockholders fail to approve the issuance of Halcón common stock to be issued in the merger;

•

by Halcón if, prior to obtaining the required vote of the GeoResources stockholders to approve and adopt the merger agreement, (i) GeoResources or its board of directors has entered into or recommended, or publicly announced its intention to enter into or recommend, any agreement related to an acquisition proposal or approved or recommended any acquisition proposal, (ii) the board of directors makes an adverse recommendation change, or (iii) a competing tender offer has commenced that constitutes an acquisition proposal unless GeoResources’ board of directors recommends rejection of such proposal;

•

by GeoResources if, prior to obtaining the required vote of the GeoResources stockholders, GeoResources or its board of directors makes an adverse recommendation change and has authorized GeoResources to enter into an agreement with respect to a superior proposal (and GeoResources pays the termination fee to Halcón); or

•	the other party has undergone a material adverse effect at any time prior to completion of the merger.

For more information regarding the rights of Halcón and GeoResources to terminate the merger agreement, see “The Merger Agreement – Termination of the Merger Agreement – General” beginning on page 110.

Except for the termination fee set forth in the merger agreement and as described below, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated therein shall be paid by the party incurring such costs or expenses. Under the merger agreement, GeoResources may be required to pay to Halcón a termination fee of approximately $27.8 million if the merger agreement is terminated under certain circumstances.

In addition, in the event of a termination resulting from a breach of a party’s representations and warranties or covenants in the merger agreement, or if a party’s stockholders fail to approve the transactions contemplated by the merger agreement, such party must reimburse the other party for its fees and expenses incurred in connection with the merger agreement in an amount not to exceed $10 million.

For more information regarding termination fees, see “The Merger Agreement – Termination of the Merger Agreement – Termination Fees” beginning on page 111.

We May Amend the Terms of the Merger and Waive Rights Under the Merger Agreement

Subject to compliance with applicable law, Halcón and GeoResources may amend the merger agreement at any time before or after approval and adoption of the merger agreement by GeoResources stockholders. However, after such approval and adoption there may not be, without further approval of GeoResources stockholders, any amendment of the merger agreement that alters or changes, in a way that adversely affects the holders of any shares of GeoResources capital stock or alters or changes the merger consideration to be received by the GeoResources stockholders in the merger.

At any time prior to the effective time of the merger, Halcón and GeoResources may, to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other parties under the merger agreement;

•	waive any inaccuracies in the other parties’ representations and warranties; and

•	waive the other parties’ compliance with any of its agreements or conditions contained in the merger agreement.

Any such waiver or extension is subject to the certain conditions. See “The Merger Agreement – Extension, Waiver and Amendment of the Merger Agreement.”

Regulatory Filings and Approvals Required to Complete the Merger

We are not aware of any material governmental or regulatory approvals required for the completion of the merger and compliance with the applicable corporate law of the States of Colorado and Delaware.

The Special Meetings and Voting

(Pages 43 to 50)

Halcón Special Meeting of Stockholders

The special meeting of the stockholders of Halcón will be for the following purposes:

•	to consider and vote on the proposal to approve the issuance of shares of Halcón common stock pursuant to the merger agreement;

•

to consider and vote on the proposal to elect, conditioned upon closing of the merger, to elect Michael A. Vlasic to the Halcón board of directors to serve as a Class A director until his successor is duly elected or until his earlier death, resignation or removal; and

•

to consider and vote on the proposal to authorize the Halcón board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of Halcón common stock to GeoResources stockholders pursuant to the merger agreement or to elect one additional Class A director to Halcón’s board of directors at the time of the special meeting.

The Halcón board of directors has fixed the close of business on June 18, 2012 as the record date for determining the holders of shares of Halcón common stock entitled to receive notice of and to vote at the Halcón special meeting and any adjournments or postponements thereof. Each holder of shares of Halcón common stock outstanding on the record date will be entitled to one vote for each share held of record upon each matter properly submitted at the Halcón special meeting and at any adjournment or postponement thereof. In order for Halcón to satisfy its quorum requirements, the holders of at least a majority of the total number of outstanding shares of Halcón common stock entitled to vote at the meeting must be present.

The issuance of shares of Halcón common stock in the merger requires the affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote at the Halcón special meeting. The election of the Class A director requires the affirmative vote of a plurality of votes cast in person or by proxy and entitled to vote at the Halcón special meeting. Approval of the proposal to authorize Halcón’s board of directors to adjourn the special meeting requires the affirmative vote of a majority of the stock present in person or by proxy and entitled to vote at the Halcón special meeting.

GeoResources Special Meeting of Stockholders

The special meeting of the stockholders of GeoResources will be for the following purposes:

•	to consider and vote on the proposal to approve and adopt the merger agreement, as it may be amended from time to time, and the transactions contemplated by the merger agreement;

•

to consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to GeoResources’ named executive officers that is based on or otherwise relates to the merger; and

•

to consider and vote on the proposal to adjourn the GeoResources special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposal regarding the merger.

The GeoResources board of directors has fixed the close of business on June 18, 2012 as the record date for determining the holders of shares of GeoResources common stock entitled to receive notice of and to vote at the GeoResources special meeting and any adjournments or postponements thereof. Each holder of shares of GeoResources common stock outstanding on the record date will be entitled to one vote for each share held of record upon each matter properly submitted at the GeoResources special meeting and at any adjournment or postponement thereof. In order for GeoResources to satisfy its quorum requirements, the holders of at least a majority of the total number of outstanding shares of GeoResources common stock entitled to vote at the meeting must be present.

The approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of GeoResources common stock issued and outstanding and entitled to vote at the GeoResources special meeting. The affirmative vote of a majority of the votes cast by holders of GeoResources common stock at the GeoResources special meeting is required to approve (i) on a nonbinding, advisory basis, the compensation that may be paid or become payable to GeoResources’ named executive officers that is based on or otherwise relates to the merger and (ii) the proposal to adjourn the GeoResources special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the GeoResources special meeting to approve and adopt the merger agreement.

Voting Agreements

GeoResources has entered into a voting agreement with HALRES, which owns approximately 51% of the outstanding shares of Halcón common stock as of the record date of the Halcón special meeting of stockholders. The HALRES voting agreement provides, among other things, that HALRES will vote in favor of the transactions contemplated by the merger agreement, including the issuance of shares of Halcón common stock in connection with the merger and the election of one additional Class A director to the Halcón board of directors. HALRES also agreed not to sell, transfer or otherwise dispose of its shares of Halcón common stock, subject to certain exceptions provided in the voting agreement.

Certain of GeoResources’ officers and directors (and certain of their affiliates) who own in the aggregate approximately 17% of the outstanding shares of GeoResources common stock as of the record date of the GeoResources special meeting of stockholders entered into a voting agreement with Halcón and Merger Sub, in which each stockholder agreed to vote in favor of the merger, against any acquisition proposal other than contemplated by the merger agreement, and against any proposal, action or transaction that would impede, frustrate, prevent or nullify the merger or the other transactions contemplated by the merger agreement. Each stockholder also agreed not to sell, transfer or otherwise dispose of that stockholder’s shares of GeoResources common stock, subject to certain exceptions provided in the voting agreement. Additionally, each stockholder agreed to similar non-solicitation provisions as those applicable to GeoResources under the merger agreement.

For more information regarding these voting arrangements, see “Voting Agreements” on page 115.

Matters to be Considered in Deciding How to Vote

(Pages 43 and 47)

Recommendation of the Halcón Board of Directors and Its Reasons for the Merger

After careful consideration, the Halcón board of directors approved the merger agreement on April 24, 2012. The Halcón board of directors recommends that Halcón stockholders vote “FOR” the proposal to approve the issuance of shares of Halcón common stock pursuant to the merger agreement, “FOR” the proposal to elect, conditioned upon closing of the merger, Michael A. Vlasic as an additional Class A director to the Halcón board of directors, and “FOR” the proposal to authorize Halcón’s board of directors to adjourn the special meeting.

For the factors considered by the Halcón board of directors in reaching its decision to approve the merger agreement as well as the Halcón board of directors’ reasons for, and certain risks related to, the merger, see “The Merger—Recommendation of Halcón’s Board of Directors and Reasons for the Merger” beginning on page 61.

Recommendation of the GeoResources Board of Directors and Its Reasons for the Merger

After careful consideration, on April 23, 2012, the GeoResources board of directors unanimously (i) determined that the merger is fair to and in the best interests of GeoResources and its stockholders, (ii) declared the merger agreement and the transactions contemplated thereby advisable, and (iii) approved the merger and the merger agreement (and the forms of exhibits thereto) and the transactions contemplated thereby. The GeoResources board of directors unanimously recommends that GeoResources stockholders vote “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to GeoResources’ named executive officers that is based on or otherwise relates to the merger, and “FOR” the adjournment proposal.

For the factors considered by the GeoResources board of directors in reaching its decision to approve the merger agreement and approve the consummation of the transactions contemplated by the merger agreement, including the merger, as well as the GeoResources board of directors’ reasons for, and certain risks related to, the merger, see “The Merger—Recommendation of GeoResources’ Board of Directors and Reasons for the Merger” beginning on page 63.

Fairness Opinion of Barclays to the Halcón Board of Directors

Barclays Capital Inc., or Barclays, rendered its opinion to Halcón’s board of directors that, as of April 24, 2012, based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the merger consideration to be paid by Halcón in the merger was fair, from a financial point of view, to Halcón.

The full text of the written opinion of Barclays, dated April 24, 2012, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D to this joint proxy statement/prospectus. Barclays provided its opinion for the information and assistance of Halcón’s board of directors in connection with its consideration of the merger. The Barclays opinion is not a recommendation as to how any holder of Halcón’s common stock should vote with respect to the issuance of Halcón common stock in the merger or any other matter.

Pursuant to a letter agreement dated February 7, 2012, Halcón engaged Barclays to act as its financial advisor in connection with the contemplated transaction. As compensation for its services in connection with the merger, Halcón paid Barclays $1.0 million upon the delivery of Barclays’ fairness opinion. Additional compensation of $6.0 million will be payable on completion of the merger, against which the amount paid for the opinion will be credited. In addition, Halcón has agreed to reimburse Barclays for its expenses, including attorneys’ fees and disbursements, and to indemnify Barclays and related persons against various liabilities.

Fairness Opinion of Wells Fargo Securities to the GeoResources Board of Directors

On April 23, 2012, at a meeting of the GeoResources board of directors held to consider the merger agreement, Wells Fargo Securities, LLC, referred to as Wells Fargo Securities, delivered an opinion to the board of directors of GeoResources, which was confirmed by delivery of a written opinion, dated April 24, 2012, that, as of the date of the written opinion, and based on and subject to various assumptions made, procedures followed, matters considered and limitations on the review undertaken by Wells Fargo Securities in connection with the opinion, the experience of its investment bankers and other factors it deemed relevant, the merger consideration of (1) $20.00 cash, without interest, and (2) 1.932 shares of Halcón common stock per share to be received by the holders of GeoResources common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders (other than Halcón and its affiliates). The full text of the written opinion of Wells Fargo Securities, dated April 24, 2012, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E to this joint proxy statement/prospectus. Wells Fargo Securities provided its opinion for the information and use of the board of directors of GeoResources in connection with its evaluation of the merger. The Wells Fargo Securities opinion does not constitute a recommendation as to how any holder of shares of GeoResources common stock should vote with respect to the merger or any other matter.

Pursuant to an engagement letter between GeoResources and Wells Fargo Securities, GeoResources engaged Wells Fargo Securities to act as its financial advisor and render a fairness opinion in connection with the merger and agreed to pay Wells Fargo Securities an aggregate fee for such services of approximately $5.5 million, $2.5 million of which was payable upon delivery of Wells Fargo Securities’ opinion and approximately $3.0 million of which will be payable upon consummation of the merger. In addition, GeoResources has agreed to reimburse Wells Fargo Securities for its expenses, including attorneys’ fees and disbursements, and to indemnify Wells Fargo Securities and related persons against various liabilities. We encourage you to read the opinion, which is attached to this joint proxy statement/prospectus as Annex E, in its entirety and the description thereof in the section titled “The Merger – Opinion of Wells Fargo Securities to the GeoResources Board of Directors” beginning on page 75.

The Merger Generally Will Be Tax-Free to U.S. Holders of GeoResources Common Stock to the Extent They Receive Halcón Common Stock

Based on the opinions of Jones & Keller, P.C., outside counsel to GeoResources, and Thompson & Knight LLP, outside counsel to Halcón, we expect that the material U.S. federal income tax consequences of the merger and the subsequent merger, on a combined basis, to GeoResources stockholders that are U.S. persons will be as follows:

•

You generally will recognize (i.e., take into account for tax purposes) gain (but not loss) equal to the lesser of (1) the excess of the sum of the cash (including cash instead of a fractional share of Halcón common stock) and the fair market value of the Halcón common stock received over your adjusted tax basis in the GeoResources stock surrendered, or (2) the amount of cash received.

•	Your holding period for the Halcón common stock received in the merger generally will include your holding period for the GeoResources common stock exchanged in the merger.

•

Your aggregate tax basis of the shares of Halcón common stock received in exchange for your GeoResources common stock pursuant to the merger will be the same as the aggregate tax basis of your GeoResources common stock surrendered in the merger decreased by the amount of cash received in the merger and increased by the amount of gain recognized in the merger.

Please refer to “Material U.S. Federal Income Tax Consequences” beginning on page 117 of this document for a more complete discussion of the U.S. federal income tax consequences of the merger. Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation. You should consult your tax advisor for a full understanding of the merger’s tax consequences for you.

Interests of GeoResources Directors and Executive Officers in the Merger

In considering the recommendation of GeoResources’ board of directors with respect to the merger, GeoResources stockholders should be aware that the executive officers and directors of GeoResources have certain interests in the merger that may be different from, or in addition to, the interests of GeoResources stockholders. GeoResources’ board of directors was aware of these interests and considered them, among other matters, when adopting a resolution to approve and adopt the merger agreement and recommending that GeoResources stockholders vote to approve and adopt the merger agreement. Upon consummation of the merger, and assuming each executive officer experiences a termination immediately thereafter that entitles him to the highest amount of additional merger-related compensation payable, GeoResources’ non-employee directors and named executive officers will receive accelerated equity awards and change-in-control payments with an aggregate estimated value of approximately $10.8 million. See “The Merger – Interests of GeoResources’ Directors and Executive Officers in the Merger” beginning on page 88.

Comparative Per Share Market Price and Dividend Information

The following table shows the closing sale prices of Halcón and GeoResources common stock as reported on the New York Stock Exchange, or NYSE, and the NASDAQ Global Select Market, respectively, on April 24, 2012, the last business day preceding the press release announcing the merger agreement, and on June 19, 2012, the last practicable day before the distribution of this joint proxy statement/prospectus. This table also shows the merger consideration equivalent proposed for each share of GeoResources common stock, which we calculated by multiplying the closing price of Halcón common stock on those dates by the exchange ratio of 1.932 and adding the cash consideration of $20.00.

	Halcón common stock (closing price)	GeoResources common stock (closing price)	GeoResources merger consideration equivalent
April 24, 2012	$9.30	$30.77	$37.97
June 19, 2012	$10.95	$38.31	$41.16

Because the 1.932 exchange ratio is fixed and will not be adjusted as a result of changes in the market price of Halcón common stock, the merger consideration equivalent will fluctuate with the market price of Halcón common stock. The merger agreement does not include a price-based termination right or provisions that would limit the impact of increases or decreases in the market price of Halcón common stock. You should obtain current market quotations for the shares of both companies from a newspaper, the Internet or your broker prior to voting on the merger agreement.

Neither Halcón nor GeoResources paid dividends on its common stock during the past three years and neither company has any current intention of doing so in the foreseeable future.

Appraisal Rights

GeoResources stockholders have the right to dissent from the proposed merger and, subject to certain conditions provided for in Article 113 of the CBCA, are entitled to receive payment of the fair value of their GeoResources common stock. GeoResources stockholders will be bound by the terms of the merger unless they dissent by complying with all of the requirements of the Colorado dissenters’ rights statutes. See “The Merger – Appraisal Rights” beginning on page 94 for a summary of dissenters’ rights available to GeoResources stockholders, which summary is not intended to be a complete statement of applicable Colorado law and is qualified in its entirety by reference to Article 113 of the CBCA, which is set forth in its entirety as Annex F to this joint proxy statement/prospectus.

Comparison of the Rights of Stockholders

As a result of the merger, the holders of GeoResources securities that receive shares of Halcón common stock will become stockholders of Halcón. Following the merger, these GeoResources stockholders will have different rights as stockholders of Halcón than as stockholders of GeoResources due to the different laws governing each company’s jurisdiction of incorporation as well as provisions of the governing documents of Halcón and GeoResources. These differences are described in more detail under “Comparison of Rights of Halcón Stockholders and GeoResources Stockholders” beginning on page 142.

Selected Consolidated Historical Financial Data of Halcón

Set forth below are selected data derived from Halcón’s unaudited consolidated financial statements as of and for the quarters ended March 31, 2012 and 2011, and Halcón’s audited consolidated financial statements for the years ended December 31, 2007 through 2011. This information should be read together with Halcón’s consolidated financial statements and related notes included in Halcón’s quarterly report on Form 10-Q for the quarter ended March 31, 2012 and Annual Report on Form 10-K for the year ended December 31, 2011, and the accompanying notes and management’s discussion and analysis of operations and financial condition of Halcón contained in such reports, which reports are incorporated by reference in this joint proxy statement/prospectus. The historical consolidated financial data as of December 31, 2009, 2008 and 2007 and for the two years ended December 31, 2008 are derived from Halcón’s audited financial statements that are not included or incorporated by reference herein.

	Quarter Ended March 31,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(In thousands)
Operating revenues:
Oil sales	$22,997	$20,412	$82,968	$76,563	$66,281	$117,036	$55,000
Natural gas sales	1,668	2,892	10,673	20,265	20,818	47,884	17,830
Natural gas liquids sales	2,169	2,415	9,880	14,156	11,068	17,770	9,047
Other	36	51	168	157	217	382	488

Total operating revenue	26,870	25,770	103,689	111,141	98,384	183,072	82,365
Operating Expenses:
Production:
Lease operating	7,947	7,841	31,363	32,295	34,950	36,873	21,115
Taxes	1,570	1,411	5,740	6,063	5,320	10,480	4,869
Workovers	721	534	1,967	1,596	2,505	1,157	459
Depletion, depreciation and accretion	5,979	5,675	22,986	28,752	33,626	48,719	19,652
Impairment of oil and gas properties	—	—	—	—	47,613	269,886	—
Restructuring costs	104	—	1,071	—	—	—	—
General and administrative	20,334	4,547	20,763	17,909	18,846	22,868	12,880

Total operating expenses	36,655	20,008	83,890	86,615	142,860	389,983	58,975

Income (loss) from operations	(9,785)	5,762	19,799	24,526	(44,476)	(206,911)	23,390
Other Income (Expense):
Interest expense and other, net	(12,997)	(6,502)	(17,879)	(22,307)	(18,948)	(37,510)	(19,767)
Net gain (loss) on derivative contracts	(4,945)	(14,250)	3,479	1,193	(11,306)	22,785	(12,725)

Income (Loss) Before Income Taxes	(27,727)	(14,990)	5,399	3,412	(74,730)	(221,636)	(9,102)
Income Tax Provision (Benefit)	5,595	(5,079)	6,802	995	(16,347)	(91,683)	(7,852)

Net income (loss)	(33,322)	(9,911)	(1,403)	2,417	(58,383)	(129,953)	(1,250)
Preferred dividend	(1,102)	—	—	—	—	—	—

Net income (loss) available to common stockholders	$(34,424)	$(9,911)	$(1,403)	$2,417	$(58,383)	$(129,953)	$(1,250)

	As of and for the Quarter Ended March 31,		As of and for the Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(In thousands, except per share data)
Earnings (loss) per share:
Basic(2)	$(0.50)	$(0.38)	$(0.05)	$0.09	$(2.26)	$(5.40)	$(0.09)
Diluted(2)	(0.50)	(0.38)	(0.05)	0.09	(2.26)	(5.40)	(0.09)
Weighted average shares outstanding:
Basic(2)	68,816	26,120	26,258	26,142	25,867	24,078	14,029
Diluted(2)	68,816	26,120	26,258	26,142	25,867	24,078	14,029

Statement of Cash Flow Data
Cash provided by (used in)
Operating activities	$(9,199)	$4,204	$29,835	$37,875	$32,372	$74,454	$17,042
Investing activities	(28,378)	(5,366)	(25,376)	14,970	(23,921)	(82,568)	(241,192)
Financing activities	723,311	1,167	(4,447)	(52,937)	(8,486)	1,405	224,302

Other Data
Capital expenditures	$23,986	$5,620	$25,214	$33,535	$29,871	$84,723	$344,795

Balance Sheet Data
Total assets	$969,412	$273,902	$267,802	$265,001	$311,162	$403,964	$580,242
Long-term debt(1)	235,475	205,376	202,000	197,092	246,167	250,696	335,747
Stockholders’ equity (deficit)	672,850	(4,989)	5,948	4,167	(526)	57,840	98,698

(1)	Includes current portion of long-term debt.
(2)	Share and per share figures for all historical periods presented have been adjusted to reflect the one-for-three reverse stock split, which was effective February 10, 2012.

Selected Consolidated Historical Financial Data of GeoResources

Set forth below are selected data derived from GeoResources’ unaudited consolidated financial statements as of and for the quarters ended March 31, 2012 and 2011, and GeoResources’ audited consolidated financial statements for the years ended December 31, 2007 through 2011. This information should be read together with GeoResources’ consolidated financial statements and related notes included in GeoResources’ quarterly report on Form 10-Q for the quarter ended March 31, 2012 and Annual Report on Form 10-K, as amended, for the year ended December 31, 2011, and the accompanying notes and management’s discussion and analysis of operations and financial condition of GeoResources contained in such reports, which reports are incorporated by reference in this joint proxy statement/prospectus. The historical consolidated financial data as of December 31, 2009, 2008 and 2007 and for the two years ended December 31, 2008 are derived from GeoResources’ audited financial statements that are not included or incorporated by reference herein.

	Quarter Ended March 31,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(In thousands)
Revenues and Other Operating Income:
Oil and gas revenues	$42,564	$26,614	$130,608	$99,913	$71,618	$85,263	$36,518
Partnership management fees	101	111	507	550	1,007	1,725	969
Property operating income	1,805	676	3,562	1,865	1,710	1,430	1,251
Gain on sale of property and equipment	2	736	865	953	1,355	4,362	49
Partnership income	291	410	1,759	2,240	4,318	1,061	184
Interest and other	31	92	447	1,496	990	765	1,144

Total revenues and other operating income	44,794	28,639	137,748	107,017	80,998	94,606	40,115

Operating Expenses:
Production:
Lease operating	7,252	5,019	24,806	20,944	18,763	22,914	10,818
Taxes	2,822	1,621	8,028	6,589	4,193	7,517	2,880
Workovers	772	394	2,628	1,962	2,807	3,518	2,092
Exploration expense	279	232	989	849	1,406	2,592	153
General and administrative expense	4,647	2,600	13,875	9,474	8,500	7,168	6,513
Depreciation, depletion and amortization	9,774	5,580	27,659	24,686	22,409	16,007	7,507
Impairment of oil and gas properties	—	—	6,043	3,440	2,795	8,339	—
Hedge ineffectiveness	66	2,202	569	(891)	137	(123)	287
(Gain)/Loss on derivative contracts	—	—	—	(2)	162	563	—
Interest	409	586	1,909	4,712	4,984	4,820	1,916

Total expenses	26,021	18,234	86,506	71,763	66,156	73,315	32,166

Income Before Income Taxes	18,773	10,405	51,242	35,254	14,842	21,291	7,949
Income Tax Provision (Benefit)
Current	(1,905)	157	(2,644)	8,861	412	866	1,472
Deferred	9,258	3,935	22,635	3,062	4,655	6,903	3,408

	7,353	4,092	19,991	11,923	5,067	7,769	4,880

Net income	$11,420	$6,313	$31,251	$23,331	$9,775	$13,522	$3,069
Less: Net loss attributable to noncontrolling interest	—	—	(87)	—	—	—	—

Net income attributable to GeoResources, Inc.	$11,420	$6,313	$31,338	$23,331	$9,775	13,522	$3,069

	As of and for the Quarter Ended March 31,		As of and for the Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(In thousands, except per share data)
Earnings per share:
Basic	$0.45	$0.26	$1.24	$1.18	$0.59	$0.87	$0.25
Diluted	$0.44	$0.26	$1.22	$1.16	$0.59	$0.86	$0.25
Weighted average shares outstanding:
Basic	25,611	24,088	25,172	19,721	16,532	15,598	12,405
Diluted	26,073	24,678	25,599	20,142	16,559	15,751	12,405

Statement of Cash Flow Data
Cash provided by (used in)
Operating activities	$39,563	$14,266	$96,339	$59,531	$24,044	$42,338	$20,864
Investing activities	(117,563)	(23,906)	(110,852)	(80,956)	(87,405)	(28,988)	(109,926)
Financing activities	60,391	42,421	44,287	18,135	62,054	(23,813)	107,275

Other Data
Capital expenditures	$117,565	$24,251	$111,294	$81,974	$89,396	$52,802	$111,780

Balance Sheet Data
Total assets	$594,026	$418,582	$487,691	$359,690	$304,297	$243,534	$240,358
Long-term debt	60,000	—	—	87,000	69,000	40,000	96,000
Stockholders’ equity	379,139	330,863	368,311	199,502	174,677	140,995	68,032

Selected Unaudited Pro Forma Condensed Combined Financial Information

The following table shows information about Halcón’s financial condition and results of operations, including per share data, on a pro forma basis after giving effect to the merger of Halcón and GeoResources and on a pro forma basis after giving effect to Halcón’s probable acquisition of certain producing and nonproducing oil and natural gas properties in east Texas, which we refer to as the East Texas Assets. We refer to this information in this joint proxy statement/prospectus as pro forma financial information. The table sets forth information relating to the merger and the acquisition of the East Texas Assets as if each had become effective on March 31, 2012 (using currently available fair value information), with respect to balance sheet data, and January 1, 2011, with respect to statements of operations data for the three months ended March 31, 2012 and for the year ended December 31, 2011. This unaudited pro forma financial information assumes that the merger and the acquisition of the East Texas Assets will be accounted for using the acquisition method of accounting and represents a current estimate based on available information of pro forma results of operations. The unaudited pro forma balance sheet data includes adjustments to record the assets and liabilities of GeoResources and the East Texas Assets at their estimated fair values and is subject to further adjustment as additional information becomes available and as additional analyses are performed.

The merger agreement provides for Halcón to pay approximately $532 million in cash and issue approximately 51 million shares of common stock as consideration to GeoResources common stockholders. In addition, as a result of the merger Halcón will assume all outstanding GeoResources debt, which was approximately $60 million as of March 31, 2012. The purchase agreements relating to the acquisition of the East Texas Assets provides that Halcón will pay approximately $300 million in cash and issue approximately 20.7 million shares of Halcón common stock as consideration to the sellers of the East Texas Assets.

This table should be read together with, and is qualified in its entirety by, the historical financial statements, including the notes thereto, of Halcón and GeoResources incorporated by reference in this joint proxy statement/prospectus, the historical financial statements of the East Texas Assets and notes thereto included elsewhere herein, and the more detailed unaudited pro forma condensed combined financial information and the notes thereto appearing under “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 123.

The unaudited pro forma financial information, while helpful in illustrating the financial characteristics of the combined company and the East Texas Assets using certain assumptions, does not reflect the impact of possible revenue enhancements, expense efficiencies and asset dispositions, among other factors that may result as a consequence of the merger or Halcón’s acquisition of the East Texas Assets and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the business combinations would have been had they occurred as of the beginning of such periods.

	As of and for the Quarter Ended March 31, 2012		For the Year Ended December 31, 2011
	GeoResources Merger Pro Forma	Halcón Pro Forma Combined As Adjusted	GeoResources Merger Pro Forma	Halcón Pro Forma Combined As Adjusted
	(In thousands, except per share amounts)
Pro Forma Statement of Operations Data:
Operating revenues	$71,691	$86,658	$242,986	$260,097
Net income (loss) available to common stockholders	$(33,327)	$(28,187)	$(1,106)	$(7,428)
Net (loss) income per common share:
Basic	$(0.28)	$(0.20)	$(0.01)	$(0.08)
Diluted	$(0.28)	$(0.20)	$(0.01)	$(0.08)

Pro Forma Balance Sheet Data:
Total assets	$2,407,926	$2,635,386
Long-term debt	$735,475	$735,475
Stockholders’ equity	$1,214,764	$1,440,167

Summary Pro Forma Combined Oil and Natural Gas Reserve and Production Data

The following table sets forth summary information with respect to the historical and pro forma combined estimated oil, natural gas and natural gas liquids, or NGLs, reserves as of December 31, 2011 of Halcón and GeoResources and the East Texas Assets. This pro forma information gives effect to the merger and the probable acquisition of the East Texas Assets as if each occurred on December 31, 2011. The Halcón and GeoResources reserve data presented below was derived from each company’s Annual Report on Form 10-K for the year ended December 31, 2011, which are incorporated by reference in this joint proxy statement/prospectus. The reserve data presented below for the East Texas Assets is based upon Halcón’s internal estimates. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the reserve volumes attributable to the properties. The reserve estimates shown below were determined using a 12-month average price for oil, NGLs and natural gas for the year ended December 31, 2011.

	Estimated Quantities of Reserves as of December 31, 2011
	Halcón Historical	GeoResources Historical	Merger Pro Forma Combined	East Texas Assets Historical	Merger and East Texas Assets Pro Forma Combined
Estimated Proved Reserves:
Oil (MBbls)	12,371	19,693	32,064	10,166	42,230
NGL (MBbls)	2,010	1,015	3,025	1,122	4,147
Natural Gas (MMcf)	40,054	51,215	91,269	6,325	97,594
Total (Mboe)(1)	21,057	29,244	50,301	12,342	62,643
Estimated Proved Developed Reserves:
Oil (MBbls)	8,643	13,906	22,549	1,582	24,131
NGL (MBbls)	1,238	733	1,971	135	2,106
Natural Gas (MMcf)	20,997	34,118	55,115	831	55,946
Total (Mboe)(1)	13,381	20,325	33,706	1,855	35,561
Estimated Proved Undeveloped Reserves:
Oil (MBbls)	3,728	5,787	9,515	8,584	18,099
NGL (MBbls)	772	282	1,054	987	2,041
Natural Gas (MMcf)	19,057	17,097	36,154	5,494	41,648
Total (Mboe)(1)	7,676	8,919	16,595	10,487	27,081

(1) Assumes a ratio of 6 Mcf of natural gas per barrel of oil.

The following table sets forth summary information with respect to historical and pro forma combined oil, natural gas and NGL production for the year ended December 31, 2011 and for the three months ended March 31, 2012 for Halcón and GeoResources and pro forma combined information including the East Texas Assets. This pro forma information gives effect to the merger with GeoResources and the acquisition of the East Texas Assets as if each occurred on January 1, 2011. The Halcón and GeoResources oil and natural gas production data presented below was derived from each company’s Annual Report on Form 10-K for the year ended December 31, 2011, which are incorporated by reference in this joint proxy statement/prospectus. The information for the East Texas Assets is based on internal records of the sellers and information supplied by the operator of the properties.

	Three Months Ended March 31, 2012				Year Ended December 31, 2011
	Halcón Historical	GeoResources Historical	Merger Pro Forma Combined	Merger and East Texas Assets Pro Forma Combined	Halcón Historical	GeoResources Historical	Merger Pro Forma Combined	Merger and East Texas Assets Pro Forma Combined
Oil (MBbls)	226	405	631	759	884	1,222	2,106	2,283
NGL (MBbls)	40	17	57	66	176	43	219	228
Natural Gas (MMcf)	615	1,187	1,802	1,851	2,662	3,948	6,610	6,653
Total (Mboe)(1)	368	620	988	1,133	1,504	1,923	3,427	3,620

(1)	Assumes a ratio of 6 Mcf of natural gas per barrel of oil.

Comparative Per Share Information

The following table sets forth certain historical net income (loss) per share of Halcón and GeoResources and per share book value information on an unaudited pro forma combined basis after giving effect to the merger under the acquisition method of accounting and on a pro forma basis after giving effect to the probable acquisition of the East Texas Assets.

The unaudited pro forma condensed combined per share information does not purport to represent what the results of operations or financial position of Halcón would actually have been had the merger and the acquisition of the East Texas Assets occurred at the beginning of the periods shown or to project Halcón’s results of operations or financial position for any future period or date. Such pro forma information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and accompanying notes included in this joint proxy statement/prospectus as described under “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 123.

The historical per share information is derived from, and should be read in conjunction with, the financial statements for each of Halcón and GeoResources, which are contained in the reports and other information that have been filed with the SEC and incorporated by reference in this joint proxy statement/prospectus and the financial statements for the East Texas Assets included elsewhere herein. See “Statements of Revenues and Direct Operating Expenses of the East Texas Assets” beginning on page 131 and “Where You Can Find More Information” beginning on page 152. Neither Halcón nor GeoResources declared any cash dividends related to their respective common stock during the periods presented.

	Quarter Ended March 31, 2012	Year Ended December 31, 2011
Halcón Historical Per Common Share Data:
Basic	$(0.50)	$(0.05)
Diluted	$(0.50)	$(0.05)
Book value(a)	$9.78	$0.23
GeoResources Historical Per Common Share Data:
Basic	$0.45	$1.24
Diluted	$0.44	$1.22
Book value(a)	$14.54	$14.39
Merger Pro Forma Combined Per Common Share Data:
Basic(b)	$(0.28)	$(0.01)
Diluted(b)	$(0.28)	$(0.01)
Book value(c)	$10.10	NA
Merger and East Texas Assets Pro Forma Combined Per Common Share Data:
Basic(d)	$(0.20)	$(0.08)
Diluted(d)	$(0.20)	$(0.08)
Book value(e)	$10.21	NA

(a)	Computed by dividing stockholders’ equity (excluding noncontrolling interests) by the weighted average number of shares of common stock at the end of such period plus the dilutive effect of interests in securities (such as the outstanding options, warrants, and convertible preferred stock).
(b)	Based on the pro forma net income which gives effect to the merger under the acquisition method of accounting.
(c)	Computed by dividing stockholders’ equity by the number of weighted average outstanding shares of Halcón common stock at the end of such period, adjusted to include the estimated number of shares of Halcón common stock to be issued in the merger plus the dilutive effect of interests in securities (such as outstanding options and warrants) at the end of such period.
(d)	Based on the pro forma net income after giving effect to the merger and the probable acquisition of the East Texas Assets under the acquisition method of accounting.
(e)	Computed by dividing stockholders’ equity by the number of weighted average outstanding shares of Halcón common stock at the end of such period, adjusted to include the estimated number of shares of Halcón common stock to be issued in the merger and in the probable acquisition of the East Texas Assets, plus the dilutive effect of interests in securities (such as outstanding options and warrants) at the end of such period.

Comparative Per Share Market Price and Dividend Information

Halcón common stock is listed for trading on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “HK.” GeoResources common stock is listed for trading on the NASDAQ Global Market under the symbol “GEOI.” The following table sets forth, for the periods indicated, the high and low sale prices per share of Halcón and GeoResources common stock on the NYSE and the NASDAQ Global Select Market, respectively. The high and low sale prices for Halcón common stock during periods prior to February 10, 2012 have been adjusted to reflect the one-for-three reverse split of Halcón’s outstanding common stock effective on February 10, 2012.

For current price information, you should consult publicly available sources. GeoResources has neither declared nor paid any cash dividends on its common stock. Halcón has neither declared nor paid any cash dividends on its common stock, and does not anticipate declaring any dividends on its common stock in the foreseeable future.

Halcón Common Stock

	High	Low
Quarter Ended
2010
March 31	$6.99	$4.08
June 30	7.50	4.20
September 30	6.66	4.08
December 31	5.85	3.99

2011
March 31	$7.74	$4.59
June 30	6.66	3.48
September 30	3.90	1.80
December 31	9.72	1.95

2012
March 31	$13.30	$8.19
June 30 (through June 19, 2012)	11.24	8.21

GeoResources Common Stock

	High	Low
Quarter Ended
2010
March 31	$16.25	$11.29
June 30	17.87	13.32
September 30	16.43	13.01
December 31	23.44	15.83

2011
March 31	$32.94	$22.51
June 30	32.37	20.02
September 30	27.98	17.61
December 31	30.95	14.56

2012
March 31	$35.97	$28.20
June 30 (through June 19, 2012)	38.34	29.48

The following table sets forth the closing prices per share of Halcón and GeoResources common stock, as well as the equivalent value per share of GeoResources common stock price assuming the proposed merger consideration, on April 24, 2012, the last full trading day prior to the public announcement of the merger, and June 19, 2012 the last full trading day that this information could practicably be calculated prior to the date of this joint proxy statement/prospectus.

	Halcón Common Stock	GeoResources Common Stock	Equivalent value per share of GeoResources Common Stock
April 24, 2012	$9.30	$30.77	$37.97
June 19, 2012	10.95	38.31	$41.16

RISK FACTORS

In addition to the other information contained or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the following risk factors before deciding how to vote. You should also read and consider the risk factors associated with each of the businesses of Halcón and GeoResources because these risk factors may affect the operations and financial results of the combined company. These risk factors may be found under Part I, Item 1A, “Risk Factors” in each company’s Annual Report on Form 10-K for the year ended December 31, 2011 and Part II, Item 1A “Risk Factors” in each company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, each of which is on file with the SEC and is incorporated by reference into this joint proxy statement/prospectus.

Risks Relating to the Merger

Because a portion of the merger consideration to be received by GeoResources stockholders is a fixed amount of Halcón common stock and the market price of shares of Halcón common stock will fluctuate, GeoResources stockholders cannot be sure of the aggregate value of the merger consideration they will receive.

Upon the effective time of the merger, each share of GeoResources common stock will be converted into the right to receive merger consideration consisting of $20.00 in cash and 1.932 shares of Halcón common stock pursuant to the terms of the merger agreement. Because the 1.932 exchange ratio is fixed and will not be adjusted as a result of changes in the market price of Halcón common stock, the value of the merger consideration you will receive will fluctuate with the market price of Halcón common stock. The merger agreement does not include a price-based termination right or provisions that would limit the impact of increases or decreases in the market price of Halcón common stock or adjust the portion of the merger consideration to be paid in Halcón common stock as a result of any change in the market price of shares of Halcón common stock between the date of this joint proxy statement/prospectus and the date that you receive shares of Halcón common stock in exchange for your shares of GeoResources common stock. The market price of Halcón common stock will likely be different, and may be lower, on the date you receive your shares of Halcón common stock than the market price of shares of Halcón common stock as of the date of this joint proxy statement/prospectus.

During the 12-month period ended on April 30, 2012, shares of Halcón common stock traded in a range from a low of $1.80 to a high of $13.30 and ended that period at $10.89. See “Price Range of Common Stock and Dividends” beginning on page 138 for more detailed share price information. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in oil and natural gas prices, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond our control. If the market price of Halcón common stock declines after you vote, you may receive less value than you expected when you voted. Neither Halcón nor GeoResources is permitted to terminate the merger agreement, adjust the merger consideration or resolicit the vote of GeoResources stockholders because of changes in the market price of their respective common stock.

Directors and executive officers of GeoResources have certain interests in the merger that differ from, or are in addition to, those of GeoResources stockholders generally.

The executive officers of GeoResources who negotiated the terms of the merger agreement and the members of GeoResources’ board of directors who approved the merger agreement may have certain interests in the merger that may be different from, or in addition to, the interests of GeoResources stockholders generally. These interests include the following:

•

The consummation of the merger will constitute a change in control, resulting in change in control payments to all executive officers of GeoResources under the GeoResources Change in Control Plan and accelerated vesting of stock options and restricted stock unit awards under the GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan;

•	Upon separation from service following a change in control of GeoResources, all named executive officers are entitled to reimbursement for COBRA premiums for 12 months;

•

After the effective time of the merger, the organizational documents of the surviving company in the merger will contain provisions with respect to exculpation, indemnification and advancement of expenses no less favorable than the provisions set forth in the articles of incorporation and bylaws of GeoResources as of the date of the merger agreement to individuals who at any time from and after the date of the merger agreement and to and including the effective time were directors, officers and employees of GeoResources or any of its subsidiaries; and

•	All current and retired directors and officers of GeoResources will continue to be indemnified with respect to acts or omissions occurring prior to closing under existing agreements.

These change in control agreements and potential payments and benefits payable to the named executive officers, equity award acceleration and indemnification rights are different from and in addition to the interests of GeoResources stockholders generally. Additionally, subsequent to the signing of the merger agreement, Halcón approached Robert J. Anderson, GeoResources’ Chief Operating Officer (Northern Division), Executive Vice President — Engineering and Acquisitions and a director of GeoResources, regarding his joining Halcón following the closing of the merger as Halcón’s Executive Vice President and Chief Operating Officer. Mr. Anderson has indicated his willingness to accept this position upon closing of the merger. For a discussion of the interests of directors and executive officers in the merger, see “The Merger — Interests of GeoResources’ Directors and Executive Officers in the Merger” beginning on page 88.

The merger agreement limits GeoResources’ ability to pursue alternatives to the merger.

The merger agreement contains provisions that could adversely impact competing proposals to acquire GeoResources. These provisions include the prohibition on GeoResources generally from soliciting any acquisition proposal or offer for a competing transaction and the requirement that GeoResources pay a termination fee of approximately $27.8 million in cash if the merger agreement is terminated in specified circumstances in connection with an alternative transaction. In addition, even if the board of directors of GeoResources determines that a competing proposal to acquire GeoResources is superior, GeoResources may not exercise its right to terminate the merger agreement unless it notifies Halcón of its intention to do so and gives Halcón at least four business days to propose revisions to the terms of the merger agreement or to make another proposal in response to the competing proposal. See “The Merger Agreement—GeoResources’ Ability to Make an Adverse Recommendation Change in Response to a Superior Proposal” beginning on page 108. In addition, in the event of a termination resulting from a breach of GeoResources’ representations, warranties or covenants in the merger agreement, or if the GeoResources stockholders fail to approve the transactions contemplated by the merger agreement, GeoResources must reimburse Halcón for its fees and expenses incurred in connection with the merger agreement in an amount not to exceed $10 million.

Halcón required GeoResources to agree to these provisions as a condition to Halcón’s willingness to enter into the merger agreement. These provisions, however, might discourage a third party that might have an interest in acquiring all or a significant part of GeoResources from considering or proposing that acquisition, even if that party were prepared to pay consideration with a higher value than the current proposed merger consideration. Furthermore, the termination fee may result in a potential competing acquiror proposing to pay a lower per share price to acquire GeoResources than it might otherwise have proposed to pay.

The opinions obtained by the boards of directors of Halcón and GeoResources from their respective financial advisors will not reflect changes in circumstances between signing the merger agreement and the completion of the merger.

Neither the Halcón board of directors nor the GeoResources board of directors has requested an updated opinion as of the date of this joint proxy statement/prospectus from Barclays, Halcón’s financial advisor, or Wells Fargo Securities, GeoResources’ financial advisor, nor have they obtained such an update. These opinions were necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to the financial advisors as of, the date of such opinions. Developments subsequent to the date of such opinions, including changes in the operations and prospects of Halcón or GeoResources, general market and economic conditions and other factors that may be beyond the control of Halcón and GeoResources, may affect such opinions. The opinions are included as Annexes D and E to this joint proxy statement/prospectus. For a description of the opinion that the Halcón board of directors received from its financial advisor and a summary of the material financial analyses it provided to the Halcón board of directors in connection with rendering such opinion, please refer to the section entitled “The Merger—Opinion of Barclays to the Halcón Board of Directors” beginning on page 66. For a description of the opinion that the GeoResources board of directors received from its financial advisor and a summary of the material financial analyses it provided to the GeoResources board of directors in connection with rendering such opinion, please refer to the section entitled “The Merger—Opinion of Wells Fargo Securities to the GeoResources Board of Directors” beginning on page 75.

GeoResources stockholders will have a significantly reduced ownership and voting interest after the merger and will exercise less influence over management.

Immediately after the completion of the merger, it is expected that former GeoResources stockholders, who collectively own 100% of GeoResources, will own approximately 26% of Halcón, based on the number of shares of GeoResources and Halcón common stock outstanding as of June 19, 2012. Additionally, if the probable acquisition of the East Texas Assets closes, Halcón will issue approximately 20.7 million shares of Halcón common stock to certain former owners of the East Texas Assets. Halcón expects to have approximately 216 million shares of Halcón common stock outstanding following the completion of the merger and assuming the acquisition of the East Texas Assets and GeoResources stockholders would therefore be expected to hold approximately 24% of the combined company’s outstanding common stock. Consequently, GeoResources stockholders will have less influence over the management and policies of Halcón than they currently have over the management and policies of GeoResources.

The merger and related transactions are subject to approval by the stockholders of both Halcón and GeoResources.

In order for the merger to be completed, GeoResources’ stockholders must approve the merger agreement, which requires the affirmative vote of the holders of at least a majority of the outstanding shares of GeoResources common stock entitled to vote. In addition, under applicable NYSE rules, Halcón’s stockholders must approve the issuance of the shares of Halcón common stock to GeoResources stockholders as part of the merger consideration. Approval of the issuance of shares of Halcón common stock to GeoResources stockholders under NYSE rules requires approval by holders of at least a majority of the total votes cast. Under applicable NYSE rules, the total votes cast (whether for, against or abstain) on the share issuance proposal must also represent a majority of the shares of Halcón common stock outstanding.

Any delay in completing the merger may substantially reduce the benefits expected to be obtained from the merger.

In addition to obtaining any required governmental clearances and approvals, closing of the merger is conditioned on obtaining various approvals by Halcón’s and GeoResources’ respective stockholders and a number of other conditions beyond the control of Halcón and GeoResources. These conditions may prevent or delay the merger from being completed. Halcón and GeoResources cannot predict whether or when the conditions required to complete the merger will be satisfied. Any delay in completing the merger may materially adversely affect the ability of the combined company to attain the benefits that Halcón and GeoResources expect to achieve from the merger. If the merger is not completed on or before December 31, 2012, either Halcón or GeoResources may terminate the merger agreement, unless the failure to complete the merger by that date is due to the failure of the party seeking to terminate the merger agreement to fulfill any material obligations under the merger agreement or a material breach of the merger agreement by such party. See “The Merger Agreement —Conditions to the Completion of the Merger” beginning on page 100.

Several lawsuits have been filed against GeoResources and Halcón challenging the merger, and an adverse ruling in any such lawsuit may delay or prevent the merger from being completed.

GeoResources, members of GeoResources’ board of directors, and Halcón have been named as defendants in a number of putative class action lawsuits brought by certain GeoResources stockholders challenging the merger and generally alleging, among other things, that the director defendants, aided and abetted by GeoResources and Halcón, breached their fiduciary duties to GeoResources stockholders by entering into the merger agreement for merger consideration each plaintiff claims is inadequate and pursuant to a process the plaintiff claims to be flawed. The lawsuits seek, among other things, to enjoin the defendants from consummating the merger on the agreed-upon terms or to rescind the merger to the extent already implemented, as well as damages, expenses, and attorney’s fees. The existence of these lawsuits could delay the completion of, or jeopardize GeoResources’ and Halcón’s ability to complete, the merger. For more information about the lawsuits related to the merger, see “The Merger — Litigation Relating to the Merger” beginning on page 97.

Merger-related charges will be incurred.

Halcón and GeoResources estimate that, as a result of the merger, the combined company will incur change-in-control cash expenses of approximately $3.0 million. In addition, Halcón and GeoResources expect to incur other merger-related cash expenses of approximately $25 million, consisting of investment banking, legal and accounting fees and financial printing and other related charges. The foregoing amounts are preliminary estimates and the actual amounts may be higher or lower. Moreover, the combined company is likely to incur additional expenses in future periods in connection with the integration of Halcón’s and GeoResources’ businesses.

The rights of GeoResources stockholders will be governed by Halcón’s certificate of incorporation and bylaws and subject to Delaware law.

All GeoResources stockholders who receive shares of Halcón common stock in the merger will become Halcón stockholders and their rights as stockholders will be governed by the Delaware General Corporation Law and Halcón’s certificate of incorporation and bylaws. There are material differences between the current rights of GeoResources stockholders, which are governed by the CBCA and GeoResources’ articles of incorporation and bylaws, and the rights of holders of Halcón common stock. See “Comparison of Rights of Halcón Stockholders and GeoResources Stockholders” beginning on page 142.

GeoResources may have difficulty attracting, motivating and retaining executives and other key employees in light of the merger.

Uncertainty about the effect of the merger on GeoResources employees may have an adverse effect on GeoResources and consequently Halcón. This uncertainty may impair GeoResources’ ability to attract, retain and motivate key personnel until the merger is completed. Employee retention may be particularly challenging during the pendency of the merger, as employees may experience uncertainty about their future roles with Halcón. If key employees of GeoResources depart because of issues relating to the uncertainty and difficulty of integration or a desire not to become employees of Halcón, Halcón’s ability to realize the anticipated benefits of the merger could be delayed or reduced.

Failure to complete the merger could negatively impact the stock price and the future business and financial results of GeoResources.

If the merger is not completed, the ongoing business of GeoResources may be adversely affected and GeoResources would be subject to a number of risks, including the following:

•

GeoResources will not realize the benefits expected from the merger, including a potentially enhanced competitive and financial position, and instead will be subject to all the risks it currently faces as an independent company;

•	GeoResources may experience negative reactions from the financial markets and GeoResources’ customers and employees;

•

under the merger agreement, GeoResources may be required to pay to Halcón a termination fee of approximately $27.8 million if the merger agreement is terminated under certain circumstances. In addition, in the event of a termination resulting from a breach of GeoResources’ representations and warranties or covenants in the merger agreement, or if the GeoResources stockholders fail to approve the transactions contemplated by the merger agreement, GeoResources must reimburse Halcón for its fees and expenses incurred in connection with the merger agreement in an amount not to exceed $10 million. If such fees are payable, the payment of these fees could have material and adverse consequences to the financial condition and operations of GeoResources. See “The Merger Agreement — Termination of the Merger Agreement” beginning on page 110;

•

the merger agreement places certain restrictions on the conduct of GeoResources’ business prior to the completion of the merger or the termination of the merger agreement. Such restrictions, the waiver of which is subject to the consent of Halcón, may prevent GeoResources from making certain acquisitions, taking certain other specified actions or otherwise pursuing business opportunities during the pendency of the merger. See “The Merger Agreement — Conduct of Business Pending the Merger” for a description of the restrictive covenants applicable to GeoResources beginning on page 103; and

•

matters relating to the merger (including integration planning) may require substantial commitments of time and resources by GeoResources management, which would otherwise have been devoted to other opportunities that may have been beneficial to GeoResources as an independent company.

There can be no assurance that the risks described above will not materialize, and if any of them do, they may adversely affect GeoResources’ business, financial results and stock price.

Risks Relating to the Combined Company’s Operations After the Consummation of the Merger

We may not be able to successfully integrate the businesses of Halcón and GeoResources following the merger.

The success of the merger depends in large part upon our ability to integrate our organizations, operations, systems and personnel. The integration of two previously independent companies is a challenging, time-consuming and costly process. Halcón and GeoResources have operated and, until the effective time of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with suppliers, customers and employees or to achieve the anticipated benefits of the merger. In addition, successful integration of the companies will require the dedication of significant management resources, which will temporarily detract attention from the day-to-day businesses of the combined company. If we are not able to integrate our organizations, operations, systems and personnel in a timely and efficient manner, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

Halcón’s merger with GeoResources, if completed, may not achieve its intended results.

Halcón and GeoResources entered into the merger agreement with the expectation that the merger would result in various benefits, cost savings and operating efficiencies. Achieving the anticipated benefits of the merger is subject to a number of uncertainties, including whether the business of GeoResources is integrated in an efficient and effective manner. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues generated by the combined company, and diversion of management’s time and energy and could have an adverse effect on the combined company’s financial position, results of operations or cash flows.

Halcón’s business plan includes substantial capital requirements which may require additional debt or equity financing.

Halcón expects to make substantial capital expenditures for the acquisition, development, production and exploration of its oil and gas properties in order to fully realize its business plan. Halcón’s capital requirements will depend on numerous factors, and it cannot predict accurately the exact timing and amount of its capital requirements. Although Halcón intends to finance a substantial portion of its future capital expenditures through cash flow from operations, cash on hand, and its revolving credit facility, it may require additional funds which could come from debt or equity financing or asset sales. A decrease in expected revenues or adverse change in market conditions could make obtaining financing economically unattractive or impossible or reduce the value Halcón expects to receive from asset divestitures.

A significant increase in Halcón’s indebtedness, or an increase in its indebtedness that is proportionately greater than its issuances of equity could negatively impact its ability to remain in compliance with the financial covenants under Halcón’s revolving credit facility which could force it to limit or defer its planned oil and gas leasing, exploration and development program. Moreover, if Halcón is unable to finance its growth as expected, it could be required to sell assets, seek alternative financing, the terms of which may not be attractive to Halcón, or reduce the scope of its business plan.

In addition, a significant increase in Halcón’s indebtedness could cause it to be unable to obtain sufficient credit capacity with counterparties to finance the hedging of its future crude oil and gas production which may limit its ability to manage price risk. As a result of these factors, Halcón may lack the capital necessary to fully pursue its drilling program, obtain credit necessary to enter into derivative contracts to hedge its future crude oil and gas production or to capitalize on other business opportunities.

Risks Relating to Halcón’s Business

Halcón may not be able to successfully close the pending acquisition of the East Texas Assets.

The East Texas Assets acquisition, which is expected to close in the third quarter of 2012, is subject to satisfaction or waiver of typical closing conditions, and possible adjustments to reduce or eliminate acquired assets and reserves in the event of certain title and environmental defects. There can be no assurance that Halcón will be able to successfully close the pending acquisition of the East Texas Assets as some of the various closing conditions are beyond Halcón’s control. Failure to do so would negatively change the information provided on a pro forma basis in this joint proxy statement/prospectus, including pro forma combined financial, reserves and production data, and may negatively affect Halcón’s future cash flows and investor confidence.

To fund the cash portion of the merger consideration to be paid to GeoResources stockholders, Halcón plans to incur additional debt by issuing senior notes in approximately $500 million aggregate principal amount to institutional investors; if there is a default in Halcón’s obligations regarding this or other indebtedness, its business could be severely affected.

If Halcón is unable to generate sufficient cash flow and is otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on its indebtedness, or if it otherwise fails to comply with the various covenants under the agreements governing its indebtedness, including financial and operating covenants, Halcón could be in default under the terms of such agreements. In the event of any such default:

•	the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	the lenders under Halcón’s credit agreement could elect to terminate their commitments thereunder, cease making further loans and commence foreclosure proceedings against its assets; and

•	Halcón could be forced into bankruptcy or liquidation.

If Halcón breaches its covenants under its credit agreement or the indenture governing the notes issued in connection with the merger, and it seeks a waiver, Halcón may not be able to obtain a waiver from the required lenders. If this occurs, Halcón would be in default under its credit agreement or the indenture governing the notes, the lenders could exercise their rights, and Halcón could be forced into bankruptcy or liquidation.

You should read and consider risk factors specific to Halcón’s business that will also affect the combined company after the merger, described in Part I, Item 1A of Halcón’s Annual Report on Form 10-K for the year ended December 31, 2011 and in Part II, Item 1A of Halcón’s Quarterly Report on Form 10-Q for the period ended March 31, 2012, each of which has been filed by Halcón with the SEC and is incorporated by reference into this document. See “Where You Can Find More Information” in this joint proxy statement/prospectus for the location of information incorporated by reference in this document.

Risks Relating to GeoResources’ Business

You should read and consider risk factors specific to GeoResources’ business that will also affect the combined company after the merger, described in Part I, Item 1A of GeoResources’ Annual Report on Form 10-K for the year ended December 31, 2011, which has been filed by GeoResources with the SEC and is incorporated by reference into this document. See “Where You Can Find More Information” in this joint proxy statement/prospectus for the location of information incorporated by reference in this document.

Risks Relating to Halcón Common Stock Following the Merger

The trading price of Halcón common stock may be volatile.

The trading price of shares of Halcón common stock has from time to time fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth in this document and incorporated herein by reference, as well as Halcón’s operating results, financial condition, drilling activities and general conditions in the oil and natural gas exploration and development industry, the economy, the securities markets and other events. In addition, Halcón has filed, and is working towards having declared effective, a registration statement to permit the public resale of approximately 44.4 million shares of common stock issued upon conversion of the preferred stock sold on March 5, 2012, representing approximately 31% of the issued and outstanding shares of Halcón common stock as of June 19, 2012. Halcón also expects to issue approximately 20.7 million shares of common stock in connection with the closing of the acquisition of the East Texas Assets and will be obligated to file a registration statement with the SEC to register these shares for resale. Further, HALRES holds approximately 73.3 million shares of common stock of Halcón, as well as a warrant to purchase approximately 36.6 million shares of common stock that is currently exercisable and a promissory note that is convertible within two years into approximately 41.4 million shares of Halcón common stock. HALRES may require that Halcón file a registration statement for the resale of all of the common stock it owns at any time pursuant to the terms of a registration rights agreement that was entered into in February 2012. HALRES will also be eligible beginning in August 2012 to sell shares of Halcón common stock it owns subject to compliance with Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”).

The influx of such a substantial number of shares into the public market could have a significant negative effect on the trading price of Halcón common stock. In recent years broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, Halcón may experience wide fluctuations in the market price of its common stock. These fluctuations may have an extremely negative effect on the market price of Halcón common stock.

Certain provisions of Delaware law, Halcón’s certificate of incorporation and bylaws could hinder, delay or prevent a change in control of Halcón, which could adversely affect the price of Halcón common stock.

Certain provisions of Delaware law, Halcón’s certificate of incorporation and bylaws could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control of Halcón. Delaware law imposes restrictions on mergers and other business combinations between Halcón and any holder of 15% or more of its outstanding common stock. In addition, our certificate of incorporation and bylaws include the following provisions:

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Classified Board of Directors. Halcón’s board of directors is divided into three classes with staggered terms of office of three years each. The classification and staggered terms of office of Halcón’s directors make it more difficult for a third party to gain control of Halcón’s board of directors. At least two annual meetings of stockholders, instead of one, generally would be required to effect a change in a majority of the board of directors.

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Removal of Directors. Under Delaware law, directors that serve on a classified board, such as Halcón’s directors, may be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of our capital stock entitled to vote.

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Number of Directors, Board Vacancies, Term of Office. Halcón’s certificate of incorporation and our bylaws provide that only the board of directors may set the number of directors. Halcón has elected to be subject to certain provisions of Delaware law which vest in the board of directors the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board even if the remaining directors do not constitute a quorum. When effected, these provisions of Delaware law, which are applicable even if other provisions of Delaware law or the charter or bylaws provide to the contrary, also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of stockholders as would otherwise be the case, and until his or her successor is elected and qualifies.

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Advance Notice Provisions for Stockholder Nominations and Proposals. Halcón’s bylaws require advance written notice for stockholders to nominate persons for election as directors at, or to bring other business before, any meeting of stockholders. This bylaw provision limits the ability of stockholders to make nominations of persons for election as directors or to introduce other proposals unless Halcón is notified in a timely manner prior to the meeting.

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Amending the Bylaws. Halcón’s certificate of incorporation permits its board of directors to adopt, alter or repeal any provision of the bylaws or to make new bylaws. Halcón’s bylaws also may be amended by the affirmative vote of its stockholders.

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Authorized but Unissued Shares. Under Halcón’s certificate of incorporation, its board of directors has authority to cause the issuance of preferred stock from time to time in one or more series and to establish the terms, preferences and rights of any such series of preferred stock, all without approval of its stockholders. Nothing in our certificate of incorporation precludes future issuances without stockholder approval of the authorized but unissued shares of our common stock.

Offerings of debt by Halcón, which would be senior to Halcón’s common stock upon liquidation, and/or preferred stock, which would be senior to Halcón common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of Halcón’s common stock.

Halcón may from time to time issue debt securities in connection with any number of activities, including strategic acquisitions, repayment of debt, capital expenditures and other uses. Halcón anticipates, for instance, the issuance of high-yield debt in connection with the closing of the merger and in connection with the probable acquisition of the East Texas Assets, as reflected in the unaudited pro forma condensed combined financial information set forth in this joint proxy statement/prospectus. Upon liquidation, holders of such debt securities and lenders with respect to other borrowings by Halcón will receive distributions of Halcón’s available assets prior to the holders of Halcón’s common stock.

Halcón’s board of directors is authorized to issue one or more classes or series of preferred stock from time to time without any action on the part of the stockholders. Halcón’s board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over Halcón common stock with respect to dividends or upon Halcón’s dissolution, winding-up and liquidation and other terms. If Halcón issues preferred stock in the future that has a preference over its common stock with respect to the payment of dividends or upon its liquidation, dissolution, or winding-up, or if Halcón issues preferred stock with voting rights that dilute the voting power of the common stock, the rights of holders of Halcón common stock or the market price of Halcón common stock could be adversely affected.

In addition, offerings of Halcón common stock or of securities linked to Halcón common stock, including in connection with the pending acquisition of the East Texas Assets, may dilute the holdings of Halcón existing common stockholders or reduce the market price of Halcón common stock. Holders of Halcón common stock are not entitled to preemptive rights.

THE COMPANIES

Halcón Resources Corporation

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States. Halcón’s producing properties are located primarily in Wichita, Wilbarger and Starr Counties, Texas, Pontotoc County, Oklahoma, and in several parishes in Louisiana. Halcón’s management team has extensive technical and operating expertise in all areas of the company’s geographic focus.

As of December 31, 2011, Halcón’s estimated net proved reserves were 21.1 million barrels of oil equivalent, or MMboe, of which approximately 59% were crude oil, 32% were natural gas, and 9% were natural gas liquids. At December 31, 2011, Halcón’s proved developed reserves comprised 64% of its total proved reserves. For the year ended December 31, 2011, Halcón’s production averaged 4,121 Boe per day, which was 59% oil, 29% natural gas, and 12% natural gas liquids, net to its interest. For the quarter ended March 31, 2012, Halcón’s net production averaged 4,055 Boe per day, which was 61% oil, 28% natural gas, and 11% natural gas liquids.

At December 31, 2011, Halcón had total leasehold interests of 115,986 net acres, including approximately 14,264 acres in the Electra/Burkburnett Field in north Texas, approximately 11,082 acres in the Northeast Fitts and Allen Fields in Oklahoma, 8,800 acres in the Osage Concession in Oklahoma, and approximately 5,856 acres in south Texas. For more information regarding the operations and assets of Halcón, see “Item 2. Properties” in its Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated herein by reference. See “Where You Can Find More Information.”

Halcón’s primary focus is to expand its leasehold position in areas Halcón has determined are prospective for oil or liquids-rich resource plays. Halcón has identified several target resource plays for potential leasehold acquisition, including the Utica Shale/Point Pleasant formations in Ohio and Pennsylvania, the Mississippian Lime formation in northern Oklahoma, the Wilcox formation in southwest Louisiana and east Texas and the Woodbine/Eagle Ford formations in east Texas. In addition to Halcón’s ongoing lease acquisition efforts in its targeted resource plays, Halcón has identified several new exploratory areas it believes are prospective for oil and liquids-rich hydrocarbons.

Halcón is a Delaware corporation formerly known as “RAM Energy Resources, Inc.” Halcón’s principal offices are located at 1000 Louisiana St., Suite 6700, Houston, Texas 77002, telephone number (832) 538-0300, and its website can be found at www.halconresources.com. Unless specifically incorporated by reference in this joint proxy statement/prospectus, information that you may find on Halcón’s website is not part of this joint proxy statement/prospectus.

Recent Developments

Halcón has recently engaged in several significant transactions and executive management additions:

Recapitalization by HALRES

On February 8, 2012, HALRES, a newly-formed company led by Floyd C. Wilson, former Chairman and Chief Executive Officer of Petrohawk Energy Corporation, recapitalized Halcón with a $550.0 million investment structured as the purchase of $275.0 million in new common stock, a $275.0 million five-year 8% convertible note and warrants for the purchase of an additional 36,666,667 million shares of Halcón common stock at an exercise price of $4.50 per share. At closing, Floyd C. Wilson was appointed as Chairman, President and Chief Executive Officer of Halcón, and the name of the company was changed from RAM Energy Resources, Inc. to Halcón Resources Corporation. Mark J. Mize was also appointed as Executive Vice President, Chief Financial Officer, and Treasurer and was designated as principal accounting officer of Halcón.

Additionally, Halcón’s board of directors was reconstituted to consist of 10 new members: Floyd C. Wilson, Tucker S. Bridwell, James W. Christmas, Thomas R. Fuller, James L. Irish III, E. Murphy Markham IV, David B. Miller, Daniel A. Rioux, Stephen P. Smiley and Mark A. Welsh IV. Mr. Wilson was elected Chairman of the Board and Mr. Irish was named Lead Independent Director. The Audit Committee of the Halcón board of directors is composed of Mr. Irish (Chairman) and Messrs. Christmas and Smiley. The Nominating and Corporate Governance Committee is composed of Mr. Christmas (Chairman) and Messrs. Fuller, Rioux and Welsh. The Compensation Committee is composed of Mr. Smiley (Chairman) and Messrs. Bridwell, Markham and Rioux. The Reserves Committee is composed of Mr. Fuller (Chairman) and Messrs. Bridwell and Welsh.

Halcón Executive Management

Floyd C. Wilson became Halcón’s Chairman, President and Chief Executive Officer in February 2012 as a result of Halcón’s recapitalization transaction with HALRES. Prior to February 2012, he was President of HALRES, an oil and natural gas company that he founded in October 2011. Mr. Wilson served as Chairman of the Board and Chief Executive Officer of Petrohawk Energy Corporation from May 25, 2004 until BHP Billiton acquired Petrohawk for $15.1 billion, including assumed debt, in August 2011. Mr. Wilson also served as President of Petrohawk from May 25, 2004 until September 8, 2009. Prior to May 25, 2004, he was President and Chief Executive Officer of PHAWK, LLC which he founded in June 2003. Mr. Wilson was the Chairman and Chief Executive Officer of 3TEC Energy Corporation from August 1999 until its merger with Plains Exploration & Production Company in June 2003. Mr. Wilson founded W/E Energy Company L.L.C., formerly known as 3TEC Energy Company L.L.C. in 1998 and served as its President until August 1999. Mr. Wilson began his career in the energy business in Houston, Texas in 1970 as a completion engineer. He moved to Wichita, Kansas in 1976 to start an oil and gas operating company, one of several private energy ventures which preceded the formation of Hugoton Energy Corporation in 1987, where he served as Chairman, President and Chief Executive Officer. In 1994, Hugoton completed an initial public offering and was merged into Chesapeake Energy Corporation in 1998.

Stephen W. Herod has served as Halcón’s President since May 2012, assuming such responsibility from Floyd C. Wilson. Previously, Mr. Herod served as Executive Vice President — Corporate Development and Assistant Secretary of Petrohawk Energy Corp. from August 1, 2005 until February 2012. Mr. Herod also served as Vice President — Corporate Development from May 25, 2004 until August 1, 2005. Prior to joining Petrohawk, Mr. Herod was employed by PHAWK, LLC from its formation in June 2003 until May 2004. He served as Executive Vice President — Corporate Development for 3TEC Energy Corporation from December 1999 until its merger with Plains Exploration & Production Company in June 2003 and as Assistant Secretary from May 2001 until June 2003. Mr. Herod also served as a director of 3TEC from July 1997 until January 2002 and as the Treasurer of 3TEC from 1999 until 2001. From July 1997 to December 1999, Mr. Herod was Vice President — Corporate Development of 3TEC. Mr. Herod served as President and a director of Shore Oil Company from April 1992 until the merger of Shore with 3TEC’s predecessor in June 1997. He joined Shore’s predecessor as Controller in February 1991. Mr. Herod was employed by Conquest Exploration Company from 1984 until 1991 in various financial management positions, including Operations Accounting Manager. From 1981 to 1984, Superior Oil Company employed Mr. Herod as a financial analyst.

Mark J. Mize has served as Executive Vice President, Chief Financial Officer and Treasurer of Halcón since February 2012, positions to which he was elected upon the closing of Halcón’s recapitalization transaction with HALRES. Mr. Mize served as Executive Vice President—Chief Financial Officer and Treasurer of Petrohawk Energy Corporation from August 10, 2007 until BHP Billiton acquired Petrohawk for $15.1 billion, including assumed debt, in August 2011. Mr. Mize served as the Chief Ethics Officer and Insider Trading Compliance Officer for Petrohawk until June 17, 2009. Additionally, he served as Vice President, Chief Accounting Officer and Controller at Petrohawk from July 2005 until August 10, 2007. Mr. Mize first joined Petrohawk on November 29, 2004 as Controller. Prior to working at Petrohawk, Mr. Mize was the Manager of Financial Reporting of Cabot Oil & Gas Corporation, a public oil and gas exploration company, from January 2003 to November 2004. Prior to his employment at Cabot Oil & Gas Corporation, he was an Audit Manager with PricewaterhouseCoopers LLP from 1996 to 2002. Mr. Mize is a Certified Public Accountant.

David S. Elkouri has served as Halcón’s Executive Vice President — General Counsel since May 2012. Prior to joining Halcón, Mr. Elkouri served as Executive Vice President — General Counsel and Secretary of Petrohawk Energy Corporation from August 1, 2007 until its sale in 2011. Mr. Elkouri also served as Chief Ethics Officer and Insider Trading Compliance Officer for Petrohawk. Mr. Elkouri served as lead outside counsel for Petrohawk from 2004 through July 2007. Prior to that time, Mr. Elkouri served as lead outside counsel for 3TEC Energy Corporation from its inception in 1999 until it was acquired in 2003 and for Hugoton Energy Corporation from its inception in 1994 until it was acquired in 1998. Mr. Elkouri is a co-founder of Hinkle Law Firm L.L.C. where he practiced for 20 years prior to joining Petrohawk. Mr. Elkouri is a graduate of the University of Kansas School of Law where he served as a Research Editor of the Kansas Law Review.

New Revolving Credit Facility

In connection with the closing of the recapitalization transaction with HALRES, Halcón entered into a senior revolving credit agreement, which is referred to as the Halcón credit agreement, with J.P. Morgan Chase Bank, N.A., as administrative agent, and certain other lenders on February 8, 2012. The Halcón credit agreement provides for a $500.0 million facility with an initial borrowing base of $225.0 million. Amounts borrowed under the Halcón credit agreement will initially mature on February 8, 2017. The borrowing base will be redetermined semi-annually, with the company and the lenders each having the right to one interim unscheduled redetermination between any two consecutive semi-annual redeterminations. The borrowing base takes into account Halcón’s oil and natural gas properties, proved reserves, total indebtedness, and other relevant factors consistent with customary oil and gas lending criteria. The borrowing base is subject to a reduction equal to the product of 0.25 multiplied by the stated principal amount (without regard to any initial issue discount) of any notes or other long-term debt securities that Halcón may issue.

Private Placement of Convertible Preferred Stock

On March 5, 2012, Halcón sold in a private placement to certain institutional accredited investors 4,444.4511 shares of convertible preferred stock for approximately $400.0 million before offering expenses. On April 17, 2012, the convertible preferred stock automatically converted into 44,444,511 shares of Halcón common stock after a definitive information statement was delivered to holders of Halcón common stock notifying them that Halcón’s majority stockholder had consented to the issuance of common stock upon conversion of the convertible preferred stock. No dividend was paid on the convertible preferred stock.

Pending Acquisition of the East Texas Assets

In June 2012, Halcón entered into purchase and sale agreements with several private oil and gas companies to acquire operating interests in 20,628 net acres of oil and gas leasehold in east Texas that Halcón believes are prospective for the Woodbine formation. Net daily production from the acreage is approximately 2,800 Boe per day as of June 1, 2012. The initial aggregate purchase price of $526.8 million as of June 19, 2012 consists of approximately $299.8 million in cash and the issuance of approximately 20.7 million shares of Halcón common stock. The purchase price is subject to customary adjustments, including adjustments for an effective date of April 1, 2012, and other closing conditions typical for a transaction of this type, including downward adjustments for title and environmental defects under certain circumstances. Halcón expects to close the acquisition in late July 2012.

Leopard Sub I, Inc. and Leopard Sub II, LLC

Leopard Sub I, Inc. is a direct wholly owned subsidiary of Halcón and was formed solely for the purpose of consummating the merger. Leopard Sub II, LLC is a direct wholly owned subsidiary of Halcón and was formed solely for the purpose of consummating the subsequent merger. Neither Leopard Sub I, Inc. nor Leopard Sub II, LLC has carried on any activities to date, except for activities incidental to formation and activities undertaken in connection with the merger. Their principal offices are located at 1000 Louisiana St., Suite 6700, Houston, Texas 77002, telephone number (832) 538-0300.

GeoResources, Inc.

GeoResources develops, acquires, discovers and produces crude oil and natural gas in the Southwest, Gulf Coast and Williston Basin regions of the United States through the acquisition of undeveloped acreage, exploration and development drilling, and purchases of producing and undeveloped reserves. Its management and technical staff have extensive operational, geological, geophysical and engineering expertise in its areas of operation. Its management team also has extensive oil and gas administrative, financial and acquisition and divestiture-related experience.

GeoResources pursues a value-driven growth strategy focused on pursuing projects that generate strong rates of return and stockholder value. This strategy is implemented through acquisitions, development drilling and exploration activities, currently focused on oil-weighted projects in the Bakken trend in the Williston Basin of North Dakota and Montana and in the Eagle Ford and Austin Chalk trends of Texas. GeoResources focuses on building production, reserves and cash flow while continually working to expand its undeveloped acreage and drilling inventory. GeoResources plans to continue to exploit its current assets and acreage positions particularly in the Bakken, Austin Chalk and Eagle Ford trends through cost-efficient drilling and completion activities, while also utilizing its technical staff to identify and evaluate other targeted areas or potential reservoirs or trends for future growth. Historically, GeoResources’ conservative capital structure and its diverse asset portfolio has allowed it to pursue an operating strategy pursuant to which it shifted its emphasis among acquisitions, development drilling and exploration activities in addition to adjusting its capital plans among regions and projects all in an effort to take advantage of changing market conditions.

At December 31, 2011 GeoResources’ estimated net proved reserves were 29.2 MMboe, of which approximately 67% were crude oil, 29% were natural gas, and 4% were natural gas liquids. At December 31, 2011 GeoResources’ proved developed reserves comprise 69% of its total proved reserves. For the year ended December 31, 2011, GeoResources’ net production averaged 5,270 Boe per day, which was 64% oil, 34% natural gas, and 2% natural gas liquids. For the quarter ended March 31, 2012, GeoResources’ net production averaged 6,809 Boe per day, which was 65% oil, 32% natural gas, and 3% natural gas liquids.

At December 31, 2011, GeoResources had total leasehold interests of 235,234 net acres, including approximately 55,000 acres in the Bakken trend of North Dakota and Montana and 24,000 acres in the Eagle Ford trend in South Texas. For more information regarding the operations and assets of GeoResources, see “Item 2. Properties” in its 2011 Annual Report on Form 10-K and Form 10-K/A which are incorporated herein by reference. See “Where You Can Find More Information” beginning on page 152.

GeoResources’ principal executive offices are located at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090, telephone number (281) 537-9920, and its website can be found at www.georesourcesinc.com. Unless specifically incorporated by reference in this joint proxy statement/prospectus, information that you may find on GeoResources’ website is not part of this joint proxy statement/prospectus.

HALCÓN SPECIAL MEETING

General

This joint proxy statement/prospectus is being furnished to Halcón stockholders in connection with the solicitation of proxies by the Halcón board of directors to be used at the special meeting of stockholders to be held at Halcón’s corporate headquarters located at 1000 Louisiana St., Suite 6700, Houston, Texas 77002, on July 31, 2012 at 10:00 a.m., local time, and at any adjournment or postponement of that meeting. This joint proxy statement/prospectus and the enclosed form of proxy are being sent to Halcón stockholders on or about June 28, 2012.

Purpose of the Halcón Special Meeting

At the Halcón special meeting, holders of Halcón common stock as of the record date will be asked to consider and vote on:

Proposal 1:	the proposal to approve the issuance of shares of Halcón common stock pursuant to the merger agreement;

Proposal 2:	the proposal to elect, conditioned upon closing of the merger, Michael A. Vlasic to the Halcón board of directors to serve as a Class A director until his successor is duly elected or until his earlier death, resignation or removal; and

Proposal 3:	the proposal to authorize the Halcón board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of Halcón common stock to GeoResources stockholders pursuant to the merger agreement or to elect one additional Class A director to Halcón’s board of directors.

Information Concerning Additional Class A Director

The directors and executive officers of Halcón prior to the merger will continue to serve as directors and executive officers of Halcón after the merger. Halcón has agreed to take all necessary action to cause, at the effective time of the merger, the number of directors on the Halcón board of directors to be increased from 10 to 11 and one individual, as mutually agreed by Halcón and GeoResources, to be elected to the Halcón board of directors as a Class A director in connection with the consummation of the merger. In the event that the merger is not completed, the foregoing director election will not take effect.

Subsequent to the signing of the merger agreement, Halcón and GeoResources mutually agreed to nominate Michael A. Vlasic for election as a Class A director to Halcón’s board of directors in connection with the consummation of the merger. Previously, Mr. Vlasic served on the Board of Directors of GeoResources and had served on the Board of Managers of Southern Bay Energy, LLC since its inception in 2004. He previously was a Director of Texoil, Inc., a company with a class of equity securities registered under the Exchange Act, where he served on its executive committee from 1997 until its sale to Ocean Energy Inc. in 2001. For more than the past nine years he has been Chief Executive Manager of Vlasic Investments L.L.C. He is a 1982 graduate of Brown University and holds an MBA from the University of Michigan (1986).

Recommendation of the Halcón Board of Directors

The board of directors of Halcón unanimously: (i) has determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, Halcón and its stockholders and (ii) has approved the merger agreement, the merger and the other transactions contemplated thereby.

The Halcón board of directors unanimously recommends that Halcón stockholders vote:

•	“FOR” the proposal to approve the issuance of shares of Halcón common stock pursuant to the merger agreement;

•	“FOR” the proposal to elect, conditioned upon closing of the merger, Michael A. Vlasic as a Class A director to the Halcón board of directors; and

•	“FOR” the proposal to authorize Halcón’s board of directors to adjourn the special meeting to solicit additional proxies.

Record Date and Voting

The Halcón board of directors has fixed the close of business on June 18, 2012 as the record date for determining the holders of shares of Halcón common stock entitled to receive notice of and to vote at the Halcón special meeting and any adjournments or postponements thereof. Only holders of record of shares of Halcón common stock at the close of business on that date will be entitled to vote at the Halcón special meeting and at any adjournment or postponement of that meeting. At the close of business on the record date, there were 144,031,546 shares of Halcón common stock outstanding, held by approximately 110 holders of record.

Each holder of shares of Halcón common stock outstanding on the record date will be entitled to one vote for each share held of record upon each matter properly submitted at the Halcón special meeting and at any adjournment or postponement thereof. In order for Halcón to satisfy its quorum requirements, the holders of at least a majority of the total number of outstanding shares of Halcón common stock entitled to vote at the meeting must be present. You will be deemed to be present if you attend the meeting or if you submit a proxy card (including through the Internet or telephone) that is received at or prior to the meeting (and not revoked).

If your proxy card is properly executed and received by Halcón in time to be voted at the Halcón special meeting, the shares represented by your proxy card (including those given through the Internet or by telephone) will be voted in accordance with the instructions that you mark on your proxy card. If you execute your proxy but do not provide Halcón with any instructions, your shares will be voted “FOR” the proposals set forth in the notice of special meeting. If your shares are held in “street name” by your broker or other nominee and you do not provide that holder with instructions on how to vote your shares, your shares will NOT be voted.

The only matters that we expect to be presented at the Halcón special meeting are set forth in the notice of special meeting. If any other matters properly come before the Halcón special meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies on such matters in their best judgment.

Quorum

If you vote in person or by proxy at the Halcón special meeting, you will be counted for purposes of determining whether there is a quorum at the meeting. Shares of Halcón common stock present in person or by proxy at the Halcón special meeting that are entitled to vote but are not voted will be counted for the purpose of determining whether there is a quorum for the transaction of business at the Halcón special meeting. Broker non-votes will not be counted in determining the presence of a quorum. A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Vote Required

The affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote at the Halcón special meeting is required to approve the issuance of the shares of Halcón common stock in connection with the merger. The election of the Class A director is by a plurality of affirmative votes cast at a meeting at which a quorum is present, and, assuming a quorum is present at the special meeting, the failure of a Halcón stockholder to vote or a decision by a Halcón stockholder to abstain will have no effect in determining the election of the director. To approve the proposal to authorize Halcón’s board of directors to adjourn the special meeting requires the affirmative vote of at least a majority of the outstanding shares of Halcón common stock represented in person or by proxy at the Halcón special meeting and entitled to vote on such proposal.

As of the record date:

•	Halcón directors and executive officers and their affiliates owned and were entitled to vote approximately 165,000 shares of Halcón common stock;

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HALRES, holder of approximately 51% of Halcón’s outstanding common stock, entered into a voting agreement with GeoResources pursuant to which HALRES has agreed, among other things, to vote all shares of Halcón common stock owned by HALRES in favor of the transactions contemplated in the merger agreement and to grant an irrevocable proxy to Frank A. Lodzinski, Chairman, President and Chief Executive Officer of GeoResources, empowering him to vote all such shares of Halcón common stock at any meeting of Halcón’s stockholders called for the purpose of voting on the proposals described above; and

•	GeoResources directors and executive officers and their affiliates owned 2,834 shares of Halcón common stock, which were purchased in late 2011 and early January 2012;

We currently expect that Halcón’s directors and executive officers will vote any shares of Halcón common stock they may own “FOR” all proposals set forth in the notice of special meeting.

Revocability of Proxies

The presence of a stockholder at the Halcón special meeting will not automatically revoke that stockholder’s proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by:

•	submitting a written revocation prior to the special meeting to William T. Heller IV, Corporate Secretary, Halcón Resources Corporation, 1000 Louisiana St., Suite 6700, Houston, Texas, 77002;

•	submitting another proxy prior to the special meeting by telephone, via the Internet or by mail that is dated later than the original proxy; or

•	attending the Halcón special meeting and voting in person.

If your shares are held of record by a broker or other nominee, you must follow the instructions on the form you receive from your broker or other nominee with respect to changing or revoking your proxy.

Voting Electronically Through the Internet or by Telephone; Voting by Mail

Halcón stockholders of record and many stockholders who hold their shares through a broker or other nominee will have the option to submit their proxy cards or voting instruction cards electronically through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in Halcón’s stock records in your name or in the name of a broker or other nominee. If you hold your shares through a broker or other nominee, you should check your proxy card or voting instruction card forwarded by your broker or other nominee to see which voting options are available.

Halcón stockholders of record may submit their proxies:

•	through the Internet by visiting a website established for that purpose at http://investors.halconresources.com/special-proxy.cfm.com and following the instructions; or

•	by telephone by calling the toll-free number 1-(866) 894-0537 in the U.S., Puerto Rico, Canada or Mexico on a touch-tone phone and following the recorded instructions.

Solicitation of Proxies

In addition to solicitation by mail, directors, officers and employees of Halcón may solicit proxies for the special meeting from Halcón stockholders personally or by telephone and other electronic means without additional remuneration for soliciting such proxies. We will provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, proxy material for transmittal to such beneficial owners and will reimburse such record owners for their expenses in taking such actions.

GEORESOURCES SPECIAL MEETING

General

This joint proxy statement/prospectus is being furnished to GeoResources stockholders in connection with the solicitation of proxies by the GeoResources board of directors to be used at the special meeting of stockholders to be held at GeoResources’ principal executive offices located at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090, on July 31, 2012 at 10:00 a.m., local time, and at any adjournment or postponement of that meeting. This joint proxy statement/prospectus and the enclosed form of proxy are first being sent to GeoResources stockholders on or about June 28, 2012.

Purpose of the GeoResources Special Meeting

At the GeoResources special meeting, holders of GeoResources common stock as of the record date will be asked to consider and vote on:

Proposal 1:	the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, which are further described in the sections entitled “The Merger” and “The Merger Agreement”;

Proposal 2:	the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to GeoResources’ named executive officers that is based on or otherwise relates to the merger, which is further described in the section entitled “The Merger – Interests of GeoResources’ Directors and Executive Officers in the Merger”; and

Proposal 3:	the proposal to adjourn the GeoResources special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposal regarding the merger.

Recommendation of the GeoResources Board of Directors

The GeoResources board of directors has unanimously (i) determined that the merger is fair to and in the best interests of GeoResources and its stockholders, (ii) declared the merger agreement and the transactions contemplated thereby advisable, and (iii) approved and adopted the merger and the merger agreement (and the forms of exhibits thereto) and the transactions contemplated thereby.

The GeoResources board of directors unanimously recommends that GeoResources stockholders vote:

•	“FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement;

•

“FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to GeoResources’ named executive officers that is based on or otherwise relates to the merger; and

•	“FOR” the adjournment proposal to authorize GeoResources board of directors to adjourn the special meeting to solicit additional proxies.

Record Date and Voting

The GeoResources board of directors has fixed the close of business on June 18, 2012 as the record date for determining the holders of shares of GeoResources common stock entitled to receive notice of and to vote at the GeoResources special meeting and any adjournments or postponements thereof. Only holders of record of shares of GeoResources common stock at the close of business on that date will be entitled to vote at the GeoResources special meeting and at any adjournment or postponement of that meeting. At the close of business on the record date, there were 25,630,977 shares of GeoResources common stock outstanding, held by approximately 500 holders of record.

Each holder of shares of GeoResources common stock outstanding on the record date will be entitled to one vote for each share held of record upon each matter properly submitted at the GeoResources special meeting and at any adjournment or postponement thereof. In order for GeoResources to satisfy its quorum requirements, the holders of at least a majority of the total number of outstanding shares of GeoResources common stock entitled to vote at the meeting must be present. You will be deemed to be present if you attend the meeting or if you submit a proxy card (including through the Internet, telephone or by mail) that is received at or prior to the meeting (and not revoked).

If your proxy card is properly executed and received by GeoResources in time to be voted at the GeoResources special meeting or your voting instructions are properly submitted electronically to GeoResources in time to be voted at the GeoResources special meeting, the shares represented by your proxy card (including those given through the Internet, by telephone or by mail) will be voted in accordance with the instructions that you mark on your proxy card. If you execute your proxy but do not provide GeoResources with any instructions, your shares will be voted “FOR” the proposals set forth in the notice of special meeting. If your shares are held in “street name” by your broker or other nominee and you do not provide that holder with instructions on how to vote your shares, your shares will NOT be voted.

The only matters that we expect to be presented at the GeoResources special meeting are set forth in the notice of special meeting. If any other matters properly come before the GeoResources special meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies on such matters in their best judgment.

Quorum

If you vote in person or by proxy at the GeoResources special meeting, you will be counted for purposes of determining whether there is a quorum at the meeting. Shares of GeoResources common stock present in person or by proxy at the GeoResources special meeting that are entitled to vote but are not voted will be counted for the purpose of determining whether there is a quorum for the transaction of business at the GeoResources special meeting. Broker non-votes will not be counted in determining the presence of a quorum. A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

As of the record date:

•

GeoResources directors and executive officers and their affiliates owned and were entitled to vote approximately 4,455,000 shares of GeoResources common stock, representing approximately 17% of the outstanding shares of GeoResources common stock;

•

Frank A. Lodzinski, Robert J. Anderson, Howard E. Ehler, Timothy D. Merrifield, Francis M. Mury, Jay F. Joliat, Michael A. Vlasic and certain of their affiliates, who together own approximately 17% of the issued and outstanding common stock of GeoResources, have entered into a voting agreement with Halcón pursuant to which these individuals have agreed, among other things, to vote all shares of GeoResources common stock owned by each of them in favor of the transactions contemplated in the merger agreement and to grant an irrevocable proxy to Floyd C. Wilson, Chairman and Chief Executive Officer of Halcón, empowering him to vote all such shares of GeoResources common stock at any meeting of GeoResources’ stockholders called for the purpose of voting on the merger; and

•	Halcón directors and executive officers and their affiliates did not own any shares of GeoResources common stock.

We currently expect that GeoResources’ other directors and executive officers will vote their shares of GeoResources common stock “FOR” all proposals set forth in the notice of special meeting.

Vote Required

Approval and adoption of merger agreement (Proposal 1). The affirmative vote of the holders of a majority of the outstanding shares of GeoResources common stock entitled to vote at the GeoResources special meeting is required to approve and adopt the merger agreement. The required vote of GeoResources stockholders on the merger agreement is based upon the number of outstanding shares of GeoResources common stock entitled to vote at the GeoResources special meeting, and not the number of shares that are actually voted. Brokers, banks and other nominees do not have discretionary authority to vote on this Proposal. The failure to submit a proxy card or to vote electronically via the Internet, by telephone, by mail or in person at the GeoResources special meeting of any GeoResources stockholder or the abstention from voting by any GeoResources stockholder, or the failure of any GeoResources stockholder who holds shares in “street name” through a broker, bank or other nominee to give voting instructions to such broker, bank or other nominee (a “broker non-vote”), will have the same effect as a vote against the approval and adoption of the merger agreement by the GeoResources stockholder.

Advisory vote on compensation payable in connection with the merger (Proposal 2). The affirmative vote of a majority of the votes cast by the holders of GeoResources common stock at the GeoResources special meeting is required to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to GeoResources’ named executive officers that is based on or otherwise relates to the merger. The required vote of holders of GeoResources common stock to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to GeoResources’ named executive officers that is based on or otherwise relates to the merger is based on the number of shares that are actually voted, not on the number of outstanding shares of GeoResources common stock. While the GeoResources board of directors intends to consider the vote resulting from this proposal, the vote is advisory, and therefore not binding on GeoResources or on Halcón, or the board of directors or the compensation committees of Halcón or GeoResources. Brokers, banks and other nominees do not have discretionary authority to vote on this proposal. The failure to submit a proxy card or to vote electronically via the Internet, by telephone, by mail or in person at the special meeting of GeoResources stockholders or the abstention from voting by holders of GeoResources common stock, or a broker non-vote, will have no effect on this proposal. See “The Merger—Interests of GeoResources Directors and Executive Officers in the Merger—Merger-Related Compensation” beginning on page 91.

Approval of the adjournment of the GeoResources special meeting (Proposal 3). The affirmative vote of a majority of the votes cast by holders of GeoResources common stock at the GeoResources special meeting is required to approve the proposal to adjourn the GeoResources special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the GeoResources special meeting to approve and adopt the merger agreement. The required vote of holders of GeoResources common stock to approve the proposal to adjourn the special meeting of GeoResources stockholders, if necessary, to solicit additional proxies is based on the number of shares that are actually voted, not on the number of outstanding shares of GeoResources common stock. Brokers, banks and other nominees do not have discretionary authority to vote on this proposal. The failure to submit a proxy card or to vote electronically via the Internet, by telephone, by mail or in person at the special meeting of GeoResources stockholders or the abstention from voting by holders of GeoResources common stock, or a broker non-vote, will have no effect on this proposal. In accordance with the GeoResources Bylaws, a vote to approve the proposal to adjourn the GeoResources special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the GeoResources special meeting to approve and adopt the merger agreement may be taken in the absence of a quorum. GeoResources does not intend to call a vote on this proposal if Proposal 1 has been approved at the GeoResources special meeting.

Revocability of Proxies

The presence of a stockholder at the GeoResources special meeting will not automatically revoke that stockholder’s proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by:

•	submitting a written revocation prior to the special meeting to Cathy Kruse, Corporate Secretary, GeoResources, Inc., 110 Cypress Station Drive, Suite 220, Houston, Texas, 77090;

•	submitting another proxy prior to the special meeting by telephone, via the Internet or by mail that is dated later than the original proxy; or

•	attending the GeoResources special meeting and voting in person.

If your shares are held of record by a broker or other nominee, you must follow the instructions on the form you receive from your broker or other nominee with respect to changing or revoking your proxy.

Voting Electronically through the Internet or by Telephone; Voting by Mail

GeoResources stockholders of record and many stockholders who hold their shares through a broker or other nominee will have the option to submit their proxy cards or voting instruction cards electronically through the Internet or by telephone or the proxy cards may be returned by mail with the postage-paid envelope provided. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in GeoResources’ stock records in your name or in the name of a broker or other nominee. If you hold your shares through a broker or other nominee, you should check your proxy card or voting instruction card forwarded by your broker or other nominee to see which voting options are available.

GeoResources stockholders of record may submit their proxies:

•	through the Internet by visiting a website established for that purpose at http://www.eproxy.com/geoi and following the instructions;

•	by telephone by calling the toll-free number 1-(800) 560-1965 in the U.S., Puerto Rico, Canada or Mexico on a touch-tone phone and following the recorded instructions; or

•	by mail after marking, signing and dating your proxy card and returning it in the postage-paid envelope provided.

Solicitation of Proxies

In addition to solicitation by mail, directors, officers and employees of GeoResources may solicit proxies for the special meeting from GeoResources stockholders personally or by telephone and other electronic means without additional remuneration for soliciting such proxies. GeoResources will provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, proxy material for transmittal to such beneficial owners and will reimburse such record owners for their expenses in taking such actions. GeoResources has also made arrangements with Georgeson Inc. to assist it in soliciting proxies and has agreed to pay Georgeson Inc. $10,000, plus reasonable expenses for these services. GeoResources and Halcón will equally share the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus.

THE MERGER

The following is a description of the material aspects of the merger. While Halcón and GeoResources believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to Halcón stockholders and GeoResources stockholders. Halcón and GeoResources encourage Halcón stockholders and GeoResources stockholders to carefully read this entire joint proxy statement/prospectus, including the merger agreement attached to this joint proxy statement/prospectus as Annex A and incorporated herein by reference, for a more complete understanding of the merger.

General

The Halcón board of directors and the GeoResources board of directors each has unanimously approved the merger agreement, which provides that Merger Sub will merge with and into GeoResources, with GeoResources continuing as the surviving corporation and a wholly owned subsidiary of Halcón. We refer to this as the merger. Promptly following the completion of the merger, GeoResources as the surviving corporation from the merger will merge with and into the Second Merger Sub, with the Second Merger Sub surviving the second merger. We refer to this as the subsequent merger. Pursuant to a binding commitment, the subsequent merger will be effected shortly after the effective time of the merger, which we refer to as the effective time, without further approval, authorization or direction from or by any of the parties to the merger agreement. We have attached the merger agreement as Annex A to this joint proxy statement/prospectus. We encourage you to carefully read the merger agreement in its entirety. We currently expect that the merger and subsequent merger will be completed during the third quarter of 2012, however, we cannot predict the actual timing of the completion of the merger and subsequent merger.

Each share of Halcón common stock issued and outstanding at the effective time of the merger will remain issued and outstanding as one share of common stock of Halcón. Each share of GeoResources common stock issued and outstanding at the effective time of the merger will be converted into the right to receive $20.00 in cash and 1.932 shares of Halcón common stock, except for GeoResources common stock held by stockholders who dissent and exercise their appraisal rights under Colorado law.

Background of the Merger

Over the last 28 years, Frank A. Lodzinski, Chairman, President and Chief Executive Officer of GeoResources, has organized and managed several oil and gas companies and pursued a strategy of building them to a point when they could be merged into or sold to larger entities in order to maximize value and create liquidity for stockholders.

Mr. Lodzinski became chief executive officer of GeoResources, on April 17, 2007, when GeoResources merged with Southern Bay Oil and Gas, L.P., a Texas limited partnership, that Mr. Lodzinski organized in late 2004. Shortly thereafter, Mr. Lodzinski and the new management team began implementing its business strategy, which had been developed and refined by Mr. Lodzinski and his management team in earlier oil and gas companies. This strategy consisted of:

•	enhancing the cash flow and profitability of existing properties through drilling and workover activities in addition to the implementation of cost-efficient operations;

•	expanding acreage and oil and gas prospect inventory through:

•	detailed geologic and engineering review and analysis of existing properties;

•	identification of prospective areas for acquisition or leasing efforts based on geologically-focused field and regional studies;

•	selective prospect participations with other oil and gas operators; and

•	acquiring additional oil and gas reserves and producing properties through asset or corporate acquisitions and/or mergers.

GeoResources’ new management team transitioned the company from a small, regional North Dakota-based company to a full-scale exploration and production company with operations in multiple basins. At December 31, 2007, GeoResources had an estimated 15.7 Mboe of proved reserves. By 2011 the company had become a diversified operator with conventional producing assets, oil resource development and exploration opportunities located primarily in the Williston Basin, Texas and the Gulf Coast. For the year ended December 31, 2011, GeoResources sold 1.9 MMboe, had $137.7 million in revenue, and reported net income of $31.3 million and earnings per common share of $1.22. At December 31, 2011, GeoResources had total assets of $487.7 million, stockholders’ equity of $368.3 million and total net proved reserves of 29.2 MMboe.

Mr. Lodzinski has more than 40 years of industry experience and, aside from operating and administrative capabilities, he has gained considerable experience in capital markets, investment banking, acquisitions and divestitures and merger and acquisition activities. For example, since the 2007 Merger, GeoResources has raised approximately $187 million of equity financing through the sale of common stock in private and public transactions. Other members of GeoResources management team also have significant experience in these matters.

As part of its overall strategy, GeoResources management has maintained a regular, ongoing dialogue with investment bankers, institutional investors, private equity firms and potential joint venture partners to discuss and assess general industry conditions, GeoResources’ near term and long-term strategy, capital market conditions, and divestiture, acquisition or merger and/or sale opportunities, including opportunities that might involve a change in control of GeoResources for the benefit of the company’s stockholders. Mr. Lodzinski’s policy was to keep the GeoResources board of directors fully apprised of the substance of these meetings, inform them of current market conditions and trends in various aspects of the oil and gas business and describe recent transactions and prices being paid for reserves, production, acreage and operating oil and gas companies as a whole. Further, GeoResources’ management has consistently provided the GeoResources’ board with its views on the value of GeoResources from a net asset value perspective.

More recently, since April 2011 GeoResources’ management team has held 26 meetings with investment bankers and financial advisors to discuss capital markets opportunities, strategic alternatives, potential acquisitions, and merger and/or sale opportunities. These activities included both detailed discussions of potential transactions in which the company may have been sold and potential transactions in which GeoResources would be the surviving entity. GeoResources’ board of directors actively monitored these discussions and periodically questioned management regarding the various potential transactions and alternatives being considered. Also, various members of GeoResources management, either individually or collectively, have had a number of additional informal conversations with investment bankers, institutional investors and others regarding these topics. These and earlier discussions resulted in GeoResources signing numerous confidentiality agreements with parties that had expressed interest in discussing a possible transaction with GeoResources. These activities resulted in the execution of two non-binding letters of intent in 2011, one with Company A during the spring of 2011 and one with Company B during the summer of 2011, each of which related to merging GeoResources with or into the other company. Discussions with both Company A and Company B did not evolve into definitive agreements but did involve significant diligence reviews of GeoResources’ assets and prospects and the active overview and involvement of the full board, as well as advanced negotiations concerning the valuation of GeoResources. The valuations of GeoResources by Companies A and B were substantially below the valuation implied for GeoResources in the merger discussed in this joint proxy statement/prospectus. These recent in-depth discussions and negotiations, in addition to management’s ongoing dialogue with investment bankers, advisors and other industry experts, have provided GeoResources’ management and board with substantial information regarding the current value of GeoResources to a potential buyer and with extensive knowledge of the potential parties likely to be interested in a change of control transaction with GeoResources that could possibly benefit its stockholders. Despite not agreeing to a transaction with Company A or Company B, management of GeoResources still believed that a negotiated transaction provided a better avenue for maximizing stockholder value and liquidity as opposed to an auction and it conveyed this conviction to GeoResources board of directors. Mr. Lodzinski informed the board that, based on his 40 years of experience in buying and selling oil and gas assets and companies, an auction was not the optimal way to realize maximum stockholder value and that a failed auction could severely impair a company’s ability to raise capital, market itself or its properties in the foreseeable future.

In the course of GeoResources’ market checking activities discussed above, management became aware of Halcón and its business plans in late 2011. On or about December 22, 2011, Mr. Lodzinski learned that Floyd C. Wilson, former CEO of Petrohawk Energy Corporation, a company sold in mid-2011 to a subsidiary of BHP Billiton Limited for approximately $15 billion, was in the process of acquiring a substantial equity stake in and recapitalizing RAM Energy Resources, Inc. (later renamed Halcón Resources Corporation), a publicly traded oil and gas company for the purpose of building a “resource powerhouse” focused on opportunities within domestic oil and hydrocarbon liquids-rich resource plays. GeoResources’ management team was aware of Mr. Wilson’s impressive prior track record of building substantial positions in major oil and gas resource plays and creating stockholder value, most recently with Petrohawk Energy Corporation, and was further attracted to Mr. Wilson’s strategic vision which, in many respects, resembled that of GeoResources, but possessed the added capabilities of Halcón management and technical personnel to create greater scale, capital formation ability and project diversity in a number of potentially high impact resource plays. Because of these reasons, GeoResources’ management team believed that a potential transaction with Halcón warranted further investigation.

On December 22, 2011, Mr. Lodzinski contacted Michael W. Mitchell, Senior Managing Director of Mitchell Energy Advisors, LLC, a financial advisory firm representing Halcón, and inquired whether Mr. Wilson might be interested in discussing possible business opportunities with GeoResources. Shortly thereafter, Mr. Mitchell indicated that Mr. Wilson would be interested in meeting with Mr. Lodzinski and, on or about December 27, 2011 Mr. Lodzinski sent a form of confidentiality agreement to Mr. Mitchell pursuant to which Halcón and GeoResources would be able to provide one another with detailed, nonpublic information. Thereafter, provisions of the confidentiality agreement were negotiated and it was signed on January 6, 2012. In addition to confidentiality provisions, the agreement included a “standstill” provision pursuant to which each party generally agreed to refrain from otherwise acquiring an interest in, and taking certain other actions with respect to, the other party, except in connection with a negotiated transaction.

On January 19, 2012, Mr. Lodzinski, accompanied by Robert Anderson, EVP—Engineering and Acquisitions, Chief Operating Officer—Northern Region and a director of GeoResources, and Quentin Hicks, Director of Acquisitions and Financial Planning for GeoResources, met with Mr. Wilson and Mr. Mitchell to discuss opportunities to work together, including a potential combination of the companies. On January 21, 2012, Mr. Lodzinski informed the board of directors of GeoResources regarding the meeting with Mr. Wilson and provided them with summary background information relating to the sale of Petrohawk Energy Corporation in 2011 and Mr. Wilson’s subsequent activities with Halcón.

On January 23, 2012, Mr. Wilson sent correspondence to Mr. Lodzinski, indicating interest in exploring a cash and stock acquisition of GeoResources by Halcón. That day, Mr. Lodzinski held various phone conversations with members of the GeoResources board to discuss the advantages and disadvantages of a potential transaction with Halcón and also provided the GeoResources board of directors and outside counsel with an overview of Halcón prepared by Mitchell Energy Advisors, LLC, along with his preliminary thoughts on a potential transaction.

On January 26, 2012, Mr. Lodzinski met with Mr. Wilson and Mr. Mitchell at Halcón’s offices to discuss a potential transaction between the parties. On January 29, 2012 Mr. Lodzinski and Mr. Wilson exchanged correspondence related to arranging a meeting the following week. A subsequent meeting was held on February 1, 2012. Topics discussed at these meetings included the strategic plans of Halcón, the type and mix of consideration that an acquisition of GeoResources might involve, potential representation of GeoResources’ stockholders on the board of directors of Halcón, personnel needs of the combined company and transaction timing. Mr. Lodzinski suggested that a meeting of Mr. Wilson and outside directors of GeoResources should follow.

A telephonic meeting of GeoResources’ board of directors was held on February 10, 2012, with GeoResources’ outside counsel, Jones & Keller, to discuss a potential transaction with Halcón. The board and management discussed the merits of considering a business combination with Halcón for the benefit of GeoResources’ stockholders. Current profitability and liquidity of both companies and relative stock prices were discussed. During the meeting, Mr. Lodzinski expressed his view that gaining size and scale were becoming increasingly important factors for success in building, developing and operating resource plays because size and scale allow operators to more effectively compete for prospects, services, acquisitions, capital and personnel. Although both companies utilize the same general operating strategy, Mr. Lodzinski noted that the current deals in the public arena are getting large (in the multi-billions of dollars, with “smaller” deals being in the hundreds of millions) compared to the financial resources of GeoResources and there is clearly an economic advantage to size and scale of business. The board discussed the general parameters of a possible combination with Halcón, the elements of possible consideration to be paid consisting of cash, Halcón common stock or a combination thereof. The board also discussed the business benefits of a combination of both companies, the direct benefits to GeoResources’ stockholders and the key strategic and business issues that GeoResources management should address in subsequent meetings with Halcón, including:

•	Further discussion of Halcón’s near and long-term asset strategy including:

•	Halcón’s future plans for acreage, asset and/or company acquisitions;

•	A more detailed understanding of the key aspects of future targeted areas for Halcón’s growth, including oil/liquids bias, conventional/unconventional prospects, and geographic areas of focus;

•

A more detailed understanding of Halcón’s processes for identifying areas to lease within new prospective plays, including the geologic and technical information and processes underlying its target areas;

•	Halcón’s plans to finance its acquisition strategy and growth.

•	The status and nature of any acquisition discussions Halcón was having with other companies;

•	Details of Halcón’s management, technical and operational staff and information regarding their ability to execute Halcón’s strategy;

•	Halcón’s expectations regarding the effect that the mergers and acquisitions market and commodity prices might have on its strategy;

•	Information regarding Halcón’s current liquidity and near-term capital plans and financing strategies;

•	Whether the properties of GeoResources fit within the radius of Mr. Wilson’s non-compete agreement with Petrohawk Energy Corporation;

•	When will the current Halcón additional information relating to Halcón’s oil and natural gas reserves, including obtaining a copy of its December 31, 2011 reserve report be available;

•	Further detail regarding the process and timing of a possible transaction between the companies; and

•	Clarification of the current ownership structure of Halcón.

GeoResources’ board of directors considered at the meeting and ultimately determined that a special committee of its board of directors to negotiate and oversee the transaction on behalf of the entire board was not necessary or warranted under the circumstances. In reaching its determination, the board considered that neither Mr. Lodzinski nor Mr. Anderson had any current intention of entering into an employment agreement or remaining employed with Halcón beyond any required transition period after the merger and that each held a significant amount of GeoResources common stock, along with some of the other independent board members, which directly aligned their interests with other GeoResources stockholders. Also, the change-in-control payments of each of Messrs. Lodzinski and Anderson were well below the peer group of GeoResources and a fraction of the consideration that each person would receive in a merger transaction due to his stock ownership in GeoResources. Moreover, the substantial business and financial experience and unique perspectives of each member of GeoResources’ board coupled with the active involvement of the independent members of the board in the process, led the board to conclude that GeoResources’ stockholders would best be served by the entire board’s participation in the process, including Messrs. Lodzinski and Anderson, rather than just two or three directors. All of the directors indicated they intended to be engaged and devote the required time to the effort to reach a transaction beneficial to GeoResources’ stockholders.

On February 13, 2012, the independent board members of GeoResources, other than Mr. Voller, continuing to be significantly involved in the possible transaction with Halcón, met with Mr. Wilson and Mark Mize, Halcón’s Executive Vice President and Chief Financial Officer, in New York, New York. The meeting focused primarily on Mr. Wilson’s history in the oil and gas business, his strategy and vision for Halcón and his perspective on how GeoResources fit with Halcón’s business strategy. The independent directors of GeoResources discussed, and Mr. Wilson addressed, many of the issues raised by the GeoResources board in its February 10, 2012 telephonic meeting. Mr. Wilson outlined Halcón’s business strategy of selectively accumulating significant acreage positions in certain oil and liquids-rich resource plays, recruiting talented employees and using the expertise and technology developed by Halcón’s geological and technical teams to efficiently develop Halcón’s acreage positions. Mr. Wilson gave an overview of the resource plays that Halcón was focusing on and also discussed Halcón’s oil and gas hedging philosophy as well as processes for finding and developing assets prospective for oil and natural gas.

On February 13, 2012, Messrs. Lodzinski, Anderson and Hicks held a conference call with all of the independent directors of the GeoResources board for the purpose of soliciting their assessment of their meeting with Mr. Wilson and Mr. Mize the day before. The board members conveyed their interest in the benefits that a combination with Halcón might bring to the stockholders of GeoResources. These benefits included larger size and scale of the combined company to pursue liquids-rich resource plays and asset diversification, as well as the benefit of Mr. Wilson’s capabilities and a highly competent technical team. The board discussed with Mr. Lodzinski a strategy of pursuing part cash, part stock in a possible business combination with Halcón. Accordingly, the board advised management to continue to gather and evaluate information and pursue the potential combination.

On February 15, 2012, the management teams of GeoResources and Halcón met in Houston, Texas, along with representatives of Mitchell Energy Advisors, LLC, to discuss Halcón’s oil and gas leasing activities, its plans for equity financing, due diligence protocol and preliminary deal terms. GeoResources’ management team indicated that they were interested in discussing a part cash and part Halcón stock transaction, perhaps 50% cash and 50% common stock, subject to tax advice. The management team noted that such a structure would provide GeoResources stockholders with a combination of immediate liquidity as well as the opportunity to participate in the combined company’s growth and share appreciation. Mr. Wilson indicated that Halcón management would be interested in such a transaction with a premium to the GeoResources’ stock price of around 20%, which equated to $36.50 per share of GeoResources common stock, at the time, based on its 30-day average trading price as of February 14, 2012. GeoResources management indicated that a price approaching $40 per share of GeoResources common stock was warranted. Other deal terms and issues discussed at the meeting included the measurement date for the stock portion of the consideration, whether the stock portion of the consideration would be fixed or floating, representation of GeoResources stockholders on the Halcón board of directors and employee matters.

On February 16, 2012, prior to a GeoResources board meeting scheduled for later in the day, Mr. Lodzinski forwarded a summary to the members of the GeoResources board of directors and outside counsel with respect to the management team’s meeting the day before with Mr. Wilson and his team. Mr. Lodzinski’s report included the following parameters of a transaction arising out of discussions with Halcón:

•	consideration of 50% cash and 50% Halcón common stock, subject to the advice of tax counsel;

•

an exchange ratio for the share component of the consideration of approximately 1.9 Halcón shares of common stock for each share of GeoResources common stock, which was based on current and 30-day trading levels of the common stock of each company;

•	a fixed exchange ratio;

•	the potential for at least one board seat on the combined company’s board; and

•	GeoResources would be collecting data, continuing the diligence review of Halcón and analyzing and discussing issues with legal counsel and hiring financial advisors.

Later that day the GeoResources board of directors held a telephonic meeting with outside counsel, with Mr. Whelley being the only member not present. The board discussed the deal parameters with management and authorized management to proceed to a term sheet or letter of intent embodying the preliminary terms discussed by the respective management teams. The board also discussed involvement of outside counsel and considered financial advisors to represent GeoResources in the possible transaction.

On March 1, 2012, the management team of GeoResources had a lengthy meeting with Halcón’s management and technical team to conduct a detailed review of the existing properties and other assets of GeoResources. Thereafter the parties began to conduct extensive due diligence on one another.

On March 2, 2012, Halcón convened a regularly scheduled meeting of its board of directors. A portion of the meeting was devoted to a management status report on the various acquisitions being pursued by Halcón. During this portion of the meeting, Mr. Wilson provided the board with an overview of the discussions that had taken place with GeoResources, along with estimated pro forma financial, operating and liquidity information for the combined companies and management’s preliminary valuation estimates assuming Halcón common stock comprised 50% of the transaction consideration. Mr. Wilson stated that management was engaged in preliminary technical diligence on GeoResources’ properties and would provide the board with additional information as diligence and transaction discussions progressed.

On March 8, 2012, GeoResources’ management and technical team had a lengthy meeting with representatives of Halcón to conduct a detailed review of the Halcón’s oil and gas properties as well as its targeted areas of growth. This meeting included in depth discussion of the technical merits of each of Halcón’s targeted focus areas. Representatives of Wells Fargo Securities, LLC (“Wells Fargo Securities”) also attended the meeting on behalf of GeoResources. GeoResources’ management requested that Halcón provide further technical data regarding Halcón’s properties.

Also on March 8, 2012, Mr. Lodzinski sent correspondence to the GeoResources board and outside counsel providing an update on the status of discussions with Halcón and an overview of Halcón’s oil and gas projects. Mr. Lodzinski again updated the GeoResources board and outside counsel on March 14, 2012, as the management teams of each company were continuing to review each other’s properties and oil and gas reserves. On March 18, 2012 Mr. Lodzinski provided the GeoResources board members and outside counsel with a written presentation outlining the technical merits of Halcón’s current assets and its targeted areas for growth, including a summary of Halcón’s drilling plans, capitalization, liquidity and financial forecast.

On March 20, 2012, Mr. Lodzinski and Mr. Wilson conferred by telephone. Mr. Wilson indicated that to induce Halcón to incur the necessary expenditures of time and money to continue pursuing a transaction with GeoResources, Halcón would request that GeoResources execute a 30-day exclusivity agreement with Halcón during which due diligence activities would be expanded and the terms and conditions of a proposed transaction could be thoroughly negotiated. A draft of the exclusivity agreement was sent by Halcón to Mr. Lodzinski that day. Mr. Wilson also indicated that Halcón would be sending a letter to GeoResources outlining a proposal for Halcón to acquire all of the outstanding common stock of GeoResources in exchange for cash and Halcón common stock. Mr. Lodzinski subsequently informed the GeoResources board of directors of these developments.

On March 23, 2012, Mr. Wilson sent a draft non-binding letter to Mr. Lodzinski expressing Halcón’s interest in an acquisition of all of the outstanding common stock of GeoResources for consideration consisting of $20.00 per share in cash plus a fixed number of Halcón common shares equal in value to $20.00, determined on the basis of the average trading prices of Halcón common stock for the 30 trading days preceding the date of the letter. The implied number of shares of Halcón common stock set forth in the letter was 1.826 based upon the average trading prices of Halcón common stock set forth in the letter.

On March 26, 2012, GeoResources’ board and management held a telephonic conference call with outside counsel to discuss the proposed exclusivity agreement and the non-binding letter of interest. The GeoResources board approved the exclusivity agreement and authorized Mr. Lodzinski to execute it and proceed with negotiations with Mr. Wilson.

Mr. Lodzinski and Mr. Wilson spoke by telephone on March 27, 2012 and discussed the proposed transaction in greater detail. After discussion, Mr. Wilson agreed that the stock component of the consideration would be determined using the average trading prices of Halcón stock for the 20 trading days ended March 22, 2012, which equated to 1.893 shares of Halcón common stock for each share of GeoResources common stock. On March 28, 2012, Mr. Wilson sent Mr. Lodzinski a revised non-binding letter of interest reflecting the foregoing. Mr. Lodzinski forwarded an executed copy of the exclusivity agreement later that day to Mr. Wilson, informing Mr. Wilson of GeoResources’ desire to move forward with the proposed transaction while also indicating that the number of shares of Halcón stock referenced in the letter remained subject to further consideration and discussion.

Also on March 28, 2012, Halcón sent a package of information relating to GeoResources and the proposed transaction to the members of Halcón’s board of directors. The package included publicly available information regarding GeoResources and a report generated by management of Halcón covering proposed terms of the transaction, production and reserve data for GeoResources and pro forma production, reserve, capital expenditures, and capitalization and liquidity data for the combined companies. The package also included a preliminary report generated by Barclays Capital Inc., that included valuation analyses of GeoResources and analyses of the proposed business combination. Barclays had been frequently relied upon by Halcón to provide advice and analyses in connection with its business plans and objectives and had recently acted as a joint placement agent for Halcón in a $400 million private placement of Halcón’s convertible preferred equity securities.

Beginning on March 29, 2012, the respective management teams of GeoResources and Halcón intensified their legal, accounting, environmental, business and engineering due diligence activities. Throughout the discussions and negotiations with Halcón, the GeoResources board was provided with various financial and market analyses as information was accumulated.

On April 3, 2012, after several discussions beginning on February 22, 2012, and follow up correspondence among the GeoResources board, outside counsel and Mr. Lodzinski during the preceding several days, GeoResources engaged Wells Fargo Securities as its financial advisor with respect to the potential transaction with Halcón. Prior thereto, the board was made aware that a Wells Fargo Securities affiliate was part of a commercial banking syndicate that had extended a credit facility to Halcón. The affiliate had also acted in an administrative capacity in connection with the loan and a lead bank in Halcon’s commercial banking syndicate. Wells Fargo Securities also informed GeoResources that no managing director, director or vice president of Wells Fargo Securities who is actively advising GeoResources pursuant to the engagement has, or at the time Wells Fargo Securities delivers a fairness opinion in connection with the potential merger, will have, any direct material beneficial ownership of equity or debt securities of Halcón. The GeoResources board discussed the issues and concluded that the affiliate’s commercial banking services did not impair the independence of Wells Fargo Securities as its financial advisor in the proposed transaction. Information concerning Wells Fargo Securities’ engagement, the work it undertook and its conclusions are described under “The Merger—Opinion of Wells Fargo Securities to the GeoResources Board of Directors” and in Annex E “Opinion of Wells Fargo Securities, LLC.”

On April 4, 2012, the management teams of GeoResources and Halcón, counsel to GeoResources, and Thompson & Knight LLP, counsel to Halcón, began the process of negotiating the merger agreement, including the mutual representations and warranties of the companies, covenants and conditions to closing, nonsolicitation provisions and exceptions, fiduciary outs for alternative and superior proposals and termination fees and expenses. A first draft of the merger agreement was sent to GeoResources and its counsel on April 4, 2012. The draft merger agreement included, among other material provisions, a stock component of the merger consideration equal to 1.893 shares of Halcón common stock for each share of GeoResources common stock and a termination fee equal to 4% of the equity value of GeoResources, as reflected in the merger consideration. The final provisions of the merger agreement are discussed under “The Merger Agreement.”

On April 5, 2012, counsel to Halcón forwarded a form of voting agreement to counsel for GeoResources, indicating that voting agreements in substantially the form proposed would be required of officers and directors of GeoResources, and certain of their affiliates, as a condition to the execution of the merger agreement.

On April 9, 2012, the GeoResources board of directors met telephonically with outside counsel and representatives of Wells Fargo Securities present to discuss the proposed transaction structure with Halcón and associated issues. All directors were present, other than Mr. Voller and Mr. Vlasic. The terms of the merger agreement draft of April 4th were discussed including treatment of stock options, warrants and restricted stock units of GeoResources, tax treatment of the stock and cash components of the merger consideration, treatment of dissenting shareholders to the merger, procedures for the exchange of shares, the desire of GeoResources for representation on the board of directors of Halcón, representations and warranties in the merger agreement, the “fiduciary out” section of the merger agreement and GeoResources’ conduct of activities prior to closing of the merger. Outside counsel to GeoResources provided an overview of the proposed merger transaction and process for the GeoResources board to consider the merger and the merger agreement. Management informed the board of progress on its due diligence of Halcón.

On or about April 9, 2012, Halcón and four GeoResources directors, three non-director executive officers of GeoResources and their respective affiliates began negotiating customary voting agreements under which the stockholders agreed to vote their shares of GeoResources common stock for the merger agreement and the merger. These shares are in the aggregate approximately 17% of the outstanding shares of GeoResources common stock. Negotiations ensued until the voting agreements were signed on April 24, 2012. GeoResources also obtained a voting agreement committing HALRES, Halcón’s largest shareholder owning approximately 51% of the outstanding shares of Halcón common stock, to vote in favor of the issuance of shares of Halcón common stock necessary to consummate the merger. See “Voting Agreements” beginning on page 115.

On April 10, 2012, counsel to GeoResources sent a revised merger agreement to counsel to Halcón. The revised merger agreement included, among other changes: lowering the termination fee to be paid by GeoResources from 4% to 2%; eliminating the payment of the termination fee under certain circumstances; modifying the definition of “Superior Proposal” to improve the ability of GeoResources’ board of directors to consider and pursue alternative transactions in the event they offered greater value to the stockholders of GeoResources; adding the obligation of Halcón to appoint two representatives of the stockholders of GeoResources to the board of directors of Halcón; and including a provision that would allow the board of directors of GeoResources to change its recommendation in favor of the proposed transaction if certain unforeseen circumstances were to occur.

On April 11, 2012, management of Halcón and GeoResources and their respective legal and financial advisors met to negotiate the provisions of the merger agreement and to discuss ancillary issues relating to the transaction and its potential timing. Later that day, counsel to Halcón delivered a draft confidential information, non-competition and non-solicitation agreement, indicating that Halcón would require that Mr. Lodzinski execute such an agreement as a condition to the execution of the merger agreement.

Also, on April 11, 2012, Halcón notified GeoResources that the non-compete covenant contained in a retention agreement between Mr. Wilson and his former employer, Petrohawk Energy Corporation, could require that Halcón divest certain oil and gas properties acquired in the merger from GeoResources in the Eagle Ford shale in Texas which lie within a 50-mile radius of properties owned by Petrohawk Energy Corporation. See “The Merger Agreement—Possible Disposition of Certain Properties.” While management of GeoResources had previously considered this possibility, over the next several days, the management team and board of GeoResources as well as Wells Fargo Securities, considered the effect, if any, that the sale of the Eagle Ford properties would have on the combined entity and whether a sale of the Eagle Ford properties on a stand-alone basis would result in a materially higher valuation than their implied value given the total consideration being provided to the GeoResources stockholders pursuant to the merger agreement. GeoResources’ analysis, supported in part by work performed by Wells Fargo Securities, concluded that the Eagle Ford properties were fully valued as part of the total merger consideration and the Eagle Ford holdings would be less than 10% of the combined entity’s assets.

On April 12, 2012, as one of their continued actions to ensure the overall integrity of the process used in determining whether to recommend the proposed merger to GeoResources’ stockholders, the GeoResources independent board members engaged an experienced Houston-based law firm, Baker Botts, LLP, to further advise them in connection with the proposed transaction. The draft merger agreement and other documents were provided to Baker Botts, LLP and most of the independent directors met telephonically with them on April 13th and April 16th prior to their approval of the merger.

From April 11, 2012 through April 13, 2012, the parties and their respective counsel continued to negotiate the provisions of the merger agreement. During this period, the termination fee and the circumstances under which it would be paid to Halcón were, among other matters, the subject of negotiation. During this period, GeoResources also indicated that it would require that it have the right to terminate the merger agreement in the event of Mr. Wilson’s death or disability. On April 13, 2012, counsel to Halcón circulated a revised version of the merger agreement that, among other things, reduced the termination fee to 2.75%, expanded the circumstances under which the termination fee would be payable beyond those in the draft merger agreement previously delivered by GeoResources, eliminated the ability of the board of directors of GeoResources to change its recommendation in favor of the proposed merger on the basis of an unforeseen intervening event as had been reflected in the draft merger agreement previously delivered by GeoResources, and provided for the appointment of one individual designated by GeoResources (and acceptable to Halcón) to Halcón’s board of directors.

On April 13, 2012, the board of directors of GeoResources met telephonically with management, outside counsel and representatives of Wells Fargo Securities to receive an update from Mr. Lodzinski with respect to the potential transaction with Halcón and to receive a legal overview of the merger agreement from outside counsel. Additionally, Wells Fargo Securities discussed the proposed transaction and related matters. Mr. Lodzinski provided an overview and summary comments regarding the status of due diligence and the progress Halcón had made in its oil and gas leasing activities and the board discussed with Wells Fargo Securities the value that might be obtained in the event the company’s Eagle Ford properties were sold. Outside legal counsel discussed the draft merger agreement with the board, addressing the structure, employee provisions, representations and warranties, conditions to closing, conduct of business until closing, as well as an in-depth discussion of the non-solicitation and “fiduciary out” provisions of the merger agreement, including the ability of third party bidders to submit a potentially superior proposal for GeoResources. Also, legal counsel discussed with GeoResources’ directors the applicable legal standards in considering the merger agreement and its associated transactions, in particular, GeoResources directors’ duties of care and loyalty, to act in good faith and in the best interests of stockholders as a whole and to be reasonably informed of relevant factors before making a decision. Also discussed was the probable tax treatment of the merger to the stockholders of GeoResources and the status of tax representations in the draft merger agreement.

Also on April 13, 2012, the board of Halcón met telephonically with management, outside counsel and representatives of Barclays. At the meeting, management of Halcón provided an overview of the transaction process and timing; Halcón’s management and counsel provided a comprehensive report on diligence activities and findings; and Halcón’s counsel provided a status report on the negotiation of significant terms of the draft merger agreement. A significant portion of the meeting was devoted to a presentation by Barclays and its analyses with respect to the valuation of GeoResources and the combined companies. At the meeting, Halcón’s board of directors also authorized management to specifically engage Barclays to provide further advice and analysis regarding the transaction and, in the event the transaction continued to move forward, to render an opinion to the board regarding the fairness, to Halcón, of the consideration to be paid by it to the stockholders of GeoResources in the transaction. Information concerning Barclay’s engagement, the work it undertook and its conclusions are described under “The Merger—Opinion of Barclays to the Halcón Board of Directors” and in Annex D “Opinion of Barclays Securities, Inc.”

On April 14, 2012, the GeoResources’ board of directors met telephonically with outside counsel and representatives of Wells Fargo Securities who presented preliminary financial analyses of the proposed transaction and discussed strategic matters. Wells Fargo Securities’ representatives also proceeded to discuss the potential merger benefits, which included among other things, a discussion of the combined entity’s asset base (including increased scale and a foothold in a number of liquid-rich plays), financial flexibility, management and technical teams, the ability of GeoResources to nominate a person to the Halcón board, and the opportunity for GeoResources to entertain a higher bid from another interested acquirer given the current “fiduciary out” language in the merger agreement. Wells Fargo Securities also discussed the potential for additional institutional investor interest in the combined entity compared to such interest in GeoResources on a stand-alone basis. In addition, Wells Fargo Securities and the outside counsel of GeoResources then reviewed with the GeoResources board the board representation rights and termination fee provisions that were being negotiated between GeoResources and Halcón. As a final matter, the independent members of the board directed Mr. Lodzinski to seek to negotiate a higher stock exchange ratio.

On April 16, 2012 the GeoResources board of directors met again telephonically with outside counsel and representatives of Wells Fargo Securities to review information provided by Wells Fargo Securities in response to various questions posed by the GeoResources’ board relating to the preliminary analyses provided by, and discussions with Wells Fargo Securities on April 14, 2012.

On April 19, 2012 the management teams of GeoResources and Halcón met to discuss the status of the merger agreement and related issues, during which the parties renegotiated the share exchange ratio upward to 1.932 shares of Halcón common stock for each share of GeoResources common stock, an increase from the prior exchange ratio of 1.893 shares Halcón common stock for each share of GeoResources common stock. Later that day, a telephonic meeting of the GeoResources board of directors was held, with outside counsel and representatives of Wells Fargo Securities present, for the purpose of providing a status report on the merger agreement and outstanding issues to the board. Wells Fargo Securities also provided an oral update of its preliminary financial analyses and discussions with the board on April 14, 15 and 16 and indicated that it would be in a position, if requested, to advise the GeoResources board of directors as to its opinion on the fairness of the merger consideration, from a financial point of view, to be paid to the holders of the GeoResources common stock (other than Halcón and its affiliates) in the next few days. On April 20, 2012, Wells Fargo Securities reviewed with the GeoResources board and outside counsel information regarding pro forma capitalization and liquidity of the combined entity, premiums paid for past transactions as well as information regarding pricing differentials relating to the major areas of operations of GeoResources and Halcón. On April 22, 2012, Wells Fargo Securities reviewed with GeoResources board and outside counsel updated capitalization and liquidity information in response to follow up questions from the GeoResources board.

Concurrently during this period, outside counsel to GeoResources and Halcón exchanged several drafts of the merger agreement, each time narrowing the legal issues separating the parties.

On April 23, 2012, the GeoResources’ board of directors again met telephonically with outside counsel and representatives of Wells Fargo Securities to receive Wells Fargo Securities’ financial analyses of the proposed transaction. Wells Fargo Securities provided a written presentation relating to its proposed fairness opinion, which presentation included an overview of GeoResources and Halcón and financial analyses with respect to both companies and reviewed in detail its draft form of fairness opinion, which is based on and subject to various assumptions made, procedures followed, matters considered and limitations on the review undertaken by Wells Fargo Securities in connection with such opinion. More information regarding Wells Fargo Securities’ financial analyses and fairness opinion is set forth herein under “The Merger — Opinion of Wells Fargo Securities to the GeoResources Board of Directors.” Wells Fargo Securities delivered its oral opinion that the merger consideration is fair, from a financial point of view, to the stockholders of GeoResources (other than Halcón and its affiliates) and stated that a written opinion, confirming its oral opinion, would be forthcoming at execution of the merger agreement. The status of the final negotiations of the merger agreement was reviewed and the board determined that the issues in the merger agreement had been resolved to their satisfaction. The GeoResources board of directors unanimously: (i) authorized management to execute the merger agreement substantially in the form presented to the board; (ii) approved the merger and merger agreement; and (iii) recommended that the merger agreement be submitted to the GeoResources stockholders for approval in accordance with the provisions of the merger agreement.

On April 24, 2012, a telephonic meeting of the board of directors of Halcón was convened, at which Halcón management and counsel provided an update on the status of diligence and merger agreement provisions to the Halcón board of directors, and Barclays provided an updated presentation relating to GeoResources and the proposed transaction, including updated analyses relating to the valuation of GeoResources and the combined companies. At the meeting, Barclays delivered its oral opinion, which was subsequently confirmed in writing, that the proposed transaction with GeoResources was fair from a financial point of view to Halcón and the stockholders of Halcón. Following the conclusion of the presentations, the board of directors of Halcón unanimously authorized management to execute the merger agreement substantially in the form presented to the board; approved the merger and merger agreement; and recommended that Halcón’s stockholders approve the issuance of the common stock of Halcón in the merger, in accordance with the rules of the New York Stock Exchange.

The merger agreement was signed by Halcón and GeoResources on April 24, 2012. At 6:30 a.m. central time on April 25, 2012, Halcón and GeoResources issued a joint press release announcing the proposed merger. On April 25, 2012, each of Halcón and GeoResources filed a current report on Form 8-K with the SEC regarding the execution of the merger agreement.

Recommendation of Halcón’s Board of Directors and Reasons for the Merger

Halcón’s board of directors has determined that the merger is fair to, and in the best interests of, Halcón and its stockholders. In deciding to approve the merger agreement and to recommend that Halcón’s stockholders vote to approve the issuance of shares of Halcón common stock in connection with the merger, Halcón’s board of directors consulted with Halcón’s management and legal and financial advisors and considered a variety of factors, including the following material factors:

•	The combination will increase estimated proved reserves to approximately 50.3 MMboe, 70% of which is oil and natural gas liquids.

•	The combination will increase average net daily production to approximately 10,200 Boe, based on fourth quarter 2011 production rates.

•	The merger will provide Halcón with a larger portfolio of exploitation and exploration opportunities in liquids prone resource plays within areas targeted by Halcón.

•	The merger will significantly increase Halcón’s discretionary cash flow on a per share basis and should permit an acceleration of Halcón’s capital program.

•	The merger will create a larger company that is expected to have more liquidity in its common stock and better access to capital markets, which should provide greater financial flexibility.

•	The combined company will have properties that should be attractive candidates for divestment, and the proceeds from such sales will provide Halcón with greater financial flexibility.

Halcón’s board of directors considered a number of additional factors in reaching its decision including:

•

Information concerning the financial condition, results of operations, prospects and businesses of Halcón and GeoResources, including the respective companies’ reserves, production volumes, cash flows from operations, recent performance of common stock and the ratio of Halcón’s common stock price to GeoResources’ common stock price over various periods, as well as current industry, economic and market conditions.

•	The results of business, legal and financial due diligence investigations of GeoResources conducted by Halcón’s management and its legal and financial advisors.

•

The presentation and opinion of Barclays to the effect that, as of the date of the opinion and based on the assumptions, limitations, qualifications and conditions stated in the opinion letter, from a financial point of view, the merger consideration was fair to Halcón.

Halcón’s board of directors also considered a variety of risks and other potentially negative factors concerning the merger and the transactions contemplated by the merger agreement, including:

•

Because Halcón will be issuing new shares of common stock to GeoResources’ stockholders in the merger, each outstanding share of Halcón common stock immediately prior to the merger will represent a smaller percentage of Halcón’s total shares of common stock after the merger.

•	If oil or gas prices decrease, the acquired assets will be less desirable from a financial point of view, and the expected proceeds from potential divestitures would also be reduced.

•

There are significant risks inherent in combining and integrating two companies, including that the companies may not be integrated successfully and that successful integration of the companies will require the dedication of significant management resources, which will temporarily detract attention from the day-to-day businesses of the combined company.

•

The capital requirements necessary to achieve the expected growth of the combined company’s businesses will be significant, and there can be no assurance that the combined company will be able to fund all of its capital requirements from operating cash flows.

•

The merger might not be completed as a result of a failure to satisfy the conditions contained in the merger agreement. Neither Halcón nor GeoResources is obligated to consummate the merger unless the conditions in the merger agreement are satisfied or, in some cases, waived.

•	Other matters described under the caption “Risk Factors” beginning on page 30.

This discussion of the information and factors considered by Halcón’s board of directors in reaching its conclusions and recommendations includes all of the material factors considered by the board but is not intended to be exhaustive. In view of the wide variety of factors considered by Halcón’s board of directors in evaluating the merger agreement and the transactions contemplated by it, including the merger, and the complexity of these matters, Halcón’s board of directors did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of Halcón’s board of directors may have given different weight to different factors.

It should be noted that this explanation of the reasoning of Halcón’s board of directors and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 8 of this joint proxy statement/prospectus.

Halcón’s board of directors determined that the merger, the merger agreement and the other transactions contemplated in the merger agreement are fair to, and in the best interests of Halcón and its stockholders. Accordingly, Halcón’s board of directors unanimously approved the merger agreement and recommends that Halcón stockholders vote “FOR” the proposals set forth in the notice of special meeting.

Recommendation of GeoResources’ Board of Directors and Reasons for the Merger

After careful consideration, the GeoResources board of directors unanimously approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement and determined that the merger agreement, the merger and the other transactions contemplated by the merger, taken as a whole, are advisable, fair to and in the best interests of GeoResources and its stockholders. The GeoResources board of directors unanimously recommends that GeoResources stockholders vote “FOR” the proposal to approve and adopt the merger agreement.

In reaching its decision that the merger and the other transactions contemplated by the merger agreement, taken as a whole, are advisable, fair to and in the best interests of GeoResources and its stockholders, the GeoResources board of directors consulted with GeoResources’ management and its third party legal and financial advisors and considered a variety of factors, including the following material factors:

•

the current and historical prices of GeoResources common stock relative to its underlying intrinsic value and the fact that the proposed merger consideration represented a premium of approximately 23% based on the closing prices of GeoResources and Halcón on the last trading day prior to execution of the merger agreement on April 24, 2012 and approximately 19% based on closing prices of GeoResources’ and Halcón’s common stock over the 30-day trading period ending on such date;

•

through their receipt of Halcón common stock as part of the merger consideration, GeoResources stockholders have the opportunity to participate in Halcón’s growth and share appreciation in the future (including share appreciation resulting from further exploitation and development from GeoResources assets) should they determine to retain their Halcón common stock after the merger;

•

GeoResources board of directors also considered that the structure of the merger consideration would be desirable to its stockholders in that it would provide immediate cash liquidity of $20.00 per share of GeoResources common stock and the opinion of GeoResources’ outside legal counsel that the stock portion of the merger consideration should be received on a tax-deferred basis;

•

the importance of increased operating scale and size in successfully growing, developing and operating a large geographically diverse “resource play” focused company in today’s oil and gas industry. GeoResources board recognized that scale and size have become increasingly important in securing access to services and equipment, sourcing acquisitions, developing infrastructure, attracting necessary debt and equity capital and attracting and retaining quality technical and operating personnel. The Board believes the merger with Halcón will provide the opportunity for growth and related benefits of scale faster in the combined entity than GeoResources could attain if it were to continue growing as a stand-alone entity;

•

the board’s belief that Halcón’s strategy in addition to its quality management team, which possesses deep technical expertise and a proven ability to successfully develop resource plays, will create substantial value from the combined entity’s assets which will benefit GeoResources stockholders to the extent they retain the stock component of such consideration;

•

the prospects and challenges for GeoResources’ continued growth and future profitability and the risks associated with maintaining such growth and profitability, particularly the need to finance increasingly larger and more complex acquisition and development activities and the risk that either equity or debt financing to achieve its historic growth rates could be dilutive or unavailable on terms advantageous to GeoResources;

•

the combined entity’s larger market capitalization and its expected enhanced access to debt and equity capital markets, which GeoResources board of directors believes will enhance the ability to finance development and production of the combined entity’s increased scale of operations;

•

the fact that Halcón is in the early to mid-stage of its acreage acquisition programs and will require expanded staffing to pursue its exploration, development and production activities possibly creating longer-term opportunities for GeoResources staff personnel who will receive retention agreements that provide for a severance plan which includes a lump sum payment based on the number of years of service, reimbursement of COBRA premiums and provisions for outplacement services;

•

current industry, economic and market conditions and the understanding of the GeoResources board of directors of the present and anticipated environment in the independent exploration and production sector of the energy industry, including the continuing consolidation within the sector;

•

the opinion of Wells Fargo Securities, as of the date thereof and based on the assumptions, limitations, qualifications and conditions stated in the opinion letter, as to the fairness, from a financial point of view, of the merger consideration to be received by holders of GeoResources common stock (other than Halcón and its affiliates) pursuant to the merger agreement, as more fully described below under the caption “Opinion of Wells Fargo Securities to the GeoResources Board of Directors”;

•

discussions with and review of various analyses prepared by representatives of Wells Fargo Securities, understanding that these discussions and analyses were based on, among other things, Wells Fargo Securities’ experience in advising companies in the oil and gas exploration and production industry in addition to its review of both Halcón and GeoResources from a financial, strategic and market perspective;

•	the results of the business, petroleum engineering, legal, environmental and financial due diligence investigations of Halcón conducted by GeoResources’ management and outside advisors;

•	presentations, by, and discussions with, senior executives of GeoResources and representatives of its outside legal counsel regarding the terms and conditions of the merger agreement;

•

the merger consideration and the merger agreement reflect arm’s-length negotiations between GeoResources and Halcón and the merger consideration constitutes the highest total value to stockholders of GeoResources that GeoResources had been offered to date for the acquisition or control of GeoResources;

•	In addition to the merger consideration, GeoResources board of directors considered additional terms and conditions of the merger agreement that it believes are favorable, including:

•	the absence of a financing condition to Halcón’s payment of cash consideration of $20.00 per share of GeoResources common stock;

•

the exchange ratio for the Halcón shares portion of the merger consideration to be received in the merger is fixed so that the GeoResources stockholders will have the continued opportunity to benefit from any appreciation in the share price of Halcón common stock between the announcement of the merger agreement and completion of the merger;

•

the provisions that allow GeoResources to engage in negotiations with, and provide information to, third parties in response to unsolicited, bona fide, written acquisition proposals from such third parties that may be superior to the Halcón merger consideration;

•

Unless an alternative superior merger proposal received from a third party is matched by Halcón, the merger agreement allows GeoResources to terminate the merger agreement prior to the receipt of GeoResources stockholder approval of the merger and to enter into a written agreement with a third party to effectuate a superior proposal; and

•	the merger agreement requires the approval of the holders of at least a majority of GeoResources’ common stock.

The GeoResources board of directors also considered certain risks associated with the merger including, among others, the following risks:

•	that the merger might not be completed as a result of a failure to satisfy one or more conditions to the merger;

•	that the operations of the two companies may not be integrated successfully;

•

that Halcón’s existing assets and/or Halcón’s targeted areas for growth are in early stages of leasing, exploitation and development and the economics and resources associated with these opportunities have not been de-risked;

•	that any anticipated synergies may not be fully realized;

•

that notwithstanding the relative trading values of the shares of GeoResources and Halcón the amount of the premium represented by the merger consideration on the date the merger agreement was signed might be less at the time the merger is consummated as a result of market fluctuations in the price of Halcón common stock due to the fixed exchange ratio of the Halcón common stock for the GeoResources common stock;

•

that the merger agreement generally prohibits GeoResources, its management employees, directors and advisors from taking any action to seek or solicit an alternative transaction or takeover proposal and from recommending, participating in discussions regarding or furnishing information with respect to an alternative takeover proposal, except in each case in limited circumstances, which permit the members of the GeoResources board to comply with their fiduciary duties;

•

that in the event of the termination of the merger agreement in certain instances GeoResources could be responsible for payment to Halcón of a termination fee of $27.8 million and up to an additional $10.0 million in expense reimbursement;

•

Halcón has convertible debt securities outstanding that have conversion terms into Halcón common stock that, if converted, will cause a substantial increase in the number of Halcón common shares outstanding. This expected future share issuance may not be entirely reflected in the price of Halcón shares and depress the value of Halcón shares in the future as such securities are converted;

•

GeoResources stockholders will in the aggregate have a reduced equity position in Halcón compared to their existing ownership of GeoResources, which could be diluted in the future and GeoResources stockholders will only participate in any future earnings or growth of the existing business and assets of GeoResources on a reduced basis notwithstanding its participation in the other business and operations of Halcón;

•

the merger agreement contains restrictions on the conduct of GeoResources business prior to the completion of the merger that could adversely affect GeoResources operations and assets should the merger not be consummated;

•

Halcón is expected to continue making acquisitions to expand its presence in its key focus areas and to enter other areas. In connection with making these acquisitions Halcón may issue additional shares, causing ownership dilution to its stockholders, and Halcón may incur additional debt;

•

given a non-compete agreement between Mr. Wilson and Petrohawk Energy Corporation, Halcón may be required to sell GeoResources’ Eagle Ford properties post-closing. In the event that these assets are sold post-closing they could be sold at a price that could be less than the intrinsic value of these assets, or in the event that they are sold for substantially more than their intrinsic value GeoResources stockholders will only indirectly benefit;

•

in the event that the merger is not consummated, the failed transaction costs, including costs of potential litigation, arising from the failed merger agreement, will be significant to a company the size of GeoResources; and

•	other matters described under the caption “Risk Factors” beginning on page 30.

The foregoing discussion of the factors considered by the GeoResources board of directors in making its decision is not exhaustive, but includes the material factors considered by the GeoResources board of directors. In view of the variety of material factors considered in connection with its evaluation of the merger, the GeoResources board of directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight to any of these factors, and individual directors may have given different weight to different factors. Rather, the GeoResources board of directors made its determination based on the totality of the information presented to it.

The above description of the GeoResources board of directors’ considerations relating to the merger is forward-looking in nature. This information should be read in light of the factors discussed above under “Cautionary Statement Concerning Forward-Looking Statements.”

In approving and adopting the merger agreement and approving the merger, the GeoResources board of directors was aware of the interests of certain directors and officers of GeoResources in the merger, as discussed below under “—Interests of GeoResources’ Directors and Executive Officers in the Merger.”

Recommendation of the GeoResources Board of Directors

At its meeting on April 23, 2012, after due consideration, the GeoResources board of directors unanimously adopted resolutions (i) determining that the merger agreement and the merger, in accordance with the terms of the merger agreement, and the other transactions contemplated thereby are fair to, advisable and in the best interests of GeoResources and its stockholders, (ii) approving and adopting the merger agreement and approving the merger and the other transactions contemplated by the merger agreement, (iii) directing that the merger agreement be submitted to a vote of the GeoResources stockholders at the GeoResources special meeting and (iv) recommending that the GeoResources stockholders vote “FOR” the approval and adoption of the merger agreement.

Opinion of Barclays to the Halcón Board of Directors

Halcón engaged Barclays to act as a financial advisor with respect to the merger. On April 24, 2012, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to Halcón’s Board of Directors that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the merger consideration to be paid by Halcón in the transaction was fair, from a financial point of view, to Halcón.

The full text of Barclays’ written opinion, dated as of April 24, 2012, is attached as Annex D to this joint proxy statement/prospectus. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Barclays’ opinion, the issuance of which was approved by Barclays’ Fairness Opinion Committee, is addressed to the Board of Directors of Halcón, addresses only the fairness, from a financial point of view, of the merger consideration to be paid by Halcón in the transaction and does not constitute a recommendation to any stockholder of Halcón as to how such stockholder should vote with respect to the transaction or any other matter. The terms of the transaction were determined through arm’s-length negotiations between Halcón and GeoResources and were approved by Halcón’s Board of Directors. Barclays was not requested to address, and its opinion does not in any manner address, Halcón’s underlying business decision to proceed with or effect the transaction or the likelihood of consummation of the transaction. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the transaction, or any class of such persons, relative to the merger consideration to be paid by Halcón in the transaction or otherwise. No limitations were imposed by Halcón’s Board of Directors upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Barclays reviewed and analyzed, among other things:

•	the merger agreement and the specific terms of the transaction;

•

publicly available information concerning Halcón and GeoResources that Barclays believed to be relevant to its analysis, including, without limitation, each of Halcón’s and GeoResources’ Annual Reports on Form 10-K for the fiscal year ended December 31, 2011;

•

financial and operating information with respect to the business, operations and prospects of Halcón furnished to Barclays by Halcón including financial projections of Halcón prepared by management of Halcón (the “Halcón Projections”);

•

financial and operating information with respect to the business, operations and prospects of GeoResources as furnished to Barclays by GeoResources, including financial projections of GeoResources prepared by management of GeoResources (the “GeoResources Projections”);

•

published estimates of independent equity research analysts with respect to the future financial performance and price targets of each of Halcón and GeoResources including consensus estimates published by Institutional Brokers’ Estimate System for each of Halcón and GeoResources;

•

estimates of certain (i) proved reserves, as of January 1, 2012, for Halcón as prepared by a third-party reserve engineer and (ii) non-proved reserve potential for Halcón as of April 16, 2012, based upon modeling of the undeveloped acreage potential of Halcón as discussed with and reviewed by the management of Halcón ((i) and (ii) collectively, the “Halcón Proved Reserve and Non-Proved Resource Potential Reports”);

•

estimates of certain (i) proved reserves, as of January 1, 2012, for GeoResources as prepared by a third-party reserve engineer and (ii) non-proved reserve potential for GeoResources as of January 1, 2012, based upon modeling of the undeveloped acreage potential of GeoResources including the impact upon the resource potential of estimates of individual well recoveries as estimated by management of GeoResources as discussed with and reviewed by the management of Halcón and GeoResources ((i) through (ii) collectively, the “GeoResources Proved Reserves and Non-Proved Resource Potential Reports”);

•

the trading histories of Halcón common stock and GeoResources common stock from April 25, 2011 to April 23, 2012 and a comparison of those trading histories with each other and with those of other companies that Barclays deemed relevant;

•	a comparison of the historical financial results and present financial condition of Halcón and GeoResources with each other and with those of other companies that Barclays deemed relevant;

•	a comparison of the financial terms of the transaction with the financial terms of certain other transactions that Barclays deemed relevant;

•	the potential pro forma impact of the transaction on the current and future financial performance of the combined company;

•	the relative contributions of Halcón and GeoResources to the current and future financial performance of the combined company on a pro forma basis;

•	the relative trading liquidity of Halcón common stock and the common stock of the pro forma combined company; and

•	the anticipated impact of certain asset dispositions discussed with the management of Halcón.

In addition, Barclays (i) had discussions with the managements of Halcón and GeoResources concerning their respective businesses, operations, assets, financial conditions, reserves, production profiles, hedging levels, commodity prices, development programs, exploration programs and prospects and (ii) undertook such other studies, analyses and investigations as Barclays deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without assuming any responsibility for independent verification of such information and further relied upon the assurances of the managements of Halcón and GeoResources that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Halcón Projections, upon advice of Halcón, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Halcón as to the future financial performance of Halcón and that Halcón will perform substantially in accordance with such projections. With respect to the GeoResources Projections, upon advice of Halcón and GeoResources, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of GeoResources as to the future financial performance of GeoResources and that GeoResources will perform substantially in accordance with such projections.

With respect to the Halcón Proved Reserves and Non-Proved Resource Potential Reports, Barclays discussed these reports with the management of Halcón and upon the advice of Halcón, Barclays assumed that the Halcón Proved Reserve and Non-Proved Resource Potential Reports were a reasonable basis upon which to evaluate the proved reserves and non-proved resource levels of Halcón. With respect to the GeoResources Proved Reserve and Non-Proved Resource Potential Reports, Barclays discussed these reports with the managements of Halcón and GeoResources and upon the advice of Halcón and GeoResources, Barclays assumed that the GeoResources Proved Reserve and Non-Proved Resource Potential Reports were a reasonable basis upon which to evaluate the proved reserves and non-proved resource levels of GeoResources.

At the direction of Halcón, Barclays considered the possible asset dispositions and concessions that Halcón may have to make in connection with the transaction to ensure compliance with other agreements that the management of Halcón has agreed to and Barclays discussed these possible dispositions with Halcón management.

Barclays assumed no responsibility for and Barclays expressed no view as to any projections for estimates described above or the assumptions on which they were based.

In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of Halcón or GeoResources and did not make or obtain any evaluations or appraisals of the assets or liabilities of Halcón or GeoResources. Barclays’ opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of its letter. Barclays assumes no responsibility for updating or revising its opinion based on events or circumstances that may occur after the date of its letter. In addition, Barclays expresses no opinion as to the prices at which shares of (i) Halcón common stock or GeoResources common stock will trade at any time following the announcement of the transaction or (ii) Halcón common stock will trade at any time following the consummation of the transaction.

Barclays assumed the accuracy of the representations and warranties contained in the merger agreement and all agreements related thereto. Barclays also assumed, upon the advice of Halcón, that all material governmental, regulatory and third party approvals, consents and releases for the transaction will be obtained within the constraints contemplated by the merger agreement and that the transaction will be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the transaction, nor does the opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understands that Halcón obtained any such advice as it deemed necessary from qualified professionals.

In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of GeoResources common stock but rather made its determination as to fairness, from a financial point of view, to Halcón of the merger consideration to be paid by Halcón in the transaction on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it. Barclays made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, because any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

The following is a summary of the material financial, comparative and other analyses used by Barclays in preparing its opinion to Halcón’s Board of Directors. Certain financial, comparative and other analyses summarized below include information presented in tabular format. In order to fully understand the methodologies and the financial, comparative and other analyses used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial, comparative and other analyses. In performing its analyses, Barclays made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Halcón or GeoResources. None of Halcón, GeoResources, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold.

Summary of Analyses

Barclays prepared separate valuations of GeoResources and Halcón. In determining valuation for Halcón and GeoResources, Barclays used the following methodologies:

•	net asset valuation analysis;

•	comparable company analysis;

•	comparable transaction analysis; and

•	equity research analyst price target analysis.

Each of these methodologies was used to generate reference enterprise or equity value ranges for each of GeoResources and Halcón, respectively. The enterprise value ranges for each company were adjusted for appropriate on-balance sheet and off-balance sheet assets and liabilities in order to arrive at implied equity value ranges (in aggregate dollars) for each company.

The implied equity value ranges for each of GeoResources and Halcón, respectively, were then divided by diluted shares outstanding, comprised of primary shares and incorporating the dilutive effect of outstanding options, warrants, restricted stock units, and convertible debt as appropriate, in order to derive implied equity value ranges per share for each company.

The implied equity value ranges per share of GeoResources common stock were compared to the value of the merger consideration to be paid by Halcón in the transaction. In addition, the value of the merger consideration to be paid by Halcón in the transaction was compared, for each valuation methodology, to the total summation of the implied equity value range per share of Halcón common stock multiplied by the 1.932 exchange ratio plus the cash consideration of $20.00 per GeoResources share. In addition, the implied equity value ranges per share of Halcón common stock were compared to Halcón’s closing stock price of $9.24 on April 23, 2012.

In addition to analyzing the value of GeoResources and Halcón, Barclays also analyzed and reviewed (i) the pro forma impact of the transaction on the current and future financial performance of the combined company including the pro forma impact the projected estimates for 2012 and 2013 discretionary cash flow (which is generally defined as net operating income plus depreciation, depletion and amortization, deferred taxes and exploration expense, adjusted for other non-cash charges but before changes in net working capital) per share (“DCFPS”); and (ii) certain publicly available information related to selected corporate transactions to calculate the amount of premiums paid by the acquirers to the acquired company’s stockholders.

In particular, in applying the various valuation methodologies to the particular businesses, operations and prospects of GeoResources and Halcón, and the particular circumstances of the transaction, Barclays made qualitative judgments as to the significance and relevance of each analysis. In addition, Barclays made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of GeoResources and Halcón. Accordingly, the methodologies and the implied common equity value ranges derived therefrom must be considered as a whole and in the context of the narrative description of the financial analyses, including the assumptions underlying these analyses.

The implied equity value ranges per share, derived using the various valuation methodologies listed above, supported the conclusion that the merger consideration to be paid by Halcón in the transaction was fair, from a financial point of view, to Halcón.

Net Asset Valuation

Barclays performed a two-part net asset valuation analysis for each company. For the first part of the net asset valuation analysis (referred to as the “Reserve Report Valuation”), Barclays estimated the present value of the future after-tax cash flows expected to be generated from each company’s proved reserves as of January 1, 2012, based on reserve, production and capital cost estimates as of January 1, 2012. The Reserve Report Valuation was determined using a range of discount rates and assuming a tax rate of thirty percent and applying certain risk adjustments to certain categories of reserves. For the second part of the net asset valuation analysis (referred to as the “Drill-out Valuation”), Barclays estimated the net present value of the future after-tax cash flows expected to be generated from the development of the portion of each company’s asset portfolio which was not included in the Reserve Report Valuation. The Drill-out Valuation was determined by using a range of discount rates and risk factors, assumed development consistent with each company’s plans and an assumed tax rate of thirty percent. The net asset valuation analysis for each company was performed under four commodity price scenarios (Case I, Case II, Case III and Case IV) which are described below.

The Reserve Report Valuation and the Drill-out Valuation were added together to generate a reference enterprise value range for each of GeoResources and Halcón, respectively. The enterprise value ranges for each company were adjusted for appropriate on-balance sheet and off-balance sheet assets and liabilities in order to arrive at implied equity value ranges (in aggregate dollars) for each company. In the case of GeoResources, the adjustments included the after-tax net present value of GeoResources’ estimated general and administrative expenses and commodity hedging portfolio. In the case of Halcón, the adjustments included the after-tax net present value of Halcón’s estimated general and administrative expenses; commodity hedging portfolio and estimated future costs of infrastructure development, leasehold acquisition and seismic. The implied equity value ranges for each of GeoResources and Halcón, respectively, were then divided by diluted shares outstanding, comprised of primary shares and incorporating the dilutive effect of outstanding options, warrants, restricted stock units, and convertible debt as appropriate, in order to derive implied equity value ranges per share for each company.

Certain of the natural gas and oil price forecasts employed by Barclays were based on New York Mercantile Exchange, or NYMEX, price forecasts (Henry Hub, Louisiana delivery for natural gas and West Texas Intermediate, Cushing, Oklahoma delivery for oil) to which adjustments were made to reflect location and quality differentials. NYMEX gas price quotations stated in heating value equivalents per million British Thermal Units, or MMBtu, were adjusted to reflect the value per thousand cubic feet, or Mcf, of gas. NYMEX oil price quotations are stated in dollars per barrel, or Bbl, of crude oil.

The following table summarizes the natural gas and oil price forecasts Barclays employed to perform its net asset valuation analyses for Halcón and GeoResources. Case IV reflects an approximation of the NYMEX strip as of the close of business on April 23, 2012.

	2012E	2013E	2014E	2015E	2016E	Thereafter
Oil – WTI
($/Bbl)
Case I	$90.00	$90.00	$90.00	$90.00	$90.00	$90.00
Case II	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00
Case III	$110.00	$110.00	$110.00	$110.00	$110.00	$110.00
Case IV	$104.08	$103.35	$98.78	$94.74	$91.71	$91.71

Gas – HHUB
($/Mcf)
Case I	$3.00	$3.00	$3.00	$3.00	$3.00	$3.00
Case II	$4.00	$4.00	$4.00	$4.00	$4.00	$4.00
Case III	$5.00	$5.00	$5.00	$5.00	$5.00	$5.00
Case IV	$2.36	$3.24	$3.70	$3.96	$4.18	$4.18

The net asset valuation analyses yielded valuations for GeoResources that implied an equity value range of $23.08 to $33.62 per share for Case I, an equity value range of $29.09 to $41.78 per share for Case II, an equity value range of $36.34 to $49.03 per share for Case III and an equity value range of $26.37 to $38.16 per share for Case IV. The net asset valuation analyses yielded valuations for Halcón that implied an equity value range of $8.02 to $10.10 per share for Case I, an equity value range of $11.24 to $13.79 per share for Case II, an equity value range of $14.36 to $17.58 per share for Case III and an equity value range of $10.10 to $12.56 per share for Case IV.

The valuation of the merger consideration to be received by GeoResources’ stockholders implied by the net asset valuation analyses for Halcón and the merger consideration, taken as the exchange ratio plus cash consideration of $20.00 per GeoResources share, implied an equity value range of $35.49 to $39.52 per GeoResources share for Case I, an equity value range of $41.71 to $46.65 per GeoResources share for Case II, an equity value range of $47.75 to $53.96 per GeoResources share for Case III and an equity value range of $39.52 to $44.27 per GeoResources share for Case IV. Barclays noted that these implied equity value ranges per GeoResources share were in line with, or in excess of, the implied equity value ranges per GeoResources share implied by Barclays’ net asset valuation analyses for GeoResources in each of Cases I, II, III and IV.

Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies, Barclays reviewed and compared specific financial and operating data relating to GeoResources and Halcón with selected companies that Barclays deemed comparable to GeoResources and Halcón, based on its experience in the exploration and production industry.

With respect to GeoResources and Halcón, Barclays reviewed the public stock market trading multiples for the following exploration and production companies, which Barclays selected because of their generally similar size, asset characteristics and relatively oil and liquids weighted portfolios:

•	Continental Resources, Inc.

•	Gulfport Energy Corp.

•	Kodiak Oil and Gas Corp.

•	Oasis Petroleum, Inc.

•	Rosetta Resources, Inc.

•	SM Energy Company

•	Whiting Petroleum Corp.

•	ZaZa Energy Corp.

Using publicly available information, Barclays calculated and analyzed enterprise value multiples of each comparable company’s estimated earnings before interest, taxes, depreciation and amortization and exploration expense (“EBITDAX”) for 2012 and 2013, proved reserves and latest daily production, each pro forma for acquisition and divestiture activity. The enterprise value of each comparable company was obtained by adding its outstanding debt to the sum of the market value of its common stock, the book value of its preferred stock and the book value of any non-controlling interest minus its cash balance, as appropriate. Barclays calculated the enterprise value multiples of EBITDAX, proved reserves and latest daily production by dividing each company’s calculated enterprise value by its EBITDAX, proved reserves and latest daily production, respectively. Barclays also calculated and analyzed share price multiples of each comparable company’s estimated DCFPS for 2012 and 2013. Barclays calculated the share price multiples of DCFPS by dividing each company’s share price by its DCFPS. The results of the comparable company analysis are summarized below.

Multiple Ranges of Comparable Companies
	Low	Median	High
Enterprise Value as a Multiple of:
2012E EBITDAX	4.5x	6.1x	20.2x
2013E EBITDAX	3.4x	4.3x	11.1x
12/31/11 Pro Forma Proved Reserves ($/Boe)	$17.02	$36.23	$69.81
Latest Daily Production ($/Boe/d)	$54,131	$194,589	$390,076

Share Price as a Multiple of:
2012E DCFPS	4.1x	5.8x	47.4x
2013E DCFPS	3.1x	4.3x	18.6x

Barclays selected the comparable companies listed above because their business and operating profiles are reasonably similar to that of GeoResources and Halcón. However, because of the inherent differences between the business, operations and prospects of GeoResources and Halcón and those of the selected comparable companies, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of GeoResources and Halcón and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degrees of operational risk between GeoResources and Halcón with each other and the selected companies included in the comparable company analysis.

Based upon these judgments, Barclays selected the following enterprise value multiple ranges for GeoResources. Barclays selected enterprise value multiple ranges of 5.5x to 7.5x per estimated 2012 EBITDAX, 4.0x to 5.0x per estimated 2013 EBITDAX, $25.00 to $40.00 per proved barrel of oil equivalent and $100,000 to $200,000 per barrel of oil equivalent of daily production, respectively. In addition, Barclays selected an equity value multiple range of 5.5x to 7.5x per estimated 2012 DCFPS and 4.0x to 5.5x per estimated 2013 DCFPS, respectively. Utilizing these multiple value ranges, the comparable company analysis implied an equity value range for GeoResources of $29.60 to $46.06 per share.

Additionally, based upon these judgments, Barclays selected the following enterprise value multiple ranges for Halcón. Barclays selected an enterprise value range of 7.0x to 10.0x per estimated 2012 EBITDAX, 5.0x to 7.5x per estimated 2013 EBITDAX, $50.00 to $70.00 per proved barrel of oil equivalent and $200,000 to $400,000 per barrel of oil equivalent of daily production, respectively. In addition, Barclays selected an equity value multiple range of 6.5x to 9.5x per estimated 2012 DCFPS and 4.0x to 7.0x per estimated 2013 DCFPS, respectively. Utilizing these multiple value ranges, the comparable company analysis implied an equity value range for Halcón of $8.11 to $10.95 per share.

The valuation of the merger consideration to be received by GeoResources’ stockholders implied by comparable company analysis for Halcón and the merger consideration, taken as the exchange ratio plus cash consideration of $20.00 per GeoResources share, implied an equity value range of $35.67 to $41.16 per GeoResources share.

Comparable Transaction Analysis

Barclays reviewed and compared the purchase prices and financial and operating multiples paid in selected other transactions that Barclays deemed relevant, based on its experience with merger and acquisition transactions, for the areas included in the Halcón Proved Reserve and Non-Proved Resource Potential Reports and the GeoResources Proved Reserves and Non-Proved Resource Potential Reports. The selected transaction multiples were applied to each of the areas included in the Halcón Proved Reserve and Non-Proved Resource Potential Reports and the GeoResources Proved Reserves and Non-Proved Resource Potential Reports to arrive at a sum of the parts enterprise value range for each company. The enterprise value range for each company was adjusted for appropriate on-balance sheet and off-balance sheet assets and liabilities that were not included in the Halcón Proved Reserve and Non-Proved Resource Potential Reports and the GeoResources Proved Reserve and Non-Proved Resource Potential Reports.

The reasons for and the circumstances surrounding each of the selected comparable transactions analyzed were diverse and there are inherent differences between the businesses, operations, financial conditions and prospects of GeoResources’ assets and the assets included in the comparable transactions analysis. Accordingly, Barclays believed that a purely quantitative comparable transactions analysis would not be particularly meaningful in the context of considering the transactions. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the transactions which would affect the acquisition values of the selected target companies and assets and GeoResources’ assets. Based upon these judgments, Barclays selected enterprise value ranges, which implied an equity value range for GeoResources of $26.80 to $46.97 per GeoResources share.

The reasons for and the circumstances surrounding each of the selected comparable transactions analyzed were diverse and there are inherent differences between the businesses, operations, financial conditions and prospects of Halcón’s assets and the assets included in the comparable transactions analysis. Accordingly, Barclays believed that a purely quantitative comparable transactions analysis would not be particularly meaningful in the context of considering the transactions. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the transactions which would affect the acquisition values of the selected target companies and assets and Halcón’s assets. Based upon these judgments, Barclays selected enterprise value ranges, which implied an equity value range for Halcón from the transaction of $5.17 to $8.59 per Halcón share.

The valuation of the merger consideration to be received by GeoResources’ stockholders implied by the comparable transaction analysis for Halcón and the merger consideration, taken as the exchange ratio plus cash consideration of $20.00 per GeoResources share, implied an equity value range of $30.00 to $36.59 per GeoResources share.

Equity Research Analyst Price Target Analysis

Barclays evaluated the publicly available price targets of Halcón and GeoResources published by independent equity research analysts associated with various Wall Street firms in order to calculate the implied equity value per share range for Halcón and GeoResources. With respect to GeoResources, the independent equity research analyst target prices evaluated ranged from $29.00 to $43.00 per GeoResources share and Barclays advised the Halcón Board of Directors of all of these target prices. With respect to Halcón, the independent equity research analyst target prices evaluated ranged from $11.00 per share to $15.00 per Halcón share and Barclays advised the Halcón Board of Directors of all of these target prices. The value of the merger consideration to be received by GeoResources’ stockholders implied by the equity research analyst price target analysis for Halcón and the merger consideration, taken as the exchange ratio plus cash consideration of $20.00 per GeoResources share implied an equity value range of $41.25 to $48.98 per GeoResources share.

Pro Forma Merger Consequences Analysis

Barclays analyzed the pro forma impact of the merger on Halcón’s pro forma 2012 and 2013 estimated DCFPS based on the Halcón Projections and the GeoResources Projections. Barclays compared the 2012 and 2013 estimated DCFPS of Halcón on a standalone basis to the 2012 and 2013 estimated DCFPS attributable to the pro forma combined company including adjustments for the financing of the transaction. Barclays noted that the merger was accretive to the estimated pro forma 2012 and 2013 DCFPS for Halcón.

Premiums Analysis

Barclays reviewed certain publicly available information related to selected corporate transactions to calculate the amount of the premiums paid by the acquirers to the acquired company’s stockholders. Barclays analyzed all domestic corporate energy transactions announced for the period from May 1, 2001 to April 24, 2012 with total transaction values greater than $500 million and less than $5 billion.

For each of the precedent transactions analyzed, Barclays calculated the premiums paid by the acquirer by comparing the per share purchase price in each transaction to the historical stock price of the acquired company as of 1-day, 5-days, 10-days and 20-days prior to the announcement date as well as based upon the 52-week high prior to the announcement date. Barclays compared the premiums paid in the precedent transactions to the premium levels in the transaction based on closing prices as of April 23, 2012. The table below sets forth the summary results of the analysis:

	Percentage Premium /(Discount) to the Closing Price Prior to Transaction Announcement
Selected corporate energy transactions (May 1, 2001)	1-Day	5-Days	10-Days	20-Days	52-Week High
Median	20.9%	24.5%	27.7%	26.8%	8.2%
Mean	21.9%	26.2%	28.7%	28.5%	4.8%
Low	(4.3)%	(5.8)%	(8.0)%	(4.0)%	(70.6)%
High	60.0%	65.0%	77.0%	73.1%	55.7%
Implied premium based on merger consideration (as of April 23, 2012 close)	24.4%	20.5%	22.5%	11.6%	5.2%

General

Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The management of Halcón recommended, and the Halcón Board of Directors determined, to select Barclays because of its familiarity with Halcón and GeoResources, its historical relationship with Halcón, and because of Barclays’ qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, knowledge of the industries in which Halcón and GeoResources operate, as well as substantial experience in transactions comparable to the transaction.

Barclays has acted as financial advisor to Halcón in connection with the transaction and will receive fees for its services, a portion of which was payable upon rendering its opinion and a substantial portion of which is contingent upon the consummation of the transaction. In addition, Halcón has agreed to reimburse Barclays’ expenses and indemnify Barclays for certain liabilities that may arise out of its engagement. Barclays has performed various investment banking services for Halcón and its affiliates in the past, and has received customary fees for such services. Specifically, in the past two years, Barclays has performed the following investment banking and financial services for Halcón and its affiliates, for which it has received customary compensation: (i) in February 2012, Barclays acted as a joint placement agent on Halcón’s $400 million private equity in the public market offering and (ii) Barclays is currently a lender under Halcón’s existing revolving credit facility. In the past two years, Barclays has performed only limited services for GeoResources for which it has received limited compensation. Barclays expects to perform investment banking and financial services for Halcón and its affiliates in the future and expects to receive customary fees for such services. In addition, Halcón has requested and Barclays is participating in the financing required in connection with the consummation of the transaction and Barclays will receive customary fees in connection therewith.

Barclays Capital Inc. and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Halcón and its affiliates and GeoResources and its affiliates for Barclays own account and for the accounts of Barclays customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Opinion of Wells Fargo Securities to the GeoResources Board of Directors

GeoResources retained Wells Fargo Securities to act as its financial advisor and render a fairness opinion in connection with a possible transaction involving GeoResources and Halcón and its affiliates. In connection with this engagement, the board of directors of GeoResources requested that Wells Fargo Securities provide its opinion as to the fairness, from a financial point of view, of the merger consideration of (1) $20.00 cash, without interest, and (2) 1.932 shares of Halcón common stock per share to be received by the holders of GeoResources common stock (other than Halcón and its affiliates) pursuant to the merger agreement. In selecting Wells Fargo Securities as its financial advisor, the board of directors of GeoResources considered, among other things, the fact that Wells Fargo Securities is an internationally-recognized investment banking firm with substantial experience advising companies in the oil and gas exploration and production industry and has substantial experience providing strategic advisory services in similar transactions. Wells Fargo Securities, as part of its investment banking business, is continuously engaged in the evaluation of businesses and debt and equity securities in connection with mergers and acquisitions; underwritings, private placements and other securities offerings; senior credit financings; and general corporate advisory services.

On April 23, 2012, at a meeting of the GeoResources board of directors held to consider the merger agreement, Wells Fargo Securities delivered to the board of directors of GeoResources an oral opinion, which was confirmed by delivery of a written opinion, dated April 24, 2012, to the effect that, as of the date of the written opinion, and based on and subject to various assumptions made, procedures followed, matters considered and limitations on the review undertaken by Wells Fargo Securities in connection with the opinion, the experience of its investment bankers and other factors it deemed relevant, the merger consideration of (1) $20.00 cash, without interest, and (2) 1.932 shares of Halcón common stock per share to be received by the holders of GeoResources common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders (other than Halcón and its affiliates). The issuance of the opinion of Wells Fargo Securities was approved by an authorized committee of Wells Fargo Securities.

The full text of Wells Fargo Securities’ written opinion, dated April 24, 2012, to the board of directors of GeoResources sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Annex E to this joint proxy statement/prospectus and is incorporated by reference in its entirety into this joint proxy statement/prospectus. The following summary is qualified in its entirety by reference to the full text of the opinion. Wells Fargo Securities provided its opinion for the information and use of the board of directors of GeoResources in connection with its evaluation of the merger and should not be construed as creating, and Wells Fargo Securities shall not be deemed to have, any fiduciary duty to the board of directors of GeoResources, GeoResources, any security holder or creditor of GeoResources or any other person, regardless of any prior or ongoing advice or relationships. Wells Fargo Securities’ opinion does not address the merits of the underlying decision by GeoResources to enter into the merger agreement or the relative merits of the merger compared with other business strategies or transactions that might be available to GeoResources and does not constitute a recommendation as to, or otherwise address, how any holder of shares of GeoResources common stock should vote with respect to the merger or any other matter.

In arriving at its opinion, Wells Fargo Securities, among other things:

•	Reviewed a draft dated April 23, 2012 of the merger agreement, including the financial terms of the merger agreement, and certain related draft agreements;

•	Reviewed certain business, financial and other information regarding GeoResources that was publicly available or was furnished to it by the management of GeoResources;

•	Reviewed certain financial projections for GeoResources prepared by the management of GeoResources, which we refer to in this joint proxy statement/prospectus as the “GeoResources Projections”;

•

Discussed with the management of GeoResources the operations and prospects of GeoResources, including the historical financial performance and trends in the results of operations of GeoResources, and certain estimates of GeoResources’ proved reserves prepared by GeoResources’ independent oil and gas reserve engineers and by GeoResources management, which we refer to in this joint proxy statement/prospectus as the “GeoResources Reserve Report” and the “GeoResources Management Reserve Estimates”, respectively;

•	Reviewed certain business, financial and other information regarding Halcón that was publicly available or was furnished to it by Halcón or GeoResources;

•	Reviewed certain financial projections for Halcón prepared by the management of GeoResources, which we refer to in this joint proxy statement/prospectus as the “Halcón Projections”;

•

Discussed with the managements of Halcón and GeoResources the operations and prospects of Halcón, including the historical financial performance and trends in the results of operations of Halcón, and certain estimates of Halcón’s proved reserves prepared by Halcón’s independent oil and gas reserve engineers and by the management of GeoResources, which we refer to in this joint proxy statement/prospectus as the “Halcón Reserve Report” and “Halcón Management Reserve Estimates”, respectively;

•	Discussed with the management of GeoResources the strategic rationale for the merger;

•

Compared certain business, financial and other information regarding GeoResources and Halcón, respectively, that was publicly available or was furnished to it by the management of GeoResources with publicly available business, financial and other information regarding certain publicly traded companies that Wells Fargo Securities deemed relevant;

•	Compared the proposed financial terms of the merger agreement with the financial terms of certain other business combinations and transactions that Wells Fargo Securities deemed relevant;

•

Prepared a discounted cash flow analysis of GeoResources based upon the GeoResources Projections, as well as other assumptions discussed with and confirmed as reasonable by the management of GeoResources;

•	Prepared a discounted cash flow analysis of Halcón based upon the Halcón Projections and other assumptions discussed with and confirmed as reasonable by the management of GeoResources; and

•	Considered other information such as financial studies, analyses and investigations, as well as financial, economic and market criteria that Wells Fargo Securities deemed relevant.

In connection with its review, Wells Fargo Securities assumed and relied upon the accuracy and completeness of the foregoing financial and other information, including all accounting, tax and legal information, and did not make (and did not assume any responsibility for) any independent verification of such information. Wells Fargo Securities assumed, with the consent of the management of GeoResources, that such management was not aware of any facts or circumstances that would make such information inaccurate or misleading in any way meaningful to Wells Fargo Securities’ analysis. With respect to the financial forecasts and estimates utilized in its analyses, including the GeoResources Projections, the Halcón Projections, the GeoResources Management Reserve Estimates and the Halcón Management Reserve Estimates, Wells Fargo Securities assumed, with the consent of the management of GeoResources, that they have been reasonably prepared and reflect the best good faith current estimates, judgments and assumptions of the management of GeoResources as to the future financial performance of GeoResources and Halcón and the other matters covered thereby, and Wells Fargo Securities assumed with the consent of the management of GeoResources, that any potential disposition of any assets that may be required by Halcón pursuant to the Executive Retention Agreement, dated as of July 14, 2011, by and between Petrohawk Energy Corporation and Floyd C. Wilson in connection with the merger, which we refer to in this joint proxy statement/prospectus as the “Potential Disposition”, will not, in the aggregate, make the GeoResources Projections and the Halcón Projections misleading in any way meaningful to Wells Fargo Securities’ analysis. As of the date of its written opinion, Wells Fargo Securities further assumed, that any potential asset or corporate acquisitions made by Halcón, which we refer to in this joint proxy statement/prospectus as “Potential Halcón Acquisitions” will not, in the aggregate, make the GeoResources Projections and the Halcón Projections misleading in any way meaningful to Wells Fargo Securities’ analysis. Wells Fargo Securities assumed no responsibility for, and expressed no view as to, such forecasts or estimates or the judgments or assumptions upon which they are based. With respect to the GeoResources Reserve Report and the Halcón Reserve Report, which we refer to collectively in this joint proxy statement/prospectus as the “Third Party Reserve Reports”, Wells Fargo Securities assumed, with the consent of the management of GeoResources, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the preparers thereof as to the respective oil and gas reserves of GeoResources and Halcón reflected therein. Wells Fargo Securities relied, at the direction of the GeoResources board of directors, upon the assessments of GeoResources’ management as to GeoResources’ and Halcón’s future oil and natural gas drilling and production, market and cyclical trends and prospects relating to the oil and gas industry, regulatory matters with respect thereto and the potential impact thereof on GeoResources and Halcón. Wells Fargo Securities also assumed that there had been no material changes in the condition (financial or otherwise), results of operations, business or prospects of GeoResources or Halcón since the date of the most recent business and financial information provided to it. In arriving at its opinion, Wells Fargo Securities did not conduct any physical inspection, evaluation or appraisal of the assets or liabilities (contingent or otherwise) of GeoResources or Halcón and had not been furnished with any such evaluation or appraisal (other than the Third Party Reserve Reports that Wells Fargo Securities reviewed and relied upon without independent verification for purposes of its opinion). Wells Fargo Securities is not an expert in the evaluation of oil and gas reserves, drilling or production levels and it expressed no view as to GeoResources’ or Halcón’s reserve quantities or the development or production (including, without limitation, as to the feasibility or timing) of any oil or gas properties of GeoResources or Halcón (including unevaluated properties). Wells Fargo Securities also expressed no view as to future crude oil, natural gas and related commodity prices reflected in the financial forecasts and other information and data utilized in its analyses, which prices are subject to significant volatility and which, if different than as assumed, could have a material impact on Wells Fargo Securities’ analyses or opinion.

In rendering its opinion, Wells Fargo Securities assumed, with the consent of the board of directors of GeoResources, that the final form of the merger agreement and any related agreements, when signed by the parties thereto, would not differ from the drafts reviewed by it in any respect material to its analysis, that the transactions contemplated to be undertaken by GeoResources and Halcón in connection with the merger or otherwise would be consummated in accordance with the terms described in the merger agreement or as otherwise described to it by representatives of GeoResources and in compliance with all applicable laws, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third party consents or approvals for the merger, no restrictions would be imposed or actions would be taken that would have an adverse effect on GeoResources or Halcón or the expected benefits of the merger. The opinion of Wells Fargo Securities was necessarily based upon economic, market, financial and other conditions and information made available to it as of the date of its opinion. Although subsequent developments may affect its opinion, Wells Fargo Securities does not have any obligation to update, revise or reaffirm its opinion.

The opinion of Wells Fargo Securities only addresses the fairness, as of April 24, 2012, from a financial point of view, to the holders of GeoResources common stock (other than Halcón and its affiliates) of the merger consideration to the extent expressly provided in its opinion, and does not address any other terms or aspects of the merger, including, without limitation, the form or structure of the merger, any allocation of the merger consideration, any tax or accounting matters relating to the merger or otherwise, any financing arrangements, the Potential Disposition, any Potential Halcón Acquisitions or the impact thereof on GeoResources or Halcón, or any aspect or implication of any other agreement or arrangement entered into in connection with or contemplated by the merger or otherwise. In addition, Wells Fargo Securities’ opinion does not address the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of GeoResources; nor does it address the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors or employees of any parties to the merger, or class of such persons, whether relative to the merger consideration or otherwise.

The summary set forth below does not purport to be a complete description of the analyses performed by Wells Fargo Securities, but describes, in summary form, the material analyses performed by Wells Fargo Securities in connection with Wells Fargo Securities’ opinion. The preparation of an opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Wells Fargo Securities made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Accordingly, the analyses reflected in the tables and described below must be considered as a whole, and considering any portion of the analyses, without considering all analyses together, could create a misleading or incomplete view of the processes underlying Wells Fargo Securities’ analyses and opinion.

GeoResources Financial Analyses

Discounted Cash Flow Analysis. Wells Fargo Securities performed an illustrative discounted cash flow analysis of GeoResources using the GeoResources Projections to determine an implied present value per share of GeoResources common stock. Using the GeoResources Projections and NYMEX strip pricing as of April 20, 2012, Wells Fargo Securities first calculated the projected after-tax unlevered free cash flows for GeoResources for the calendar years, which we refer to as CY, 2012 through 2027. Next, Wells Fargo Securities calculated the net present value of the illustrative terminal value of GeoResources in CY 2027 by applying a range of terminal value Earnings Before Interest, Tax, Depreciation, and Amortization, or “EBITDA”, multiples of 5.0x-7.0x to estimated GeoResources EBITDA for CY 2027. Wells Fargo Securities selected the terminal value EBITDA multiples used in this analysis based on its experience and professional judgment. Wells Fargo Securities discounted the terminal value and the cash flow streams to present values using discount rates ranging from 10% -12% to arrive at a range of illustrative enterprise values for GeoResources. Wells Fargo Securities derived the range of discount rates used in this analysis based on its experience and professional judgment taking into account GeoResources’ weighted average cost of capital, which Wells Fargo Securities calculated using standard corporate finance methodologies. Wells Fargo Securities then adjusted the range of illustrative enterprise values of GeoResources to account for GeoResources’ pro forma net debt outstanding as of December 31, 2011 to arrive at a range of implied equity values for GeoResources. Wells Fargo Securities then divided this range of implied equity values by 27.4 million (the total number of fully diluted shares of GeoResources common stock outstanding as provided by GeoResources’ management) to arrive at a range of illustrative value indications per share for GeoResources common stock of $17.34 to $21.73.

Sum-of-the-Parts Analysis. Wells Fargo Securities also performed a sum-of-the-parts analysis which applies different valuation analyses to the different components of GeoResources’ assets and operations to arrive at a calculated value per share of GeoResources common stock. Wells Fargo Securities first performed an analysis to calculate an implied enterprise valuation of GeoResources’ proved reserves, taking into account various risk levels. In conducting this proved reserve valuation, Wells Fargo Securities conducted an analysis of the estimated pre-tax net present value of GeoResources’ potential future cash flows expected to be generated from GeoResources’ different categories of pro forma proved reserves as of January 1, 2012, including proved developed producing reserves, proved developed non-producing reserves and proved undeveloped reserves. The valuation was based upon reserve data obtained from the GeoResources’ Management Reserve Estimates which were compiled by GeoResources’ management utilizing NYMEX strip pricing as of April 20, 2012 and included the pro forma impact of reserve additions associated with assets acquired by GeoResources in February 2012 in the Austin Chalk trend of Texas. This analysis of the implied value of GeoResources’ proved reserves was performed under three scenarios, applying various risk levels to the three categories of proved reserves, which yielded implied enterprise values for GeoResources’ proved reserves ranging from $509.9 million to $584.3 million.

In calculating a sum-of-the-parts analysis of GeoResources, Wells Fargo Securities also considered the additional resource potential associated with GeoResources’ 72,000 net undeveloped acres in the Eagle Ford and Bakken shale formations. In conducting this analysis, Wells Fargo Securities utilized different value per acre metrics for each of GeoResources’ different project areas based on input from GeoResources’ management and Wells Fargo Securities’ professional judgment in addition to a review of precedent acreage transactions that have occurred in proximity to each of GeoResources’ project areas. The average value implied from this analysis ranged from $3,726 to $5,691 per undeveloped acre. This acreage value analysis yielded implied enterprise values associated with GeoResources’ undeveloped acreage ranging from $268.3 million to $409.8 million.

Wells Fargo Securities then added the range of implied enterprise values associated with GeoResources’ proved reserves to the range of implied enterprise values associated with GeoResources’ undeveloped acreage and adjusted these combined enterprise value amounts to account for net debt outstanding (less capitalized future general and administrative expenses), and hedges outstanding to arrive at a range of total implied equity values for GeoResources. This range of equity values was then divided by 27.4 million (the total number of fully diluted shares of GeoResources common stock outstanding as provided by GeoResources’ management) and resulted in a range of illustrative equity value indications per share of GeoResources common stock of $25.74 to $33.61.

Comparable Public Companies Analysis. Wells Fargo Securities reviewed and compared certain financial, operating and other information and financial multiples relating to GeoResources to corresponding financial, operating and other information and financial multiples for certain publicly-traded oil and gas exploration and production companies that Wells Fargo Securities, using its professional judgment and expertise, deemed comparable to GeoResources. Although none of these companies is directly comparable to GeoResources in all respects, Wells Fargo Securities selected these companies because they are publicly traded companies with operations that, for purposes of this analysis, may be considered similar to certain operations of GeoResources.

The selected companies included in the comparable companies analysis for GeoResources were:

•	Abraxas Petroleum Corporation

•	Approach Resources Inc.

•	Berry Petroleum Company

•	Bonanza Creek Energy, Inc.

•	Clayton Williams Energy, Inc.

•	Halcón Resources Corporation

•	Laredo Petroleum Holdings, Inc.

•	Resolute Energy Corporation

•	Rosetta Resources Inc.

Wells Fargo Securities calculated and compared the financial multiples for the selected companies based on public filings, equity research, the Halcón Projections and common stock closing prices on April 20, 2012 for the selected companies. Wells Fargo Securities calculated the financial multiples for GeoResources, based on public filings, the GeoResources Projections and the closing price of the common stock of GeoResources on April 20, 2012. With respect to each of the selected companies, Wells Fargo Securities calculated:

•

total enterprise value, or “TEV” (which is calculated as the fully-diluted market value of common equity plus the book value of debt, plus minority interest, less cash), as a multiple of estimated CY 2012 EBTIDA and estimated CY 2013 EBITDA

•	TEV as a multiple of estimated production (in $ per Boe/d) for CY 2012 and CY 2013

•	TEV as a multiple of proved reserves (in $ per Boe)

The following table presents the results of this analysis:

	Selected Companies Range	Selected Companies Median	GeoResources
TEV/2012E EBITDA	4.8x - 11.2x	5.9x	4.8x
TEV/2013E EBITDA	2.7x - 7.4x	4.5x	3.3x
TEV/2012E Production ($ per Boe/d)	$70,379 - $151,099	$93,608	$90,038
TEV/2013E Production ($ per Boe/d)	$51,528 - $115,926	$79,059	$71,085
TEV/Proved Reserves ($ per Boe)	$11.99 - $25.83	$15.94	$25.68

Based on these analyses and utilizing its professional judgment and experience, Wells Fargo Securities applied, respectively, TEV/estimated CY 2012 EBITDA multiples ranging from 5.0x to 7.0x and TEV/estimated CY 2013 EBITDA multiples ranging from 3.5x to 5.0x derived from the comparable companies analysis to comparable financial and operating data for GeoResources included in the GeoResources Projections. By dividing these ranges of implied equity values by 27.4 million (the total number of fully diluted shares of GeoResources common stock outstanding as provided by GeoResources’ management), Wells Fargo Securities calculated ranges of illustrative value indications per share for GeoResources common stock of $32.10 to $44.56 and $32.01 to $45.31, based on GeoResources’ CY 2012 EBITDA and CY 2013 EBITDA in the GeoResources Projections, respectively.

Wells Fargo Securities also applied, respectively, TEV/estimated CY 2012 production multiples ranging from $90,000 to $105,000 per barrels of oil equivalent per day, or Boe/d, of production and TEV/estimated CY 2013 production multiples ranging from $65,000 to $90,000 Boe/d of production derived from the comparable companies analysis to comparable financial and operating data for GeoResources included in the GeoResources Projections. By dividing these ranges of implied equity values by 27.4 million (the total number of fully diluted shares of GeoResources common stock outstanding as provided by GeoResources’ management), Wells Fargo Securities calculated ranges of illustrative value indications per share for GeoResources common stock of $30.67 to $35.62 and $28.14 to $38.58, respectively.

Wells Fargo Securities also applied TEV/proved reserve multiples ranging from $16.00 to $26.00 per barrel of oil equivalent, or Boe, derived from the comparable companies analysis to comparable reserve data for GeoResources included in the GeoResources Management Reserves Estimates. By dividing this range of implied equity values by 27.4 million (the total number of fully diluted shares of GeoResources common stock outstanding as provided by GeoResources’ management), Wells Fargo Securities calculated a range of illustrative value indications per share for GeoResources common stock of $19.48 to $31.05.

Selected Transactions Analysis. In conducting its valuation analysis using selected precedent transaction multiples, Wells Fargo Securities utilized an approach similar to the sum-of-the-parts analysis in which it valued GeoResources’ proved reserves and production separately from its undeveloped acreage. In determining an illustrative valuation range for GeoResources’ proved reserves and production, Wells Fargo Securities reviewed transactions with conventional assets deemed similar to GeoResources’ proved reserves and production. In determining an illustrative valuation range for GeoResources undeveloped acreage, Wells Fargo Securities reviewed transactions that have occurred in the Eagle Ford and Bakken shale formations that included a substantial undeveloped acreage component to the assets being acquired.

Conventional Asset Transactions. Wells Fargo Securities analyzed certain publicly available information relating to the following selected transactions involving companies with conventional oil and gas assets and operations, announced since January 2010. Wells Fargo Securities selected these transactions because they involved companies with conventional oil and gas assets and operations that are reasonably similar to those of GeoResources.

Selected Conventional Asset Transactions

Buyer	Seller	Date of Announcement
LINN Energy, LLC	BP America Production Company	February 2012

QR Energy, LP	Quantum Resources Fund	September 2011

LINN Energy, LLC	Panther Energy Company, LLC/
	Red Willow Mid-Continent, LLC	May 2011

Legacy Reserves LP	Concho Resources Inc.	November 2010

LINN Energy, LLC	Undisclosed	September 2010

Undisclosed	Venoco, Inc.	April 2010

Quantum Resources Management LLC	Denbury Resources Inc.	April 2010

LINN Energy, LLC	Henry Savings LP/
	Henry Savings Management LLC	March 2010

Undisclosed	Petrohawk Energy Corporation	March 2010

This analysis indicated the following:

Benchmark:	Range	Median
Production Value (in $ per Boe/d)	$60,976 - $109,929	$73,996
Proved Reserves Value (in $ per Boe)	$9.86 - $22.00	$15.55

Using its professional judgment and experience, Wells Fargo Securities selected (i) a reference range of $65,000 to $90,000 per Boe/d for production value derived from the selected conventional asset transactions and (ii) a reference range of $14.00 to $18.00 per Boe for proved reserves value derived from the selected conventional asset transactions.

Selected Eagle Ford and Bakken Transactions. Wells Fargo Securities then analyzed certain information relating to the following selected transactions involving companies with assets and/or operations in the Eagle Ford and/or Bakken shale formations, announced since March 2010. Wells Fargo Securities selected these transactions because they involved companies with assets and/or operations in the Eagle Ford and/or Bakken shale formations that are reasonably similar to those of GeoResources.

Selected Eagle Ford Transactions

Buyer	Seller	Date of Announcement

Undisclosed	Whiting Petroleum Corporation	September 2011

GAIL (INDIA) LIMITED	Carrizo Oil & Gas, Inc.	September 2011

Toreador Resources Corporation	ZaZa Energy, LLC	August 2011

Undisclosed	Forest Oil Corporation	June 2011

Mitsui & Co., Ltd.	SM Energy Company	June 2011

Statoil Texas Onshore Properties LLC/ Talisman Energy USA Inc.	SM Energy Company	June 2011

Carrizo Oil & Gas, Inc.	Undisclosed	June 2011

Marathon Oil Corporation	Hilcorp Resources Holdings, LP	June 2011

Korea National Oil Corporation	Anadarko Petroleum Corporation	March 2011

Undisclosed	Escondido Resources II, LLC	March 2011

Chesapeake Energy Corporation	Antares Energy Ltd.	November 2010

CNOOC Limited	Chesapeake Energy Corporation	October 2010

Plains Exploration & Production Company	Undisclosed	October 2010

Reliance Industries Limited	Pioneer Natural Resources Company	June 2010

Kohlberg Kravis Roberts & Co. L.P.	Hilcorp Energy Company	June 2010

Goodrich Petroleum Corporation	BlackBrush Oil & Gas, L.P.	April 2010

Talisman Energy Inc.	Common Resources II, L.L.C.	March 2010

BP Plc	Lewis Energy Group	March 2010

Selected Bakken Transactions

Buyer	Seller	Date of Announcement

Continental Resources, Inc.	Wheatland Oil Inc.	March 2012

Continental Resources, Inc.	Undisclosed	February 2012

Kodiak Oil & Gas Corp.	Mercuria Bakken, LLC	November 2011

Statoil ASA	Brigham Exploration Company	October 2011

Kodiak Oil & Gas Corp.	Undisclosed	September 2011

Crescent Point Energy Corp.	Undisclosed	August 2011

Kodiak Oil & Gas Corp.	Undisclosed	May 2011

LINN Energy, LLC	Concho Resources Inc.	February 2011

Magnum Hunter Resources Corporation	NuLoch Resources, Inc.	January 2011

Occidental Petroleum Corporation	Anschutz Exploration Corporation	December 2010

Hess Corporation	TRZ Energy, LLC	November 2010

The Williams Companies, Inc.	Undisclosed	November 2010

Enerplus Resources Fund	Peak Energy Resources, LLC	September 2010

Hess Corporation	American Oil & Gas, Inc.	July 2010

Enerplus Resources Fund	Undisclosed	June 2010

In performing the selected transaction analysis with respect to GeoResources’ Eagle Ford and Bakken assets and operations, Wells Fargo Securities applied various risk levels supplied by the management of GeoResources. Using its professional judgment and experience, Wells Fargo Securities selected a reference range of $3,726 to $5,691 per acre for the Eagle Ford and Bakken selected transactions.

Based on this review of selected conventional asset transactions, the Eagle Ford and Bakken assets and operations and its professional judgment and experience, Wells Fargo Securities then derived an implied enterprise value range for GeoResources using (i) a range of $65,000 to $90,000 per Boe/d with respect to production value for GeoResources’ estimated pro forma production for the quarter ended December 31, 2011 (pro forma to include production associated with assets acquired by GeoResources in February 2012 in the Austin Chalk trend of Texas) of 7,030 Boe/d and (ii) a range of $3,726 to $5,691 per acre with respect to net undeveloped acreage for GeoResources’ 72,000 net undeveloped acres. By dividing the range of implied equity values by 27.4 million (the total number of fully diluted shares of GeoResources common stock outstanding as provided by GeoResources’ management), Wells Fargo Securities calculated a range of illustrative value indications per share of GeoResources common stock of $27.40 to $38.96.

In addition, based on this review and its professional judgment and experience, Wells Fargo Securities then derived an implied enterprise value range for GeoResources using (i) a range of $14.00 to $18.00 per Boe with respect to proved reserves for GeoResources’ January 1, 2012 pro forma proved reserves (pro forma to include the proved reserves associated with assets acquired by GeoResources in February 2012 in the Austin Chalk trend of Texas and NYMEX strip pricing as of April 20, 2012) of 31.7 million barrels of oil equivalent, or MMboe, and (ii) a range of $3,726 to $5,691 per acre with respect to net undeveloped acreage for GeoResources’ 72,000 net undeveloped acres. By dividing this range of implied equity values by 27.4 million (the total number of fully diluted shares of GeoResources common stock outstanding as provided by GeoResources’ management), Wells Fargo Securities calculated a range of illustrative value indications per share of GeoResources common stock of $26.94 to $36.73.

Although none of the companies, assets or operations involved in the selected transactions are directly comparable to GeoResources or its assets or operations in all respects, nor are any of the selected transactions directly comparable to the merger in all respects, Wells Fargo Securities chose the transactions in the selected transactions analysis because their profiles, for the purpose of analysis, may be considered similar to certain of GeoResources’ assets and operations.

Halcón Financial Analyses

Discounted Cash Flow Analysis. Wells Fargo Securities performed an illustrative discounted cash flow analysis of Halcón using the Halcón Projections to determine an implied present value per share of Halcón common stock. Using the Halcón Projections and NYMEX strip pricing as of April 20, 2012, Wells Fargo Securities first calculated the projected after-tax unlevered free cash flows for Halcón for CY 2012 through CY 2027. Next, Wells Fargo Securities calculated the net present value of the illustrative terminal value of Halcón in CY 2027 by applying a range of terminal value EBITDA multiples of 5.0x-7.0x to estimated Halcón EBITDA for CY 2027. Wells Fargo Securities selected the terminal value EBITDA multiples used in this analysis based on its experience and professional judgment. Wells Fargo Securities discounted the terminal value and the cash flow streams to present values using discount rates ranging from 10% -12% to arrive at a range of illustrative enterprise values for Halcón. Wells Fargo Securities derived the range of discount rates used in this analysis based on its experience and professional judgment taking into account Halcón’s weighted average cost of capital, which Wells Fargo Securities calculated using standard corporate finance methodologies. Wells Fargo Securities then adjusted the range of illustrative enterprise values of Halcón to account for Halcón’s pro forma net debt outstanding as of December 31, 2011 to arrive at a range of implied equity values for Halcón. By dividing this range of implied equity values by 241.6 million (the total number of fully diluted shares of Halcón common stock outstanding as provided by GeoResources’ management), to arrive at a range of illustrative equity value indications per share for Halcón common stock of $7.35 to $10.77.

Sum-of-the-Parts Analysis. Wells Fargo Securities also performed a sum-of-the-parts analysis which applies different valuation analyses to distinct components of Halcón’s assets and operations to arrive at a calculated value per share of Halcón common stock. Wells Fargo Securities first performed an analysis to calculate an implied enterprise valuation of Halcón’s proved reserves, taking into account various risk levels. In conducting this proved reserve valuation, Wells Fargo Securities conducted an analysis of the pre-tax net present value of Halcón’s potential future cash flows expected to be generated from Halcón’s different categories of proved reserves as of January 1, 2012, including proved developed producing reserves, proved developed non-producing reserves and proved undeveloped reserves. The valuation was based upon reserve data obtained from the Halcón Management Reserve Estimates which were compiled by GeoResources’ management utilizing NYMEX strip pricing as of April 20, 2012. This analysis of the implied value of Halcón’s proved reserves was performed under three scenarios, applying various risk levels to the three categories of proved reserves, which yielded implied enterprise values for Halcón’s proved reserves ranging from $317.3 million to $367.6 million.

In calculating a sum-of-the-parts analysis of Halcón, Wells Fargo Securities also considered Halcón’s additional resource potential. Wells Fargo Securities assumed, based on estimates provided to GeoResources’ management by Halcón, that Halcón held 255,212 net undeveloped acres in the Utica, Woodbine, Mississippian Lime, Wilcox and other exploratory plays, which included acreage associated with Potential Halcón Acquisitions that were under contract or non-binding letters of intent. In conducting this analysis, Wells Fargo Securities utilized different value per acre ranges for each of Halcón’s different project areas based on input from GeoResources’ management and Wells Fargo Securities’ professional judgment in addition to a review of precedent acreage transactions that have occurred in proximity to each of Halcón’s project areas. The average value implied from this analysis ranged from $4,021 to $6,032 per undeveloped acre in the aggregate. In calculating its sum-of-the-parts analysis of Halcón, Wells Fargo Securities added such reference range of $4,021 to $6,032 per acre. This acreage value analysis yielded implied enterprise values associated with Halcón’s undeveloped acreage totaling $1,026 million to $1,539 million.

Wells Fargo Securities then added the range of implied enterprise values associated with Halcón’s proved reserves to the range of implied enterprise values associated with Halcón’s undeveloped acreage and adjusted these combined enterprise value amounts to account for net debt outstanding (less capitalized general and administrative expenses), and hedges outstanding to arrive at a range of total implied equity values for Halcón. This range of equity values was then divided by 241.6 million (the total number of fully diluted shares of Halcón common stock outstanding as provided by GeoResources’ management) and resulted in range of illustrative equity value indications per share of Halcón common stock of $6.00 to $8.34.

Comparable Public Companies Analysis. Wells Fargo Securities reviewed and compared certain financial, operating and other information and financial multiples relating to Halcón to corresponding financial, operating and other information and financial multiples for certain publicly-traded oil and gas exploration and production companies that Wells Fargo Securities, using its professional judgment and expertise, deemed comparable to Halcón. Although none of these companies is directly comparable to Halcón in all respects, Wells Fargo Securities selected these companies because they are publicly traded companies with operations that, for purposes of this analysis, may be considered similar to certain operations of Halcón.

The selected companies included in the comparable companies analysis for Halcón were:

•	Abraxas Petroleum Corporation

•	Approach Resources Inc.

•	Berry Petroleum Company

•	Bonanza Creek Energy, Inc.

•	Clayton Williams Energy, Inc.

•	GeoResources, Inc.

•	Laredo Petroleum Holdings, Inc.

•	Resolute Energy Corporation

•	Rosetta Resources Inc.

Wells Fargo Securities calculated and compared the financial multiples for the selected companies based on public filings, equity research, the GeoResources Projections and common stock closing prices on April 20, 2012 for the selected companies. Wells Fargo Securities calculated the financial multiples for Halcón, based on public filings, the Halcón Projections and the closing price of the common stock of Halcón on April 20, 2012. With respect to each of the selected companies, Wells Fargo Securities calculated:

•	TEV as a multiple of estimated CY 2013 EBITDA

•	TEV as a multiple of estimated production (in $ per Boe/d) for CY 2013

The following table presents the results of this analysis:

	Selected Companies Range	Selected Companies Median	Halcón
TEV/2013E EBITDA	2.7x - 7.4x	4.5x	4.2x
TEV/2013E Production ($ per Boe/d)	$51,528 - $115,926	$79,059	$60,345

Based on these analyses and utilizing its professional judgment and experience, Wells Fargo Securities applied TEV/estimated CY 2013 EBITDA multiples ranging from 4.0x to 5.5x derived from the comparable companies analysis to comparable financial and operating data for Halcón included in the Halcón Projections. By dividing this range of implied equity values by 241.6 million (the total number of fully diluted shares of Halcón common stock outstanding as provided by GeoResources’ management), Wells Fargo Securities calculated a range of illustrative value indications per share for Halcón common stock of $8.64 to $11.32 based on Halcón’s estimated CY 2013 EBITDA.

Wells Fargo Securities also applied TEV/estimated CY 2013 production multiples ranging from $70,000 to $95,000 Boe/d of production derived from the comparable companies analysis to comparable financial and operating data for Halcón included in the Halcón Projections. By dividing this range of implied equity values by 241.6 million (the total number of fully diluted shares of Halcón common stock outstanding as provided by GeoResources’ management), Wells Fargo Securities calculated a range of illustrative value indications per share for Halcón common stock of $10.25 to $13.37, based on Halcón’s estimated production for CY 2013.

Other Considerations

Wells Fargo Securities prepared the analyses described above for purposes of providing its opinion to the board of directors of GeoResources as to the fairness, from a financial point of view, as of April 24, 2012, of the merger consideration to be received by the holders (other than Halcón and its affiliates) of shares of GeoResources common stock. The analyses do not purport to be appraisals or to reflect the prices at which any company or business might actually be sold or the prices at which any securities have traded or may trade at any time in the future. The analyses described above that are based upon forecasts of future results are not necessarily indicative of actual results in the future, which may be significantly more or less favorable than suggested by these analyses. These analyses are based upon numerous factors or events beyond the control of the parties or their respective advisors, and therefore are inherently subject to uncertainty. None of GeoResources, Halcón, Wells Fargo Securities or any other person assumes responsibility if future results are materially different from those forecast. The type and amount of consideration payable in the merger were determined through negotiations among the board of directors and management of each of GeoResources and Halcón. Wells Fargo Securities did not recommend any specific consideration to the board of directors of GeoResources or state that any given consideration constituted the only appropriate consideration for the merger. The decision to enter into the merger agreement was solely that of the board of directors of GeoResources. As described above, Wells Fargo Securities’ opinion and analyses were only one of many factors taken into consideration by the board of directors of GeoResources in evaluating the merger. Wells Fargo Securities’ analyses summarized above should not be viewed as determinative of the views of the board of directors or management of GeoResources with respect to the merger or the consideration to be received in the merger. Wells Fargo Securities was engaged to act as financial advisor to the board of directors of GeoResources and render a fairness opinion in connection with the merger and GeoResources has agreed to pay Wells Fargo Securities a fee for such services of approximately $5.5 million in the aggregate, $2.5 million of which was payable upon delivery of Wells Fargo Securities’ opinion and approximately $3.0 million of which will be payable upon consummation of the merger. The amount and timing of the payment of fees to Wells Fargo Securities was determined based upon negotiations between GeoResources and Wells Fargo Securities. GeoResources has also agreed to reimburse certain of Wells Fargo Securities’ expenses, to pay Wells Fargo Securities a fee in certain circumstances in connection with the termination of the merger and to indemnify it against certain liabilities that may arise out of its engagement.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Wells Fargo Securities and its affiliates provide a full range of financial advisory, securities and lending services in the ordinary course of business, for which Wells Fargo Securities and such affiliates receive customary fees. In that regard, Wells Fargo Securities or its affiliates in the past have provided and currently are providing financial services to GeoResources and its affiliates and to Halcón and its affiliates, respectively, for which Wells Fargo Securities and such affiliates have received and expect to receive fees, including having acted as or currently acting as a lender, arranger, bookrunner and administrative agent under a credit facility of GeoResources, a provider of derivatives to GeoResources, a financial advisor to GeoResources in connection with other strategic transactions, a possible book-running or manager role relating to future issuances of Halcón securities, and a lender, documentation agent and syndication agent under a credit facility of Halcón. Wells Fargo Securities and its affiliates may also in the future provide financial services to GeoResources and its affiliates and Halcón and its affiliates, respectively, for which Wells Fargo Securities and its affiliates may receive fees. In the ordinary course of business, Wells Fargo Securities and its affiliates may actively trade or hold the securities or financial instruments of GeoResources and Halcón for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

Projected Financial Information

Halcón and GeoResources make public only very limited information as to future performance and neither company provides specific or detailed information as to earnings or performance over an extended period. However, for internal purposes and for use in connection with their respective evaluations of the proposed merger, Halcón management and GeoResources management each prepared certain projections of their company’s future financial performance and made this information available to the other. Certain version of these projections were also made available to the financial advisors of Halcón and GeoResources for their consideration in preparing and delivering financial analyses and opinions to the respective boards of directors of Halcón and GeoResources. The prospective financial information discussed in this joint proxy statement/prospectus related to Halcón and GeoResources was not prepared with a view to public disclosure or with a view toward complying with the published guidelines established by the American Institute of Certified Public Accountants regarding prospective financial information. The internal financial forecasts (upon which these projections were based in part) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretations and periodic revision based on commodity prices, industry conditions, actual experience, and business developments among other considerations. Neither Halcón’s nor GeoResources’ independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The projections reflect numerous assumptions made by management of both companies, including assumptions with respect to general business, economic, market and financial conditions and other matters, including the level of production of oil and natural gas, the amount and timing of capital expenditures and operating costs and the availability and cost of capital, all of which are difficult to predict and many of which are beyond the control of either company. Accordingly, there can be no assurance that the assumptions made in preparing these projections will prove accurate. Actual results may be materially greater or less than those contained in the projections. The inclusion of the projections in this joint proxy statement/prospectus should not be regarded as an indication that the projections will be predictive of actual future events, and the projections should not be relied upon as such.

The projections were disclosed to the other party and its representatives as a matter of due diligence, and are included in this joint proxy statement/prospectus on that account. Each of Halcón and GeoResources believes that the projections prepared by it were reasonable at the time they were made; however, neither Halcón nor GeoResources nor any of their respective representatives has made or makes any representation to any stockholder regarding the ultimate performance of Halcón or the GeoResources operations compared to the information contained in the projections, and none of them intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error.

In the view of each company’s management, the information was prepared on a reasonable basis, reflects the best estimates and judgments available during the period of financial analysis of each company, and presents, to the best of managements’ knowledge and belief, the expected course of action and the expected future financial performance of the companies. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy/prospectus are cautioned not to place undue reliance on the prospective financial information.

The following tables set forth certain summarized projected financial information for 2012 and 2013 as provided by each company’s management to each other and their respective financial advisors. It should be noted that each management team’s respective projections were based on their respective operational and financial expectations for their respective businesses, using strip commodity prices available immediately prior to the announcement of the transaction. The actual projections used by each of Halcón and GeoResources and their respective financial advisors in conducting their evaluation and other financial analyses may have differed materially from these projections as they may have contemplated different assumptions regarding pricing, production risking and prospective acreage development, among other factors. Specifically, for purposes of rendering its fairness opinion (see “The Merger—Opinion of Wells Fargo Securities to the GeoResources Board of Directors”), GeoResources management instructed Wells Fargo Securities to use an estimated EBITDAX for 2013 of $431 million for Halcón.

	(in millions)
Halcón (as provided by Halcón’s management)	2012E	2013E
EBITDAX (1)	$94	$513
Discretionary Cash Flow (2)	$73	$473

GeoResources (as provided by GeoResources’ management)	2012E	2013E
EBITDAX (1)	$171	$243
Discretionary Cash Flow (2)	$166	$233

(1)

EBITDAX represents earnings before interest, taxes, depreciation and amortization and exploration expense. EBITDAX is not a financial measure prepared in accordance with GAAP and should not be considered a substitute for net income (loss) or cash flow data prepared in accordance with GAAP.

(2)	Discretionary Cash Flow represents EBITDAX less current taxes, exploration expense and interest expense.

Interests of GeoResources’ Directors and Executive Officers in the Merger

In considering the recommendation of the GeoResources board of directors with respect to the approval and adoption of the merger agreement, GeoResources’ stockholders should be aware that certain named executive officers and directors of GeoResources have interests in the merger that are in addition to the interests of other stockholders of GeoResources generally. The named executive officers of GeoResources, for example, are parties to the GeoResources Change in Control Plan that, in certain circumstances and among other benefits, provides for change in control payments following a change in control of GeoResources. Additionally, the GeoResources Stock Plan provides for the accelerated vesting of stock options and restricted stock unit awards following a change in control of GeoResources.

Treatment of Equity Awards

Treatment of GeoResources Stock Options. The GeoResources Stock Plan provides for the accelerated vesting of unvested stock options to purchase GeoResources common stock upon a change in control, which event would occur upon closing of the merger. Further, the merger agreement provides that outstanding GeoResources stock options may either be (i) exercised immediately prior to the effective time of the merger and converted into the right to receive the merger consideration, or (ii) converted into options to purchase Halcón common stock. As of the date of this joint proxy statement/prospectus, all outstanding GeoResources stock options have been conditionally exercised and will be converted into the right to receive the merger consideration.

The following table sets forth, for each of GeoResources’ named executive officers and non-employee directors, as applicable, the number of shares of GeoResources common stock subject to unvested GeoResources stock options and the approximate value of the unvested GeoResources stock options, assuming continued service through the effective time of the merger and assuming that the effective time of the merger occurs on August 2, 2012. Consistent with Item 402(t) of Regulation S-K promulgated by the SEC, the dollar amounts set forth below are determined with reference to $37.26, the average closing price per share of GeoResources common stock for the first five days following the public announcement of the merger on April 25, 2012. The table does not include any GeoResources stock option awards scheduled to vest prior to August 2, 2012.

Name	Number of Shares Subject to GeoResources Stock Options that will Accelerate (#)	Estimated Total Value (1) ($)
Named Executive Officers:
Frank A. Lodzinski	25,000	700,250
Howard E. Ehler	12,500	350,125
Robert J. Anderson	12,500	350,125
Timothy D. Merrifield	10,000	280,100
Francis M. Mury	12,500	350,125

Non-Employee Directors:
Jay F. Joliat	10,000	280,100
Bryant W. Seaman, III	30,000	367,800
Michael A. Vlasic	10,000	280,100
Nicholas L. Voller	10,000	280,100
Donald J. Whelley	20,000	370,200

(1)

Values for each stock option are calculated by multiplying the number of shares of GeoResources common stock subject to the option by $37.26 per share of GeoResources common stock less the exercise price per share.

Treatment of GeoResources Restricted Stock Units. At the effective time, as provided by the GeoResources Stock Plan, each GeoResources restricted stock unit which is outstanding immediately prior to the effective time, and that has not then vested and been settled, shall vest and be settled by GeoResources through the issuance to each holder thereof of one share of GeoResources common stock in respect of each such GeoResources restricted stock unit. Each share of GeoResources common stock issued in respect of a GeoResources restricted stock unit will receive the merger consideration.

The following table sets forth, for each of GeoResources’ named executive officers and non-employee directors, as applicable, the number of shares of GeoResources common stock subject to unvested GeoResources restricted stock unit awards and the approximate value of the unvested GeoResources restricted stock units, assuming continued service through the effective time of the merger and assuming that the effective time of the merger occurs on August 2, 2012. Consistent with Item 402(t) of Regulation S-K promulgated by the SEC, the dollar amounts set forth below are determined with reference to $37.26, the average closing price per share of GeoResources common stock for the first five days following the public announcement of the merger on April 25, 2012. The table does not include any GeoResources restricted stock units scheduled to vest and settle prior to August 2, 2012.

Name	Number of Shares Subject to GeoResources Restricted Stock Units that will Accelerate (#)	Estimated Total Value (1) ($)
Named Executive Officers:
Frank A. Lodzinski	41,655	1,552,065
Howard E. Ehler	21,930	817,112
Robert J. Anderson	28,715	1,069,921
Timothy D. Merrifield	24,715	920,881
Francis M. Mury	24,715	920,881

Non-Employee Directors:
Jay F. Joliat	1,500	55,890
Bryant W. Seaman, III	5,130	191,144
Michael A. Vlasic	1,500	55,890
Nicholas L. Voller	1,500	55,890
Donald J. Whelley	2,380	88,679

(1)	Values for restricted stock units are calculated by multiplying the number of units subject to the award by $37.26 per share of GeoResources common stock.

Change in Control Plan

Pursuant to the terms of the GeoResources Change in Control Plan, each of the named executive officers will receive an amount equal to his annual base compensation rate for services paid by GeoResources to the named executive officer at the time immediately prior to the merger, which is payable in one lump sum on the first payroll after the 55th day following the effective time of the merger, which is a change in control as defined in the plan. These payments are based on a single trigger and are not contingent on the named executive officer’s separation from service after the effective time of the merger. Additionally, each of the named executive officers will be reimbursed for his COBRA premiums for 12 months upon the consummation of the merger and a separation from service (as defined in the GeoResources Change in Control Plan).

Indemnification

The merger agreement provides that, after the effective time of the merger, the organizational documents of the surviving company in the merger shall contain provisions with respect to exculpation, indemnification and advancement of expenses no less favorable than the provisions set forth in the articles of incorporation and bylaws of GeoResources as of the date of the merger agreement to individuals who at any time from and after the date of the merger agreement up to and including the effective time of the merger were directors, officers and employees of GeoResources or any of its subsidiaries.

In addition, the merger agreement provides that at the effective time of the merger, Halcón or its subsidiaries shall maintain directors’ and officers’ liability insurance under a policy and with a company reasonably acceptable to GeoResources covering, for a period of six years after the effective time, the directors and officers of GeoResources and its subsidiaries who are or at any time prior to the effective time were covered by GeoResources’ existing directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred before the effective time (whether claims, actions or other proceedings relating thereto are commenced, asserted or claimed before or after the effective time), with coverage substantially similar to such directors’ and officers’ liability insurance in effect on the date of the merger agreement.

New Arrangements with Halcón

In the merger agreement, Halcón has acknowledged that a termination of employment of Messrs. Lodzinski and Ehler will occur in connection with the merger. As a consequence and pursuant to the GeoResources Change in Control Plan, these individuals will also become entitled to receive reimbursement for the full cost of 12 months of continued coverage pursuant to COBRA, for the participant and the participant’s eligible dependents, with substantially similar coverage to GeoResources’ group health plans in which the participant participated immediately prior to the merger.

Lodzinski Non-Compete Agreement. Mr. Lodzinski entered into a Confidential Information, Non-Competition and Non-Solicit Agreement dated as of April 24, 2012 with Halcón, which is conditioned upon the consummation of the merger. In this agreement, Mr. Lodzinski has agreed, among other things not to (i) disclose certain confidential information related to GeoResources and its properties or (ii) for six months after the effective time of the merger, engage in certain competitive activities within a specified proximity of GeoResources’ or Halcón’s oil and gas interests as of the effective time of the merger or solicit employees of GeoResources or Halcón or otherwise induce those employees, or customers of GeoResources or Halcón, to terminate their relationship with GeoResources or Halcón. Mr. Lodzinski did not receive any compensation for entering into this agreement.

Halcón Severance Plan. As soon as practicable after the effective time, Halcón will adopt or will cause one of its wholly owned subsidiaries to adopt a written severance plan for certain employees of GeoResources (the “Halcón Severance Plan”). However, none of named executive officers of GeoResources are eligible to participate in the Halcón Severance Plan.

Future Employment of Robert J. Anderson. Subsequent to the signing the merger agreement on April 24, 2012, Halcón approached Robert J. Anderson, GeoResources’ Chief Operating Officer (Northern Division), Executive Vice President — Engineering and Acquisitions and a director of GeoResources regarding his joining Halcón following completion of the merger as Halcón’s Executive Vice President and Chief Operating Officer. Mr. Anderson has indicated his willingness to accept this position upon closing of the merger. Mr. Anderson’s proposed compensation includes the following:

•	Annual base salary will be $325,000;

•	Eligible for an annual cash bonus of up to 200% of his base salary; and

•	Initial grant of 75,000 stock options and 25,000 shares of restricted stock, and eligible for an annual equity award of up to 400% of his base salary.

Merger-Related Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K promulgated by the SEC, regarding certain compensation which each of GeoResources’ named executive officers may receive that is based on or that otherwise relates to the merger. The merger-related compensation payable to GeoResources’ named executive officers is subject to a non-binding advisory vote of GeoResources’ stockholders, as described under “GeoResources Special Meeting — Vote Required  — Advisory Vote on Compensation Payable in Connection with the Merger” on page 49.

The merger will qualify as a change in control under applicable agreements and/or plans of GeoResources. Assuming the merger is completed and the named executive officers are entitled to full benefits available under the GeoResources Change in Control Plan (assuming solely for purposes of the health care benefits, the named executive officers are also terminated on August 2, 2012 in a separation of service), the named executive officers would receive approximately the amounts set forth in the table below, based on a per share price of GeoResources common stock of $37.26, the average closing price per share of GeoResources common stock for the first five days following the public announcement of the merger on April 25, 2012, as required pursuant to Item 402(t) of Regulation S-K promulgated by the SEC. The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this joint proxy statement/prospectus. As a result, the actual amounts, if any, to be received by a named executive officer may differ from the amounts set forth below. Further, the amounts set forth below are duplicative of, and not in addition to, the amounts already discussed above under “—Treatment of Equity Awards” beginning on page 88.

Merger-Related Compensation Table

Name	Cash (1) ($)	Equity (2) ($)	Pension/ NQDC ($)	Perquisites / Benefits (3) ($)	Tax Reimbursement ($)	Other ($)	Total (2) (3) ($)
Frank A. Lodzinski (4)	450,000	2,252,315	—	15,000	—	—	2,717,315
Howard E. Ehler	225,000	1,167,237	—	15,000	—	—	1,407,237
Robert J. Anderson (5)	250,000	1,420,046	—	15,000	—	—	1,685,046
Timothy D. Merrifield	230,000	1,200,981	—	15,000	—	—	1,445,981
Francis M. Mury	230,000	1,271,006	—	15,000	—	—	1,516,006

(1)

These amounts represent “single trigger” benefits. Pursuant to the terms of the GeoResources Change in Control Plan, each of the named executive officers will receive an amount equal to his annual base compensation rate for services paid by GeoResources to the named executive officer at the time immediately prior to the effective time of the merger, which is payable in one lump sum on the first payroll after the 55th day following the merger, which is a change in control. The named executive officer will be required to sign a general release of claims, which will contain customary confidentiality and non-disparagement provisions not to exceed 52 weeks. These payments are not contingent on the named executive officer’s separation from service after the effective time of the merger.

(2)

Represents the value of the “single trigger” benefit for the accelerated vesting of all unvested equity at the effective time of the merger, as shown in the two tables above under the heading “—Treatment of Equity Awards” beginning on page 88.

(3)

These amounts represent “double trigger” benefits. Pursuant to the terms of the GeoResources Change in Control Plan, each of the named executive officers will be reimbursed for his COBRA premiums for 12 months upon the consummation of the merger and a separation from service (as defined in the GeoResources Change in Control Plan). The amount of such payments upon (i) the single trigger of the consummation of the merger and (ii) the double trigger of (A) the consummation of the merger and (B) a separation from service, are set forth below:

Name	Single Trigger ($)	Double Trigger ($)
Frank A. Lodzinski	—	15,000
Howard E. Ehler	—	15,000
Robert J. Anderson	—	15,000
Timothy D. Merrifield	—	15,000
Francis M. Mury	—	15,000

(4)	No compensation has been or will be paid to Mr. Lodzinski for the non-compete agreement he entered into with Halcón.
(5)

These amounts do not include any of the compensation proposed to be paid to Mr. Anderson in connection with his proposed employment with Halcón following the closing of the merger, as further described on page 91.

Halcón Board of Directors and Management Following the Merger

Halcón has agreed to take all necessary action to cause, effective at the effective time of the merger, the number of directors on the Halcón board of directors to be increased from 10 to 11 and Michael A. Vlasic, as mutually agreed by Halcón and GeoResources, to be elected to the Halcón board of directors as a Class A director in connection with the consummation of the merger. Upon appointment, Mr. Vlasic will receive prorated annual compensation for his service as a director consistent with Halcón’s policies for compensation of non-employee directors. In the event that the merger is not completed, the foregoing director election will not take effect.

Following completion of the merger, Halcón’s executive officers will retain their current roles within the combined company. Mr. Robert J. Anderson, GeoResources’ Chief Operating Officer (Northern Division), Executive Vice President — Engineering and Acquisitions and a director of GeoResources, is expected to be appointed as Halcón’s Executive Vice President and Chief Operating Officer after the effective time of the merger.

Regulatory Filings and Approvals Required to Complete the Merger

We are not aware of any material governmental or regulatory approval required for the completion of the merger and compliance with the applicable corporate law of the States of Colorado and Delaware.

Treatment of GeoResources Stock Options and Restricted Stock Units

Stock Options

Each option granted by GeoResources to purchase shares of GeoResources common stock pursuant to the GeoResources Stock Plan that is outstanding and unexercised immediately prior to the effective time of the merger shall become fully vested and exercisable immediately prior to the effective time of the merger and may be exercised by the holder of the option in accordance with the GeoResources Stock Plan, including on a “net cashless” basis, and converted into the right to receive the merger consideration. As of the date of this joint proxy statement/prospectus, all outstanding GeoResources stock options have been conditionally exercised and will be converted into the right to receive the merger consideration.

Restricted Stock Units

Each restricted stock unit which was issued pursuant to GeoResources’ stock plans and is outstanding immediately prior to the effective time, and that has not then vested and been settled, shall vest and be settled by GeoResources through the issuance to each holder thereof of one share of GeoResources common stock in respect of each such restricted stock unit (subject to any applicable withholding). Each share of GeoResources common stock issued with respect to such former restricted stock unit shall be converted into the right to receive the merger consideration.

Treatment of GeoResources Warrants

Each warrant to purchase shares of GeoResources common stock that is outstanding and unexercised immediately prior to the effective time of the merger, whether vested or unvested, shall, in connection with the merger, be assumed by Halcón and be converted into a warrant to acquire Halcón common stock (the “Share Portion”) and cash (the “Cash Portion”). Each assumed warrant shall continue to have, and be subject to, the same terms and conditions of the applicable agreement evidencing such warrant, as so assumed and converted, immediately prior to the effective time (including without limitation vesting schedules and vesting commencement dates), except that, as set forth in the merger agreement:

(i) the Share Portion of each assumed warrant shall (subject to the vesting provisions thereof) be exercisable (A) for that number of whole shares of Halcón common stock equal to the product obtained by multiplying the number of shares of GeoResources common stock that were issuable upon exercise of such assumed and converted warrant immediately prior to the effective time by 1.932, and rounded up to the nearest whole share and (B) for an exercise price per share of Halcón common stock equal to (1) the quotient obtained by dividing the exercise price per share of GeoResources common stock at which such assumed and converted warrant was exercisable immediately prior to the effective time by 1.932, multiplied by (2) 0.5, and rounding up to the nearest whole cent;

(ii) the Cash Portion of each assumed warrant shall (subject to the vesting provisions thereof) be exercisable (A) for that amount of cash equal to the product obtained by multiplying the number of shares of GeoResources common stock that were issuable upon exercise of such assumed and converted warrant immediately prior to the effective time by $20.00, and rounded up to the nearest whole cent and (B) for an exercise price per dollar of the Cash Portion equal to (1) the product obtained by multiplying the exercise price per share of GeoResources common stock at which such amended and converted warrant was exercisable immediately prior to the effective time by 0.5, divided by (2) $20.00, and rounded up to the nearest whole cent; and

(iii) neither the Cash Portion nor the Share Portion of each unexpired and unexercised assumed warrant shall be exercisable independent of the other.

GeoResources has agreed under the merger agreement to use its reasonable best efforts to enter into agreements with the holders of warrants satisfactory to Halcón that provide for the exercise or cancellation of such warrant prior to, or contingent upon, the closing. With respect to any warrants so exercised, each share of GeoResources common stock issued upon such exercise shall be deemed issued and outstanding immediately prior to the effective time of the merger and entitled to receive the merger consideration.

Dividends

The merger agreement provides that, prior to the effective time:

•

GeoResources or any of its subsidiaries may not declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or any other property or right, with respect to its capital stock, except that GeoResources may permit any direct or indirect wholly-owned subsidiary to do any of the foregoing; and

•

Halcón or any of its subsidiaries may not declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or any other property or right, with respect to its capital stock except that Halcón may permit any direct or indirect wholly-owned subsidiary to do any of the foregoing.

Listing of Halcón Shares

It is a condition to completion of the merger that the shares of Halcón common stock issuable in the merger be authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

De-Listing and Deregistration of GeoResources Common Stock

If the merger is completed, GeoResources common stock will cease to be traded on the NASDAQ Global Select Market and GeoResources’ shares will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

Appraisal Rights

GeoResources is incorporated under Colorado law. Under Article 113 of the CBCA, GeoResources stockholders have the right to dissent from the proposed merger and, subject to certain conditions provided for under the Colorado dissenters’ rights statutes, are entitled to receive payment of the fair value of their GeoResources common stock. GeoResources stockholders will be bound by the terms of the merger unless they dissent by complying with all of the requirements of the Colorado dissenters’ rights statutes.

The following is a summary of dissenters’ rights available to GeoResources stockholders, which summary is not intended to be a complete statement of applicable Colorado law and is qualified in its entirety by reference to Article 113 of the CBCA, which is set forth in its entirety as Annex F to this joint proxy statement/prospectus.

Right to Dissent

GeoResources stockholders are entitled to dissent from the merger and obtain payment of the fair value of their shares if and when the merger is consummated. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective time of the merger, excluding any appreciation or depreciation in anticipation of the merger except to the extent that exclusion would be inequitable. Under Article 113 of the CBCA, a stockholder entitled to dissent and obtain payment for his, her or its shares may not also challenge the corporate action creating the right to dissent unless the action is unlawful or fraudulent with respect to the stockholder or the corporation.

Under Section 7-113-103 of the CBCA a record stockholder may assert dissenters’ rights as to fewer than all shares registered in the record stockholder’s name only if the record stockholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address and federal taxpayer identification number, if any, of each person on whose behalf the record stockholder asserts dissenters’ rights.

Section 7-113-103(2) of the CBCA provides that a beneficial stockholder may assert dissenters’ rights as to the shares held on the beneficial stockholder’s behalf only if (a) the beneficial stockholder causes the corporation to receive the record stockholder’s written consent to the dissent not later than the time the beneficial stockholder asserts dissenters’ rights and (b) the beneficial stockholder dissents with respect to all shares beneficially owned by the beneficial stockholder.

GeoResources will require that, when a record stockholder dissents with respect to the shares held by any one or more beneficial stockholders, each such beneficial stockholder must certify to GeoResources that the beneficial stockholder has asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights.

Procedure for Exercise of Dissenters’ Rights

The notice accompanying this joint proxy statement/prospectus states that stockholders of GeoResources are entitled to assert dissenters’ rights under Article 113 of the CBCA. A GeoResources stockholder who wishes to assert dissenters’ rights shall: (a) cause GeoResources to receive before the vote is taken on the merger at the special meeting, written notice of the stockholder’s intention to demand payment for the stockholder’s shares if the merger is effectuated; and (b) not vote the shares in favor of the merger. A GeoResources stockholder who does not satisfy the foregoing requirements will not be entitled to demand payment for his or her shares under Article 113 of the CBCA.

Dissenters’ Notice

If the merger agreement and the merger are approved and adopted at the special meeting, GeoResources will send written notice to dissenters who are entitled to demand payment for their shares. The notice required by GeoResources will be given no later than 10 days after the effective time and will: (a) state that the merger was authorized and state the effective time or proposed effective date of the merger, (b) set forth an address at which GeoResources will receive payment demands and the address of a place where certificates must be deposited, (c) supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made, (d) set the date by which GeoResources must receive the payment demand and certificates for shares, which date will not be less than 30 days after the date the notice is given, (e) state that if a record GeoResources stockholder dissents with respect to the shares held by any one or more beneficial stockholders each such beneficial stockholder must certify to GeoResources that the beneficial stockholder and the record stockholder or record stockholders of all shares owned beneficially by the beneficial stockholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation of the ability to exercise dissenters’ rights, and (f) be accompanied by a copy of Article 113 of the CBCA.

Procedure to Demand Payment

A stockholder who is given a dissenters’ notice to assert dissenters’ rights will, in accordance with the terms of the dissenters’ notice, (a) cause GeoResources to receive a payment demand (which may be a demand form supplied by GeoResources and duly completed or other acceptable writing) and (b) deposit the stockholder’s stock certificates. A stockholder who demands payment in accordance with the foregoing retains all rights of a stockholder, except the right to transfer the shares until the effective time, and has only the right to receive payment for the shares after the effective time. A demand for payment and deposit of certificates is irrevocable except that if the effective time does not occur within 60 days after the date set by GeoResources by which it must receive the payment demand, GeoResources will return the deposited certificates and release the transfer restrictions imposed. If the effective time occurs more than 60 days after the date set by GeoResources by which it must receive the payment demand, then GeoResources will send a new dissenters’ notice. A GeoResources stockholder who does not demand payment and deposit his or her GeoResources share certificates as required by the date or dates set forth in the dissenters’ notice will not be entitled to demand payment for his, her or its GeoResources shares under Article 113 of the CBCA, and he, she or it will receive cash and stock consideration for each of his, her or its shares the same as received by non-dissenting stockholders.

Payment

At the effective time or upon receipt of a payment demand, whichever is later, GeoResources will pay each dissenter who complied with the notice requirements referenced in the preceding paragraph the GeoResources estimate of the fair value of the dissenter’s shares plus accrued interest. Payment shall be accompanied by an audited balance sheet as of the end of the most recent fiscal year of GeoResources or, an audited income statement for that year, and an audited statement of changes in stockholders’ equity for that year and an audited statement of cash flow for that year, as well as the latest available financial statements, if any, for the interim period, which interim financial statements will be unaudited. Payment will also be accompanied by a statement of the estimate by GeoResources of the fair value of the shares and an explanation of how the interest was calculated, along with a statement of the dissenter’s right to demand payment and a copy of Article 113 of the CBCA. With respect to a dissenter who acquired beneficial ownership of his, her or its shares after GeoResources’ first announcement of the terms of the transaction on April 25, 2012, or who does not certify that his, her or its shares were acquired before that date, GeoResources may, in lieu of making the payment described above, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

If Dissenter is Dissatisfied with Offer

If a dissenter disagrees with the GeoResources payment or offer, such dissenter may give notice to GeoResources in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made prior thereto, or reject the offer of GeoResources and demand payment of the fair value of the shares and interest due if: (a) the dissenter believes that the amount paid or offered is less than the fair value of the shares or that the interest due was incorrectly calculated, (b) GeoResources fails to make payment within 60 days after the date set by GeoResources by which it must receive the payment demand or (c) GeoResources does not return deposited certificates if the effective time is 60 days after the date set by GeoResources by which the payment demand must be received by the stockholder asserting dissenters’ rights. A dissenter waives the right to demand payment under this paragraph unless he or she causes GeoResources to receive the notice referenced in this paragraph within 30 days after GeoResources makes or offers payment for the shares of the dissenter, in which event, such dissenter will receive all cash for his or her GeoResources shares in an amount equal to the amount paid or offered by GeoResources.

Judicial Appraisal of Shares

If a demand for payment made by a dissenter as set forth above is unresolved, GeoResources may, within 60 days after receiving the payment demand, commence a proceeding and petition a court to determine the fair value of the shares and accrued interest. If GeoResources does not commence the proceeding within the 60 day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded. GeoResources must commence any proceeding described above in the District Court of the City and County of Denver, Colorado. GeoResources shall make all dissenters whose demands remain unresolved parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Jurisdiction in which the proceeding is commenced is plenary and exclusive. One or more persons may be appointed by the court as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers will have the power described in the court order appointing them. The parties to the proceeding will be entitled to the same discovery rights as parties in other civil proceedings. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, to exceed the amount paid by GeoResources, or for the fair value, plus interest, of a dissenters’ shares for which GeoResources elected to withhold payment.

Court and Counsel Fees

The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against GeoResources; except that the court may assess costs against all or some of the dissenters, in the amount the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (a) against GeoResources and in favor of the dissenters if the court finds that GeoResources did not substantially comply with its obligations under the dissenters’ rights statute, or (b) against either GeoResources or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Article 113 of the CBCA. If the court finds that the services of counsel for any dissenter were of substantial benefit to the other dissenters similarly situated, and that the fees for those services should not be assessed against GeoResources, the court may award to such counsel reasonable fees to be paid out of the amount awarded to the dissenters who were benefited.

Litigation Related to the Merger

As of June 19, 2012, several putative class action lawsuits had been filed in the District Court of Harris County, Texas, in the District Court of the City and County of Denver, Colorado, and in the United States District Court for the District of Colorado (the “federal lawsuit”) against GeoResources, each of its directors, Halcón and certain Halcón subsidiaries, and in one lawsuit, HALRES. Each lawsuit has been brought by a purported stockholder of GeoResources and alleges, among other things, that the members of the GeoResources board of directors, aided and abetted by GeoResources and Halcón, and in one lawsuit, HALRES, breached its fiduciary duties to the GeoResources stockholders by entering into the merger agreement for merger consideration the plaintiff claims is inadequate and pursuant to a process the plaintiff claims to be flawed. The federal lawsuit alleges that GeoResources and the board of directors of GeoResources violated Section 14(a) of the Exchange Act and Rule 14a-9 of the Exchange Act by omitting material facts in the registration statement on Form S-4 filed by Halcón on May 18, 2012. Further, the federal lawsuit alleges that the GeoResources board of directors violated Section 20(a) of the Exchange Act. The lawsuits seek, among other things, to enjoin the defendants from consummating the merger on the agreed-upon terms or to rescind the merger to the extent already implemented, as well as damages, expenses, and attorney’s fees. Halcón, GeoResources and all of the other defendants believe these suits are without merit and intend to vigorously defend against such claims.

THE MERGER AGREEMENT

The following section summarizes material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. This summary is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached as Annex A to this document and is incorporated by reference herein. Annex A reflects the merger agreement as amended to correct a typographical error in Section 1.7(b)(iii) of the merger agreement. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this document. You are urged to read the merger agreement carefully and in its entirety before making any decisions regarding the merger.

The merger agreement summary is included in this document only to provide you with information regarding the terms and conditions of the merger agreement, and not to provide any other factual information about Halcón or GeoResources or their respective subsidiaries or businesses. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this document and in the documents incorporated by reference herein. See “Where You Can Find More Information” beginning on page 152.

The representations, warranties and covenants contained in the merger agreement and described in this document were made only for purposes of the merger agreement and as of specific dates and may be subject to more recent developments and to limitations agreed upon by the parties, including being qualified by reference to confidential disclosures which may modify, qualify or create exceptions to the representations and warranties, for the purposes of allocating risk between the parties to the merger agreement instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors. The representations and warranties contained in the merger agreement do not survive the effective time of the merger. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement.

Merger Consideration

The merger agreement provides that at the effective time of the merger each share of GeoResources common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive $20.00 in cash and 1.932 shares of Halcón common stock.

In the merger, Halcón will pay approximately $532 million in cash and will issue approximately 51 million shares of common stock based on the outstanding shares of GeoResources common stock on June 19, 2012. No assurance can be given that the current fair market value of Halcón common stock will be equivalent to the fair market value of Halcón common stock on the date that the merger consideration is received by a GeoResources stockholder or at any other time. The actual fair market value of the Halcón common stock received by GeoResources stockholders depends upon the fair market value of Halcón common stock upon receipt, which may be higher or lower than the market price of Halcón common stock on the date the merger was announced, on the date that this document is mailed to GeoResources’ stockholders, or on the date of the special meeting of GeoResources stockholders.

If, between the date of the merger agreement and the effective time, the shares of Halcón common stock are changed into a different number or class of shares by reason of reclassification, split-up, combination, exchange of shares or similar readjustment, or a stock dividend is declared with a record date within that period, appropriate adjustments will be made to the per share stock consideration.

No fractional shares of Halcón common stock will be issued to any holder of GeoResources common stock in connection with the merger. For each fractional share that would otherwise be issued, Halcón will pay cash in an amount equal to the fraction multiplied by the average of the closing sale prices of Halcón common stock on the NYSE for the five trading days preceding the date on which the merger occurs. No interest will be paid or accrued on cash payable in lieu of fractional shares of Halcón common stock.

Conversion of Shares; Exchange of Certificates

The conversion of GeoResources common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. As soon as reasonably practicable after the effective time of the merger, Continental Stock Transfer & Trust Company, as exchange agent, will exchange certificates formerly representing shares of GeoResources common stock for merger consideration to be received in the merger pursuant to the terms of the merger agreement.

Letter Of Transmittal

Soon after the effective time of the merger, the exchange agent will send a letter of transmittal to each person who was a GeoResources stockholder at the effective time of the merger who has not previously and properly surrendered certificates representing shares of GeoResources common stock to the exchange agent. This mailing will contain instructions on how to surrender certificates (or non-certificated shares represented by book entry) formerly representing shares of GeoResources common stock (if these certificates have not already been surrendered) in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

If certificates (or non-certificated shares represented by book entry) formerly representing shares of GeoResources common stock are presented for transfer after the effective time of the merger, they will be exchanged for the merger consideration into which the shares of GeoResources common stock formerly represented by that certificate (or book entry) shall have been converted.

If a certificate formerly representing shares of GeoResources common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon receipt of appropriate evidence as to that loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification.

Dividends and Distributions

Until you surrender your GeoResources stock certificates for exchange, any dividends or other distributions declared after the effective time of the merger with respect to Halcón common stock into which any of your shares may have been converted will accrue, but will not be paid. When you surrender your certificates, Halcón will pay any unpaid dividends or other distributions, without interest. After the effective time of the merger, there will be no transfers on the stock transfer books of GeoResources of any shares of GeoResources common stock.

Withholding

Halcón and the exchange agent will be entitled to deduct and withhold from the merger consideration payable to any GeoResources stockholder the amounts it is required to deduct and withhold under the Code or any state, local or foreign tax law. Withheld amounts will be treated for all purposes of the merger as having been paid to the stockholders from whom they were withheld.

Effective Time

The merger will be completed when we file a statement of merger with the Secretary of State of the State of Colorado, which is the effective time of the merger. The subsequent merger will be completed when we file a statement of merger with the Secretary of State of the State of Colorado and a certificate of merger with the Secretary of State of the State of Delaware.

Subject to satisfaction of the other conditions to the merger, we anticipate that the closing of the merger will occur promptly after approval and adoption of the merger agreement by the requisite vote of the GeoResources stockholders and the approval of Halcón stockholders of the issuance of Halcón common stock to be issued in the merger by the requisite vote of the Halcón stockholders. Pursuant to a binding commitment, the closing of the subsequent merger will occur within five business days after the closing of the merger. However, the effective time of the merger could be delayed if there is a delay in satisfying any conditions to the merger. There can be no assurances as to whether, or when, Halcón and GeoResources will obtain any required approvals or complete the merger. If the merger is not completed on or before December 31, 2012, either Halcón or GeoResources may terminate the merger agreement, unless the failure to complete the merger by that date is due to the failure of the party seeking to terminate the merger agreement to fulfill any material obligations under the merger agreement or a material breach of the merger agreement by such party. See “—Conditions to the Completion of the Merger” below.

Conditions to the Completion of the Merger

The completion of the merger is subject to various conditions. While it is anticipated that all of these conditions will be satisfied, there can be no assurance as to whether or when all of the conditions will be satisfied or, where permissible, waived.

Conditions to Each Party’s Obligations

Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

•	approval and adoption by GeoResources’ stockholders of the merger agreement;

•	approval by Halcón’s stockholders of the issuance of Halcón common stock to be issued in the merger;

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the waiting period applicable to the consummation of the merger under the Hart-Scot-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been earlier terminated if such waiting period is applicable;

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absence of any statute, rule, order, decree or regulation, and of any action taken by any court or other governmental entity of competent jurisdiction, which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the merger or makes the merger illegal;

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other than the filing of the statements and certificate of merger in accordance with Colorado and Delaware law, the receipt of all authorizations, consents and approvals of all governmental entities required to be obtained prior to consummation of the merger, except for such authorizations, consents and approvals the failure of which to be obtained individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a material adverse effect on any party to the merger agreement;

•

effectiveness of the registration statement, of which this joint proxy statement/prospectus constitutes a part, and absence of any stop order or proceedings for such purpose pending before or threatened by the SEC; and

•	approval by the NYSE of listing of the shares of Halcón common stock to be issued in the merger, subject to official notice of issuance.

Additional Conditions to GeoResources’ Obligations

The obligation of GeoResources to complete the merger is subject to the satisfaction or waiver of the following conditions:

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accuracy of Halcón’s representations and warranties contained in the merger agreement both at and as of the date of the merger agreement and at and as of the closing date of the merger, as if made at and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date), except where, in the case of all representations and warranties except those regarding Halcón’s capitalization, corporate power and authority, tax matters, and validity of the merger agreement, the failure to be accurate individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a material adverse effect on Halcón;

•	the performance in all material respects by Halcón of its obligations contained in the merger agreement;

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absence of any suit, action or proceeding by any court or other governmental entity seeking to restrain, preclude, enjoin or prohibit the merger or any of the other transactions contemplated by the merger agreement;

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the receipt by GeoResources of an opinion of its counsel, dated as of the effective date of this joint proxy statement/prospectus and as of the closing date of the merger, to the effect that the merger and the subsequent merger, on a combined basis, will be treated as a reorganization under Section 368(a) of the Internal Revenue Code and that Halcón and GeoResources each will be a “party to the reorganization” within the meaning of Section 368 of the Internal Revenue Code;

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Halcón must have delivered to its counsel, GeoResources and GeoResources’ counsel a certificate signed on behalf of Halcón by a duly authorized officer of Halcón certifying certain tax representations;

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the number of dissenting shares shall not exceed 9% of the outstanding shares of GeoResources common stock and in the reasonable business judgment of GeoResources have the effect of disqualifying the merger and the subsequent merger, on a combined basis, as constituting a reorganization under Section 368(a) of the Internal Revenue Code; and

•	during the period from the execution of the merger agreement until the effective time there shall not have occurred a material adverse effect, as defined in the merger agreement, on Halcón.

Additional Conditions to Halcón’s Obligations

The obligations of Halcón to complete the merger are subject to the satisfaction or waiver of the following conditions:

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accuracy of GeoResources’ representations and warranties contained in the merger agreement both at and as of the date of the merger agreement and at and as of the closing date of the merger, as if made at and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date), except where, in the case of all representations and warranties except those regarding GeoResources’ capitalization, corporate power and authority, tax matters and validity of the merger agreement, the failure to be accurate individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a material adverse effect on GeoResources;

•	the performance in all material respects by GeoResources of its obligations contained in the merger agreement;

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absence of any suit, action or proceeding by any court or other governmental entity seeking to (1) restrain, preclude, enjoin or prohibit the merger or any of the other transactions contemplated by the merger agreement, or (2) prohibit or limit in any material respect the ownership or operation of any of the parties to the merger agreement or any of their respective affiliates of a substantial portion of the business or assets of GeoResources and its subsidiaries, taken as a whole, or to require any person to dispose of or hold separate any material portion of the business or assets of GeoResources and its subsidiaries, taken as a whole, as a result of the merger or any of the other transactions contemplated by the merger agreement;

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the receipt by Halcón of an opinion of its counsel, dated as of the effective date of this joint proxy statement/prospectus and as of the closing date of the merger, to the effect that the merger and the subsequent merger, on a combined basis, will be treated as a reorganization under Section 368(a) of the Internal Revenue Code and that Halcón and GeoResources each will be a “party to the reorganization” within the meaning of Section 368 of the Internal Revenue Code;

•	the number of dissenting shares not exceeding 9% of the outstanding shares of GeoResources common stock;

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receipt of all material consents and approvals of any person that GeoResources or Halcón or any of their respective subsidiaries are required to obtain in connection with the consummation of the merger, including consents and approvals from parties to loans, contracts, leases or other agreements, except for such consents and approvals the failure of which to be obtained individually or in the aggregate would not be reasonably likely to have or result in a material adverse effect on GeoResources or Halcón, as applicable;

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GeoResources must have delivered to its counsel, Halcón and Halcón’s counsel a certificate signed on behalf of GeoResources by a duly authorized officer of GeoResources certifying certain tax representations;

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all material consents and approvals that GeoResources and Halcón or any of their subsidiaries is required to obtain have been obtained and a copy of each such consent or approval has been provided to Halcón; and

•	during the period from the execution of the merger agreement until the closing there shall not have occurred a material adverse effect (as defined below) on GeoResources.

Representations and Warranties

The merger agreement contains representations and warranties made by each of the parties regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the merger. Each of GeoResources and Halcón has made representations and warranties to the other in the merger agreement with respect to the following subject matters:

•	corporate existence, good standing and qualification to conduct business;

•	capitalization, including ownership of subsidiary capital stock and the absence of restrictions or encumbrances with respect to capital stock of any subsidiary;

•	corporate power and authorization to enter into and carry out the obligations of the merger agreement and the enforceability of the merger agreement;

•	absence of any conflict or violation of organizational documents, third party agreements or law or regulation as a result of entering into and carrying out the obligations of the merger agreement;

•	governmental, third party and regulatory approvals or consents required to complete the merger;

•	filings and reports with the SEC, and financial information;

•	absence of certain changes, events or circumstances;

•	absence of undisclosed liabilities;

•	accuracy of the information supplied for inclusion in this joint proxy statement/prospectus;

•	employee benefit plans;

•	litigation, government orders, judgments and decrees;

•	compliance with laws;

•	intellectual property;

•	material contracts;

•	taxes;

•	environmental matters;

•	real property and operating equipment;

•	insurance;

•	labor and employment matters;

•	transactions with affiliates;

•	derivative and hedging transactions;

•	disclosure controls and procedures;

•	oil and gas reserves, assets and operations;

•	investment company status;

•	recommendations of merger by boards of directors;

•	receipt of fairness opinions;

•	required vote;

•	fees payable to brokers in connection with the merger;

•	tax matters relating to the merger;

•	no agents; and

•	no other representations or warranties.

The representations and warranties contained in the merger agreement will not survive beyond the effective time of the merger.

Conduct of Business Pending the Merger

Operations of GeoResources

GeoResources has agreed that it will, and will cause its subsidiaries to, during the period from the date of the merger agreement until the effective time of the merger or the date, if any, on which the merger agreement is terminated, except as expressly contemplated or permitted by the merger agreement, required by applicable law, or agreed to in writing by Halcón:

•	conduct the business of GeoResources and its subsidiaries only in the ordinary course consistent with past practice;

•	use reasonable best efforts to preserve intact its business organization and goodwill and the business organization and goodwill of its subsidiaries; and

•

use reasonable best efforts to keep available the services of its current officers and employees and preserve and maintain existing relations with customers, suppliers, officers, employees and creditors.

GeoResources has also agreed that it will not, and will not permit any of its subsidiaries to, during the period from the date of the merger agreement until the effective time of the merger or the date, if any, on which the merger agreement is terminated, except as expressly contemplated or permitted by the merger agreement, required by applicable law, or agreed to in writing by Halcón:

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enter into any new line of business, incur, commit to or make any capital expenditures, or any obligations or liabilities in connection with any capital expenditures, other than capital expenditures and obligations or liabilities incurred or committed to in an amount not greater, in the aggregate, than 115% of GeoResources’ total capital budget for calendar year 2012 plus expenditures (or obligations or liabilities related thereto) in connection with acquisitions so long as such expenditures with respect to any individual acquisition do not exceed $7,500,000, or during any rolling three month period, incur, commit to or make any capital expenditures contemplated by GeoResources’ capital budget in an amount that exceeds, by more than fifteen percent, the amounts contemplated by such budget to be incurred or committed to during such three month period;

•	amend its articles of incorporation or bylaws or similar organizational documents;

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declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or any other property or right, with respect to its capital stock, except that GeoResources may permit any direct or indirect wholly-owned subsidiary to do any of the foregoing;

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adjust, split, combine or reclassify any capital stock or issue, grant, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock of any class or any other securities of GeoResources or any of its subsidiaries, other than issuances of common stock pursuant to the options, warrants or restricted stock units outstanding on the date of the merger agreement;

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except as required pursuant to the terms of the GeoResources benefit plans in effect on the date of the merger agreement, redeem, purchase or otherwise acquire directly or indirectly any of its capital stock or any other securities or agreements of the type described in the preceding paragraph other than pursuant to any “net cashless” exercise provisions of existing options;

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except as required pursuant to the terms of the GeoResources benefit plans in effect on the date of the merger agreement or pursuant to the terms of the merger agreement, grant any increase in the compensation or benefits payable or to become payable by GeoResources or any of its subsidiaries to any former or current director, officer or employee of GeoResources or any of its subsidiaries other than increases in wages, salaries and other cash compensation in the ordinary course of business consistent with past practice provided such increases shall in no event exceed 5% of such person’s annual compensation without the prior recommendation of the GeoResources’ management after consultation with Halcón and only after Halcón’s written consent, which consent shall not be unreasonably withheld;

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except as required pursuant to the terms of the GeoResources benefit plans in effect on the date of the merger agreement or pursuant to the terms of the merger agreement, adopt, enter into, amend or otherwise increase, or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under, any GeoResources benefit plan (other than entry into employment agreements with new hires in the ordinary course of business consistent with past practice; provided that such employment agreement shall be terminable at will, without penalty to GeoResources or any of its subsidiaries and not provide for severance or other payments or benefits upon termination of employment or of the employment agreement);

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grant any severance or termination pay to any officer, director or employee of GeoResources or any of its subsidiaries (other than severance pay to non-contract employees related to termination of such employee’s employment in the ordinary course of GeoResources’ business consistent with its past practices);

•	enter into any collective bargaining agreement or other similar agreement with any labor union or labor organization;

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change its methods of accounting in effect as of the date of the merger agreement, except in accordance with changes in U.S. generally accepted accounting principles (“GAAP”) as concurred to by GeoResources’ independent auditors;

•

acquire any business organization, division or business by merger, consolidation, purchase of an equity interest or assets, or by any other manner, or acquire any assets (other than in the ordinary course of business consistent with past practice or pursuant to agreements in effect on the date of the merger agreement);

•

sell, lease, exchange, transfer or otherwise dispose of, or agree to sell, lease, exchange, transfer or otherwise dispose of, any material assets having a value in excess of $5 million in the aggregate (other than the sale or consumption of inventory or hydrocarbons in the ordinary course of business consistent with past practice or the sale of any assets pursuant to agreements in effect on the date of the merger agreement);

•	mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject any of its assets to any liens, subject to limited exceptions;

•

except for payment of current accounts payable in the ordinary course of business, pay, discharge or satisfy any claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) where such payment, discharge or satisfaction would require any payment except for the payment, discharge or satisfaction of liabilities or obligations in accordance with the terms of agreements in effect on the date of the merger agreement or entered into after the date of the merger agreement in the ordinary course of business consistent with past practice and not in violation of the merger agreement, in each case by which GeoResources or any of its subsidiaries is bound and except for any payments, discharges or settlements that do not exceed $1,000,000 individually or $5,000,000 in the aggregate;

•

compromise, settle or grant any waiver or release relating to any litigation involving only the payment of monetary damages and the amount paid or to be paid does not exceed $1,000,000 individually or $5,000,000 in the aggregate;

•

other than the ordinary advance or reimbursement of expenses in the ordinary course of business consistent with past practice, engage in any transaction with (except pursuant to agreements in effect on the date of the merger agreement), or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of GeoResources’ affiliates (not including employees of GeoResources or any of its subsidiaries, other than the directors and executive officers thereof);

•

make or change any material tax election, change any material method of tax accounting, grant a material extension of time to assess any tax or settle any tax claim, amend any tax return in any material respect or settle or compromise any material tax liability;

•

take any action that would, or could reasonably be expected to, result in any of its representations and warranties set forth in the merger agreement becoming untrue in a manner that would give rise to the failure of the closing condition relating to the satisfaction of the representations and warranties of GeoResources (see “—Conditions to the Completion of the Merger”);

•

adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of GeoResources or any of its subsidiaries (other than the merger) or any agreement relating to an acquisition proposal except as provided in the merger agreement;

•	incur or assume any long-term indebtedness, other than any advances, loans or other obligations under GeoResources’ credit agreement, incur or assume any short-term indebtedness other than in the ordinary course of business consistent with past practice or any short-term indebtedness under GeoResources’ credit agreement, or modify the terms of any indebtedness to increase GeoResources’ obligations with respect thereto;

•

assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than a subsidiary of GeoResources), except in the ordinary course of business consistent with past practice and in no event exceeding $1,000,000 in the aggregate;

•

make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of GeoResources, or by such subsidiaries to GeoResources), other than customary loans or advances to employees in accordance with past practice (and in no event exceeding $250,000 in the aggregate);

•	enter into any material commitment or transaction, except in the ordinary course of business consistent with past practice and except as otherwise permitted by the merger agreement;

•

enter into any agreement, understanding or commitment that materially restrains, limits or impedes GeoResources’ or any of its subsidiaries’ ability to compete with or conduct any business or line of business, including geographic limitations on GeoResources’ or any of its subsidiaries’ activities (other than area of mutual interest agreements entered into in the ordinary course of business consistent with past practice);

•

waive, release, relinquish or assign any of its rights or claims under any material contract to which it is a party in a manner that is materially adverse to GeoResources, or except in the ordinary course of business consistent with past practice, modify or amend in any material respect any material contract to which it is a party (including in each case, any material contract);

•

fail to maintain in full force and effect its existing insurance policies or insurance with respect to its assets and businesses against such liabilities, casualties, risks and contingencies as is customary in the domestic oil and gas exploration industry; or

•	enter into an agreement, contract, commitment or arrangement to take any of the prohibited actions described above.

In addition, GeoResources has agreed that it shall not, nor shall it permit any of its subsidiaries to intentionally, enter into any transaction or take any other action that would be reasonably likely to have a material adverse impact on, or materially delay, the consummation of the transactions contemplated in the merger agreement or that would be reasonably likely to have a material adverse effect on GeoResources.

Operations of Halcón

Halcón has agreed that it will, and will cause its subsidiaries to, during the period from the date of the merger agreement until the effective time of the merger or the date, if any, on which the merger agreement is terminated, except as expressly contemplated or permitted by the merger agreement, required by applicable law, or agreed to in writing by GeoResources:

•	conduct the business of Halcón and its subsidiaries only in the ordinary course consistent with past practice;

•	use reasonable best efforts to preserve intact its business organization and goodwill and the business organization and goodwill of its subsidiaries; and

•

use reasonable best efforts to keep available the services of its current officers and employees and preserve and maintain existing relations with customers, suppliers, officers, employees and creditors.

Halcón has also agreed that it will not, and will not permit any of its subsidiaries to, during the period from the date of the merger agreement until the effective time of the merger or the date, if any, on which the merger agreement is terminated, except as expressly contemplated or permitted by the merger agreement, required by applicable law, or agreed to in writing by GeoResources:

•

solely in the case of Halcón, Halcón shall not amend its certificate of incorporation or bylaws or similar organizational documents in any manner that adversely affects the terms of the common stock of Halcón, provided Halcón shall be permitted to amend its certificate of incorporation to increase the number of its authorized shares of common stock;

•

declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or any other property or right, with respect to its capital stock, except that Halcón may permit any direct or indirect wholly-owned subsidiary to do any of the foregoing;

•	adjust, split, combine or reclassify any capital stock;

•	change its methods of accounting in effect as of the date of the merger agreement, except in accordance with changes in GAAP as concurred to by Halcón’s independent auditors;

•

other than the ordinary advance or reimbursement of expenses in the ordinary course of business consistent with past practice, engage in any transaction with (except pursuant to agreements in effect on the date of the merger agreement and disclosed in Halcón’s documents filed with the SEC), or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of Halcón’s affiliates (not including employees of Halcón or any of its subsidiaries, other than the directors and executive officers thereof);

•

with respect to Halcón, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Halcón (other than the merger), nor permit any of its subsidiaries to adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring or recapitalization (other than the merger);

•

fail to maintain in full force and effect its existing insurance policies or insurance with respect to its assets and businesses against such liabilities, casualties, risks and contingencies as is customary in the domestic oil and gas exploration industry;

•

make or change any material tax election, change any material method of tax accounting, grant a material extension of time to assess any tax or settle any tax claim, amend any tax return in any material respect or settle or compromise any material tax liability; or

•	enter into an agreement, contract, commitment or arrangement to take any of the prohibited actions described above.

In addition, Halcón has agreed that it shall not, nor shall it permit any of its subsidiaries to intentionally, enter into any transaction or take any other action that would be reasonably likely to have a material adverse impact on, or materially delay, the consummation of the transactions contemplated by the merger agreement or that would be reasonably likely to have a material adverse effect on Halcón.

Reasonable Best Efforts to Obtain Required Stockholder Vote

The merger agreement requires each of GeoResources and Halcón to promptly and duly call, give notice of, convene and hold a meeting of its stockholders as soon as is reasonably practicable after the date on which the registration statement of which this joint proxy statement/prospectus is part becomes effective for the purpose of voting, in the case of GeoResources stockholders, to approve and adopt the merger agreement, and, in the case of Halcón stockholders, to approve the issuance of Halcón common stock to be issued in the merger. Each of GeoResources and Halcón must, through its board of directors, use its reasonable best efforts to obtain the approval of its respective stockholders in respect of the foregoing.

No Solicitation of Alternative Transactions

The merger agreement provides, subject to limited exceptions described below, that GeoResources will not, and will cause its subsidiaries and representatives not to:

•

directly or indirectly initiate, solicit, knowingly encourage or facilitate (including by way of furnishing non-public information), any inquiries or the making or submission of any proposal that constitutes, or is reasonably likely to lead to, any acquisition proposal (as defined below);

•

participate or engage in any discussions or negotiations with, disclose any non-public information or data relating to itself or any of its subsidiaries, or afford access to its properties, books or records to any person that has made or is contemplating making an acquisition proposal;

•	approve, endorse, recommend or accept or propose publicly to approve, endorse, recommend or accept any acquisition proposal; or

•

approve, endorse, recommend or accept or propose publicly to approve, endorse, recommend or accept or enter into any agreement that (1) constitutes, relates to, or that is intended to or could reasonably be expected to lead to any acquisition proposal or (2) requires, intends to cause or which could have the effect of causing GeoResources to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement.

The merger agreement permits GeoResources to take and disclose to its stockholders a position with respect to an acquisition proposal from a third party to the extent required under applicable federal securities laws. If GeoResources receives a bona fide unsolicited written acquisition proposal at any time prior to obtaining the required GeoResources stockholder vote approving and adopting the merger agreement and approving the merger and the other transactions contemplated by the merger agreement, then GeoResources and its board of directors may participate and engage in negotiations with, furnish non-public information to, and afford access to its properties, books or records to, the third party making the acquisition proposal if:

•

the acquisition proposal was not solicited, initiated, encouraged or facilitated by GeoResources, its subsidiaries, or any of its officers or directors, investment bankers, attorneys, accountants, financial advisors, agents or other representatives;

•

the board of directors of GeoResources determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal (as defined below) and taking such action is necessary in order to comply with its fiduciary duties under applicable law;

•	the person making the acquisition proposal has entered into a confidentiality agreement on specified terms with GeoResources; and

•	GeoResources discloses the same information to Halcón as it makes available to such third party.

GeoResources’ Ability to Make an Adverse Recommendation Change in Response to a Superior Proposal

At any time prior to obtaining the required GeoResources stockholder vote approving and adopting the merger agreement, and subject to GeoResources’ compliance at all times with the non-solicitation provisions described above, and to its ability to terminate the agreement in certain circumstances, (discussed below), the board of directors of GeoResources may make an adverse recommendation change (as defined below) in response to an unsolicited acquisition proposal if:

•

four business days before making such adverse recommendation change, GeoResources provides written notice to Halcón that it has received a superior proposal and specifies the material terms and conditions thereof and the person making such proposal;

•

during such period, GeoResources negotiates in good faith with Halcón with respect to an alternative transaction that would allow the board of directors of GeoResources to avoid making an adverse recommendation change;

•

the board of directors of GeoResources determines in good faith, after consultation with its financial advisors and outside legal counsel, that the acquisition proposal constitutes a superior proposal and an adverse recommendation change is necessary to comply with its fiduciary duties under applicable law; and

•

the board of directors of GeoResources has approved or concurrently approves a definitive agreement in respect of such superior proposal, terminates the merger agreement and pays the termination fee to Halcón (discussed below).

GeoResources has also agreed to:

•

advise Halcón in writing of any request for information or any acquisition proposal received from any person, or any inquiry, discussions or negotiations with respect to any acquisition proposal, the terms and conditions of any request, acquisition proposal, inquiry, discussions or negotiations, and the identity of the person or group making any request or acquisition proposal or with whom any discussions or negotiations are taking place;

•	keep Halcón fully informed of the status of any acquisition proposals (including any changes to any material terms and conditions); and

•	not release any third party from, or waive any provisions of, any confidentiality agreement to which GeoResources is a party.

Acquisition Proposal. For purposes of the merger agreement, the term “acquisition proposal” means any bona fide proposal for the:

•

direct or indirect acquisition or purchase of a business or assets that constitute 15% or more of the net revenues, net income or the assets (based on fair market value) of GeoResources and its subsidiaries, taken as a whole;

•

direct or indirect acquisition or purchase of, or tender offer or exchange offer for 15% or more of any class of equity securities or capital stock of GeoResources or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of GeoResources and its subsidiaries, taken as a whole; or

•

merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization, stock repurchase program or other similar transaction that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of GeoResources or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of GeoResources and its subsidiaries, taken as a whole, other than the transactions contemplated by the merger agreement.

Superior Proposal. For purposes of the merger agreement, the term “superior proposal” means any bona fide written acquisition proposal that was not initiated, solicited, knowingly encouraged or facilitated by GeoResources or any of its subsidiaries or any of their respective officers, directors, employees, investment bankers, attorneys, accountants, financial advisors, agents or other representatives in violation of the merger agreement, made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, share exchange, consolidation, asset purchase or other business combination, (A) 50% or more of the assets of GeoResources and its subsidiaries, taken as a whole, or (B) 50% or more of the equity securities of GeoResources, in each case on terms which the board of directors of GeoResources determines in good faith (after consultation with its financial advisors and outside legal counsel, and taking into account all financial, legal and regulatory terms and conditions of the acquisition proposal and the merger agreement, including any alternative transaction proposed by Halcón in response to such superior proposal and including any conditions to and expected timing of consummation, and any risks of non-consummation, of such acquisition proposal) to be reasonably likely to be completed on the terms proposed and is more favorable to the stockholders of

GeoResources (in their capacity as stockholders) from a financial point of view as compared to the transactions contemplated by the merger agreement and to any alternative transaction proposed by Halcón. However, no proposal shall be deemed to be a superior proposal if such proposal is subject to a financing condition or any financing required to consummate the proposal is not fully committed (unless it is reasonable to conclude that the proposed acquiror has adequate financial resources to consummate the transaction).

Adverse Recommendation Change. For purposes of the merger agreement, the term “adverse recommendation change” means GeoResources’ board of directors or a committee of its board of directors, directly or indirectly:

•

fails to make, withdraws, qualifies, amends or modifies, or publicly proposes to withdraw, qualify, amend or modify the approval, recommendation or declaration of advisability by GeoResources’ board of directors or any such committee thereof of the merger agreement, the merger or the other transactions contemplated by the merger agreement; or

•

recommends, adopts or approves, or proposes publicly to recommend, adopt or approve, any acquisition proposal or any letter of intent, agreement in principle, acquisition agreement, merger agreement or similar arrangement or agreement constituting an acquisition proposal.

Possible Disposition of Certain Properties

The merger agreement provides that after the effective time, Halcón may dispose of certain oil and gas properties held by GeoResources that would conflict with, be in breach of or otherwise cause Floyd C. Wilson to breach the non-competition covenants under that certain Retention Agreement dated as of July 14, 2011 entered into by and between Petrohawk Energy Corporation and Mr. Wilson. GeoResources has agreed in the merger agreement to assist Halcón in preparing marketing materials, organizing a data room and taking such other actions as Halcón may reasonably request in connection with the potential sale of the such properties.

Termination of the Merger Agreement

General

The merger agreement may be terminated by written notice at any time prior to the effective time of the merger in any of the following ways:

•	by mutual written agreement of Halcón and GeoResources;

•	by either Halcón or GeoResources:

•

if the merger is not completed on or before December 31, 2012, unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the merger agreement to fulfill any material obligation under the merger agreement or a material breach of the merger agreement by such party;

•

if any court or other governmental entity shall have issued a statute, rule, order, decree or regulation or taken any other action (which Halcón and GeoResources will use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the merger or making the merger illegal and such statute, rule, order, decree, regulation or other action has become final and nonappealable, provided that the terminating party is not in breach of its obligation to use reasonable best efforts to complete the merger;

•

if the GeoResources stockholders fail to approve and adopt the merger agreement by the requisite vote, provided that this right to terminate is not available to GeoResources if it has breached any of its obligations relating to non-solicitation of offers described above under “—No Solicitation of Alternative Transactions” or breached any of its obligations relating to completing this joint proxy statement/prospectus and convening a stockholders meeting described above under “—Reasonable Best Efforts to Obtain Required Stockholder Vote”;

•

if there has been a material breach of or any inaccuracy in any of the representations or warranties set forth in the merger agreement on the part of any of the other parties, which breach has not been cured prior the earlier of 30 days following receipt by the breaching party of written notice of such breach from the terminating party or December 31, 2012 (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement); provided, however, that no party will have the right to terminate the merger agreement for the foregoing purposes unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated by the merger agreement;

•

if there has been a material breach of any of the covenants or agreements set forth in the merger agreement on the part of any of the other parties, which breach has not been cured prior the earlier of 30 days following receipt by the breaching party of written notice of such breach from the terminating party or December 31, 2012 (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement); or

•

if the Halcón stockholders fail to approve the issuance of Halcón common stock to be issued in the merger; provided that this right to terminate is not available to Halcón if it has breached any of its obligations relating to completing this joint proxy statement/prospectus and convening a stockholders meeting described above under “—Reasonable Best Efforts to Obtain Required Stockholder Vote”;

•

by Halcón if, prior to obtaining the required vote of the GeoResources stockholders to approve and adopt the merger agreement, (i) GeoResources or its board of directors has entered into or recommended, or publicly announced its intention to enter into or recommend, any agreement related to an acquisition proposal or approved or recommended any acquisition proposal, (ii) the board of directors makes an adverse recommendation change, or (iii) a competing tender offer has commenced that constitutes an acquisition proposal unless GeoResources’ board of directors recommends rejection of such proposal;

•

by GeoResources if, prior to obtaining the required vote of the GeoResources stockholders, GeoResources or its board of directors makes an adverse recommendation change and has authorized GeoResources to enter into an agreement with respect to a superior proposal (and GeoResources pays the termination fee to Halcón), provided that this right to terminate is not available to GeoResources if it has breached any of its obligations relating to non-solicitation of offers described above under “—No Solicitation of Alternative Transactions” or breached any of its obligations relating to completing this joint proxy statement/prospectus and convening a stockholders meeting described above under “—Reasonable Best Efforts to Obtain Required Stockholder Vote”; or

•	the other party has undergone a material adverse effect at any time prior to completion of the merger.

For purposes of the last termination right described above, Halcón will be deemed to have undergone a material adverse effect upon the death or disability of Floyd C. Wilson.

Termination Fees

Except for the termination fee set forth in the merger agreement and as described below, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated therein shall be paid by the party incurring such costs or expenses.

GeoResources must pay Halcón a termination fee of approximately $27.8 million if:

•	the merger agreement is terminated by Halcón due to (i) GeoResources or its board of directors has entered into or recommended, or publicly announced its intention to enter into or recommend, any agreement related to an acquisition proposal or approved or recommended any acquisition proposal, (ii) the board of directors makes an adverse recommendation change, or (iii) a competing tender offer has commenced that constitutes an acquisition proposal unless GeoResources’ board of directors has recommended rejection of such proposal;

•

the merger agreement is terminated by GeoResources due to its board of directors making an adverse recommendation change and authorizing GeoResources to enter into an agreement with respect to a superior proposal; or

•

(i) an acquisition proposal with respect to GeoResources has been proposed by any person (other than by Halcón or any of its respective affiliates) or any person has publicly announced its intention (whether or not conditional) to make such acquisition proposal and such acquisition proposal or such intention has otherwise become publicly known to GeoResources stockholders generally; (ii) thereafter the merger agreement is terminated by either Halcón or GeoResources for failure to close the merger on or before December 31, 2012 or because the GeoResources stockholders failed to approve and adopt the merger agreement by the required vote, or by Halcón due to a breach of the merger agreement by GeoResources, and (iii) within 12 months after termination of the merger agreement, GeoResources or any of its subsidiaries enters into any definitive agreement or otherwise consummates an “acquisition proposal” (as defined above, except that all references to “15%” in the definition of acquisition proposal are deemed to be “50% or more” for the purposes of this paragraph).

In addition, in the event of a termination resulting from a breach of a party’s representations and warranties or covenants in the merger agreement, or if a party’s stockholders fail to approve the transactions contemplated by the merger agreement, such party must reimburse the other party for its fees and expenses incurred in connection with the merger agreement in an amount not to exceed $10 million.

Effect of Termination

In the event of the termination of the merger agreement as described above, written notice must be given by the terminating party to the other parties specifying the provision of the merger agreement pursuant to which such termination is made, and except as described in this paragraph, the merger agreement shall become null and void after the expiration of any applicable period following such notice. In the event of the termination of the merger agreement, there will be no liability on the part of Halcón or GeoResources, except as described above under “—Termination Fees” and except with respect to the requirement to comply with the confidentiality agreement; provided that no party will be relieved from any liability or obligation with respect to any willful breach of the merger agreement.

Extension, Waiver and Amendment of the Merger Agreement.

Extension and Waiver

At any time prior to the effective time of the merger, Halcón and GeoResources may, to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other parties under the merger agreement;

•

waive any inaccuracies in the other parties’ representations and warranties contained in the merger agreement or in any document, certificate or writing delivered pursuant the merger agreement by the other parties; and

•	waive the other parties’ compliance with any of its agreements or conditions contained in the merger agreement.

Any such waiver or extension is subject to the following conditions:

•	any agreement allowing an extension or waiver must be set forth in a written instrument signed on behalf of the party allowing the extension or waiver;

•	any waiver will only waive the respective matter described in the writing and will not impair the rights of the party granting the waiver in any other respect or at any other time;

•

neither any waiver by any party to the merger agreement, nor the failure by any party to enforce any provisions of the merger agreement or to exercise any rights will be construed as a waiver of any other breach or default, or as a waiver of any such provisions, rights or privileges under the merger agreement; and

•	the rights and remedies provided under the merger agreement are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have.

Notwithstanding the foregoing, Halcón and GeoResources will recirculate and resolicit votes on the approval of the merger in the event a condition is waived that materially adversely impacts the qualification of the merger and the subsequent merger, on a combined basis, as a “reorganization” within the meaning of Section 368(a) of the Code.

Amendment

Subject to compliance with applicable law, Halcón and GeoResources may amend the merger agreement at any time before or after approval and adoption of the merger agreement by GeoResources stockholders. However, after any approval and adoption of the merger agreement by GeoResources stockholders there may not be, without their further approval, any amendment of the merger agreement that alters or changes, in a way that adversely affects the holders of any shares of GeoResources capital stock or alters or changes the merger consideration to be received by the GeoResources stockholders in the merger.

Employees and Employee Benefits

The merger agreement provides that if after the effective time the employment of any employee of GeoResources, is terminated by Halcón during the one (1) year period beginning immediately after the effective time, then Halcón shall offer to such terminated employee certain severance benefits. However, any such benefits may be offset or reduced by the amount of any benefits any such employee is entitled to receive upon or in connection with the termination of employment under any written agreement with GeoResources or any GeoResources benefit plan or with Halcón or any Halcón benefit plan. In addition, Halcón may exclude any employees who are terminated or otherwise not employed by GeoResources prior to the effective time or who receive a “Change in Control Payment” under the GeoResources Change in Control Plan. The merger agreement also provides that Halcón will adopt after the effective time bonus or other incentive programs or individual agreements designed to retain certain employees of GeoResources during a transition period.

The merger agreement acknowledges that it contains no requirement that Halcón or any of its affiliates continue to employ any employee of GeoResources for any length of time following the effective time of the merger. The merger agreement also does not prevent Halcón or its affiliates from terminating, or modifying the terms of employment of, any GeoResources employee following the effective time of the merger.

Expenses

The merger agreement provides that each of Halcón and GeoResources will pay its own costs and expenses in connection with the transactions contemplated in the merger agreement, except as described above in “—Termination of the Merger Agreement—Termination Fees.”

No Third Party Beneficiaries

The merger agreement is not intended to, and does not, confer upon you or any person other than Halcón, GeoResources, Merger Sub, Second Merger Sub and their permitted assigns any rights or remedies, except that GeoResources’ directors and officers will have the right to enforce Halcón’s covenant to continue to provide indemnification and liability insurance coverage after the completion of the merger.

Specific Performance

The parties are entitled to specific performance of the terms of the merger agreement in addition to any other remedy to which they are entitled at law or in equity.

VOTING AGREEMENTS

The following summary describes specified aspects of voting agreements entered into in connection with the proposed merger. This discussion does not purport to be complete and is qualified in its entirety by reference to the voting agreements, which are attached as Annex B and Annex C and incorporated herein by reference. We urge you to read the voting agreements carefully and in their entirety.

Halcón Majority Stockholder

As an inducement to GeoResources to enter into the merger agreement, HALRES entered into a voting agreement with GeoResources. As of the record date for the Halcón special meeting, HALRES directly and indirectly owned an aggregate of approximately 73.3 million shares of Halcón common stock representing approximately 51% of the outstanding shares of Halcón common stock.

Pursuant to the terms of the voting agreement, HALRES agreed to vote in favor of the transactions contemplated by the merger agreement such as approval of the issuance of Halcón shares to consummate the merger. HALRES appointed Frank A. Lodzinski, Chairman, President and Chief Executive Officer of GeoResources, as its proxy and attorney-in-fact to vote its shares of Halcón common stock in accordance with the provisions of the voting agreement and revoked all prior proxies. HALRES also agreed not to sell, transfer or otherwise dispose of its shares of Halcón common stock, subject to certain exceptions provided in the voting agreement.

The voting agreement terminates upon the earlier to occur of (1) the completion of the merger or (2) the termination of the merger agreement in accordance with its terms. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 110.

GeoResources Stockholders

As an inducement to Halcón and Merger Sub to enter into the merger agreement, certain of GeoResources’ officers and directors (and certain of their affiliates) entered into a voting agreement with Halcón and Merger Sub. As of the record date for the GeoResources special meeting, these stockholders directly and indirectly owned an aggregate of approximately 4,390,000 shares of GeoResources common stock representing approximately 17% of the outstanding shares of GeoResources common stock.

Pursuant to the terms of the voting agreement, each stockholder agreed to vote (1) in favor of the merger, the adoption of the merger agreement and the approval of any other transactions contemplated by the merger agreement, (2) against any acquisition proposal other than contemplated by the merger agreement with Halcón and (3) against any proposal, action or transaction that would impede, frustrate, prevent or nullify the merger, the merger agreement or the other transactions contemplated by the merger agreement. Each stockholder appointed Floyd C. Wilson, Chairman and Chief Executive Officer of Halcón, as such stockholder’s proxy and attorney-in-fact to vote such stockholder’s shares of GeoResources common stock in accordance with the provisions of the voting agreement and revoked all prior proxies. Each stockholder also agreed not to sell, transfer or otherwise dispose of such stockholder’s shares of GeoResources common stock, subject to certain exceptions provided in the voting agreement.

In addition, similar to the non-solicitation provisions and subject to the exceptions in the merger agreement, each stockholder agreed not to (1) solicit, initiate, encourage or facilitate any inquiries or the making or submission of any proposal or offer that constitutes or could reasonably be expected to lead to any competing acquisition proposal or (2) participate or engage in any discussions or negotiations or disclose any material nonpublic information relating to GeoResources or any of its subsidiaries, or otherwise cooperate with any person concerning a competing acquisition proposal.

The voting agreement terminates upon the earlier to occur of (1) the completion of the merger, (2) the termination of the merger agreement in accordance with its terms (see “The Merger Agreement—Termination of the Merger Agreement” beginning on page 110) or (3) with respect to any stockholder that is a party to the voting agreement, upon such stockholder’s delivery of written notice of termination to Halcón following any amendment to the merger agreement to decrease the merger consideration or otherwise alter the merger agreement in a manner adverse to such stockholder in any material respect unless such amendment has been consented to by such stockholder in writing prior to such amendment.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion addresses the material United States federal income tax consequences of the mergers to holders of GeoResources common stock. The discussion is based on the Internal Revenue Code, Treasury Regulations, published administrative rulings and judicial decisions, all as currently in effect and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to GeoResources stockholders that hold their GeoResources common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), each of which we refer to in this document as a “holder.” Further, this discussion does not address all aspects of United States federal taxation that may be relevant to a particular holder in light of its personal circumstances or to holders subject to special treatment under the United States federal income tax laws, including:

•	certain former citizens or long-term residents of the U.S.;

•	persons who hold GeoResources common stock as part of a straddle, hedging transaction, synthetic security, conversion transaction or other integrated investment or risk reduction transaction;

•	U.S. persons, as defined below, whose functional currency is not the U.S. dollar;

•	persons who acquired GeoResources common stock through the exercise of employee stock options or otherwise as compensation or are holders of stock options granted under the GeoResources Stock Plan;

•	persons who hold warrants exercisable for GeoResources common stock;

•	persons subject to the U.S. alternative minimum tax;

•	mutual funds;

•	banks, insurance companies and other financial institutions;

•	regulated investment companies;

•	tax-exempt organizations;

•	dealers in securities or foreign currencies; and

•	traders in securities that mark-to-market.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the mergers, nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

This discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for United States federal income tax purposes) or persons that hold their GeoResources common stock through partnerships or other pass-through entities for U.S. federal income tax purposes. If a partnership, including any entity or arrangement treated as a partnership for United States federal income tax purposes, holds shares of GeoResources common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their own tax advisors regarding the particular tax consequences of the mergers to them.

Except as described below under “—Foreign Investment in Real Property Tax Act,” this discussion only applies to you if you are a U.S. holder. For purposes of this discussion, the term U.S. holder refers to a holder of GeoResources common stock that is:

•	a citizen or individual resident of the U.S.;

•	a corporation or other entity taxable as a corporation created or organized under the laws of the U.S. or any of its political subdivisions;

•

a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has made a valid election under the applicable Treasury Regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

For purposes of this discussion, a “non-U.S. holder” means an owner or beneficial owner of shares of GeoResources common stock that is not a U.S. holder.

Each holder of GeoResources common stock should consult its tax advisor with respect to the particular tax consequences of the mergers to such holder.

Tax Consequences of the Mergers Generally. Pursuant to the merger agreement, Merger Sub will merge with and into GeoResources with GeoResources surviving the merger as a wholly owned subsidiary of Halcón, and as soon as possible after the effective time of the merger, but within no more than five business days from such effective time, pursuant to a binding commitment in the merger agreement and as part of the plan of reorganization, GeoResources will merge with and into the Second Merger Sub with the Second Merger Sub as the surviving entity in the subsequent merger. The Second Merger Sub will be disregarded as an entity separate from Halcón for federal income tax purposes. In connection with the effectiveness of this registration statement, each of Thompson & Knight LLP, counsel to Halcón, and Jones & Keller, P.C., counsel to GeoResources, has delivered its opinion to the effect that (1) the merger and the subsequent merger on a combined basis will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (2) Halcón and GeoResources will each be “a party to the reorganization” within the meaning of Section 368(b) of the Code and (3) the following discussion constitutes its opinion as to the material U.S. federal income tax consequences of the mergers to holders of GeoResources common stock. An opinion of counsel represents counsel’s best legal judgment and is not binding on the Internal Revenue Service or any court. No ruling has been, or will be, sought from the Internal Revenue Service as to the tax consequences of the mergers. Accordingly, there can be no certainty that the Internal Revenue Service will not challenge the conclusions set forth in the opinions stated or referred to herein or that a court would not sustain such a challenge.

The opinions of Thompson & Knight LLP and Jones & Keller, P.C. have been rendered on the basis of certain assumptions, representations and covenants, including those contained in officers’ certificates of GeoResources and Halcón, all of which must be true and accurate in all respects as to the effective date of the registration statement and must continue to be true and accurate in all respects as of the effective time of the mergers. If any of those assumptions or representations are inaccurate, incomplete or untrue or any of the covenants are breached, the conclusions contained in the opinions or stated below could be affected.

Exchange for Halcón Common Stock and Cash. In the exchange by a holder of all of the shares of GeoResources common stock for a combination of Halcón common stock and cash, the holder will generally recognize gain (but not loss) in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the Halcón common stock received pursuant to the merger over that holder’s adjusted tax basis in its shares of GeoResources common stock surrendered) or (2) the amount of cash received pursuant to the merger. For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Holders should consult their tax advisor regarding the manner in which cash and Halcón common stock should be allocated among different blocks of GeoResources common stock. Any recognized gain will generally be long-term capital gain if the holder’s holding period with respect to the GeoResources common stock surrendered is more than one year at the effective time of the merger. Long-term capital gain generally will be subject to a maximum U.S. federal income tax rate of 15%. If, however, the cash received has the effect of the distribution of a dividend, the gain will be treated as a dividend to the extent of the holder’s ratable share of accumulated earnings and profits as calculated for United States federal income tax purposes. Any dividend income, if qualified, will be subject to U.S. federal income tax at a maximum rate of 15%. See “—Possible Treatment of Cash as a Dividend” below.

The aggregate tax basis of Halcón common stock received (including fractional shares deemed received and redeemed as described below) by a holder that exchanges its shares of GeoResources common stock for a combination of Halcón common stock and cash pursuant to the merger will be equal to the aggregate adjusted tax basis of the shares of GeoResources common stock surrendered for Halcón common stock and cash, reduced by the amount of cash received by the holder pursuant to the merger (excluding any cash received instead of a fractional share of Halcón common stock) and increased by the amount of gain (including any portion of the gain that is treated as a dividend as described below but excluding any gain or loss resulting from the deemed receipt and redemption of fractional shares described below), if any, recognized by the holder on the exchange. The holding period of the Halcón common stock received (including fractional shares deemed received and redeemed as described below) will include the holding period of the shares of GeoResources common stock surrendered.

Possible Treatment of Cash as a Dividend. In general, the determination of whether the gain recognized in the exchange will be treated as capital gain or has the effect of a distribution of a dividend depends upon whether and to what extent the exchange reduces the holder’s deemed percentage stock ownership of Halcón. For purposes of this determination, the holder is treated as if it first exchanged all of its shares of GeoResources common stock solely for Halcón common stock and then Halcón immediately redeemed, which we refer to in this document as the “deemed redemption,” a portion of the Halcón common stock in exchange for the cash the holder actually received. The gain recognized in the deemed redemption will be treated as capital gain if the deemed redemption is (1) “substantially disproportionate” with respect to the holder or (2) “not essentially equivalent to a dividend.”

The deemed redemption will generally be “substantially disproportionate” with respect to a holder if the percentage described in (2) below is less than 80% of the percentage described in (1) below. Whether the deemed redemption is “not essentially equivalent to a dividend” with respect to a holder will depend upon the holder’s particular circumstances. At a minimum, however, in order for the deemed redemption to be “not essentially equivalent to a dividend,” the deemed redemption must result in a “meaningful reduction” in the holder’s deemed percentage stock ownership of Halcón. In general, that determination requires a comparison of (1) the percentage of the outstanding stock of Halcón that the holder is deemed actually and constructively to have owned immediately before the deemed redemption and (2) the percentage of the outstanding stock of Halcón that is actually and constructively owned by the holder immediately after the deemed redemption. In applying the above tests, a holder may, under the constructive ownership rules, be deemed to own stock that is owned by other persons or stock underlying a holder’s option to purchase in addition to the stock actually owned by the holder.

The Internal Revenue Service has ruled that a shareholder in a publicly held corporation whose relative stock interest is minimal, generally less than 1%, and who exercises no control with respect to corporate affairs is generally considered to have a “meaningful reduction” if that shareholder has a relatively minor, generally approximately 3%, reduction in its percentage stock ownership under the above analysis; accordingly, the gain recognized in the exchange by such a shareholder would be treated as capital gain.

These rules are complex and dependent upon the specific factual circumstances particular to each holder. Consequently, each holder that may be subject to these rules should consult its tax advisor as to the application of these rules to the particular facts relevant to such holder.

Cash Received Instead of a Fractional Share. A holder who receives cash instead of a fractional share of Halcón common stock will generally be treated as having received such fractional share and then as having received such cash in redemption of the fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash received instead of the fractional share and the portion of the holder’s aggregate adjusted tax basis of the shares of GeoResources common stock surrendered which is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of GeoResources common stock is more than one year at the effective time of the merger.

Exercise of Appraisal Rights. A holder who receives cash pursuant to the exercise of appraisal rights generally will recognize capital gain or loss measured by the difference between the cash received and its adjusted tax basis in its GeoResources common stock.

Foreign Investment in Real Property Tax Act. Unless a non-U.S. holder’s shares of GeoResources common stock are considered U.S. real property interests (a “USRPI”) under the Foreign Investment in Real Property Tax Act (“FIRPTA”), a non-U.S. holder will generally not be subject to U.S. federal income tax on its exchange of GeoResources common stock for Halcón stock and cash in the merger. Under FIRPTA, dispositions of a USRPI, as described below, by a non-U.S. holder are generally subject to U.S. federal income taxation. In the case of a disposition of a USRPI in a transaction qualifying as a reorganization within the meaning of Section 368(a) of the Code, an exchange of shares representing a USRPI for shares of the acquiring company is eligible for the tax treatment described above only if the shares of the acquiring company received by the non-U.S. holder in the transaction constitute, immediately after the transaction, a USRPI in the hands of the relevant non-U.S. holder.

Because it is believed that GeoResources is a U.S. real property holding corporation, as defined below, GeoResources common stock held by non-U.S. holders who owned, directly or indirectly by attribution from related persons or entities, more than 5% of GeoResources common stock at any time during the five-year period ending on the date of the merger (a “5% non-U.S. holder”), represents a USRPI. Thus, a 5% non-U.S. holder will be subject to U.S. federal income taxation on any gain realized with respect to the Halcón common stock and cash received in the merger unless the Halcón common stock received will also constitute a USRPI in the hands of the 5% non-U.S. holder. The Halcón common stock received in the merger will constitute a USRPI only if (1) the relevant non-U.S. holder will own greater than 5% of the Halcón common stock immediately after the merger and (2) Halcón is a U.S. real property holding corporation. Although Halcón does not believe that it is a U.S. real property holding company at a time prior to the merger, it expects it will be treated as a U.S. real property holding company immediately after the merger.

Shares of GeoResources common stock held by a non-U.S. holder who has not owned, directly or indirectly by attribution from related persons or entities, more than 5% of GeoResources common stock at any time during the five-year period ending on the date of the merger will not constitute a USRPI. As such, any disposition of GeoResources common stock by a less than 5% non-U.S. holder will not be subject to U.S. taxation. This includes any cash that a less than 5% non-U.S. holder will receive in conjunction with Halcón common stock as part of the merger.

A non-U.S. holder of GeoResources common stock should consult its own tax advisor concerning the tax consequences of the merger and, in particular, the application of the rules described above with respect to the ownership of U.S. real property interests.

FIRPTA Withholding. Under Section 1455 of the Code, a person acquiring stock in a U.S. real property holding corporation from a foreign person generally is required to deduct and withhold a tax equal to 10% of the amount realized by that foreign person on the sale or exchange of that stock (“FIRPTA Withholding”). However, Section 1445(b)(6) of the Code exempts from FIRPTA Withholding stock that is regularly traded on an established securities market.

GeoResources believes that it has been a U.S. real property holding corporation and that it will be a U.S. real property holding corporation as of the effective time of the merger. GeoResources also believes that GeoResources common stock will continue to be regularly traded on the Nasdaq Global Select Market at all times leading up to and as of the effective time of the merger, such that GeoResources common stock should be considered to be “regularly traded on an established securities market” for purposes of Section 1445(b)(6) of the Code. Assuming that this expectation proves to be correct, neither Halcón nor the exchange agent will be required to deduct and withhold amounts on account of FIRPTA withholding with respect to a non-U.S. holder’s exchange of GeoResources common stock in the merger.

Backup Withholding. Certain holders of GeoResources common stock may be subject to backup withholding (currently at a rate of 28%) on amounts received pursuant to the merger. Backup withholding will not apply, however, to a GeoResources stockholder who provides a correct taxpayer identification number, a certificate of foreign status and certain other required information, or comes within certain exempt categories and, in each case, complies with applicable certification requirements. In addition to being subject to backup withholding, if a GeoResources stockholder does not provide Halcón (or the exchange agent) with his or her correct taxpayer identification number or a certificate of foreign status or other required information, the stockholder may be subject to penalties imposed by the Internal Revenue Service. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the stockholder’s U.S. federal income tax liability, provided that the stockholder furnishes certain required information to the Internal Revenue Service.

Reporting Requirements. GeoResources stockholders receiving Halcón common stock in the merger may be required to file a statement with their U.S. federal income tax returns setting forth their tax basis in the GeoResources common stock exchanged in the merger and the fair market value of the Halcón common stock and the amount of any cash received in the merger. In addition, GeoResources stockholders will be required to retain permanent records of these facts relating to the merger.

Closing Condition Tax Opinions. It is a condition to the closing of the merger that Halcón and GeoResources will receive opinions from Thompson & Knight LLP and Jones & Keller, P.C., respectively, dated as of the effective date of the merger, to the effect that the merger and the subsequent merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. These opinions will be based on updated representation certificates provided by Halcón and GeoResources to be delivered at the effective time of closing, and on customary factual assumptions.

Obtain Personal Tax Advice. The summary of material U.S. federal income tax consequences set forth above is intended to provide only a general summary of the tax consequences of the mergers and is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the mergers. In addition, the summary does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, the summary does not address any non-income tax or any foreign, state, local or other tax consequences of the mergers. Accordingly, each GeoResources stockholder is urged to consult his or her own tax advisor to determine the particular federal, state, local or foreign income, reporting or other tax consequences of the mergers to that stockholder.

ACCOUNTING TREATMENT

Halcón will account for the GeoResources merger and the acquisition of the East Texas Assets using the acquisition method of accounting under GAAP. GeoResources will be treated as the acquired corporation for accounting and financial reporting purposes. GeoResources’ assets, liabilities and other items will be adjusted to their estimated fair values on the closing date of the merger and combined with the historical book values of the assets and liabilities of Halcón. Applicable income tax effects of these adjustments will be included as a component of the combined company’s deferred tax asset or liability. The difference between the estimated fair value of the assets (including separately identifiable intangible assets), liabilities and other items (adjusted as discussed above) and the purchase price will be recorded as goodwill. Financial statements of Halcón issued after the merger will reflect the values and will not be restated retroactively to reflect the historical financial position or results of operations of GeoResources. Similar accounting treatment will be accorded to the East Texas Assets upon the closing of that acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 24, 2012, Halcón Resources Corporation (“Halcón”) and GeoResources, Inc. (“GeoResources”) entered into a merger agreement pursuant to which, subject to the conditions set forth therein, a wholly owned subsidiary of Halcón will merge with and into GeoResources, with GeoResources as the surviving entity and a wholly owned subsidiary of Halcón (the “merger”). Upon completion of this initial merger, GeoResources as the surviving entity will merge into a separate wholly owned subsidiary of Halcón (the “subsequent merger”), with the separate subsidiary as the surviving entity in the subsequent merger. Pursuant to the merger agreement, at closing each outstanding share of GeoResources’ common stock will be converted into the right to receive $20.00 in cash and 1.932 shares of Halcón.

The following unaudited pro forma condensed combined financial information and explanatory notes combine the historical financial statements of Halcón and GeoResources as of March 31, 2012 (with respect to the balance sheet information using currently available fair value information) and as of January 1, 2011 (with respect to the statements of operations information for the three months ended March 31, 2012 and the year ended December 31, 2011). The following unaudited pro forma condensed financial information and explanatory notes also adjust the pro forma combined financial statements of Halcón and GeoResources to give effect to Halcón’s probable acquisition of the East Texas Assets as of March 31, 2012 (with respect to balance sheet information using currently available fair value information) and as of January 1, 2011 (with respect to statements of operations information for the three months ended March 31, 2012 and the year ended December 31, 2011).

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of Halcón that would have been recorded had the merger and the acquisition of the East Texas Assets been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of Halcón. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that Halcón may achieve with respect to the combined operations. Additionally, the pro forma statements of operations do not include non-recurring charges or credits and the related tax effects which result directly from the transactions. Furthermore, certain reclassifications have been made to GeoResources’ historical financial statements presented herein to conform to Halcón’s historical presentation.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Halcón and GeoResources Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated in this document by reference and the historical statements of revenues and direct operating expenses of the East Texas Assets included herein. The audited financial statements of revenues and direct operating expenses for the East Texas Assets for the period from February 1, 2011 to December 31, 2011 and unaudited statements of revenues and direct operating expenses for the period from February 1, 2011 to March 31, 2011 and the three months ended March 31, 2012 do not include all items of expense that would be included in full financial statements such as general and administrative expenses and depreciation, depletion and amortization expenses.

As of the date of this joint proxy statement/prospectus, the assets and liabilities of GeoResources and the East Texas Assets are recorded at their preliminary estimated fair values, with the excess of the purchase price over the sum of these fair values recorded as goodwill. The actual adjustments to Halcón’s consolidated combined financial statements upon consummation of the merger and the acquisition of the East Texas Assets, and allocation of the purchase price paid in each transaction will depend on a number of factors, including additional financial information available at such time, changes in the fair value of Halcón’s common stock transferred at the respective closing dates, changes in the estimated fair value of natural gas and oil properties of GeoResources and the East Texas Assets as of the respective closing dates, and changes in the operating results of GeoResources and the East Texas Assets between the date of preparation of this pro forma information and the effective closing dates of such transactions. Accordingly, the final allocations of and the effects on the results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.

Halcón Resources Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2012

(In thousands)

	Halcón Historical	GeoResources Historical	Georesources Merger Pro Forma Adjustments		Halcón Pro Forma Combined	East Texas Assets Pro Forma Adjustments		Halcón Pro Forma Combined As Adjusted
Current assets:
Cash and cash equivalents	$685,783	$21,535	$(102,666	)(1)	$604,652	$(299,792	)(14)	$304,860
Accounts receivable	10,851	60,401	—		71,252	—		71,252
Other current assets	8,271	19,649	—		27,920	—		27,920

Total current assets	704,905	101,585	(102,666)		703,824	(299,792)		404,032
Oil and natural gas properties (full cost method):
Evaluated	723,293	531,755	55,045	(1)	1,310,093	357,374	(14)	1,667,467
Unevaluated	16,438	60,602	394,398	(1)	471,438	151,500	(14)	622,938

Gross oil and natural gas properties	739,731	592,357	449,443		1,781,531	508,874		2,290,405
Less - accumulated depletion	(507,355)	(105,751)	105,751	(1)	(507,355)	—		(507,355)

Net oil and natural gas properties	232,376	486,606	555,194		1,274,176	508,874		1,783,050

Other operating property and equipment:
Other operating assets	9,890	1,780	(778	)(1)	10,892	—		10,892
Less - accumulated depreciation	(6,632)	(778)	778	(1)	(6,632)	—		(6,632)
Land	—	146	—		146	—		146

Net other operating property and equipment	3,258	1,148	—		4,406	—		4,406

Other noncurrent assets:
Equity in oil and gas limited partnerships	—	1,975	9,214	(1)	11,189	—		11,189
Debt issuance costs, net of amortization	5,180	2,411	7,589	(1),(3)	15,180	—		15,180
Other noncurrent assets	23,693	301	—		23,994	—		23,994
Goodwill	—	—	375,157	(1)	375,157	18,378	(14)	393,535

Total assets	$969,412	$594,026	$844,488		$2,407,926	$227,460		$2,635,386

Current liabilities:
Accounts payable and accrued liabilities	$21,264	$56,256	$44,404	(2),(4)	$121,924	$1,583	(15)	$123,507
Other current liabilities	2,615	35,983	(22,880	)(4)	15,718	—		15,718

Total current liabilities	23,879	92,239	21,524		137,642	1,583		139,225
Long-term debt	235,475	60,000	440,000	(1),(3)	735,475	—		735,475
Other noncurrent liabilities:
Other noncurrent liabilities	37,208	10,323	3,973	(1)	51,504	474	(14)	51,978
Deferred income taxes	—	52,325	216,216	(1)	268,541	—		268,541
Stockholders’ equity:
Preferred stock(a)	298,209	—	—		298,209	—		298,209
Common stock	10	256	(251	)(1)	15	2	(14)	17
Additional paid-in capital	633,561	283,072	284,001	(1),(2)	1,200,634	226,984	(14)	1,427,618
Treasury stock	(9,298)	—	—		(9,298)	—		(9,298)
Accumulated other comprehensive income (loss)	—	(1,080)	1,080	(2)	—	—		—
Accumulated earnings (deficit)	(249,632)	96,891	(122,055	)(2)	(274,796)	(1,583)		(276,379)

Total stockholders’ equity	672,850	379,139	162,775		1,214,764	225,403		1,440,167

Total liabilities and stockholders’ equity	$969,412	$594,026	$844,488		$2,407,926	$227,460		$2,635,386

(a)	On February 29, 2012 (the “Commitment Date”), Halcón entered into definitive agreements with a group of certain institutional and selected other accredited investors (collectively, the “investors”) to sell, in a private offering, 4,444.4511 shares of 8% Automatically Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), each share of which was convertible into 10,000 shares of Halcón common stock. The Preferred Stock automatically converted into 44,444,511 shares of Halcón common stock on April 17, 2012.

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Halcón Resources Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2012

(In thousands, except per share amounts)

	Halcón Historical		GeoResources Historical	Georesources Merger Pro Forma Adjustments		Halcón Pro Forma Combined	East Texas Assets Pro Forma Adjustments		Halcón Pro Forma Combined As Adjusted
Operating revenues:
Oil and natural gas sales
Oil	$22,997		$42,564	$(4,096	)(8),(11a)	$61,465	$14,438	(16)	$75,903
Natural gas	1,668		—	3,330	(11a)	4,998	88	(16)	5,086
NGLs	2,169		—	824	(11a)	2,993	441	(16)	3,434

Total oil and natural gas sales	26,834		42,564	58		69,456	14,967		84,423
Other	36		2,230	(31	)(11b)	2,235	—		2,235

Total operating revenues	26,870		44,794	27		71,691	14,967		86,658

Operating expenses:
Production:
Lease operating	7,947		7,252	—		15,199	982	(16)	16,181
Taxes	1,570		2,822	—		4,392	655	(16)	5,047
Restructuring	104		—	—		104	—		104
Workovers	721		772	—		1,493	—		1,493
Exploration expense	—		279	(279	)(6)	—	—		—
General and administrative	20,334	(a)	4,647	—		24,981	—		24,981
Depletion, depreciation and accretion	5,979		9,774	3,495	(5)	19,248	5,040	(5)	24,288

Total operating expenses	36,655		25,546	3,216		65,417	6,677		72,094

Income (loss) from operations	(9,785)		19,248	(3,189)		6,274	8,290		14,564

Other expenses:
Interest expense and other, net	(12,997	)(b)	(409)	(9,873	)(9),(10),(11b)	(23,279)	—		(23,279)
Loss on derivative contracts	(4,945	)(b)	—	(3,654	)(8),(12)	(8,599)	—		(8,599)
Hedge ineffectiveness	—		(66)	66	(12)	—	—		—

Total other expenses	(17,942)		(475)	(13,461)		(31,878)	—		(31,878)

Income (loss) before income taxes	(27,727)		18,773	(16,650)		(25,604)	8,290		(17,314)
Income tax provision (benefit)	5,595		7,353	(6,327	)(13)	6,621	3,150	(13)	9,771

Net income (loss)	(33,322)		11,420	(10,323)		(32,225)	5,140		(27,085)
Preferred dividend	(1,102)		—	—		(1,102)	—		(1,102)

Net income (loss) available to common stockholders	$(34,424)		$11,420	$(10,323)		$(33,327)	$5,140		$(28,187)

Net income (loss) per common share:
Basic	$(0.50)		$0.45			$(0.28)			$(0.20)
Diluted	$(0.50)		$0.44			$(0.28)			$(0.20)
Weighted average common shares outstanding:
Basic	68,816		25,611	51,456		120,272	20,729		141,001
Diluted	68,816		26,073	51,456		120,272	20,729		141,001

(a)	Includes approximately $13.1 million of recapitalization and change in control related charges in connection with the company’s recapitalization on February 8, 2012.
(b)	Interest expense and other, net and loss on derivative contracts contain approximately $7.3 million and $1.0 million, respectively, of charges related to the recapitalization and associated termination of the prior credit facility and change in derivative counterparties.

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Halcón Resources Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2011

(In thousands, except per share amounts)

	Halcón Historical	GeoResources Historical	Georesources Merger Pro Forma Adjustments		Halcón Pro Forma Combined	East Texas Assets Pro Forma Adjustments		Halcón Pro Forma Combined As Adjusted
Operating revenues:
Oil and natural gas sales
Oil	$82,968	$130,608	$(15,456	)(8),(11a)	$198,120	$16,531	(16)	$214,651
Natural gas	10,673	—	14,931	(11a)	25,604	118	(16)	25,722
NGLs	9,880	—	2,521	(11a)	12,401	462	(16)	12,863

Total oil and natural gas sales	103,521	130,608	1,996		236,125	17,111		253,236
Other	168	7,140	(447	)(11b)	6,861	—		6,861

Total operating revenues	103,689	137,748	1,549		242,986	17,111		260,097

Operating expenses:
Production:
Lease operating	31,363	24,806	—		56,169	902	(16)	57,071
Taxes	5,740	8,028	—		13,768	740	(16)	14,508
Restructuring costs	1,071	—	—		1,071	—		1,071
Workovers	1,967	2,628	—		4,595	—		4,595
Exploration expense	—	989	(989	)(6)	—	—		—
General and administrative	20,763	13,875	—		34,638	—		34,638
Impairment	—	6,043	(6,043	)(7)	—	—		—
Depletion, depreciation and accretion	22,986	27,659	22,295	(5)	72,940	25,665	(5)	98,605

Total operating expenses	83,890	84,028	15,263		183,181	27,307		210,488

Income (loss) from operations	19,799	53,720	(13,714)		59,805	(10,196)		49,609
Other expenses:
Interest expense and other, net	(17,879)	(1,909)	(38,894	)(9),(10),(11b)	(58,682)	—		(58,682)
Gain on derivative contracts	3,479	—	1,973	(8),(12)	5,452	—		5,452
Hedge ineffectiveness	—	(569)	569	(12)	—	—		—

Total other expenses	(14,400)	(2,478)	(36,352)		(53,230)	—		(53,230)

Income (loss) before income taxes	5,399	51,242	(50,066)		6,575	(10,196)		(3,621)
Income tax provision (benefit)	6,802	19,991	(19,025	)(13)	7,768	(3,874	)(13)	3,894

Net income (loss)	(1,403)	31,251	(31,041)		(1,193)	(6,322)		(7,515)
Less: Net loss attributable to noncontrolling interest	—	(87)	—		(87)	—		(87)

Net income (loss) available to common stockholders	$(1,403)	$31,338	$(31,041)		$(1,106)	$(6,322)		$(7,428)

Net income (loss) per common share:
Basic	$(0.05)	$1.24			$(0.01)			$(0.08)
Diluted	$(0.05)	$1.22			$(0.01)			$(0.08)
Weighted average common shares outstanding:
Basic	26,258	25,172	51,456		77,714	20,729		98,443
Diluted	26,258	25,599	52,456		77,714	20,729		98,443

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.	These adjustments reflect the elimination of the components of GeoResources’ historical stockholders’ equity, the estimated value of consideration to be paid by Halcón in the GeoResources merger using the closing price of Halcón common stock on June 19, 2012 and to reflect the adjustments to the historical book values of GeoResources’ assets and liabilities as of March 31, 2012 to their estimated fair values, in accordance with acquisition accounting. The following table reflects the preliminary allocation of the total purchase price of GeoResources to the assets acquired and the liabilities assumed and the resulting goodwill based on the preliminary estimates of fair value (in thousands, except stock price):

Purchase Price(i):
Shares of Halcón common stock to be issued to GeoResources’ stockholders	50,392
Shares of Halcón common stock to be issued to GeoResources’ stock option holders	1,064

Total Halcón common stock to be issued	51,456
Halcón common stock price	$10.95

Fair value of Halcón common stock issued	$563,438
Cash consideration to be paid to GeoResources’ stockholders(ii)	521,654
Cash consideration to be paid to GeoResources’ stock option holders(ii)	11,012

Total purchase price	$1,096,104

Estimated Fair Value of Liabilities Assumed:
Current liabilities	$92,239
Long-term deferred tax liability(iii)	268,541
Fair value of warrants assumed by Halcón(v)	3,973
Other non-current liabilities	70,323

Amount attributable to liabilities assumed	$435,076

Total purchase price plus liabilities assumed	$1,531,180

Estimated Fair Value of Assets Acquired:
Current assets	$101,585
Natural gas and oil properties(iv)	1,041,800
Net other operating property and equipment	1,148
Equity in oil and gas limited partnerships	11,189
Other non-current assets	301

Amount attributable to assets acquired	$1,156,023

Goodwill(i)	$375,157

Eliminate GeoResources historical additional paid-in capital	$(283,072)
Fair value of common stock to be issued net of $5 par value	563,433
Recognize GeoResources’ acceleration of share-based compensation	3,640

Pro forma adjustments to additional paid-in capital	$284,001

(i) Under the terms of the merger agreement, consideration paid by Halcón will consist of $20.00 plus 1.932 shares of Halcón common stock for each share of GeoResources common stock. The total purchase price is based upon the closing price of $10.95 per share of Halcón common stock on June 19, 2012 and 26.6 million shares of GeoResources common stock estimated to be outstanding at the effective time of the merger. Under the acquisition method of accounting, the actual purchase price will be determined based on the total cash paid and the fair value of Halcón common stock issued on the closing date of the merger.

Assuming Halcón issues 51.4 million shares of common stock to consummate the GeoResources merger, a 10 percent increase (decrease) in the closing price of Halcón’s common stock would increase (decrease) goodwill by approximately $57 million.

(ii) Components of cash consideration funding (in thousands):

Total cash consideration for merger and stock options	$(532,666)
Issuance of high-yield debt	500,000
Deferred debt issuance costs	(10,000)
Retirement of GeoResources’ long-term debt	(60,000)

Pro Forma adjustments to cash and cash equivalents	$(102,666)

(iii) Halcón will receive carryover tax basis in GeoResources’ assets and liabilities because the merger will not be a taxable transaction under the United States Internal Revenue Code of 1986, as amended (the “Code”). Based upon the preliminary purchase price allocation, a step-up in financial reporting carrying value related to the property to be acquired from GeoResources is expected to result in a Halcón deferred tax liability of approximately $268 million, an increase of approximately $216 million to GeoResources’ existing $52 million deferred tax liability.

(iv) Weighted average commodity prices utilized in the determination of the pro forma fair value of natural gas and oil properties were $5.47 per Mcf of natural gas, $66.64 per barrel of oil equivalent for NGLs and $97.10 per barrel of oil, after adjustment for transportation fees and regional price differentials. An increase or decrease in commodity prices as of the closing date of the merger will result in a corresponding increase or decrease in the fair value of the properties and related deferred tax liabilities and a decrease or increase to goodwill.

(v) To adjust for the outstanding warrants to purchase GeoResources common stock that will be assumed by Halcón and converted into warrants to acquire Halcón common stock, assuming no warrants have been converted to GeoResources common stock prior to the effective time of the merger. The $4.0 million fair value of the assumed warrants was calculated using a Black-Scholes valuation model with assumptions for the following variables: closing Halcón stock price on the valuation date; risk-free interest rates; and expected volatility. The assumed warrants have been classified as liabilities as the warrant holders can receive cash. The assumed warrants are classified as noncurrent liabilities under the assumption that all assumed warrants will be held to maturity date that extends beyond 12 months from March 31, 2012.

2.	Pro forma adjustments to certain components of stockholders’ equity are as follows (in thousands):

Eliminate GeoResources’ historical retained earnings	$(96,891)
Accrue estimated transaction costs to be incurred by Halcón(i)	(18,524)
Recognize GeoResources’ acceleration of share-based compensation due to change in control	(3,640)
Accrue change in control payments to key employees of GeoResources(i)	(3,000)

Pro forma adjustments to accumulated earnings (deficit)	$(122,055)

(i) To accrue for estimated transaction costs of $19 million related to the acquisition of GeoResources not reflected in the financial statements. In addition, an adjustment to accrue $3 million in change in control payments to be made to certain key employees of GeoResources not reflected in the financial statements has been included. The change in control payments are not contingent on future service requirements. No adjustments have been made to the unaudited pro forma income statement as these costs are non-recurring in nature.

Eliminate GeoResources’ historical accumulated other comprehensive income (loss) of $1.1 million which consisted of net unrealized losses on commodity derivatives.

3.	To adjust Halcón’s financial statements for the issuance of $500 million in principal amount of senior notes at par related to the GeoResources merger and the associated deferral of issuance costs of $10 million, offset by the extinguishment of GeoResources’ historical long-term debt of $60 million.

4.	Reclassification of GeoResources’ Revenues and royalties payable to accounts payable and accrued liabilities to present the financial statements of Halcón and GeoResources in a consistent manner.

5.	To adjust the historical depletion, depreciation and amortization (DD&A) provision to the estimated total for the combination of Halcón and GeoResources as well as the East Texas Assets under the Full Cost method of accounting to compute the estimated pro forma DD&A provisions.

6.	To convert Successful Efforts method financial statements of GeoResources to Full Cost method financial statements to reflect that exploration expenses would have been capitalized under Full Cost method of accounting for oil and natural gas activities.

7.	To eliminate the historical oil and natural gas properties impairment as impairments of oil and natural gas properties are evaluated on a single cost center basis under Full Cost rules as compared to a field by field basis under Successful Efforts rules. There would not have been an impairment as measured under Full Cost accounting, therefore an adjustment is necessary to eliminate the historical impairment recorded in the year ended December 31, 2011.

8.	To adjust GeoResources’ oil and natural gas revenue for net settlements on commodity derivatives that under cash flow hedge accounting were included in GeoResources’ revenues from oil and natural gas sales. Halcón, in accordance with its accounting policy, does not apply cash flow hedge accounting treatment to commodity derivatives and, therefore $0.1 million for the three month period ended March 31, 2012 and $2 million for the year ended December 31, 2011 has been reclassified to gain (loss) on derivative contracts.

9.	To record interest expense, at an assumed rate of 8.0% per annum, of approximately $10 million for the three-month period ended March 31, 2012 and $40 million for the year ended December 31, 2011 for the issuance of $500 million in new debt related to the acquisition of GeoResources, and to record amortization of deferred issuance costs of approximately $0.3 million for the three-month period ended March 31, 2012 and $1.3 million for the year ended December 31, 2011.

10.	To eliminate previous interest expense on GeoResources’ historical long-term debt of approximately $0.4 million for the three-month period ended March 31, 2012 and $1.9 million for the year ended December 31, 2011.

11.	The following are reclassification entries to present the financial statements of Halcón and GeoResources in a consistent manner:

a.	Reclassification of GeoResources’ natural gas revenues reported as a component of oil and gas revenues to natural gas revenue and NGLs; and

b.	Reclassification of GeoResources’ interest and other income to below Income from Operations.

12.	Halcón, in accordance with its accounting policy, does not apply cash flow hedge accounting treatment to commodity derivatives. To comply with Halcón’s accounting policy, hedge ineffectiveness on GeoResources’ income statement and mark-to-market gains and losses included in other comprehensive income (loss) are reclassified to gain (loss) on derivative contracts. The adjustments are as follows (in thousands):

	Three months ended March 31, 2012	Year ended December 31, 2011
Loss due to ineffectiveness	$(66)	$(569)
Mark-to-market gain (loss)	(3,530)	4,538

	$(3,596)	$3,969

13.	To adjust the income tax provision for the estimated effects of combining Halcón’s and GeoResources’ operations and the impact of adjustments for revenue and direct operating expenses related to the probable East Texas Assets acquisition, as well as other, pre-tax pro forma adjustments (which were adjusted for income taxes using a combined federal and state tax rate of 38%).

14.	These adjustments reflect the estimated value of consideration paid by Halcón for the probable East Texas Assets acquisition and to reflect the estimated fair values of assets and liabilities for the East Texas Assets as of March 31, 2012, in accordance with the acquisition method of accounting. The following table reflects the preliminary allocation of the total purchase price of the East Texas Assets to the assets acquired and the liabilities assumed and the resulting goodwill based on the preliminary estimates of fair value (in thousands, except stock price):

Purchase Price(i):
Shares of Halcón common stock to be issued for the East Texas Assets	20,729
Halcón common stock price	$10.95

Fair value of Halcón common stock to be issued to East Texas Assets Sellers	$226,986
Cash consideration to be paid to East Texas Assets Sellers	299,792

Total purchase price	$526,778

Estimated Fair Value of Liabilities Assumed:
Other non-current liabilities	$474

Amount attributable to liabilities assumed	$474

Total purchase price plus liabilities assumed	$527,252

Estimated Fair Value of Assets Acquired:
Natural gas and oil properties(ii)	$508,874

Amount attributable to assets acquired	$508,874

Goodwill(i)	$18,378

(i) Based on the terms of the purchase and sale agreements, consideration paid by Halcón will consist of $299.8 million in cash plus 20.7 million shares of Halcón common stock. The total purchase price is based upon the closing price of $10.95 per share of Halcón common stock on June 19, 2012. Under the acquisition method of accounting, the actual purchase price will be determined based on the cash paid and the fair value of Halcón common stock issued on the closing date.

Assuming Halcón issues 20.7 million shares of common stock to consummate the East Texas Assets acquisition, a 10 percent increase in the closing price of Halcón’s common stock would increase goodwill by approximately $23 million and a 10 percent decrease in the closing price of Halcón’s common stock would decrease goodwill by approximately $18 million and decrease natural gas and oil properties by approximately $5 million.

(ii) Weighted average commodity prices utilized in the determination of the pro forma fair value of natural gas and oil properties were $4.71 per Mcf of natural gas, $49.55 per barrel of oil equivalent for NGLs and $96.31 per barrel of oil, after adjustment for transportation fees and regional price differentials. An increase or decrease in commodity prices as of the closing date will result in a corresponding increase or decrease in the fair value of the properties and a decrease or increase to goodwill.

15.	To accrue for estimated transaction costs of $1.5 million related to the acquisition of the East Texas Assets not reflected in the financial statements.

16.	To reflect the oil and gas revenues and direct operating expenses related to the East Texas Assets. See “Statements of Revenue and Direct Operating Expenses” beginning on page 131.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE EAST TEXAS ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION

FOR THE PERIOD FROM FEBRUARY 1, 2011 TO DECEMBER 31, 2011,

THREE MONTHS ENDED MARCH 31, 2012

AND THE PERIOD FROM FEBRUARY 1, 2011 TO MARCH 31, 2011

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE EAST TEXAS ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION

FOR THE PERIOD FROM FEBRUARY 1, 2011 TO DECEMBER 31, 2011,

THREE MONTHS ENDED MARCH 31, 2012

AND THE PERIOD FROM FEBRUARY 1, 2011 TO MARCH 31, 2011

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Halcón Resources Corporation:

We have audited the accompanying statements of revenues and direct operating expenses of the oil and gas properties purchased by Halcón Resources Corporation (the “Company”), from CH4 Energy II, LLC, Petromax Leon, LLC, Petro Texas LLC, U.S. KingKing, LLC, Calbri Energy Inc. and other minority interest owners (the “Sellers”) for the period from February 1, 2011 through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties purchased by Halcón Resources Corporation from the Sellers for the period from February 1, 2011 through December 31, 2011 in conformity with accounting principles generally accepted in the United States.

/s/ UHY LLP

Houston, Texas

June 21, 2012

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE EAST TEXAS ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION

	Three Months Ended March 31, 2012	Period from February 1, 2011 to March 31, 2011	Period from February 1, 2011 to December 31, 2011
	(Unaudited)
REVENUES
Oil	$14,437,521	$904,328	$16,531,478
Gas	88,051	1,806	118,486
Natural Gas Liquids	441,053	5,227	462,321

TOTAL REVENUES	14,966,625	911,361	17,112,285

DIRECT OPERATING EXPENSES
Production Taxes	655,238	37,852	739,779
Lease Operating Expenses	982,138	37,824	902,211

TOTAL DIRECT OPERATING EXPENSES	1,637,376	75,676	1,641,990

EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	$13,329,249	$835,685	$15,470,295

See accompanying Notes to Statements of Revenues and Direct Operating Expenses.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE EAST TEXAS ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION FOR THE PERIOD FROM FEBRUARY 1, 2011 TO DECEMBER 31, 2011, THREE MONTHS ENDED MARCH 31, 2012 AND THE PERIOD FROM FEBRUARY 1, 2011 TO MARCH 31, 2011

NOTE 1 - BASIS OF PRESENTATION

On June 5, 2012 Halcón Resources Corporation (the “Company”), signed an agreement to acquire the operating interest in 20,628 net acres of oil and natural gas leaseholds prospective for the Woodbine formation in Leon and Madison Counties of east Texas from several unaffiliated private oil and gas companies, specifically CH4 Energy II, LLC, Petromax Leon, LLC, and Petro Texas LLC (the “initial Sellers”). Subsequently, agreements were signed with other interest owners, including U.S. KingKing, LLC and Calbri Energy Inc., representing a majority of the additional interest owners (the “additional Sellers”). The total interests acquired from the initial and additional sellers are collectively referred to as the “East Texas Assets”. The purchase consideration for the East Texas Assets involves approximately $300 million in cash and the issuance of approximately 20.7 million shares of the Company’s stock, subject to normal closing adjustments, with an effective date of April 1st, 2012, and an anticipated closing date in late July 2012, subject to the satisfactory completion of due diligence and title reviews by the Company. The accompanying statements of revenues and direct operating expenses relate to the operations of the oil and gas properties acquired by the Company.

The statements of revenues and direct operating expenses associated with the East Texas Assets were derived from the Petromax Operating Co., Inc. (the “Operator”) accounting records. The East Texas Assets started production in February 2011. During the periods presented, the East Texas Assets were not accounted for or operated as a consolidated entity or as a separate division by any of the Sellers. Revenues and direct operating expenses for the East Texas Assets included in the accompanying statements represent the net collective working and revenue interests to be acquired by the Company. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties which will be acquired and do not represent all of the oil and natural gas operations of the Sellers. Direct operating expenses include lease operating expenses and production and other related taxes. General and administrative expenses, depreciation, depletion and amortization (“DD&A”) of oil and gas properties and federal and state taxes have been excluded from direct operating expenses in the accompanying statements of revenues and direct operating expenses because the allocation of certain expenses would be arbitrary and would not be indicative of what such costs would have been had the East Texas Assets been operated as a stand-alone entity. The Operator accounted for the East Texas Assets under a method principally used for income tax reporting purposes while the Company uses the Full Cost method. Accordingly, exploration expenses and dry hole costs are not applicable to this presentation. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States of America do not exist for the East Texas Assets and are not practicable to prepare in these circumstances. The statements of revenues and direct operating expenses presented are not indicative of the financial condition or results of operations of the East Texas Assets on a go forward basis due to changes in the business and the omission of various operating expenses.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates: The preparation of statements of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Although these estimates are based on management’s best available knowledge of current and future events, actual results could be different from those estimates.

Revenue Recognition: Revenues are recognized for oil and natural gas sales under the sales method of accounting. Under this method, revenues are recognized on production as it is taken and delivered to its purchasers. The volumes sold may be more or less than the volumes entitled to, based on the owner’s net interest

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE EAST TEXAS ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION FOR THE PERIOD FROM FEBRUARY 1, 2011 TO DECEMBER 31, 2011, THREE MONTHS ENDED MARCH 31, 2012 AND THE PERIOD FROM FEBRUARY 1, 2011 TO MARCH 31, 2011

in the East Texas Assets. These differences result from production imbalances, which are not significant, and are reflected as adjustments to proved reserves and future cash flows in the unaudited supplementary oil and gas information included herein.

NOTE 3 - SUPPLEMENTARY OIL AND GAS INFORMATION - (UNAUDITED)

Estimated Net Quantities of Oil and Natural Gas Reserves

The following are estimates of the net proved oil and natural gas reserves of the East Texas Assets which are located entirely within the United States of America. Reserve volumes and values were determined by the Company’s internal reserve engineers under definitions and guidelines of the U.S. Securities and Exchange Commission (“SEC”) and, with the exception of the exclusion of future income taxes, conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities-Oil and Gas. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise that those of producing oil and gas properties. Accordingly, reserve estimates are expected to change as additional performance data becomes available.

Estimated quantities of proved domestic oil and gas reserves and changes in quantities of proved developed and undeveloped reserves in barrels (“Bbls”), thousand cubic feet (“Mcf”) and barrels of oil equivalent (“BOE”) in which six Mcf of natural gas equals one Bbl of oil were as follows:

	Crude Oil (Bbls)	Natural Gas (Mcf)	NGLs (Bbls)	Total (BOE)
Proved reserves at December 31, 2010	—	—	—	—
Production	(176,009)	(43,384)	(8,342)	(191,582)
Extensions and discoveries	10,342,009	6,367,484	1,130,342	12,533,599

Proved reserves at December 31, 2011	10,166,000	6,324,100	1,122,000	12,342,017

Proved developed reserves December 31, 2011	1,582,200	830,500	134,900	1,855,517

Proved undeveloped reserves December 31, 2011	8,583,800	5,493,600	987,100	10,486,500

Discounted Future Net Cash Flows

A summary of the discounted future net cash flows related to proved crude oil and natural gas reserves is shown below. Future net cash flows calculated at December 31, 2011 are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month prior period.

The discounted future net cash flows related to proved oil and gas reserves as of December 31, 2011 are as follows (in thousands):

Future cash inflows	$1,025,394
Less related future
Production costs	159,184
Development and abandonment costs	148,011

Future net cash flows	718,199
Ten percent annual discount for estimated timing of cash flows	378,625

Discounted future net cash flows	$339,574

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE EAST TEXAS ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION FOR THE PERIOD FROM FEBRUARY 1, 2011 TO DECEMBER 31, 2011, THREE MONTHS ENDED MARCH 31, 2012 AND THE PERIOD FROM FEBRUARY 1, 2011 TO MARCH 31, 2011

NOTE 3 - SUPPLEMENTARY OIL AND GAS INFORMATION - (UNAUDITED) (Continued)

Changes in Discounted Future Net Cash Flows

A summary of the changes in the discounted future net cash flows applicable to proved crude oil and natural gas reserves for the period ended December 31, 2011 are as follows (in thousands):

Beginning of period	$—
Additions to proved reserves resulting from extensions, discoveries and improved recovery, less related costs	355,044
Sales, net of production costs	(15,470)

Net change	339,574

End of period	$339,574

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Halcón

Halcón common stock is listed on the NYSE and traded under the symbol “HK.” The following table sets forth, for the calendar quarters indicated, the high and low reported sales prices per share of Halcón common stock on the NYSE, as adjusted for a one-for-three reverse stock split that was effected on February 10, 2012.

Quarter Ended	High	Low

2010
March 31	$6.99	$4.08
June 30	7.50	4.20
September 30	6.66	4.08
December 31	5.85	3.99

2011
March 31	$7.74	$4.59
June 30	6.66	3.48
September 30	3.90	1.80
December 31	9.72	1.95

2012
March 31	$13.30	$8.19
June 30 (through June 19, 2012)	11.24	8.21

GeoResources

GeoResources common stock is listed on the NASDAQ Global Select Market and traded under the symbol “GEOI.” The following table sets forth, for the calendar quarters indicated, the high and low reported sales prices per share of GeoResources common stock on the NASDAQ Global Select Market.

Quarter Ended	High	Low

2010
March 31	$16.25	$11.29
June 30	17.87	13.32
September 30	16.43	13.01
December 31	23.44	15.83

2011
March 31	$32.94	$22.51
June 30	32.37	20.02
September 30	27.98	17.61
December 31	30.95	14.56

2012
March 31	$35.97	$28.20
June 30 (through June 19, 2012)	38.34	29.48

Halcón Future Dividend Policy

The holders of Halcón common stock receive dividends if and when declared by the Halcón board of directors out of legally available funds. Halcón has never paid any cash dividends on its common stock. Halcón does not expect to declare or pay any cash or other dividends in the foreseeable future on its common stock. Halcón’s existing revolving credit facility restricts its ability to pay cash dividends on its common stock, and Halcón may also enter into credit agreements or other borrowing arrangements in the future that restrict Halcón’s ability to declare cash dividends on its common stock.

DESCRIPTION OF HALCÓN CAPITAL STOCK

Set forth below is a description of the material terms of Halcón’s capital stock. However, this description is not complete and is qualified by reference to Halcón’s certificate of incorporation and bylaws. Copies of Halcón’s certificate of incorporation and bylaws have been filed with the SEC and are incorporated by reference into this document. Please read “Where You Can Find More Information.” You should also be aware that the summary below does not give full effect to the provisions of statutory or common law that may affect your rights as a Halcón stockholder.

Authorized Capital Stock

Halcón’s authorized capital stock consists of 366,666,666 shares of common stock, par value of $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of June 19, 2012, Halcón had approximately 144 million shares of common stock and no shares of preferred stock outstanding.

Selected provisions of Halcón’s organizational documents are summarized below, however, you should read the organizational documents, which are filed as exhibits to Halcón’s periodic filings with the SEC and incorporated herein by reference, for other provisions that may be important to you. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a Halcón stockholder.

Common Stock

Voting rights. Each share of common stock is entitled to one vote in the election of Halcón directors and on all other matters submitted to a vote of Halcón stockholders. Halcón stockholders do not have the right to cumulate their votes in the election of directors.

Dividends, distributions and stock splits. Holders of Halcón common stock are entitled to receive dividends if, as and when such dividends are declared by Halcón’s board of directors out of assets legally available therefor after payment of dividends required to be paid on shares of preferred stock, if any. Halcón’s existing debt arrangements restrict its ability to pay cash dividends.

Liquidation. In the event of any dissolution, liquidation, or winding up of Halcón’s affairs, whether voluntary or involuntary, after payment of debts and other liabilities and making provision for any holders of its preferred stock who have a liquidation preference, Halcón’s remaining assets will be distributed ratably among the holders of common stock.

Fully paid. All shares of Halcón common stock outstanding are fully paid and nonassessable.

Other rights. Holders of Halcón common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for Halcón’s securities.

Preferred Stock

Halcón’s board of directors has the authority to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of that series, which may be superior to those of the common stock, without further vote or action by the stockholders. One of the effects of undesignated preferred stock may be to enable Halcón’s board of directors to render more difficult or to discourage an attempt to obtain control of Halcón by means of a tender offer, proxy contest, merger or otherwise, and as a result to protect the continuity of Halcón management. The issuance of shares of the preferred stock by the Halcón board of directors as described above may adversely affect the rights of the holders of Halcón common stock. For example, preferred stock issued by Halcón may rank superior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of Halcón preferred stock may discourage bids for Halcón common stock or may otherwise adversely affect the market price of Halcón common stock.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Halcón’s certificate of incorporation, bylaws and the Delaware General Corporation Law, referred to as the DGCL, contain certain provisions that could discourage potential takeover attempts and make it more difficult for stockholders to change management or receive a premium for their shares.

Delaware law. Under Section 203 of the DGCL, a corporation is prohibited from engaging in any business combination with a stockholder who, together with its affiliates or associates, owns (or who is an affiliate or associate of the corporation and within a three-year period did own) 15% or more of the corporation’s outstanding voting stock (which we refer to as an “interested stockholder”) for a three-year period following the time the stockholder became an interested stockholder, unless:

•

prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

•

at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

A business combination generally includes:

•	mergers and consolidations with or caused by an interested stockholder;

•	sales or other dispositions of 10% or more of the assets of a corporation to an interested stockholder;

•	specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and

•	other transactions resulting in a disproportionate financial benefit to an interested stockholder.

The provisions of Section 203 of the DGCL do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders.

Because Halcón’s certificate of incorporation and bylaws do not include any provision to “opt-out” of Section 203 of the DGCL, the statute will apply to business combinations involving Halcón.

Charter and bylaw provisions. Delaware law permits any Delaware corporation to classify its board of directors into as many as three (3) classes as equally as possible with staggered terms of office. After initial implementation of a classified board, one class will be elected at each annual meeting of the stockholders to serve for a term of three (3) years (depending upon the number of classes into which directors are classified) or until their successors are elected and take office. Halcón’s certificate of incorporation and bylaws provide for a classified board of directors divided into three (3) classes, with the number of directors in each class as nearly equal as possible and each class serving for a term of three (3) years or until their successors are elected and qualified. Under Delaware law, stockholders of a corporation with a classified board of directors may only remove a director “for cause” unless the certificate of incorporation provides otherwise. Halcón’s certificate of incorporation does not so provide and, accordingly, stockholders may only remove a director “for cause.” Further, Halcón’s bylaws provide that a majority vote of the holders of the outstanding shares entitled to vote at the meeting is required to effect such removal. The likely effect of the classification of the board of directors and the limitations on the removal of directors is an increase in the time required for the stockholders to change the composition of the board of directors. For example, because only approximately one-third of the directors may be replaced by stockholder vote at each annual meeting of stockholders, stockholders seeking to replace a majority of the members of the Halcón board of directors will need at least two annual meetings of stockholders to effect this change.

Transfer Agent and Registrar

The transfer agent and registrar for Halcón common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004. Its phone number is (212) 509-4000.

COMPARISON OF RIGHTS OF HALCÓN STOCKHOLDERS AND GEORESOURCES STOCKHOLDERS

After the merger, stockholders of GeoResources will become stockholders of Halcón. Their rights will then be governed by Halcón’s certificate of incorporation and bylaws and the Delaware General Corporation Law. Presently, GeoResources stockholders’ rights are governed by its articles of incorporation and bylaws and the Colorado Business Corporation Act.

The following summary describes the material differences among the Halcón certificate of incorporation and bylaws and the GeoResources articles of incorporation and bylaws. This summary is not, however, a complete statement of all differences between rights of the holders of Halcón common stock and GeoResources common stock and is qualified by the full text of each document, the CBCA and the Delaware General Corporation Law. You should carefully read this entire joint proxy statement/prospectus and refer to the other documents discussed below for a more complete understanding of the differences among the rights of GeoResources stockholders and Halcón stockholders.

Capitalization

Authorized and Outstanding Capital Stock

The GeoResources articles of incorporation authorize the issuance of 120,000,000 shares of capital stock, consisting of:

•	100,000,000 shares of common stock, par value $0.01; and

•	20,000,000 shares of preferred stock, par value $0.01, the rights and preferences of which may be determined by the board of directors.

The Halcón certificate of incorporation authorizes the issuance of 367,666,666 shares of capital stock, consisting of:

•	366,666,666 shares of common stock, par value $.0001; and

•	1,000,000 shares of preferred stock, par value $.0001, the rights and preferences of which may be determined by the board of directors.

Voting Rights

Under Colorado and Delaware law, stockholders are entitled to one vote per share of common stock held by such stockholder although the GeoResources articles of incorporation provide cumulative voting for directors (see “Board of Directors—Cumulative Voting for Directors” below).

Board of Directors

Board Size

Colorado law provides that the board of directors of a Colorado corporation shall consist of one or more directors as fixed by or in accordance with the bylaws. The GeoResources bylaws provide that the number of directors be fixed by the board of directors from time to time and shall not be less than three. Currently, GeoResources has seven directors.

Under Delaware law, the board of directors must consist of one or more members. The number of directors shall be fixed by or in the manner provided in the corporation’s bylaws, unless the corporation’s certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate. The Halcón bylaws provide that the number of directors constituting the board of directors shall not be less than one nor more than ten, as determined by the board of directors. Currently

Halcón has ten directors. Halcón’s board of directors has approved an increase in the number of directors constituting the board of directors to 11 in conjunction with the merger to accommodate one additional Class A director mutually agreed to by Halcón and GeoResources.

Board Classification

The GeoResources articles of incorporation and bylaws do not provide for a classified (“staggered”) board. All directors are elected at each annual meeting.

The Halcón certificate of incorporation and bylaws provides that the Halcón board is classified into three classes. Each class of directors is elected for a three-year term. There are three directors in Class A, who are serving a term expiring in 2014, three directors in Class B, who are serving a term expiring in 2012 and four directors in Class C, who are serving a term expiring in 2013.

Quorum Requirements

Under Colorado law, a majority of the directors then in office constitutes a quorum. However, the bylaws may require a higher number of directors to establish a quorum. The GeoResources bylaws do not modify the quorum requirement of a majority of the directors then in office.

Under Delaware law, a majority of the directors then in office constitutes a quorum, unless the certificate of incorporation or bylaws of the corporation of a corporation require a greater or lesser number, but in no event less than one-third of the votes of the entire board. Neither the Halcón certificate of incorporation nor the Halcón bylaws modifies this quorum requirement.

Nominations

Neither Colorado law nor the GeoResources articles of incorporation or bylaws have procedures for proposed stockholder nominations for the election of directors.

Nominations of persons for election to the board of directors of Halcón at a meeting of stockholders of Halcón may be made at such meeting by or at the direction of the board of directors, by any committee or persons appointed by the board of directors or by any stockholder of Halcón entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this paragraph. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Corporate Secretary of Halcón, to be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of Halcón not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th ) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Corporate Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of Halcón which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the SEC under Section 14 of the Exchange, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of Halcón which are beneficially owned by the stockholder. Halcón may require any proposed nominee to furnish such other information as may reasonably be required by Halcón to determine the eligibility of such proposed nominee to serve as a director of Halcón. No person shall be eligible for election as a director of Halcón unless nominated in accordance with the procedures set forth herein. The officer of Halcón presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Cumulative Voting for Directors

Under Colorado and Delaware law, cumulative voting in the election of directors is not available unless provided for in the corporation’s articles of incorporation or certificate of incorporation, respectively.

Neither the Halcón certificate of incorporation nor the GeoResources articles of incorporation provides for cumulative voting.

Removal of Directors

Colorado law provides that the directors of a corporation may be removed by the stockholders with or without cause unless the articles of incorporation provide that the directors may be removed only for cause. The GeoResources articles of incorporation do not modify this provision, hence its directors can be removed by stockholders with or without cause.

Under Delaware law, a director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides. The Halcón certificate of incorporation provides for a classified board of directors and specifically provides that no director may be removed by action of the stockholders except for cause. Consequently, a director of Halcón may be removed from office only for cause by the affirmative vote of a majority of the voting power of the shares entitled to vote.

Board Action by Written Consent

Under Colorado law, unless otherwise restricted by the bylaws, an action may be taken by a written action signed by all of the directors. The GeoResources bylaws do not modify the Colorado law.

Under Delaware law, unless otherwise restricted by the certificate of incorporation or bylaws, the board of directors of a Delaware corporation may take action without a meeting if all members of the board consent to such action in writing. The Halcón certificate of incorporation and bylaws do not contain any restriction on this right.

Board Vacancies

Under Colorado law, unless different rules for filling vacancies are provided for in the articles of incorporation or bylaws, if a vacancy occurs on a board of directors, including vacancies resulting from an increase in the number of directors, may be filled by the stockholders, by the board, or by the affirmative vote of a majority of the remaining directors, even though less than a quorum. The GeoResources articles of incorporation do not modify the procedures prescribed by Colorado law.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws of the corporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum. If at any time there are no directors, then any officer or stockholder may call a special meeting or apply to a court for the purpose of holding an election. Additionally, if at the time of filling a vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board, a stockholder or stockholders holding at least ten percent of the total number of outstanding shares may apply to a court for the purpose of holding an election. The Halcón bylaws provide that vacancies, including any vacancy created by the increase in the number of directors or the death, resignation, disqualification or removal of a director, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if the remaining directors constitute less than a quorum, or, if the vacancy is not so filled by the remaining directors, by the Halcón stockholders.

Stockholder Meetings

Stockholder Action by Written Consent

Under Colorado law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting by written action signed by all of the stockholders entitled to vote on that action, unless the action of only a majority of the shares is provided by the articles of incorporation. The GeoResources articles of incorporation do not provide for anything less than an action by unanimous written consent of its stockholders.

Under Delaware law, unless otherwise provided in the corporation’s certificate of incorporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting by written action signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. The Halcón certificate of incorporation does not modify Delaware law and its bylaws provide that the stockholders of Halcón may take action by written consent.

Ability to Call Special Meetings

Under Colorado law and the GeoResources bylaws, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the corporation’s bylaws or resolution of the board of directors, or by written demand from a stockholder or stockholders holding ten percent or more of the shares entitled to vote on the matters entitled to vote on the matters to be presented at the meeting.

Under Delaware law, a special meeting of stockholders may be called in the manner provided by the certificate of incorporation or bylaws. The Halcón certificate of incorporation and bylaws provide that special meetings of the stockholders may be called only by the Chief Executive Officer, the affirmative vote of a majority of the board of directors then in office or by the holders owning a majority of the capital stock of Halcón entitled to vote.

Notice of Meetings

Under Colorado law and the GeoResources bylaws, holders of GeoResources common stock are entitled to at least ten but not more than 60 days’ prior written notice for each regular meeting and special meeting. Colorado law requires that notice of a meeting at which the number of authorized shares is to be increased, shall be given at least 30 days prior to the meeting.

Under Delaware law and the Halcón bylaws, Halcón stockholders are entitled to at least ten but not more than 60 days’ prior written notice for each annual meeting and special meeting of the stockholders. Delaware law requires that notice of a meeting at which an agreement of merger is to be considered shall be given to all stockholders of record, whether entitled to vote or not, at least 20 days prior to the meeting.

Quorum Requirements

Under Colorado law, unless otherwise provided in the articles of incorporation or the GeoResources bylaws, the holders of a majority of the voting power of the shares entitled to vote at a meeting, shall constitute a quorum, but a quorum shall not consist of fewer than one-third of the votes entitled to be cast by the voting group. The articles of incorporation of GeoResources do not modify Colorado law.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws of a corporation, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders. The Halcón bylaws provide that the holders of shares of voting stock representing a majority of the voting power of the outstanding shares of voting stock issued, outstanding and entitled to vote at a stockholders meeting, represented in person or by proxy at that meeting, shall constitute a quorum.

Advance Notice Provisions

Neither Colorado law nor GeoResources articles of incorporation or bylaws have procedures for proposed stockholder proposals to be brought before the annual meeting.

Neither Delaware law nor Halcón’s certificate of incorporation or bylaws have procedures for advance notice of stockholder proposals to be brought before the annual meeting.

However, both GeoResources and Halcón are presently subject to the stockholder proposal rules of the SEC adopted under Section 14(a) of the Exchange Act.

Additionally, the Halcón bylaws provide special requirements for stockholder proposals of nominations for the election of directors. See “—Board of Directors — Nominations.”

Voting Rights with respect to Extraordinary Corporate Transactions

Under Colorado law, the sale, lease, transfer or other disposition of all or substantially all of a corporation’s property and assets other than in the usual and regular course of business and must be authorized at a stockholders meeting by a majority of the voting power of the shares entitled to vote. In addition, under Colorado law, an agreement of merger, exchange or consolidation must be approved by the directors of each constituent corporation and adopted by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. A greater vote may be required if provided in a corporation’s articles of incorporation or bylaws or if required by the board of directors.

The GeoResources articles of incorporation require the affirmative vote of a majority of the shares entitled to vote for any merger or consolidation of GeoResources with or into any other corporation, or a sale, lease, exchange or other disposition of all or substantially all of the assets, or the dissolution of GeoResources.

Under Delaware law, approval of mergers and consolidations requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the certificate of incorporation, no vote of stockholders of the corporation surviving a merger is necessary if: (1) the merger does not amend in any respect the certificate of incorporation of the corporation; (2) each outstanding share immediately prior to the effective date of the merger is to be an identical share of the surviving corporation after the merger; and (3) either no common stock of the corporation and no securities or obligations convertible into common stock are to be issued in the merger, or the number of shares of common stock to be issued in the merger plus the number of shares of common stock that are initially issuable on conversion of other securities issued in the merger do not exceed 20% of the common stock of the corporation outstanding immediately before the merger. The Halcón certificate of incorporation does not modify this voting requirement.

In addition to the requirements discussed above, the antitakeover provisions of Delaware law impose different or additional voting requirements. See “—Business Combinations and Anti-Takeover Provisions.”

Amendments to Organizational Documents

Articles of Incorporation

Under Colorado law, an amendment to the articles of incorporation requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote. In addition, holders of an outstanding class or series are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the provisions of the articles, if the amendment would have certain effects on the class or series of stock, such as changing the number of shares in the class or changing the rights or preferences of the class or series. The GeoResources articles of incorporation require that the articles can only be amended or repealed by a vote of a majority of the shares entitled to vote thereon.

Certificate of Incorporation

Under Delaware law, an amendment to the certificate of incorporation requires the affirmative vote of the holders of majority of the shares entitled to vote, unless the corporation’s certificate of incorporation requires a greater or lesser number for approval. The Halcón certificate of incorporation does not change the vote required by Delaware law. Additionally, under Delaware law, the holders of the outstanding shares of a class are entitled to vote as a class upon any proposed amendment to the certificate of incorporation, whether or not they are entitled to vote thereon by the provisions of the corporation’s certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to adversely affect them.

Bylaws

Colorado law and the GeoResources bylaws provide that the power to make, amend or repeal the bylaws is vested in the board, unless the stockholders, in making, amending or repealing a particular bylaw, expressly provide that the directors may not amend or repeal such bylaw. Colorado law and the GeoResources bylaws provide that the authority of the board of directors is subject to the power of the stockholders to make, amend or repeal such bylaws by a majority vote of the stockholders at any annual meeting or at a special meeting called for such purpose. The board may adopt or amend a bylaw to increase the number of directors.

Under Delaware law, the power to adopt, amend or repeal the bylaws is vested in the board of directors and is subject to the power of the stockholders to adopt, amend or repeal bylaws adopted, amended or repealed by the board. The Halcón certificate of incorporation and bylaws provide that the bylaws may be amended or repealed by the board. The Halcón certificate of incorporation and bylaws provide that the bylaws may be amended or repealed by the board of directors or at any annual meeting of stockholders called for that purpose.

Payment of Dividends and Repurchase of Shares of Stock

Under Colorado law, a corporation may pay dividends or repurchase its shares if (i) the corporation will be able to pay its debts in the ordinary course of business after paying the dividend or repurchasing the shares or (ii) the corporation’s total assets continue to exceed its liabilities plus any amounts required to pay any preferential rights.

Under Delaware law, a corporation may pay dividends only out of surplus, which is defined generally as the stockholders’ equity of the corporation less the par value of the capital stock outstanding, or, if there exists no surplus, out of the net profits of the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation has diminished to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a liquidation preference, the corporation may not declare and pay out of its net profits any dividends to the holders of its common stock until the deficiency has been repaired. In general, Delaware law provides that shares of a corporation’s capital stock may only be repurchased or redeemed by the corporation out of surplus. To determine the surplus, assets and liabilities are valued at their current fair market value. Assuming that such assets have a fair market value greater than their book value and that liabilities have not increased in value to a greater extent, such revaluation will increase the surplus of the corporation and thereby permit the corporation to pay an increased dividend and/or to repurchase a greater number of shares.

It is the present policy of Halcón’s board of directors to retain any earnings for use in Halcón’s business.

Limitation of Liability of Directors

Under Colorado law, a corporation may include in its articles of incorporation a provision which would, subject to the limitations described below, eliminate or limit directors’ liability for monetary damage for breaches of their fiduciary duty of care. Under Colorado law, a director’s liability cannot be eliminated or limited for:

•	any breach of a director’s duty of loyalty to the corporation and its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful distributions voted for or assented to by a director; or

•	receipt of an improper personal benefit.

The GeoResources articles of incorporation provide that, to the fullest extent permitted by Colorado law, a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

Under Delaware law, a corporation may include in its certificate of incorporation a provision which would, subject to the limitations described below, eliminate or limit directors’ liability for monetary damage for breaches of their fiduciary duty of care. Under Delaware law, a director’s liability cannot be eliminated or limited for:

•	breaches of duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions; or

•	transactions from which a director derived an improper personal benefit.

The Halcón certificate of incorporation provides for the elimination or limitation of directors’ liability to the fullest extent permitted under Delaware law.

Indemnification of Directors, Officers and Employees

Under Colorado law, a corporation may indemnify any director, officer or employee who is made or threatened to be made party to a proceeding by reason of the former or present official capacity of the director, officer or employee, against judgments, penalties, fines, settlements and reasonable expenses so long as such person:

•	acted in good faith;

•

reasonably believed that (i) in the case of conduct in an official capacity with the corporation, that the conduct was in the best interests of the corporation, or (ii) in all other cases, that the conduct was at least not opposed to the best interests of the corporation; and

•	in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

Colorado law provides that, unless limited by the articles of incorporation, a corporation shall indemnify a person who was wholly successful in defense of any proceeding to which the person is a party because the person is or was a director, against reasonable expenses incurred in connection with the proceeding. The GeoResources articles of incorporation state that GeoResources shall indemnify and advance expenses to a director of the corporation to the fullest extent permitted by Colorado law.

Under Delaware law, a corporation has the power to indemnify any director, officer, employee or agent who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the director, officer, employee or agent against judgments, fines, settlement amounts and expenses reasonable incurred so long as such person:

•	acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; and

•	with respect to a criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

A corporation may not indemnify a person who is found liable to the corporation unless a court determines that the person is entitled to such indemnification. A corporation is required to indemnify a present or former director or officer to the extent that such person has been successful in the defense of an action. The Halcón certificate of incorporation and bylaws provide for the indemnification of directors and officers to the fullest extent permitted under Delaware law.

Dissenters’ and Appraisal Rights

Under Colorado law, dissenting stockholders are entitled to dissenter’ rights in connection with the lease, sale, exchange, transfer or certain other dispositions of all or substantially all of the assets of a corporation. In addition, stockholders of a Colorado corporation are entitled, except in limited situations, to dissenters’ rights in connection with any merger or with any exchange which requires a stockholder vote by the Colorado corporation’s stockholders. If dissenting stockholders have complied with the procedures prescribed by Colorado law, following the effective date of the transaction, the corporation is required to remit to each dissenting stockholder the amount the corporation estimates to be the fair value of the stockholder’s shares, plus interest, accompanied by certain other documents. Finally, under Colorado law, the corporation generally pays all costs of the proceedings, unless a court determines that a stockholder acted arbitrarily, vexatiously or not in good faith.

Generally, there would be no dissenter’s rights available to GeoResources’ stockholders in a merger since its securities are listed on a national securities exchange. However in this case, that exception is not applicable because of the cash component of the merger consideration to be received by GeoResources stockholders.

Under Delaware law, appraisal rights are available only in connection with statutory mergers or consolidations. Generally, stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation for which a stockholders’ vote is required are entitled to appraisal rights, requiring the surviving corporation to purchase the dissenting shares at fair value. There are, however, no statutory rights of appraisal for stockholders of a Delaware corporation whose shares of stock are either:

•	listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

•	held of record by more than 2,000 stockholders.

In addition, there are no statutory rights of appraisal for stockholders of a Delaware corporation that receive in the merger or consolidation:

•	shares of stock of the corporation surviving or resulting from the merger or consolidation;

•

shares of stock of any other corporation (1) listed on a national securities exchange or designated as a national market system security on an interdealer quotations system by the National Association of Securities Dealers, Inc. or (2) held of record by more than 2,000 stockholders;

•	cash instead of fractional shares;

•	or any combination of the foregoing.

A corporation is not required to remit to dissenting stockholders the fair value of the shares unless and until such fair value is determined by a court. A court may, but is not required to, award a fair interest on such amount. Under Delaware law, the costs of the proceedings are determined by the court and taxed upon the parties as deemed equitable by the court under the circumstances.

Business Combinations and Anti-Takeover Provisions

Colorado law does not have provisions that prohibit business combinations or have an anti-takeover effect.

Section 203 of the Delaware General Corporation Law prohibits certain transactions between a Delaware corporation and an “interested stockholder.” For purposes of this provision an “interested stockholder” is a stockholder that is directly or indirectly a beneficial owner of 15% or more of the voting power of the outstanding voting stock of a Delaware corporation or its affiliate or associate. This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock, unless:

•	the business combination is approved by the corporation’s board of directors prior to the stock acquisition date;

•	the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which he became an interested stockholder; or

•	the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of disinterested stockholders.

The foregoing discussion of similarities and material differences between the rights of GeoResources stockholders and the rights of Halcón stockholders under their respective organizational documents and applicable law is only a summary of some of the provisions of those documents and does not purport to be a complete description of all of the similarities and differences, and is qualified in its entirety by reference to the corporate law of Colorado and Delaware and the full text of the articles or certificate of incorporation and bylaws of each of GeoResources and Halcón.

FUTURE STOCKHOLDER PROPOSALS

Halcón 2013 Annual Stockholder Meeting and Stockholder Proposals

Stockholder proposals intended to be presented under Rule 14a-8 under the 1934 Act for inclusion in Halcón’s proxy statement and accompanying proxy for its 2013 annual meeting of stockholders, including nomination of an individual for election as a director at the 2013 annual meeting of stockholders, must be received at Halcón’s principal executive offices in Houston, Texas, on or before December 17, 2012, and must meet all the requirements of Rule 14a-8. If a stockholder intends to present a proposal at Halcón’s 2013 annual meeting but has not sought the inclusion of such proposal in Halcón’s proxy materials, the written proposal must be delivered to Halcón’s Chief Financial Officer and Treasurer not less than sixty (60) nor more than ninety (90) days prior to the meeting date. For example, if Halcón’s 2013 annual meeting of stockholders is held on May 18, 2013, then Halcón’s Chief Financial Officer and Treasurer must receive the proposal after February 16, 2013 but before March 20, 2013. If Halcón mails or otherwise provides notice, or public disclosure, of the date of Halcón’s annual meeting on a date that is less that seventy (70) days prior to the date of the annual meeting, the stockholder’s notice that he or she proposes to bring business before the annual meeting must be received by Halcón no later than the tenth business day following the day on which Halcón’s notice of the annual meeting was mailed, or public disclosure was made, whichever event first occurs.

Proposals and other notices should be sent to:

Mark J. Mize, Executive Vice President – Chief Financial Officer and Treasurer

1000 Louisiana St., Suite 6700

Houston, Texas 77002

The use of certified mail, return receipt requested, is suggested.

GeoResources Annual Stockholder Meeting and Stockholder Proposals

GeoResources will hold its 2012 annual stockholder meeting in 2013 only if the merger has not already been completed. If the merger is not completed, GeoResources intends to hold its annual stockholder meeting on June 7, 2013. In order to submit shareholder proposals for the 2013 annual meeting of stockholders for inclusion in the GeoResources’ proxy statement pursuant to Exchange Act Rule 14a-8, materials must be received by our Corporate Secretary at our office in Houston, Texas, no later than December 30, 2012. The proposals must comply with all of the requirements of Exchange Act Rule 14a-8. Proposals should be addressed to: GeoResources, Inc., Cathy Kruse, Corporate Secretary, 110 Cypress Station Drive, Ste. 220, Houston, TX 77090.

LEGAL MATTERS

The validity of the Halcón common stock to be issued in connection with the merger will be passed upon for Halcón by Thompson & Knight LLP. It is a condition to the merger that Halcón and GeoResources receive opinions from Thompson & Knight LLP and Jones & Keller, P.C., respectively, as to certain U.S. federal income tax matters.

EXPERTS

The financial statements of Halcón Resources Corporation as of December 31, 2011 and 2010, and for each of the three fiscal years in the period ended December 31, 2011, and the effectiveness of Halcón Resources Corporation’s internal control over financial reporting as of December 31, 2011, incorporated in this joint proxy statement/prospectus by reference to Halcón’s Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their reports thereon and are incorporated in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The statement of revenues and direct operating expenses of the East Texas Assets purchased by Halcón for the period from February 1, 2011 to December 31, 2011, included in this joint proxy statement/prospectus, has been audited by UHY LLP, as set forth in their report. Such financial statement has been included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited financial statements of SBE Partners LP, the consolidated financial statements of GeoResources, Inc. and management’s assessment of the effectiveness of internal control over financial reporting of GeoResources, Inc. incorporated by reference in this joint proxy statement/prospectus have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said reports.

The estimated reserve evaluations and related calculations of Forrest A. Garb & Associates, Inc., an independent reserve engineering firm, included or incorporated by reference in this joint proxy statement/prospectus by reference to Halcón’s Annual Report on Form 10-K for the year ended December 31, 2011 have been included or incorporated by reference in reliance on the authority of that firm as experts in reserve engineering.

Information about the estimated net proved reserves and the future net cash flows attributable to the oil and natural gas reserves of GeoResources, Inc. as of December 31, 2011 contained in GeoResources’ Annual Report for the year ended December 31, 2011 filed on Form 10-K and included or incorporated by reference in this joint proxy statement/prospectus was prepared by Cawley, Gillespie & Associates, Inc., an independent reserve engineer and geological firm, and is included or incorporated herein in reliance upon their authority as experts in reserves and present values.

WHERE YOU CAN FIND MORE INFORMATION

Halcón has filed with the SEC a registration statement under the Securities Act that registers the distribution to GeoResources stockholders of the shares of Halcón common stock to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Halcón and Halcón common stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this joint proxy statement/prospectus.

Halcón and GeoResources also file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street N.E., Room 1580, Washington, DC 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like Halcón and GeoResources, who file electronically with the SEC. The address of that site is http://www.sec.gov.

The SEC allows Halcón and GeoResources to “incorporate by reference” information into this joint proxy statement/prospectus. This means that Halcón and GeoResources can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus or in other later-filed documents that are incorporated by reference. Information furnished under Item 2.02 or Item 7.01 of Halcón’s or GeoResources’ current reports on Form 8-K is not incorporated by reference in this joint proxy statement/prospectus and registration statement. The information incorporated by reference contains important information about our companies and their financial condition.

The following documents filed with the SEC by Halcón and GeoResources are incorporated by reference into this joint proxy statement/prospectus.

Halcón filings with the SEC

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (File No. 000-50682);

•	Quarterly Report on Form 10-Q for the period ended March 31, 2012 (File No. 001-35467);

•

Current Reports on Form 8-K filed with the SEC on January 5, 2012, January 18, 2012, February 9, 2012, March 1, 2012, March 5, 2012, March 8, 2012, March 13, 2012, March 19, 2012 (each File No. 000-50682), April 4, 2012, April 23, 2012, April 25, 2012, May 2, 2012, May 8, 2012, May 11, 2012, May 22, 2012, June 5, 2012, June 6, 2012, June 13, 2012, June 25, 2012 (each File No. 001-35467) and on Form 8-K/A filed February 14, 2012 (File No. 000-50682) and May 30, 2012 (File No. 001-35467); and

•	the description of Halcón common stock contained in the registration statement in Form 8-A filed with the SEC on March 21, 2012 (File No. 001-35467).

GeoResources filings with the SEC

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as amended on Form 10-K/A filed with the SEC on April 30, 2012 (File No. 000-08041);

•	Quarterly Report on Form 10-Q for the period ended March 31, 2012 (File No. 000-08041);

•	Current Reports on Form 8-K filed with the SEC on January 12, 2012, March 20, 2012, April 9, 2012, April 25, 2012, April 27, 2012, May 8, 2012, May 9, 2012 and June 25, 2012 (File No. 000-08041); and

•	the description of GeoResources common stock contained in its registration statement on Form S-3 filed with the SEC on December 22, 2011 (Registration No. 333-178710).

All documents and reports filed by Halcón and GeoResources with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of our meetings are incorporated by reference into this joint proxy statement/prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (excluding information furnished under Items 2.02 or 7.01), as well as proxy statements.

Halcón has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Halcón, as well as all pro forma financial information, and GeoResources has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to GeoResources.

Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus. You can obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Halcón Resources Corporation 1000 Louisiana St., Suite 6700 Houston, Texas 77002 (832) 538-0300 Attention: Investor Relations	GeoResources, Inc. 110 Cypress Station Drive, Suite 220 Houston, Texas 77090 (281) 537-9920 Attention: Investor Relations

If you would like to request documents, please make sure your request is received by July 26, 2012, in order to receive them before our meetings. If you request any incorporated documents from Halcón or GeoResources, the appropriate company will mail them to you by first class mail, or another equally prompt means, within one business day after your request is received.

We have not authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that have been incorporated into this joint proxy statement/prospectus. Therefore, if anyone distributes this type of information, you should not rely upon it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

GLOSSARY OF OIL AND GAS TERMS

The following are abbreviations and definitions of certain terms commonly used in the oil and gas industry and this joint proxy statement/prospectus:

Bbl. One stock tank barrel, or 42 U.S. gallons liquid volume, used in reference to oil or other liquid hydrocarbons.

Boe. One barrel of oil equivalent. Determined using the ratio of one barrel of oil to six Mcf of natural gas.

Gas. Natural gas.

MBbl. One thousand barrels of oil or other liquid hydrocarbons.

Mboe. One thousand barrels of oil equivalent. Determined using the ratio of one barrel of oil to six Mcf of natural gas.

Mcf. One thousand cubic feet of gas.

MMBoe. One million barrels of oil equivalent. Determined using the ratio of one barrel of oil to six Mcf of natural gas.

Mmbtu. One million British Thermal units. One British thermal unit is the amount of heat required to raise the temperature of one pound of water to one degree Fahrenheit.

MMcf. One million cubic feet of gas.

NGLs, natural gas liquids or liquids. Components of natural gas that are separated from the gas state in the form of liquids. These include propane, butane, and ethane, among others.

Oil. Crude oil, condensate and natural gas liquids.

Operator. The individual or company responsible for the exploration and/or exploitation and/or production of an oil or gas well or lease.

Proved developed reserves. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved reserves. Those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. The area of the reservoir considered as proved includes (i) the area identified by drilling and limited by fluid contacts, if any, and (ii) adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data. In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons, LKH, as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty. Where direct observation from well penetrations has defined a highest known oil, HKO, elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty. Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when (i) successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (ii) the project has been approved for development by all necessary parties and entities, including governmental entities. Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

HALCÓN RESOURCES CORPORATION,

LEOPARD SUB I, INC.,

LEOPARD SUB II, LLC

AND

GEORESOURCES, INC.

April 24, 2012

Exhibit A – Agreement and Plan of Merger (Second Merger)

Exhibit B – Statement of Merger for Second Merger (Colorado)

Exhibit C – Certificate of Merger for Second Merger (Delaware)

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), executed as of April 24, 2012, is by and among Halcón Resources Corporation, a Delaware corporation (“Parent”), Leopard Sub I, Inc., a Colorado corporation and wholly owned subsidiary of Parent (“Merger Sub”), Leopard Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (the “Second Merger Sub”), and GeoResources, Inc., a Colorado corporation (the “Company”).

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each approved this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), and the merger of the Company as the surviving entity in the Merger with and into Second Merger Sub (the “Second Merger”), upon the terms and subject to the conditions of this Agreement and in accordance with the Colorado Business Corporation Act (the “CBCA”), the Colorado Corporations and Associations Act (the “CCAA”), the Delaware General Corporation Law (the “DGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”, and together with the CBCA, the CCAA and the DGCL, the “State Statutes”);

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined that the Merger is fair to, and in the best interests of, their respective stockholders and other equity holders;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and certain officers and directors (and certain affiliates of theirs) of the Company, and the Company and HALRES LLC, a Delaware limited liability company, have entered into voting agreements, under which such parties have among other things agreed to support the Merger or the Parent Proposal, as applicable, upon the terms and conditions set forth therein;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company has delivered to Parent a Confidential Information, Non-Competition and Non-Solicit Agreement executed by Frank A. Lodzinski;

WHEREAS, as soon as possible after the Effective Time of the Merger, but within no more than five (5) Business Days from the Effective Time of the Merger, and as part of the plan of reorganization represented by this Agreement under Section 368(a) of the Code, the Company, in accordance with the CBCA, CCAA and the DLLCA, Parent shall cause the Second Merger to occur, with Second Merger Sub as the surviving entity in the Second Merger; and

WHEREAS for U.S. federal income Tax purposes, the parties intend that (a) the Merger in combination with the Second Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (b) this Agreement will constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g), (c) the Surviving Company will be disregarded as an entity separate from Parent for federal income Tax purposes and (d) Parent and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

THE MERGERS

Section 1.1 The Mergers.

(a) The Merger. Upon the terms and subject to conditions of this Agreement and in accordance with the State Statutes, at the Effective Time, Merger Sub shall be merged with and into the Company. At the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Company”). The Merger shall have the effect as provided in the applicable provisions of the State Statutes. Without limiting the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all the obligations, duties, debts and liabilities of the Company and Merger Sub shall be the obligations, duties, debts and liabilities of the Surviving Company.

(b) The Second Merger. As soon as possible after the Effective Time of the Merger, but no more than five (5) Business Days after the Effective Time of the Merger, Parent shall cause the Second Merger to occur (the “Second Merger Effective Time”). At the Second Merger Effective Time, the separate existence of the Surviving Company shall cease and Second Merger Sub shall continue as the surviving entity. The Second Merger shall have the effect as provided in the applicable provisions of the State Statutes. Without limiting the foregoing, upon the Second Merger, all the rights, privileges, immunities, powers and franchises of the Surviving Company and Second Merger Sub shall vest in Second Merger Sub and all the obligations, duties, debts and liabilities of the Surviving Company and Second Merger Sub shall be the obligations, duties, debts and liabilities of Second Merger Sub. The agreement and plan of merger, the statement of merger for the State of Colorado and the certificate of merger for the State of Delaware to be used in connection with the Second Merger shall be substantially in the forms attached hereto as Exhibit A, Exhibit B and Exhibit C, respectively (collectively, the “Second Merger State Filings”). “Surviving Company,” when used in this Agreement to refer to periods after the Second Merger Effective Time, shall be deemed to refer to Second Merger Sub.

Section 1.2 Effective Time. Upon the terms and subject to the conditions of this Agreement, the parties will cause a statement of merger for the Merger (the “Statement of Merger”) to be duly prepared and filed with the Secretary of State of the State of Colorado (the “Secretary of State”) as provided in the State Statutes. The Merger shall become effective on the date and at the time when the Statement of Merger has been duly filed with the Secretary of State or, subject to the State Statutes, such other time as is agreed upon by the parties and specified in the Statement of Merger, and such time is hereinafter referred to as the “Effective Time.”

Section 1.3 Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein abandoned pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article 6, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., Houston time, on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or waiver (by the party entitled to waive the condition) of all of the conditions set forth in Article 6 (except for those conditions that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions) (the “Closing Date”), at the offices of Thompson & Knight LLP, 333 Clay Street, Suite 3300, Houston, Texas 77002, unless another time, date and/or place is agreed to in writing by the parties hereto.

Section 1.4 Governing Instruments.

(a) Pursuant to the Merger, (a) the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law, and (b) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law.

(b) Pursuant to the Second Merger, (a) the certificate of formation of Second Merger Sub, as in effect immediately prior to the Second Merger Effective Time, shall be the certificate of formation of the Surviving Company as of and after the Second Merger Effective Time until thereafter changed or amended as provided therein or by applicable Law, and (b) the Limited Liability Company Agreement governing Second Merger Sub, as in effect immediately prior to the Second Merger Effective Time, shall be the Limited Liability Company Agreement governing the Surviving Company as of and after the Second Merger Effective Time until thereafter changed or amended as provided therein or by applicable Law.

Section 1.5 Directors, Managers and Officers of the Surviving Company.

(a) Directors; Managers. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Company until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company’s articles of incorporation and bylaws. The directors of Surviving Company immediately prior to the Second Merger Effective Time shall, from and after the Second Merger Effective Time, be the managers of the Surviving Company until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company’s certificate of formation and Limited Liability Company Agreement.

(b) Officers. The officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Company and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the Surviving Company’s articles of incorporation and bylaws. Such officers of the Surviving Company immediately prior to the Second Merger Effective Time shall, from and after the Second Merger Effective Time, be the officers of the Surviving Company and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the Surviving Company’s certificate of formation and Limited Liability Company Agreement.

Section 1.6 Effect on Capital Stock.

(a) At the Effective Time by virtue of the Merger and without any action on the part of any party or holder of any of their securities, subject to the other provisions of this Article 1 and Section 2.1, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Excluded Shares and any Dissenting Shares) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive the following consideration (the “Merger Consideration”): the combination of (x) $20.00 (the “Per Share Cash Consideration”) and (y) 1.932 shares of validly issued, fully paid and non-assessable shares of Parent Common Stock (the “Per Share Stock Consideration” or the “Exchange Ratio”), subject to adjustment in accordance with Section 1.6(c).

(b) All of the shares of Company Common Stock converted into the Merger Consideration pursuant to this Article 1 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate (each, a “Certificate”) previously representing any such shares of Company Common Stock or non-certificated shares represented by book entry (“Book Entry Shares”) shall thereafter cease to have any rights with respect to such securities, except the right to receive (i) the Merger Consideration, (ii) any dividends and other distributions in accordance with Section 2.1(c), and (iii) any cash to be paid in lieu of any fractional share of Parent Common Stock in accordance with Section 2.1(e). Each Dissenting Share, whether represented by a certificate or book-entry, shall thereafter represent only the right to receive the payments described in Section 1.8.

(c) If, between the date of this Agreement and the Effective Time, the shares of Parent Common Stock or Company Common Stock shall be changed or proposed to be changed into a different number or class of shares by reason of the occurrence of or record date with respect to any reclassification, recapitalization, split-up, combination, exchange of shares or similar readjustment, in any such case within such period, or a stock dividend thereon shall be declared with a record date within such period, appropriate adjustments shall be made to the Per Share Stock Consideration.

(d) At the Effective Time, all shares of Company Common Stock that are owned directly or indirectly by Parent, Merger Sub, Second Merger Sub or the Company or any of their respective Subsidiaries shall be cancelled and shall cease to exist and no stock of Parent, cash or other consideration shall be delivered in exchange therefore (all such shares, the “Excluded Shares”). All shares of Parent Common Stock that are owned by the Company or any of its Subsidiaries shall become authorized unissued stock of Parent.

(e) At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, the shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall, in the aggregate, be converted into and become 26,000,000 validly issued, fully paid and nonassessable shares of common stock of the Surviving Company.

(f) At the Second Merger Effective Time, by virtue of the Second Merger and without any action on the part of any holder thereof, (i) each share of common stock, par value $0.0001 per share, of the Company, as the Surviving Company, issued and outstanding immediately prior to the Second Merger Effective Time shall be converted into and become one validly issued, fully paid and nonassessable limited liability company interest of Second Merger Sub, as the new Surviving Company, and shall constitute the only outstanding limited liability company interests of the Surviving Company, and (ii) each limited liability company interest of Second Merger Sub issued and outstanding immediately prior to the Second Merger Effective Time shall be canceled.

Section 1.7 Stock Options, Warrants and Restricted Stock Units.

(a) Each option granted by the Company to purchase shares of Company Common Stock (each, a “Company Option”) that was granted pursuant to any stock option, purchase or award plan, program or arrangement of the Company (collectively, the “Company Stock Plans”), that is outstanding and unexercised immediately prior to the Effective Time, and that is not then vested and exercisable, shall become fully vested and exercisable on an accelerated basis immediately prior to the Effective Time. Immediately before the Effective Time, each Company Option that is then outstanding and unexercised shall be exercised (pursuant to an irrevocable written exercise notice from the holder of the Company Option that is contingent only on the Closing, the form of which shall be subject to approval by Parent and shall be delivered by Company to Parent within 15 Business Days following the execution and delivery of this Agreement) in accordance with the Company Stock Plans, including on a “net cashless” basis. The Company and Parent shall agree on the terms, conditions and manner of exercise of the Company Options and the terms, conditions and manner of the assumption of the Company Options, including, to the extent applicable, acceptable methods of payment of the option exercise price and applicable withholding taxes and determination of taxable income. As of the Effective Time, each share of Company Common Stock issued with respect to such former Company Option shall be converted into the right to receive the Merger Consideration pursuant to Section 1.6. At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time and for which such a written exercise notice is not delivered to Parent within 15 Business Days following the execution and delivery of this Agreement shall be assumed by Parent and converted into an option to acquire shares of Parent Common Stock, and, with respect to any such Company Option that is intended to be an “incentive stock option” under Section 422 of the Code, the option exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with Sections 422 and 424 of the Code and with respect to any such Company Option that is not intended to be an “incentive stock option,” the option exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with Section 409A of the Code.

(b) At the Effective Time, each warrant to purchase Company Common Stock (each, a “Company Warrant”) that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, shall, in connection with the Merger, be assumed by Parent and be converted into a warrant (an “Assumed Warrant”) to acquire Parent Common Stock (the “Share Portion”) and cash (the “Cash Portion”) in accordance with this Section 1.7(b). As of the Effective Time each Assumed Warrant shall continue to have, and be subject to, the same terms and conditions of the applicable agreement evidencing such Company Warrant, as so assumed and converted, immediately prior to the Effective Time (including without limitation vesting schedules and vesting commencement dates), except that:

(i) the Share Portion of each Assumed Warrant shall (subject to the vesting provisions thereof) be exercisable (A) for that number of whole shares of Parent Common Stock equal to the product obtained by multiplying the number of shares of Company Common Stock that were issuable upon exercise of such assumed and converted Company Warrant immediately prior to the Effective Time by the Per Share Stock

Consideration, and rounded up to the nearest whole share and (B) for an exercise price per share of Parent Common Stock equal to (1) the quotient obtained by dividing the exercise price per share of Company Common Stock at which such assumed and converted Company Warrant was exercisable immediately prior to the Effective Time by the Per Share Stock Consideration, multiplied by (2) 0.5, and rounding up to the nearest whole cent;

(ii) the Cash Portion of each Assumed Warrant shall (subject to the vesting provisions of the Assumed Warrant) be exercisable (A) for that amount of cash equal to the product obtained by multiplying the number of shares of Company Common Stock that were issuable upon exercise of such assumed and converted Company Warrant immediately prior to the Effective Time by the Per Share Cash Consideration, and rounded up to the nearest whole cent and (B) for an exercise price per dollar of the Cash Portion equal to (1) the product obtained by multiplying the exercise price per share of Company Common Stock at which such amended and converted Company Warrant was exercisable immediately prior to the Effective Time by 0.5, divided by (2) the Per Share Cash Consideration, and rounded up to the nearest whole cent;

(iii) neither the Cash Portion nor the Share Portion of each unexpired and unexercised Assumed Warrant shall be exercisable independent of the other and the Assumed Warrant shall provide that (A) with respect to the purchase of each share of Parent Common Stock upon exercise of the Share Portion of an Assumed Warrant, such purchase shall be conditioned upon the holder thereof simultaneously exercising (and, accordingly, paying the applicable exercise price) a portion of the Cash Portion of the Assumed Warrant that is equal to the quotient obtained by dividing the Per Share Cash Consideration by the Per Share Stock Consideration (provided that the aggregate amount of cash to be obtained in connection with each such exercise shall be rounded up to the nearest whole cent) and (B), with respect to the exercise of an Assumed Warrant for each dollar of the Cash Portion, such exercise shall be conditioned upon the holder thereof simultaneously exercising the Assumed Warrant to purchase an amount of shares of the Share Portion equal to the quotient obtained by dividing the Per Share Stock Consideration by the Per Share Cash Consideration (provided that the aggregate amount of shares to be obtained in connection with each such exercise shall be rounded down to the nearest whole share); and

(iv) in no event shall the Assumed Warrants be exercised for partial shares of Parent Common Stock.

Issuances of Parent Common Stock and payments of cash upon exercise of Assumed Warrants shall be subject to applicable withholding. Any provision of this Agreement to the contrary notwithstanding, other than to the extent that the Company is contractually obligated to accelerate the vesting of any Company Warrant, no Company Warrant shall have accelerated vesting by virtue of the transactions contemplated under this Agreement (whether alone or in conjunction with any other event). Following the Effective Time, no holder of a Company Warrant shall have any right to receive any shares of Company Common Stock in respect of such Company Warrant.

(c) At the Effective Time, each restricted stock unit (each, a “Restricted Stock Unit” or “RSU”) which was issued pursuant to any Company Stock Plans and outstanding immediately prior to the Effective Time, and that has not then vested and been settled, shall vest and be settled by the Company through the issuance to each holder thereof of one share of Company Common Stock in respect of each such Restricted Stock Unit (subject to any applicable withholding). As of the Effective Time, each share of Company Common Stock issued with respect to such former Restricted Stock Unit shall be converted into the right to receive the Merger Consideration pursuant to Section 1.6.

(d) The Company (or its Board of Directors or the appropriate committee thereof, or the President of the Company, if applicable) shall (i) make any amendments to the terms of the Company Stock Plans, take all corporate action necessary for the adjustment of Company Options, Company Warrants and Restricted Stock Units, and take any other actions necessary or appropriate to give effect to the transactions contemplated by this Section 1.7, including, without limitation, obtaining any required consents or contingent written notice of exercise of Company Options from the holders of any Company Options, Company Warrants and Restricted Stock Units, and (ii) shall take all reasonable actions necessary to ensure that from and after the Effective Time,

(x) Parent will not be required to deliver any shares of the capital stock of the Company or any of its Subsidiaries to any Person pursuant to or in settlement of Company Options, Company Warrants or Restricted Stock Units after the Effective Time, and (y) other than as set forth in this Section 1.7, Parent will not be bound by any options, warrants, rights, awards or other arrangements that would entitle any Person, other than Parent, to beneficially own shares of Parent or receive any payments in respect of such options, warrants, rights, awards or arrangements.

(e) Not later than three (3) business days after the Effective Time, Parent shall prepare and file with the SEC (i) a registration statement on Form S-3 (or other appropriate form) registering the resale of all the shares of Parent Common Stock subject to the Assumed Warrants, and such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained), as long as required pursuant to the terms of the Registration Rights Agreement. Prior to the Effective Time, Parent shall take such actions necessary to effectuate the transactions contemplated by this Section 1.7, including reservation of sufficient shares of Parent Common Stock to satisfy the obligations under the Assumed Warrants.

Section 1.8 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, with respect to each share of Company Common Stock as to which the holder thereof shall have properly complied with the provisions of Article 113 of the CBCA as to appraisal rights (each, a “Dissenting Share”), if any, such share will not be converted into, or represent the right to receive, the Merger Consideration. Such holder shall be entitled to payment, solely from the Surviving Company, of the appraisal value of the Dissenting Shares to the extent permitted by and in accordance with the provisions of Article 113 of the CBCA; provided, however, that (i) if any holder of Dissenting Shares, under the circumstances permitted by and in accordance with the CBCA, affirmatively withdraws or waives such holder’s demand for appraisal of such Dissenting Shares or loses his or her right to appraisal and payment for his or her shares of Company Common Stock under Article 113 of the CBCA, (ii) if any holder of Dissenting Shares fails to perfect or establish such holder’s entitlement to appraisal rights as provided in the CBCA, (iii) if a court of competent jurisdiction determines that any holder of Dissenting Shares is not entitled to the relief provided in Article 113 of the CBCA, or (iv) if any holder of Dissenting Shares takes or fails to take any action the consequence of which is that such holder is not entitled to payment for his or her shares under the CBCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Company Common Stock, and such shares of Company Common Stock shall thereupon cease to constitute Dissenting Shares, and each such share of Company Common Stock shall thereafter be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without interest thereon, the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisals of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not settle, make any payments with respect to, or offer to settle, any claim with respect to Dissenting Shares without the written consent of Parent.

ARTICLE 2

EXCHANGE OF CERTIFICATES

Section 2.1 Exchange of Certificates.

(a) Exchange Agent. Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably satisfactory to the Company (the “Exchange Agent”), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article 2, through the Exchange Agent, sufficient cash and certificates representing shares of Parent Common Stock to make pursuant to this Article 2 all deliveries of cash and Parent Common Stock as are required by Article 1. Parent agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 2.1(c) and to make payments in lieu of fractional shares pursuant to Section 2.1(e). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the

Merger Consideration contemplated to be paid for shares of Company Common Stock pursuant to this Agreement out of the Exchange Fund. Except as contemplated by Sections 2.1(c) and 2.1(e), the Exchange Fund shall not be used for any other purpose. Any cash and certificates representing Parent Common Stock deposited with the Exchange Agent (including as payment for fractional shares in accordance with Section 2.1(e) and any dividends or other distributions in accordance with Section 2.1(c)) shall hereinafter be referred to as the “Exchange Fund.”

(b) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates or Book Entry Shares that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent or receipt by the Exchange Agent of an “agent’s message” with respect to Book Entry Shares, and shall be in customary form and subject to the reasonable approval of the Company prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Certificates or Book Entry Shares in exchange for the Merger Consideration payable in respect of the shares of Company Common Stock represented thereby. Upon surrender of Certificates or Book Entry Shares for cancellation to the Exchange Agent together with such letter of transmittal, properly completed and duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificates or Book Entry Shares shall be entitled to receive in exchange therefor (A) one or more shares of Parent Common Stock (which shall be in uncertificated book-entry form) representing, in the aggregate, the whole number of shares of Parent Common Stock, if any, that such holder has the right to receive pursuant to Section 1.6 (after taking into account all shares of Company Common Stock previously represented by all Certificates then held by such holder) and (B) a check in the amount equal to the cash portion of the Merger Consideration that such holder has the right to receive pursuant to Section 1.6 and this Article 2, including cash payable in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.1(e) and dividends and other distributions pursuant to Section 2.1(c). No interest shall be paid or accrued on any Merger Consideration, cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates or Book Entry Shares. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration payable in respect of such shares of Company Common Stock may be paid to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the delivery of the Merger Consideration in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. Until surrendered as contemplated by this Section 2.1, each Certificate and Book Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable in respect of the shares of Company Common Stock represented thereby, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.1(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.1(c).

(c) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book Entry Shares with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender thereof and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder until such holder shall surrender such Certificate or Book Entry Shares in accordance with this Section 2.1. Subject to applicable Law, following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such holder’s whole shares of Parent Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such holder’s whole shares of Parent Common Stock. For purposes of dividends or other distributions in respect of shares of Parent Common Stock.

(d) Further Rights in Company Common Stock. The Merger Consideration issued upon conversion of a share of Company Common Stock in accordance with the terms hereof (including any payments made pursuant to Section 2.1(c) or Section 2.1(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such share of Company Common Stock.

(e) Fractional Shares. No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates or Book Entry Shares, no dividend or other distribution, stock split or interest shall relate to any such fractional share, and such fractional share interests will not entitle the owner thereof to vote or to have any rights as a holder of any shares of Parent Common Stock.

Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates or Book Entry Shares delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount, rounded to the nearest whole cent, equal to the product of (i) the average of the closing sale prices per share of Parent Common Stock on the NYSE as reported by The Wall Street Journal for the five trading days immediately preceding the Closing Date and (ii) the fraction of a share of Parent Common Stock that such holder would otherwise be entitled to receive pursuant to Section 1.6. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof. The parties acknowledge that payment of cash consideration in lieu of issuing fractional shares of Parent Common Stock was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems that would otherwise be caused by the issuance of fractional shares of Parent Common Stock.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for nine months after the Effective Time shall be delivered to Parent upon demand and, from and after such delivery to Parent, any holders of Company Common Stock who have not theretofore complied with this Article 2 shall thereafter look only to Parent, as a general creditor thereof, for the Merger Consideration payable in respect of such shares of Company Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.1(e) and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to Section 2.1(c), in each case, without any interest thereon.

(g) No Liability. Neither Parent nor the Surviving Company shall be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed in form and substance acceptable to Parent and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Certificate, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.1(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.1(c), in each case, without any interest thereon.

(i) Withholding. Each of Parent, the Surviving Company and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent, the Surviving Company or the Exchange Agent is required to deduct and withhold under the Code or any provision of state, local, or foreign Tax Law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent, the Surviving Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of whom such deduction and withholding was made by Parent, the Surviving Company or the Exchange Agent, as the case may be.

(j) Investment of Cash by the Exchange Agent; Return of Certain Funds. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis; provided, that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to Company stockholders pursuant to the other provisions of this Article 2. Any interest and other income resulting from such investments shall promptly be paid to Parent. Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 2.1 to pay for shares of Company Common Stock for which appraisal rights shall have been perfected shall be returned to Parent upon demand. The Exchange Fund shall be invested by the Exchange Agent as directed by Parent, provided that such investments shall be in money market funds rated AAA by Standard & Poor’s Corporation or deposit accounts provided by commercial banks rated A+ or better by Standard & Poor’s Corporation.

Section 2.2 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock theretofore outstanding on the records of the Company. From and after the Effective Time, any Certificates or Book Entry Shares presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration payable in respect of the shares of Company Common Stock previously represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.1(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.1(c), in each case without any interest thereon.

Section 2.3 Further Assurances. At and after the Effective Time, the officers, directors and managers of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of Merger Sub, Second Merger Sub or the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Merger Sub, Second Merger Sub or the Company, any other actions and things necessary to vest, perfect or confirm of record or otherwise in the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Merger Sub and Second Merger Sub as a result of, or in connection with, the Merger and the Second Merger.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter delivered by the Company to Parent at or prior to the execution and delivery of this Agreement (the “Company Disclosure Letter”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein), the Company represents and warrants to Parent as follows:

Section 3.1 Organization.

(a) Each of the Company and each of its Subsidiaries is a corporation or other entity duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has all requisite corporate or other power and authority to own, lease, use and operate its properties and to carry on its business as it is now being conducted.

(b) Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification or licensing is required, except where the failure to be so qualified or licensed individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on the Company.

(c) The Company has previously delivered to Parent a complete and correct copy of each of its articles of incorporation and bylaws in each case as amended (if so amended) to the date of this Agreement, and has made available the articles of incorporation, bylaws or other organizational documents of each of its Subsidiaries, in each case as amended (if so amended) to the date of this Agreement. Neither the Company nor any of its Subsidiaries is in violation of its articles of incorporation, bylaws or similar governing documents, and all such documents are in full force and effect.

(d) Section 3.1(d) of the Company Disclosure Letter sets forth a true and correct list of all of the Subsidiaries of the Company and their respective jurisdictions of incorporation or organization. The respective certificates or articles of incorporation and bylaws or other organizational documents of the Subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control its Subsidiaries in any material respect. None of the Subsidiaries of the Company owns any equity interest in any Person other than as set forth on the Company Disclosure Letter.

Section 3.2 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of the Company consists of 100,000,000 shares of the common stock of the Company, par value $0.01 per share (the “Company Common Stock”) and 20,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). As of the close of business on April 23, 2012 (the “Cut-off Time”), (i) 25,632,322 shares of Company Common Stock were issued and outstanding, (ii) 3,250,000 shares of Company Common Stock were authorized for issuance under the Company Stock Plans (including, for the avoidance of doubt, the GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan); (iii) 613,336 shares of Company Common Stock were reserved for issuance under the Company Warrants, and (vi) no other shares of Company Common Stock were reserved for issuance other than those to be issued upon the exercise of awards under the Company Stock Plans. As of the Cut-off Time, (i) 749,724 shares of Company Common Stock under the Company Stock Plans are subject to outstanding Company Options and (ii) 359,940 shares of Company Common Stock under the Company Stock Plans are subject to Restricted Stock Units. From the Cut-off Time to the date of this Agreement, (i) no additional shares of Company Common Stock have been issued (other than pursuant to Company Options, Company Warrants or Restricted Stock Units which were outstanding as of the Cut-off Time and are disclosed in Section 3.2(a) of the Company Disclosure Letter as contemplated below), (ii) no additional Company Options, Company Warrants or Restricted Stock Units have been issued or granted, and (iii) there has been no increase in the number of shares of Company Common Stock issuable upon exercise of the Company Options, Company Warrants or pursuant to Restricted Stock Units from those issuable under such Company Options, Company Warrants and Restricted Stock Units as of the Cut-off Time. As of the date of this Agreement, (i) no shares of Company Common Stock are held in the treasury of the Company, and (ii) there are no shares of Company Preferred Stock issued and outstanding or held in treasury. All shares of Company Common Stock held in the treasury of the Company are held in book or certificated form in an account at the Company’s transfer agent. Except for the treasury shares described above in this Section 3.2, neither the Company nor any of its Subsidiaries directly or indirectly owns any shares of Company Common Stock. No Indebtedness of the Company having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which stockholders of the Company may vote are issued or outstanding. All issued and outstanding shares of the Company’s capital stock are, and all shares that may be issued or granted pursuant to Restricted Stock Units or the exercise of Company Options or Company Warrants will be, when issued or granted in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Company Options, Company Warrants and Restricted Stock Units, there are no outstanding or authorized (x) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, stock appreciation rights, phantom equity or other claims or commitments of any character (including “rights plans” or “poison pills”) obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (y) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or any of its Subsidiaries or any such securities or agreements listed in clause (x) of this sentence, or (z) voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries. Section 3.2(a) of the Company Disclosure Letter sets forth the following information with respect to each Company Option outstanding as of the Cut-off Time: (i) name of the holder; (ii) number of shares of Company Common Stock issuable upon exercise thereof; (iii) exercise price; (iv) issue date; (v) termination date; and (vi) whether such option contains any put, redemption or similar feature. Section 3.2(a) of the Company Disclosure Letter sets forth the following information with respect to each Company Warrant as of the Cut-off Time: (i) name of the holder; (ii) number of shares of Company Common Stock issuable upon exercise thereof; (iii) exercise price (iv) a summary of the restrictions thereon, whether such warrant contains any put, redemption or similar feature and any other material terms; (v) issue date; and (vi) termination date. Section 3.2(a) of the Company Disclosure Letter sets forth the following information with respect to each Restricted Stock Unit as of the Cut-off Time: (i) the name of the holder; (ii) number of shares of Company Common Stock subject thereto; (iii) the issue date; (iv) a summary of the restrictions thereon and vesting schedule and any other material terms; and (v) termination date. At the Effective Time, after giving effect to the provisions of Section 1.7 hereof, there will not be any outstanding subscriptions, options, warrants, calls, preemptive rights, subscriptions, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character by which the Company or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or any other such securities or agreements.

(b) (i) All of the issued and outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company’s Subsidiaries are owned, directly or indirectly, by the Company free and clear of any Liens, other than statutory Liens for Taxes not yet due and payable and such other restrictions as may exist under applicable Law, and Liens in favor of the Company’s lenders, and all such shares or other ownership interests have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and (ii) neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, except for (A) shares of capital stock or other securities of non-affiliates that (x) do not constitute more than a 5% interest in such non-affiliates or (y) have an aggregate value (per issuer) that does not exceed $100,000 and (B) the securities of the Subsidiaries of the Company. Neither the Company nor any Subsidiary of the Company is obligated to make any capital contribution to or other investment in any other Person.

(c) No material Indebtedness of the Company or any of its Subsidiaries contains any restriction upon (i) the prepayment of any Indebtedness of the Company or any of its Subsidiaries, (ii) the incurrence of Indebtedness by the Company or any of its Subsidiaries, or (iii) the ability of the Company or any of its Subsidiaries to grant any Lien on the properties or assets of the Company or any of its Subsidiaries.

Section 3.3 Authorization; Validity of Agreement.

(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company (the “Company Board”). Except for the Company Required Vote, no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by Parent, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(b) No “moratorium,” “control share,” “fair price” or other antitakeover Laws are applicable to the Merger or any of the other transactions contemplated by this Agreement. There is no stockholder rights plan in effect, to which the Company is a party or otherwise bound.

Section 3.4 No Violations; Consents and Approvals.

(a) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the Merger or any other transactions contemplated hereby will (i) violate any provision of the articles of incorporation or the bylaws of the Company, or the articles of incorporation, bylaws or similar governing documents of any of the Company’s Subsidiaries, (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination, cancellation or amendment under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, or result in the acceleration or trigger of any payment, time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of Indebtedness, lease, license, contract, collective bargaining agreement, agreement or other legally binding instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective assets or properties may be bound, including governmental or non-governmental production sharing contract, lease or license, permit or other similar agreement or right permitting the Company or any of its Subsidiaries to explore for, develop, use, produce, sever, process, treat, gather, transport, compress, purchase, sell, dispose and operate interests in oil, bitumen and products derived therefrom, synthetic crude oil, petroleum, natural gas, natural gas liquids, coal bed methane, and any and all other substances produced in association with any of the foregoing, whether liquid, solid, or gaseous (collectively, “Hydrocarbons”) and associated fixtures or structures for a specified period of time (collectively, “Hydrocarbon Contracts”), or (iii) conflict with or violate any federal, state, local, tribal or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, constitution, principle of common law, rule or regulation (collectively, “Laws”) applicable to the Company, any of its Subsidiaries or any of their respective properties or assets; except in the case of clauses (ii) and (iii) above, for such conflicts, violations, breaches, defaults or Liens which individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on the Company. Section 3.4(a) of the Company Disclosure Letter sets forth a correct and complete list of Company Material Contracts, including all Hydrocarbon Contracts, of the Company and its Subsidiaries pursuant to which consents, waivers or approvals are or may be required in connection with the consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (ii) and (iii) above).

(b) No material filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any federal, state, tribal, local or foreign court, arbitral, legislative, executive or regulatory authority or agency (a “Governmental Entity”) or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the Merger or any other transactions contemplated hereby, except for (i) the filing with the SEC of the Proxy Statement in definitive form relating to the meetings of the Company’s and Parent’s stockholders to be held in connection with this Agreement and the transactions contemplated hereby, and the filing and declaration of effectiveness of the registration statement on Form S-4 (the “S-4”) in which the Proxy Statement will be included as a prospectus, (ii) the approval and adoption of this Agreement by the Company Required Vote, (iii) such filings, authorizations or approvals as may be required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (“HSR Act”), or (B) any other Competition Laws, rules or regulations, (iv) the filing of the Statement of Merger with the Secretary of State and the Second Merger State Filings with the Secretary of State and the Secretary of State of the State of Delaware, (v) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of Nasdaq, and (vi) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings (x) as are customarily made or obtained in connection with the transfer of interests in or change of control of ownership of oil and gas properties and (y) the failure of which to be obtained or made, individually or in the aggregate, has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on the Company or the Surviving Company or materially impair the ability of the Company to perform its obligations under this Agreement.

Section 3.5 SEC Reports and Financial Statements.

(a) The Company has timely filed and furnished with the SEC all forms, reports, schedules, certifications, prospectuses, registration and proxy statements and other documents (including exhibits and other information incorporated therein) required to be filed by it since January 1, 2009 (such documents together with all documents filed or furnished on a voluntary basis on Form 8-K, the “Company SEC Documents”). As of their respective dates (or if amended prior to the date of this Agreement, as amended), the Company SEC Documents, including the financial statements and schedules provided therein or incorporated by reference therein, (x) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder (“SOX”), as the case may be. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Documents. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or investigation.

(b) The historical financial statements of the Company together with the related schedules and notes in the Company SEC Documents (the “Company Financial Statements”) fairly present, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will fairly present (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in all material respects, the consolidated financial position and the results of the consolidated operations, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries as of the respective dates or for the respective fiscal periods therein set forth; each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will be, prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Grant Thornton LLP is an independent public accounting firm with respect to the Company and has not resigned or been dismissed as independent public accountants of the Company.

(c) The Company is in compliance in all material respects with the provisions of the SOX and the listing and corporate governance rules and regulations of Nasdaq that are in each case applicable to the Company.

Section 3.6 Absence of Certain Changes.

(a) Except as disclosed in the Company SEC Documents filed by the Company with the SEC prior to the date of this Agreement (the “Specified Company SEC Documents”), to the extent that it is reasonably apparent that the disclosure in the Specified Company SEC Documents is responsive to the matters set forth in this Section 3.6(a), since December 31, 2011, (i) the Company and its Subsidiaries have conducted their respective operations only in the ordinary course consistent with past practice, and (ii) there has not occurred or continued to exist any event, change, occurrence, effect, fact, circumstance or condition which, individually or in the aggregate, has had, or would be reasonably likely to have or result in, a Material Adverse Effect on the Company.

(b) Except as disclosed in the Specified Company SEC Documents, to the extent that it is reasonably apparent that the disclosure in the Specified Company SEC Documents is responsive to the matters set forth in this Section 3.6(b), since December 31, 2011 to the date of this Agreement, neither the Company nor any of its Subsidiaries has (i) except as required pursuant to the terms of the Company Plans as in effect on December 31, 2011 or as required to comply with applicable Law, (A) increased or agreed to increase the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any officer, Company Employee or director from the amount thereof in effect as of December 31, 2011, other than increases in wages, salaries and other cash compensation in the ordinary course of business consistent with past practice, (B) granted any severance or termination pay, (C) entered into or made any loans to any of its officers, directors or Employees or made any change in its borrowing or lending arrangements for or on behalf of any of such Persons or (D) adopted or amended, or accelerated the payment or vesting of benefits under, any Company Plan, (ii) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company’s capital stock, (iii) effected or authorized any split, combination or reclassification of any of the Company’s capital stock or any issuance thereof or issued any other securities in respect of, in lieu of or in substitution for shares of the Company’s capital stock, except for issuances of Company Common Stock upon the exercise of Company Options, in each case in accordance with their terms at the time of exercise, (iv) changed in any material respect, or had Knowledge of any reason that required any material change in, any accounting methods (or underlying assumptions), principles or practices of the Company or its Subsidiaries, including any material reserving, renewal or residual method, practice or policy, (v) made or changed any material Tax election, or settled or compromised any material Tax liability, or materially amended any Return, (vi) made any material change in the policies and procedures of the Company or its Subsidiaries in connection with trading activities, (vii) purchased or acquired any material assets, or sold, leased, exchanged, transferred, licensed, farmed-out or otherwise disposed of any material Company Assets, in each case other than in the ordinary course of business consistent with past practice, (viii) revalued, or had Knowledge of any reason that required revaluing, any material Company Assets in any material respect, including writing down the value of any material Company Assets or writing off notes or accounts receivable, in each case in any material respect and other than in the ordinary course of business consistent with past practice, (ix) amended its articles of incorporation, bylaws or other organizational documents, (x) discharged or satisfied any Indebtedness or paid any obligation or liability, absolute or contingent other than current liabilities incurred and paid in the ordinary course of business and consistent with past practice, or suffered or permitted any Lien to arise or be granted or created against or upon any of its assets other than Permitted Liens, any Lien arising, granted or created in connection with a disposition of a Company Asset permitted under clause (vii) above, and Liens which individually or in the aggregate would not have a Material Adverse Effect on the Company, or (xi) made any agreement or commitment (contingent or otherwise) to do any of the foregoing.

Section 3.7 Absence of Undisclosed Liabilities. Except (i) as reflected or reserved against in the Company’s consolidated balance sheets (or the notes thereto) included in the most recent Specified Company SEC Documents, (ii) for liabilities and obligations arising under this Agreement and transactions contemplated by this Agreement, (iii) for liabilities and obligations incurred since December 31, 2008 in the ordinary course of business consistent with past practice, (iv) for liabilities in respect of Litigation (which are the subject of Section 3.10), and (v) liabilities under Environmental Laws (which are the subject of Section 3.14), neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, absolute, contingent or otherwise, whether known or unknown and whether due or to become due, that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 3.8 Proxy Statement; Form S-4; Merger Documents. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (a) the S-4 at the time the S-4 becomes effective under the Securities Act or (b) the Proxy Statement (and any amendment thereof or supplement thereto) at the date(s) mailed to the stockholders of the Company and Parent, at the time of the Company Special Meeting, at the time of the Parent Stockholders’ Meeting and at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the S-4 will comply in all material respects with the provisions of the Exchange Act and the Securities Act, as applicable, except that no representation is made by the Company with respect to statements made in the Proxy Statement other than those statements based on information supplied by the Company to Parent in writing for inclusion in the Proxy Statement or the S-4.

Section 3.9 Company Employee Benefit Plans; ERISA.

(a) Section 3.9(a) of the Company Disclosure Letter contains a complete and correct list as of the date of this Agreement of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right, phantom stock or other equity-based incentive, severance, termination, change in control, retention, salary continuation, vacation, sick, or other paid leave, employment or consulting, hospitalization or other medical, dental, life (including all individual life insurance policies as to which the Company is the owner, the beneficiary or both) or other insurance or coverage, disability, death benefit, other welfare, supplemental unemployment, profit-sharing, pension, savings or retirement plan, program, agreement, policy or arrangement, and each other director, consultant or employee compensation or benefit plan, program, agreement, policy or arrangement, sponsored, maintained, administered or contributed to by the Company, any of its Subsidiaries or by any trade or business, whether or not incorporated (an “ERISA Affiliate”), that together with the Company or any of its Subsidiaries would be deemed a “single employer” within the meaning of Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 414 of the Code, or to which the Company, any of its Subsidiaries or an ERISA Affiliate is party, whether written or oral, for the benefit of any current or former officer, Company Employee, leased employee, consultant, independent contractor, agent or director (or their respective beneficiaries) of the Company, any of its Subsidiaries or any ERISA Affiliate or under which the Company, any of its Subsidiaries or any ERISA Affiliate has any direct or indirect liability (the “Company Plans”). Section 3.9(a) of the Company Disclosure Letter contains the name of the Company’s ERISA Affiliates. Each Company Plan sponsored by the Company and its Subsidiaries is identified in Section 3.9(a) of the Company Disclosure Letter.

(b) With respect to each Company Plan, the Company has heretofore delivered to Parent complete and correct copies of each of the following documents (including all amendments to such documents), as applicable:

(i) the Company Plan or a written description of any Company Plan not in writing;

(ii) a copy of the three most recent annual reports or IRS Form 5500 Series that is required to be filed, including audited financial statements, actuarial valuation reports and all other related reports required therewith;

(iii) a copy of (1) the most recent summary company plan description (“SPD”) required to be prepared and distributed, together with (2) all summaries of material modification required to be issued with respect to such SPD;

(iv) if the Company Plan or any obligations thereunder are funded through a trust or any other funding vehicle or through insurance, the trust or other funding agreement and the latest financial statements thereof or evidence of insurance coverage thereof;

(v) all contracts relating to the Company Plan with respect to which the Company or any ERISA Affiliate may have any material liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements;

(vi) if the Company Plan is intended to qualify under Section 401(a) of the Code, the most recent determination letter received from the IRS or the most recent opinion letter received from the IRS with respect to such plan; and

(vii) all communications regarding the operation or administration of the Company Plans between the Company, any Subsidiary of the Company or any ERISA Affiliate and the IRS, the DOL or any other Governmental Entity within the last three years.

(c) None of the Company, any Subsidiary of the Company, any ERISA Affiliate, any of the Company Plans, any trust created under a Company Plan and, to the Knowledge of the Company, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action with respect to a Company Plan in connection with which the Company, any of its Subsidiaries or any ERISA Affiliate would be reasonably likely to be subject to a material civil penalty assessed pursuant to Section 409, 501, 502 or 510 of ERISA or a Tax imposed pursuant to Section 4975(a) or (b), 4976 or 4980B of the Code.

(d) Each of the Company Plans and each other (including former) benefit plan, program, agreement, policy or arrangement has been operated and administered by the Company and its ERISA Affiliates in all material respects in accordance with applicable Laws, including ERISA and the Code. With respect to each Company Plan, all reports, returns, notices and other documentation that are required to have been filed or furnished with the IRS, the DOL or any other Governmental Entity, or to the participants or beneficiaries of such Company Plans (or their representative) have been filed or furnished on a timely basis. No individual who has performed services for the Company or an affiliate (or the predecessor of any such person) has been improperly included or excluded from participation in any Company Plan. The Company, its Subsidiaries and ERISA Affiliates have maintained all data necessary to administer each Company Plan and such data is true and correct and maintained in usable form. The Company and its Subsidiaries and ERISA Affiliates have not initiated any proceedings pursuant to the IRS Employee Plans Compliance Resolution System. The Company, its Subsidiaries and ERISA Affiliates have made the required payments and filings necessary to satisfy the requirements of the DOL’s Voluntary Fiduciary Correction Program and the DOL’s Delinquent Filer Voluntary Compliance Program with respect to all returns, reports or other documentation required to have been filed with the IRS or the DOL and that initially were not properly filed, and there are no audits or similar proceedings pending with the IRS or the DOL with respect to any Company Plan. None of the Company, any Subsidiary, Employee, officer or other service provider of the Company, or any ERISA Affiliates, and to the Company’s Knowledge, no other fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply with the requirements of ERISA, the Code or any other applicable Laws in connection with the administration or investment of the assets of any Company Plan. No current or former officer, director, Employee, leased employee, consultant or agent (or their respective beneficiaries) of the Company or a Subsidiary has or will obtain a right to receive a gross-up payment from the Company or a Subsidiary with respect to any Tax that may be imposed upon such individual pursuant to Section 409A of the Code, Section 4999 of the Code or otherwise

(e) With respect to each of the Company Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code, the Company has received a currently effective determination letter from the IRS or such plan is subject to a current IRS opinion letter stating that it is so qualified, such letter has not been revoked, and, to the Knowledge of the Company, no event has occurred that would be reasonably likely to adversely affect such qualified status. No fund established under a Company Plan is intended to satisfy the requirements of Section 501(c)(9) of the Code.

(f) No amounts paid or payable (whether in cash, in property, or in the form of benefits, accelerated vesting, cash, property or otherwise) under the Company Plans as a result of the transactions contemplated hereby (either alone or in conjunction with any other event) will be an “excess parachute payment” within the meaning of

Section 280G of the Code or fail to be deductible for federal income Tax purposes by virtue of Sections 280G or 162(m) of the Code. Section 3.9(f) of the Company Disclosure Letter sets forth, with respect to each Company Employee, all payments and benefits (whether in cash, in property or in the form of benefits, accelerated vesting, cash, property or otherwise) that would be due to such employee under any Company Plan or other benefit plan, program, policy or arrangement upon the consummation of the transactions contemplated by this Agreement.

(g) No Company Plan provides death, medical, hospitalization or similar benefits (whether or not insured) with respect to any current or former officer, director, Employee, leased employee, consultant or agent of the Company, its Subsidiaries or any ERISA Affiliate after retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any “employee pension plan,” as that term is defined in Section 3(2) of ERISA or (iii) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof).

(h) There has been no amendment to, or written interpretation of, or announcement (whether or not written) by the Company or any of its Subsidiaries or ERISA Affiliates relating to, or change in the terms of employee participation or coverage under, any Company Plan which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year ended prior to the date hereof. The execution of this Agreement, the stockholder approval of this Agreement or the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (i) entitle any current or former Employee, leased employee, officer, director, consultant or agent of the Company, any of its Subsidiaries or any ERISA Affiliate to severance or termination pay, unemployment compensation or any other payment under any Company Plan, (ii) accelerate the time of payment or vesting of, increase the amount or value of or otherwise enhance any benefit due any such employee, officer or director under any Company Plan, or (iii) limit or restrict the right of the Company or, after the consummation of the transactions contemplated hereby, Parent or any of its Subsidiaries to merge, amend or terminate any of the Company Plans or terminate the employment of any Company Employee.

(i) To the Knowledge of the Company, neither the Company nor any Subsidiary has contributed to a nonconforming group health plan (as defined in Section 5000(c) of the Code) and no ERISA Affiliate of the Company or any of its Subsidiaries has incurred a Tax under Section 5000(a) of the Code which is or could become a liability of the Company or any of its Subsidiaries.

(j) There is no pending or, to the Knowledge of the Company, threatened Litigation by, on behalf of or against any Company Plan by any participant or former participant (or beneficiary thereof) in such Company Plan or otherwise involving any such Company Plan (other than routine claims for benefits), and, to the Knowledge of the Company, no set of circumstances exists that may reasonably give rise to Litigation, against the Company, any Subsidiary of the Company, any ERISA Affiliate, any officer, director, Company Employee or other service provider to the Company, any Subsidiary of the Company, any ERISA Affiliate, the Company Plans, any fiduciaries of the Company Plans with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans that could reasonably be expected to result in any material liability of the Company or any of its Subsidiaries to the PBGC, the U.S. Department of the Treasury, the DOL, any Company Plan, any participant or former participant in a Company Plan, or any other party.

(k) Neither the Company nor any of its Subsidiaries nor any of their ERISA Affiliates has maintained or contributed to, had an obligation to contribute to or has any liability, whether contingent or otherwise with respect to a plan maintained by more than one employer within the meaning of Code Section 413(c), a plan subject to ERISA Section 4063, 4064 or 4066, a “multiemployer plan” within the meaning of Section 3(37) of ERISA, a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA or any benefit plan, program, agreement or arrangement subject to Title IV of ERISA or Section 412 or 430 of the Code.

(l) All contributions required to be made under each Company Plan, as of the date hereof, have been timely made and all obligations in respect of each Company Plan have been properly accrued and reflected in the most recent consolidated balance sheet filed or incorporated by reference in the Company SEC Documents. None of the Company Plans (as applicable) has failed to satisfy the minimum funding standard applicable under Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate of the Company has an outstanding funding waiver. None of the Company Plans (as applicable) has been required to file information pursuant to Section 4010 of ERISA for the current or most recently completed plan year.

(m) All Company Plans that are subject to Section 409A of the Code are in compliance with the requirements of such Code section and regulations and other guidance thereunder. No Company Common Stock or other security of the Company, any of its Subsidiaries or other affiliates and no real property is held in trust or otherwise set aside for funding benefit obligations under any Company Plan.

(n) Neither the Company nor any of its ERISA Affiliates or organizations to which the Company or an ERISA Affiliate is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Sections 4069 or 4212(c) of ERISA.

Section 3.10 Litigation; Compliance with Law.

(a) Except as disclosed in the Specified Company SEC Documents and except for any of the items or matters covered by the following clauses (i), (ii) and (iii), that, individually or in the aggregate, has not had, or would not be reasonably likely to have or result in, a Material Adverse Effect on the Company, (i) there is no Litigation pending or, to the Knowledge of the Company, threatened in writing against, relating to or naming as a party thereto the Company or any of its Subsidiaries, any of their respective properties or assets or any of the Company’s officers or directors (in their capacities as such), (ii) there is no agreement, order, judgment, decree, injunction or award of any Governmental Entity against and/or binding upon the Company, any of its Subsidiaries or any of the Company’s officers or directors (in their capacities as such), and (iii) there is no Litigation that the Company or any of its Subsidiaries has pending against other parties, where such Litigation is intended to enforce or preserve rights of the Company or any of its Subsidiaries.

(b) Each of the Company and its Subsidiaries has complied, and is in compliance with all Laws and Permits which affect the respective businesses of the Company or any of its Subsidiaries, the Company Real Property and/or the Company Assets, and the Company and its Subsidiaries have not been and are not in violation of any such Law or Permit; nor has any notice, charge, claim or action been received by the Company or any of its Subsidiaries or been filed, commenced, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging any violation of the foregoing, except in each case for any such noncompliance or violation that has been resolved in all material respects or that individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on the Company.

(c) Without limiting the generality of Section 3.10(b), the Company, each of its Subsidiaries, and, to the Knowledge of the Company, each joint venture partner, joint interest owner, consultant, agent, or representative of any of the foregoing, (i) is in compliance with the U.S. Foreign Corrupt Practices Act, and any other U.S. and foreign anti-corruption Laws that are applicable to the Company or its Subsidiaries, (ii) has not been given written notice by any Governmental Entity of any facts which, if true, would constitute a violation of the U.S. Foreign Corrupt Practices Act or any other U.S. or foreign anti-corruption Laws by any such Person, and (iii) is not being (and has not been) investigated by any Governmental Entity except, in each case of the foregoing clauses (i) through (iii), as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(d) The Company and its Subsidiaries hold all Permits necessary for the ownership, leasing, operation, occupancy and use of the Company Real Property, the Company Assets and the conduct of their respective businesses as currently conducted (“Company Permits”), except where the failure to hold such Company Permits individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received notice that any Company Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and the

Company has no Knowledge of any reasonable basis for any such termination, modification or nonrenewal, in each case except for any such terminations, modifications or nonrenewals that individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on the Company. The execution, delivery and performance of this Agreement and the consummation of the Merger or any other transactions contemplated hereby do not and will not violate any Company Permit, or result in any termination, modification or nonrenewal thereof, except in each case for any such violations, terminations, modifications or nonrenewals that individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on the Company.

(e) This Section 3.10 does not relate to matters with respect to (i) Company Plans, ERISA and other employee benefit matters (which are the subject of Section 3.9), (ii) Tax Laws and other Tax matters (which are the subject of Section 3.13), (iii) Environmental Laws and other environmental matters (which are the subject of Section 3.14), and (iv) Employee Matters (which are the subject of Section 3.17).

Section 3.11 Intellectual Property.

(a) The Company and its Subsidiaries own, or possess sufficient and legally enforceable licenses or other rights to use, any and all United States and foreign patents, patent applications, patent disclosures, computer software, trademarks, trade dress, trade names, logos, Internet domain names, copyrights and service marks, including applications to register and registrations for any of the foregoing, as well as trade secrets, know-how, data and other proprietary rights and information (all of the foregoing, referred to as “Technology” and together with trademarks, trade names and service marks, referred to as “Intellectual Property”) necessary for the conduct of the business and operations of the Company and its Subsidiaries as currently conducted, free and clear of any Liens (except for any Permitted Liens).

(b) To the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe, conflict with or otherwise violate in any material respect any Intellectual Property of any Person, and none of the Company or any of its Subsidiaries has received notice or has Knowledge of any such material infringement, conflict or other violation.

(c) The Company or its Subsidiaries own, or possess sufficient and legally enforceable licenses or other rights to use, all of the material geophysical data used by the Company and its Subsidiaries, free and clear of any Liens (except for any Permitted Liens).

(d) The rights of the Company and its Subsidiaries with respect to (i) Intellectual Property and (ii) material licenses granted under any agreement entered into by the Company or its Subsidiaries since April 1, 2007, will not be materially adversely impacted by the consummation of the Merger or the Second Merger, and all of such rights will accrue to and be enforceable by the Surviving Company subsequent to Closing without the need to obtain consents from, or make any payments to, any third parties.

Section 3.12 Material Contracts.

(a) Except as disclosed in the Specified Company SEC Documents, to the extent that it is reasonably apparent that the disclosure in the Specified Company SEC Documents is responsive to the matters set forth in this Section 3.12(a), as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral), other than hedging or similar arrangements in the ordinary course of business consistent with past practice, (i) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (ii) which materially restrains, limits or impedes the Company’s or any of its Subsidiaries’ ability to compete with or conduct any business or any line of business (including (A) geographic limitations on the Company’s or any of its Subsidiaries’ activities or (B) any confidentiality agreement, area of mutual interest or standstill agreement with any third party (or any agent thereof) that contains any exclusivity or standstill provisions that are or will be binding on the Company, any of its Subsidiaries or, after the Effective Time, Parent or any of its Subsidiaries); provided that the Company need not disclose in the Company Disclosure Letter information related to those agreements which would otherwise be covered by this clause (ii) to the extent such agreements prohibit the Company from disclosing the existence or any terms of such agreements to third parties, except that if any such agreements contain any material restrictions, limits or impediments on the Company’s or its Subsidiaries’ ability to compete with or conduct any business or any line of business, such restrictions, limits and impediments shall be disclosed without providing the identity of the parties to the agreements on the Company’s Disclosure Letter, (iii) which is a material take-or-pay agreement or other similar agreement that entitles purchasers of production to receive delivery of Hydrocarbons without paying therefor, (iv) which contains a put, call or other right of acquisition or disposition pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests (including licensing or leasehold interests) of any Person or assets that have a market value or purchase price of more than $5,000,000, or, with respect to calls on production, that obligate the Company or any of its Subsidiaries to sell Hydrocarbons at a price which is less than market value, (v) which is a partnership or joint venture relating to the formation, creation, operation, management or control of any partnership or joint venture material to the Company and its Subsidiaries, taken as a whole, or (vi) which is otherwise material to the Company and its Subsidiaries taken as a whole. Each contract, arrangement, commitment or understanding of the type described in this Section 3.12(a) (i) through (vi), whether or not disclosed in the Specified Company SEC Documents, is referred to herein as a “Company Material Contract” (for purposes of clarification, each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, whether or not filed with the SEC or disclosed in the Specified Company SEC Documents, is a Company Material Contract). The Company has previously made available to Parent true, complete and correct copies of each Company Material Contract other than those which the Company is entitled to omit from the Company Disclosure Letter pursuant to the proviso to clause (ii) of the first sentence of this Section 3.12(a).

(b) (i) Each Company Material Contract is valid and binding and in full force and effect, (ii) the Company and each of its Subsidiaries has performed in all respects all obligations required to be performed by it to date under each Company Material Contract, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of the Company or any of its Subsidiaries under any such Company Material Contract and (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in default in any respect thereunder, except in each case for any invalidity, nonperformance, event, condition or default that, individually or in the aggregate, has not had, and would not be reasonably likely to have, a Material Adverse Effect on the Company.

Section 3.13 Taxes.

(a) (i) All material Returns required to be filed by or with respect to the Company, its Subsidiaries and each Company Consolidated Group have been timely and correctly filed in accordance with all applicable Laws and all such Returns are true, correct and complete in all material respects, (ii) the Company, its Subsidiaries and each Company Consolidated Group have timely paid all material Taxes due or claimed to be due, and will have paid all material Taxes of the Company, its Subsidiaries and each Company Consolidated Group that are due on or before the Closing Date, including any installments or estimated payments due, whether or not shown on any Returns, (iii) all material Employment and Withholding Taxes and any other material amounts required to be withheld with respect to Taxes have been either duly and timely paid to the proper Governmental Entities or properly set aside in accounts for such purpose in accordance with applicable Laws, (iv) the charges, accruals and reserves for Taxes with respect to the Company, its Subsidiaries and each Company Consolidated Group reflected in the balance sheet, dated as of December 31, 2011, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Company Balance Sheet”) are adequate under GAAP, (v) no material deficiencies or other claims for any Taxes asserted or assessed, or, to the Knowledge of the Company, proposed, against the Company or any of its Subsidiaries has not been resolved in all material respects, (vi) there is no material Litigation pending or, to the Knowledge of any of the Company or its Subsidiaries, threatened or scheduled to commence, against or with respect to the Company or any of its

Subsidiaries in respect of any Tax or Return, and (vii) since December 31, 2005, neither the Company nor any of its Subsidiaries has received (A) notice from any federal taxing authority of its intent to examine or audit any of the Company’s or any of its Subsidiaries’ Returns or (B) notice from any state taxing authority of its intent to examine or audit any of the Company’s or any of its Subsidiaries’ Returns, other than notices with respect to examinations or audits by any state taxing authority that have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

(b) The statutes of limitations for the federal income Tax Returns of the Company, its Subsidiaries and each Company Consolidated Group have expired or otherwise have been closed for all taxable periods ending on or before December 31, 2005.

(c) Neither the Company nor any of its Subsidiaries has been a member of any “affiliated group” (as defined in Section 1504(a) of the Code) or has been included in any “consolidated,” “unitary” or “combined” Return (other than Returns which include only the Company and any Subsidiaries of the Company) provided for under the Laws of the United States, any foreign jurisdiction or any state or locality and none of the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision under any state, local or foreign law), or as a successor or transferee.

(d) There are no Tax sharing, allocation, indemnification or similar agreements or arrangements, whether written or unwritten, in effect under which the Company or any of its Subsidiaries could be liable for any material Taxes of any Person other than the Company or any Subsidiary of the Company.

(e) Since December 31, 2005 neither the Company nor any of its Subsidiaries has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of a material amount of Taxes, nor is any request for such a waiver or extension pending.

(f) There are no Liens for Taxes on any asset of the Company or its Subsidiaries, except for Permitted Liens.

(g) Neither the Company nor any of its Subsidiaries is the subject of or bound by any material private letter ruling, technical advice memorandum, closing agreement or similar material ruling, memorandum or agreement with any taxing authority.

(h) Neither the Company nor its Subsidiaries has entered into, has any liability in respect of, or has any filing obligations with respect to, any “reportable transactions,” as defined in Section 1.6011-4(b)(1) of the Treasury Regulations.

(i) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law), (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date, or (iii) deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

(j) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that would be reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(k) The Company has made available to Parent correct and complete copies of (i) all U.S. federal income Tax Returns of the Company and its Subsidiaries relating to taxable periods ending on or after December 31, 2005, filed through the date hereof and (ii) any material audit report within the last three years relating to any material Taxes due from or with respect to the Company or any of its Subsidiaries.

(l) No jurisdiction where the Company or any of its Subsidiaries does not file a Return has made a claim that the Company or any of its Subsidiaries is required to file a Return for a material amount of Taxes for such jurisdiction.

(m) Within the last three years, neither the Company nor any of its Subsidiaries have owned any material assets located outside the United States or conducted a material trade or business outside the United States.

(n) All of the transactions which the Company has accounted for as hedges under SFAS 133 have also been treated as hedging transactions for federal income Tax purposes pursuant to Treasury Regulation Section 1.1221-2 and have been properly identified as such under Treasury Regulation Section 1.1221-2(f).

Section 3.14 Environmental Matters.

(a) Except for such matters that individually or in the aggregate have not had, and would not be reasonably likely to have, or result in, a Material Adverse Effect on the Company, the Company and its Subsidiaries have complied, and are in compliance, with all applicable Environmental Laws, which compliance includes the possession of all Permits required under applicable Environmental Laws and compliance with the terms and conditions thereof and the making and filing with all applicable Governmental Entities of all reports, forms and documents and the maintenance of all records required to be made, filed or maintained by it under any Environmental Law. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any communication (written or, if oral, one that, to the Knowledge of the Company, would be reasonably likely to result in a formal claim) from any Person, whether a Governmental Entity, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is not in compliance with Environmental Laws and that has not been resolved other than any such communications relating to a failure or failures to be in compliance that have not resulted in or would not be reasonably likely to result in fines, penalties or other liabilities of the Company, either individually or in the aggregate, in excess of $1,000,000.

(b) Except for such matters that individually or in the aggregate have not had, and would not be reasonably likely to have, or result in, a Material Adverse Effect on the Company, there are no Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the Knowledge of the Company, against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(c) Except for such matters that individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries is subject to any liability or obligation (accrued, contingent or otherwise) to cleanup, correct, abate or to take any response, remedial or corrective action under or pursuant to any Environmental Laws, relating to (i) environmental conditions on, under, or about any of the properties or assets owned, leased, operated or used by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any predecessor thereto at the present time or in the past, including the air, soil, surface water and groundwater conditions at, on, under, from or near such properties, or (ii) the past or present use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Substances, whether on-site at any Company Real Property, or at any off-site location operated or used by the Company. The Company has provided or made available to Parent all material studies, assessments, reports, data, results of investigations or audits, analyses and test results, in the possession, custody or control of the Company or any of its Subsidiaries relating to (x) the environmental conditions on, under or about any of the properties or assets owned, leased, operated or used by any of the Company and its Subsidiaries or any predecessor in interest thereto at the present time or in the past and (y) any Hazardous Substances used, managed, handled, transported, treated, generated, stored or released by any Person on, under, about or from, any of the properties or assets owned, leased, operated, or used by the Company or any of its Subsidiaries.

(d) Except for such matters that individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on the Company, to the Knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents in violation of Environmental Laws (including the Release, emission, discharge, presence or disposal of any Hazardous Substance in violation of Environmental Laws), that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of its Subsidiaries or against any Person whose liability for such Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(e) Without in any way limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries owns or operates any underground storage tanks at any property currently owned, leased, operated or used by the Company or any of its Subsidiaries.

(f) Neither the Company nor any of its Subsidiaries is required by virtue of the transactions contemplated by this Agreement, or as a condition to the effectiveness of any transactions contemplated by this Agreement, (i) to perform a site assessment for Hazardous Substances at any property owned, leased, operated, or used by the Company or any of its Subsidiaries or (ii) to remove or remediate any Hazardous Substances from any property owned, leased, operated, or used by the Company or any of its Subsidiaries.

Section 3.15 Company Real Property; Operating Equipment.

(a) Section 3.15(a) of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of all Company Real Property setting forth information sufficient to specifically identify such Company Real Property and the legal owner thereof. The Company and its Subsidiaries have good, valid fee simple title to the Company Owned Real Property, free and clear of any Liens other than Permitted Liens. Each Company Lease grants the lessee under the Company Lease the exclusive right to use and occupy the premises and rights demised thereunder free and clear of any Lien other than Permitted Liens. Each of the Company and its Subsidiaries has good and valid title to the leasehold estate or other interest created under its respective Company Leases free and clear of any Liens other than Permitted Liens. The Company has no Knowledge of any written notice of, a proceeding in eminent domain or other similar proceeding affecting any Company Real Property.

(b) (i) Each Company Lease is in full force and effect, and, to the Company’s Knowledge, is enforceable against the landlord which is party thereto in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar Laws affecting creditors generally and by the availability of equitable remedies), (ii) there are no subleases under the Company Leases and none of the Company Leases have been assigned, (iii) no notices of default or notices of termination have been received by the Company with respect to the Company Leases which have not been withdrawn or cancelled, (iv) and the Company and its Subsidiaries are not, and to the Company’s Knowledge, no other party is, in default under any Company Lease.

(c) The Company Real Property constitutes all the fee, leasehold and other interests in real property held by the Company and its Subsidiaries, other than the Company Oil and Gas Properties. The use and operation of the Company Real Property in the conduct of the business of the Company and its Subsidiaries does not violate any instrument of record or agreement affecting the Company Real Property, except for such violations as individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on the Company. No current use by the Company and its Subsidiaries of the Company Real Property is dependent on a nonconforming use or other governmental approval.

(d) The Company and its Subsidiaries have such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are sufficient to conduct their businesses in all material respects as currently conducted, except such rights-of-way that, if not obtained (or which, if obtained, if the same were to expire or be revoked or terminated), would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, each of the Company and its Subsidiaries has fulfilled and performed all its obligations with respect to such rights-of-way which are required to be fulfilled or performed as of the date of this Agreement (subject to all applicable waivers, modifications, grace periods and extensions) and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that do not materially adversely affect the commercial use of the property for the purposes for which the property is currently being used and except for rights reserved to, or vested in, any municipality or other Governmental Entity or any railroad by the terms of any right, power, franchise, grant, license, permit, or by any other provision of any applicable Law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right.

(e) All material operating equipment owned or leased by the Company or any of its Subsidiaries are, in the aggregate, in a state of repair so as to be adequate in all material respects for operation of the Company Oil and Gas Properties to which such equipment relates in substantially the same manner in which such Company Oil and Gas Properties were operated immediately prior to the date hereof.

(f) All personal property of the Company on the date hereof shall become the personal property of the Surviving Company at the Effective Time.

Section 3.16 Insurance. Section 3.16 of the Company Disclosure Letter contains a complete and correct list of all material insurance policies maintained by or on behalf of any of the Company and its Subsidiaries as of the date of this Agreement. The Company and its Subsidiaries maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses in amounts customary for the businesses in which they operate. The Company and its Subsidiaries have complied in all material respects with the terms and provisions of such policies. With respect to any outstanding insurance claim submitted by the Company or any of its Subsidiaries since January 1, 2010, neither the Company nor any of its Subsidiaries has received written notice of any refusal of coverage or other notice that the issuer of the applicable insurance policy or policies is not willing or able to perform its obligations thereunder other than any such refusals or indications of unwillingness or inability that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Except as would not have, individually or in the aggregate, a Material Adverse Effect on the Company, none of the Company or its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force.

Section 3.17 Employee Matters.

(a) Neither the Company nor any of its Subsidiaries is, or within the last three (3) full calendar years has been, a party to or bound by a collective bargaining agreement or other similar agreement with any labor union or labor organization, and no such agreement is currently being negotiated. Within the last three (3) full calendar years, (i) no unfair labor practice complaints or any union representation questions or certification petitions involving the Company, a Subsidiary of the Company, the Company Assets, or the Company Employees were filed or pending with, and there is no such complaint, petition or application currently pending with, the National Labor Relations Board, (ii) no labor union has engaged in or threatened organizational efforts with respect to any Company Employees or any of its Subsidiaries, and there is no such current, pending or threatened activities, and (iii) no labor dispute, strike, slowdown, picketing, work stoppage, lockout or other collective labor action involving the Company, any of its Subsidiaries, the Company Assets, or the Company Employees has occurred or is in progress or, to the Knowledge of the Company, has been threatened against the Company, any of its Subsidiaries, the Company Assets, or the Company Employees.

(b) Each of the Company and its Subsidiaries is, and has been within the last three (3) full calendar years, in compliance with all applicable Employment Laws, except as individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on the Company.

(c) Other than claims for unemployment or workers’ compensation or routine claims for benefits under a Company Plan, there is no Litigation pending, or to the Knowledge of the Company threatened, by or on behalf of any current of former Company Employee, applicant, Persons claiming to be an Employee, or any classes of the foregoing, alleging or concerning a violation of, or compliance with, any Employment Law by the Company or any Subsidiary; there have been no such proceedings within the last three (3) complete calendar years; and, to the Knowledge of the Company, no basis exists for any such proceedings.

(d) There is no Litigation pending, or to the Knowledge of the Company threatened, in which any current or former director, officer, Employee or agent of the Company or any Subsidiary is or may be entitled to indemnification.

(e) The Company has timely paid or made provision for payment of, and has properly accrued for in its financial statements, all accrued salaries, wages, commissions, bonuses, severance pay, and vacation, sick, and other paid leave with respect to any current or former Company Employee or on account of employment.

(f) No current or former Company Employee or Person claiming to be or have been an Employee has a right to be recalled, reinstated, or restored to employment under any agreement, Law, or policy or practice of the Company.

(g) All Employees employed in connection with the business and operations of the Company are employed by a Subsidiary of the Company (“Company Employees”). Section 3.17(g) of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of (i) all Company Employees and officers and directors of the Company and its Subsidiaries by name; title; location; classification as exempt or non-exempt; initial date of hire; seniority or service credit date if different from initial date of hire; status (whether active or on leave absence, and if on leave, the type of leave); annual salary or wage rate; incentive, bonus, commission, or other compensation arrangements; equity arrangements (including the number of shares granted or options to purchase such shares, and the terms thereof); accrued but unused vacation, sick or other paid leave and the rate at which such paid leave is accrued, and (ii) all Persons with whom the Company or any Subsidiary has a consulting or personal services arrangement (“Company Consultant”) by name of consultant or service provider; whether the arrangement is in writing; the compensation arrangements; the equity arrangements; how the arrangement can be terminated; and a description of the other terms and conditions of the arrangement. No Company Employee has notified the Company or any Subsidiary of his or her intention to terminate employment and no Company Consultant has notified the Company or any Subsidiary of an intention to terminate the consulting or personal services arrangement. No Company Employee or Company Consultant is a party to or subject to any contract, agreement, policy, or legal prohibition that would preclude or restrict such Company Employee or Company Consultant from accepting or continuing employment or consulting or personal services arrangement with Parent or its Subsidiaries or limit such Company Employee’s or Company Consultant’s activities with Parent or its Subsidiaries.

Section 3.18 Affiliate Transactions. The Specified Company SEC Documents completely and correctly disclose, as of the date of this Agreement, all agreements, contracts, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by which the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any (A) present executive officer or director of the Company or any person that has served as such an executive officer or director within the past two years or any of such executive officer’s or director’s immediate family members, (B) record or beneficial owner of more than 5% of the Company Common Stock as of the date hereof, or (C) to the Knowledge of the Company, any affiliate of any such executive officer, director or owner (other than the Company or any of its Subsidiaries, are or have been a party or otherwise bound or affected, and that (a) are currently pending, in effect or have been in effect during the past 12 months, (b) involve continuing liabilities and obligations that, individually or in the aggregate, have been, are or will be material to the Company and its Subsidiaries, taken as a whole and (c) are not Company Plans disclosed in Section 3.9(a) of the Company Disclosure Letter.

Section 3.19 Derivative Transactions and Hedging. Section 3.19 of the Company Disclosure Letter contains a complete and correct list of all outstanding Derivative Transactions (including each outstanding Hydrocarbon or financial hedging position attributable to the Hydrocarbon production of the Company and its Subsidiaries) entered into by the Company or any of its Subsidiaries or for the account of any of its customers as of the date of this Agreement pursuant to which such party has outstanding rights or obligations. All such Derivative Transactions were, and any Derivative Transactions entered into after the date of this Agreement will be, entered into in accordance with applicable Laws, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries. The Company and each of its Subsidiaries have duly performed in all material respects all of their respective obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Knowledge of the Company, there are no material breaches, violations, collateral deficiencies, requests for collateral or demands for payment (except for ordinary course margin deposit requests), or defaults or allegations or assertions of such by any party thereunder.

Section 3.20 Disclosure Controls and Procedures.

(a) Since January 1, 2009, the Company and each of its Subsidiaries has had in place “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 of the Exchange Act) designed and maintained to ensure in all material respects that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization, (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (e) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (f) all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(b) The Company’s disclosure controls and procedures ensure that information required to be disclosed by the Company in the reports filed with the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. The Company has disclosed, based on its most recent evaluation prior to the date hereof of internal control over financial reporting, to the Company’s auditors and the audit committee of the Board of Directors of the Company (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other Employees who have a significant role in the Company’s internal control over financial reporting. The Company has made available to Parent true and correct copies of any such disclosures made by management to the Company’s auditors and audit committee since January 1, 2009. Since January 1, 2009 through the date hereof, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any director, officer, Employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, Employees or agents to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company. The Company has not granted any waivers with respect to its policies regarding ethical conduct.

(c) The principal executive officer and the principal financial officer of the Company have made all certifications required by SOX, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Company SEC Documents, and the statements contained in such certifications are complete and correct. The management of the Company has completed its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of SOX for the year ended December 31, 2011, and such assessment concluded that such controls were effective. To the Knowledge of the Company, there are no facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.

(d) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or any Company SEC Documents.

Section 3.21 Oil and Gas.

(a) The Company has furnished Parent prior to the date of this Agreement with reports estimating the Company’s and its Subsidiaries’ proved oil and gas reserves as of January 1, 2012, as prepared by Cawley, Gillespie & Associates, Inc. (the “Company Reserve Report”). To the Company’s Knowledge, the factual, non-interpretive data on which the Company Reserve Report was based for purposes of estimating the oil and gas reserves set forth in the Company Reserve Report (and in any supplement thereto or update thereof) was accurate and complete in all material respects. The Company Reserve Report conforms in all material respects to the guidelines with respect thereto of the SEC. To the Company’s Knowledge, the gross and net undeveloped acreage of the Company and its Subsidiaries as reported in the Company’s most recent Form 10-K filed with the SEC was correct in all material respects as of the date of such Form 10-K.

(b) The Company’s (and any relevant Subsidiaries’) internal proved reserve estimates prepared by management for the year ended December 31, 2011, were not, taken as a whole, materially lower than the conclusions in the Company Reserve Report as of February 27, 2012. Except for changes in Laws (or interpretations thereof) or changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Company Reserve Report that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

(c) All producing oil and gas wells operated by the Company or its Subsidiaries and included in the Company Oil and Gas Properties have been operated and produced and, to the Knowledge of the Company, drilled, in accordance in all material respects with reasonable, prudent oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable Law. All producing oil and gas wells and related material equipment are in an operable state of repair, adequate to maintain normal operations in accordance with past practices, ordinary wear and tear excepted.

(d) All material proceeds from the sale of Hydrocarbons produced from the Company Oil and Gas Properties are being received by the Company and its Subsidiaries in a timely manner and are not being held in suspense for any reason (except in the ordinary course of business).

(e) Neither the Company nor any of its Subsidiaries has received any material advance, take-or-pay or other similar payments that entitle purchasers of production to receive deliveries of Hydrocarbons without paying therefor, and, on a net, company-wide basis, the Company is neither underproduced nor overproduced, in either case, to any material extent, under gas balancing or similar arrangements.

(f) The Company and its Subsidiaries have Defensible Title to the Company Oil and Gas Properties forming the basis for the reserves reflected in the Company Reserve Report as attributable to interests owned or held by the Company and its Subsidiaries free and clear of all Liens, except for (i) Permitted Liens and (ii) Liens associated with obligations reflected in the Company Reserve Report, if any. The oil and gas leases and other agreements that provide the Company and its Subsidiaries with operating rights in the oil and gas properties reflected in the Company Reserve Report are in full force and effect as to the oil and gas properties reflected in the Company Reserve Report, and the rentals, royalties and other payments due thereunder have been properly and timely paid and there is no existing default (or event that, with notice or lapse of time or both, would become a default) under any of such oil and gas leases or other agreements, except, in each case, as individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on the Company.

(g) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, neither the Company nor any Subsidiary of the Company (nor, to the Company’s Knowledge, an applicable operator) is in material breach of, or default under, any oil and gas lease, oil, gas, and mineral lease and sublease, royalty, overriding royalty, net profits interest, mineral fee interest, carried interest, interests under a concession, production sharing, risk service, technical service, service, or similar agreement that is, or constitutes an interest in, the Company Oil and Gas Properties.

(h) No claim, notice or order from any Governmental Entity or other Person has been received by the Company or any of its Subsidiaries due to Hydrocarbon production in excess of allowables or similar violations that could result in curtailment of production after the Closing Date from any unit or oil and gas properties of the Company or any of its Subsidiaries, except any such violations which individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on the Company.

(i) All books, records and files of the Company and its Subsidiaries (including those pertaining to the Company Oil and Gas Properties, wells and other assets, those pertaining to the production, gathering, transportation and sale of Hydrocarbons, and corporate, accounting, financial and employee records): (a) have been prepared, assembled and maintained in good faith, and (b) to Company’s Knowledge, are accurate in all material respects as they relate to the subject matter thereof.

(j) None of the Company Oil and Gas Properties is subject to any preferential purchase or similar right which would become operative as a result of the transactions contemplated by this Agreement. None of the Hydrocarbon Contracts contains any rights of the other party or parties thereto to elect a new operator on any of the material Company Oil and Gas Properties, which rights would become operative as a result of the transactions contemplated by this Agreement. The Company Oil and Gas Properties are not subject to any tax partnership agreement or provisions requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code. The Company and its Subsidiaries have paid all royalties, overriding royalties and other burdens on production due by the Company and its Subsidiaries with respect to the Company Oil and Gas Properties, except for any non-payment of which individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on the Company.

(k) Section 3.21(k) of the Company Disclosure Letter sets forth the lease expirations with respect to any of the Company Oil and Gas Properties (whether in whole or in part) that are scheduled to occur within twelve (12) months after the date of this Agreement.

Section 3.22 Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as an “investment company,” or is a company “controlled” by an “investment company,” or an “investment adviser” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Section 3.23 Recommendation of Company Board of Directors; Opinion of Financial Advisor.

(a) The Company Board, at a meeting duly called and held, duly adopted resolutions (i) determining that this Agreement and the transactions contemplated hereby are fair to, and in the best interests of, the stockholders of the Company, (ii) approving this Agreement and the transactions contemplated hereby, (iii) resolving to recommend adoption of this Agreement and approval of the Merger and the other transactions contemplated hereby by the stockholders of the Company and (iv) directing that the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby be submitted to the Company’s stockholders for consideration in accordance with this Agreement, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way.

(b) The Company has received an opinion of Wells Fargo Securities, LLC (“Wells Fargo”) to the effect that, as of the date of such opinion, the Merger Consideration to be received by the holders of shares of Company Common Stock (other than Parent or the Company) in the Merger is fair, from a financial point of view, to such holders. A correct and complete copy of the form of such opinion has been made available to Parent. The Company has received the approval of Wells Fargo to permit the inclusion of a copy of its written opinion in its entirety and/or references thereto in the Proxy Statement, subject to Wells Fargo’s and its legal counsel’s review of the Proxy Statement and approval of any references to Wells Fargo or its written opinion included therein.

Section 3.24 Required Vote by Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote hereon (the “Company Required Vote”) to approve and adopt this Agreement is the only vote of any class of capital stock of the Company or any of its Subsidiaries which is necessary for the Company to consummate this Agreement and the transactions contemplated hereby.

Section 3.25 Brokers. Except for Wells Fargo, no broker, finder or investment banker is entitled to any brokerage, finder’s, financial advisor or other fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company is solely responsible for the fees and expenses of Wells Fargo as and to the extent set forth in the engagement letter dated April 3, 2012. The Company has previously delivered to Parent a true and correct copy of such engagement letter, which letter describes all fees payable to such Person in connection with this Agreement and the transactions contemplated by this Agreement and all agreements under which any such fees or any expenses are payable and all indemnification and other agreements with such Person entered into in connection with this Agreement and the transactions contemplated by this Agreement.

Section 3.26 Tax Matters. Neither the Company nor any of its Subsidiaries has taken or agreed to take any action that would prevent the Merger in combination with the Second Merger from constituting a reorganization within the meaning of Section 368(a) of the Code. Without limiting the generality of the foregoing:

(a) The Merger and the Second Merger will be carried out strictly in accordance with this Agreement and the Company is not a party to any other written or oral agreements regarding the Merger and the Second Merger other than those expressly referred to in this Agreement.

(b) The fair market value of the Aggregate Merger Consideration will be approximately equal to the fair market value of the shares of Company Common Stock surrendered in the exchange, determined as of the last Business Day before the date of this Agreement.

(c) Taking into account that portion of the shares of Company Common Stock exchanged for cash (including without limitation cash received in lieu of fractional shares of Parent Common Stock and any cash paid by the Surviving Company with respect to Dissenting Shares), the aggregate fair market value, determined as of the end of the last Business Day before the date of this Agreement, of the Total Stock Consideration will not be less than forty percent (40%) of the value, determined as of the end of the last Business Day before the date of this Agreement, of the consideration paid to the holders of the shares of Company Common Stock outstanding immediately before the Effective Time.

(d) Prior to the Effective Time and in connection with or anticipation of the Merger and the Second Merger, (i) none of the shares of Company Common Stock will be redeemed, (ii) no extraordinary dividends will be made with respect to the shares of Company Common Stock, and (iii) none of the shares of Company Common Stock will be acquired by the Company or any Related Person.

(e) The only capital stock of the Company issued and outstanding is Company Common Stock.

(f) The Company and Company stockholders will each pay their respective expenses, if any, incurred in connection with the Merger and the Second Merger.

(g) Any compensation paid to the Company stockholders who enter (or have entered) into employment, consulting or noncompetitive contracts, if any, with Parent (a) will be for services actually rendered or to be rendered, (b) will be commensurate with amounts paid to third parties bargaining at arm’s length for similar services, and (c) will not represent consideration for the surrender of the shares of Company Common Stock in the Merger.

(h) No debt of the Company is guaranteed by any Company stockholder.

(i) The Company owns no stock of Parent.

(j) No assets of the Company have been sold, transferred or otherwise disposed of which would prevent Parent from continuing the historic business of the Company or from using a significant portion of the Company’s historic business assets in a business following the Merger and the Second Merger, within the meaning of Treasury Regulation Section 1.368-1(d).

(k) The Company is not an investment company as defined in Section 368(a)(2)(F) of the Code. An investment company is (1) a regulated investment company; (2) a real estate investment trust; or (3) a corporation (i) fifty percent (50%) or more of the value of whose total assets are stock and securities, and (ii) eighty percent (80%) or more of the value of whose total assets are held for investment. In making the fifty percent and eighty percent determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and a parent corporation shall be deemed to own its ratable share of the subsidiary’s assets, and a corporation shall be considered a subsidiary if a parent owns fifty percent (50%) or more of the combined voting power of all classes of stock entitled to vote, or fifty percent (50%) or more of the total value of shares of all classes of stock outstanding. For this purpose, “total assets” shall not include cash and cash items (including receivables) and government securities.

(l) The fair market value of the assets of the Company transferred to Parent in connection with the Merger and the Second Merger will equal or exceed the sum of the liabilities assumed or paid by Parent, plus the amount of liabilities, if any, to which the transferred assets are subject.

(m) The total adjusted basis of the assets of the Company transferred to Parent in connection with the Merger and the Second Merger will equal or exceed the sum of the liabilities assumed or paid by Parent, plus the amount of liabilities, if any, to which the transferred assets are subject.

(n) The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(o) There is no Indebtedness existing between Parent and the Company that was or will be issued, acquired, or settled at a discount in connection with the Merger and the Second Merger.

(p) The Company has substantial non-tax business purposes and reasons for the Merger and the Second Merger, and the terms of the Merger and the Second Merger are the product of arm’s length negotiations.

(q) The Company will not take, and the Company is not aware of any plan or intention of any of the Company stockholders to take, any position on any Return, or take any other Tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a “determination” (as defined in Code Section 1313(a)(1)).

(r) No stock or securities of the Company will be issued to any Company stockholder for services rendered to or for the benefit of Parent or the Company in connection with the Merger and the Second Merger (except to the extent of outstanding Company Options or Restricted Stock Units described in Section 1.7).

(s) No stock or securities of Parent or of the Company will be issued to any Company stockholder for any Indebtedness owed to any Company stockholder in connection with the Merger and the Second Merger.

(t) The liabilities of the Company to be assumed or paid by the Surviving Company and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

(u) No assets were transferred to the Company, nor did the Company assume any liabilities, in anticipation of the Merger and the Second Merger.

(v) The Company has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 23, 2010. The stock of the Company has not been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 23, 2010.

(w) At some time during the five-year period leading up to and ending as of the Second Merger Effective Time, the Company was a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”).

(x) At the Effective Time, except as contemplated by Section 1.7, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any Person could acquire stock in the Company.

For purposes of the preceding sentence, “stock” does not include any stock that (a) is not entitled to vote, (b) is limited and preferred as to dividends and does not participate in corporate growth to any significant extent, (c) has redemption and liquidation rights that do not exceed the issue price of such stock (except for a reasonable redemption or liquidation premium), and (d) is not convertible into another class of stock.

Section 3.27 Agents. Neither the Company nor any of its Subsidiaries has designated or appointed any person or other entity to act for it or on its behalf pursuant to any power of attorney or any agency which shall continue after the Closing Date.

Section 3.28 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 3, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its affiliates in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as set forth in the disclosure letter delivered by Parent to the Company at or prior to the execution and delivery of this Agreement (the “Parent Disclosure Letter”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein), Parent represents and warrants to the Company as follows:

Section 4.1 Organization.

(a) Each of Parent and its Subsidiaries is a corporation or other entity duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has all requisite corporate or other power and authority to own, lease, use and operate its properties and to carry on its business as it is now being conducted.

(b) Each of Parent and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification or licensing is required, except where the failure to be so qualified or licensed individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Parent.

(c) Parent has previously delivered to the Company a complete and correct copy of each of its certificate of incorporation and bylaws in each case as amended (if so amended) to the date of this Agreement, and has made available the certificate of incorporation, bylaws or other organizational documents of each of its Subsidiaries, in each case as amended (if so amended) to the date of this Agreement. Neither Parent nor any of its Subsidiaries is in violation of its certificate of incorporation, bylaws or similar governing documents, and all such documents are in full force and effect.

(d) Section 4.1(d) of the Parent Disclosure Letter sets forth a true and correct list of all of the Subsidiaries of Parent and their respective jurisdictions of incorporation or organization. The respective certificates or articles of incorporation and bylaws or other organizational documents of the Subsidiaries of Parent do not contain any provision limiting or otherwise restricting the ability of Parent to control any of its Subsidiaries in any material respect.

Section 4.2 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Parent consists of 366,666,666 shares of common stock, par value $.0001 per share (the “Parent Common Stock”), 1,000,000 shares of preferred stock, par value $.0001 per share (the “Parent Preferred Stock”). As of the close of business on April 23, 2012 (the “Reference Date”), (i) 143,825,987 shares of Parent Common Stock were issued and outstanding, (ii) 1,650,470 shares of Parent Common Stock were issued and held in the treasury of Parent, (iii) no shares of Parent Preferred Stock were issued and outstanding, (iv) 3,700,000 shares of Parent Common Stock were authorized for issuance under the Halcón 2006 Long-Term Incentive Plan, (v) 61,111,111 shares of Parent Common Stock were reserved for issuance upon conversion of the Parent Convertible Debt and (vi) 36,666,666 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding warrants (“Parent Warrants”). All shares of Parent Common Stock held in the treasury of Parent are held in book or certificated form in an account at Parent’s transfer agent or designated financial institution. As of the Reference Date, 370,833 shares of Parent Common Stock are subject to outstanding options to purchase shares of Parent Common Stock (“Parent Options”). From the Reference Date to the date of this Agreement (i) no additional shares of Parent Common Stock were issued (other than pursuant to Parent Options and Parent Warrants which were outstanding as of the Reference Date and disclosed above), (ii) no additional Parent Preferred Stock or warrants have been issued or granted and (iii) there has been no increase in the number of shares of the Parent Common Stock issuable upon exercise of Parent

Options or Parent Warrants from those issuable under such options or warrants as of the Reference Date. Neither Parent nor any of its Subsidiaries directly or indirectly owns any shares of Company Common Stock. No Indebtedness of Parent having the right to vote (or convertible into or exchangeable for securities having the right to vote except for shares of Parent Common Stock issuable upon conversion of the Parent Convertible Debt) on any matters on which stockholders of Parent may vote are issued or outstanding. All the issued and outstanding shares of Parent’s capital stock are, and all shares which may be issued or granted pursuant to the exercise of Parent Options or Parent Warrants or the conversion of the Parent Convertible Debt or which may be issued pursuant hereto will be, when issued or granted in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights, with no personal liability attaching to ownership thereof. Except as set forth above, there are no outstanding or authorized (x) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, stock appreciation rights, phantom equity or other claims or commitments of any character (including “rights plans” or poison pills) obligating Parent or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest in Parent or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (y) contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of Parent or any of its Subsidiaries or any such securities or agreements listed in clause (x) of this sentence, or (z) voting trusts or similar agreements to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock of Parent or any of its Subsidiaries. Section 4.2(a) of the Parent Disclosure Letter sets forth the following information with respect to each Parent Option outstanding as of the Reference Date: (i) name of the holder; (ii) number of shares of Parent Common Stock issuable upon exercise thereof; (iii) exercise price; (iv) issue date; (v) termination date; and (vi) whether such option contains any put, redemption or similar feature. Section 4.2(a) of the Parent Disclosure Letter sets forth the following information with respect to each Parent Warrant as of the Reference Date: (i) name of the holder; (ii) number of shares of Parent Common Stock issuable upon exercise thereof; (iii) exercise price; (iv) a summary of the restrictions thereon, whether such warrant contains any put, redemption or similar feature and any other material terms; (v) issue date; and (vi) termination date.

(b) (i) All of the issued and outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of Parent’s Subsidiaries are owned, directly or indirectly, by Parent free and clear of any Liens, other than statutory Liens for Taxes not yet due and payable and such restrictions as may exist under applicable Law and Liens in favor of Parent’s lenders, and all such shares or other ownership interests have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof and (ii) neither Parent nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, except for (A) shares of capital stock or other securities of non-affiliates that (x) do not constitute more than a 5% interest in such non-affiliates or (y) have an aggregate value (per issuer) that does not exceed $100,000 and (B) the securities of the Subsidiaries of Parent. Neither Parent nor any Subsidiary of Parent is obligated to make any capital contribution to or other investment in any other Person.

(c) No material Indebtedness of the Parent or any of its Subsidiaries contains any restriction upon (i) the prepayment of any Indebtedness of the Parent or any of its Subsidiaries, (ii) the incurrence of Indebtedness by the Parent or any of its Subsidiaries, or (iii) the ability of the Parent or any of its Subsidiaries to grant any Lien on the properties or assets of the Parent or any of its Subsidiaries.

Section 4.3 Authorization; Validity of Agreement. Parent has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by the respective Board of Directors of Parent. Except for the Required Parent Vote, no other corporate proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of

Parent enforceable against it in accordance with its terms, except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Section 4.4 No Violations; Consents and Approvals.

(a) Neither the execution, delivery and performance of this Agreement by Parent nor the consummation by Parent of the Merger or any other transactions contemplated hereby will (i) violate any provision of the certificate of incorporation or the bylaws of Parent, or the certificate of incorporation, bylaws or similar governing documents of any of Parent’s Subsidiaries, (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination, cancellation or amendment under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, or result in the acceleration or trigger of any payment, time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of Indebtedness, lease, license, contract, collective bargaining agreement, agreement or other legally binding instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their respective assets or properties may be bound, including governmental or non-governmental production sharing contract, lease or license, permit or other similar agreement or right permitting Parent or any of its Subsidiaries to explore for, develop, use, produce, sever, process, treat, gather, transport, compress, purchase, sell, dispose and operate interests in Hydrocarbons and associated fixtures or structures for a specified period of time, or (iii) conflict with or violate any Laws applicable to Parent, any of their respective Subsidiaries or any of their respective properties or assets; except in the case of clauses (ii) and (iii) above, for such conflicts, violations, breaches, defaults or Liens which individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Parent. Section 4.4(a) of the Parent Disclosure Letter sets forth a correct and complete list of Parent Material Contracts, including all Hydrocarbon Contracts, of Parent and its Subsidiaries pursuant to which consents, waivers or approvals are or may be required in connection with the consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (ii) and (iii) above).

(b) No material filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any Governmental Entity or any other Person is required in connection with the execution, delivery and performance of this Agreement by Parent or the consummation by Parent of the Merger or any other transactions contemplated hereby, except for (i) the filing with the SEC of the Proxy Statement in definitive form relating to the meetings of the Company’s and Parent’s stockholders to be held in connection with this Agreement and the transactions contemplated hereby, and the filing and declaration of effectiveness of the S-4 in which the Proxy Statement will be included as a prospectus, (ii) the adoption of the Parent Proposal by the Required Parent Vote, (iii) such filings, authorizations or approvals as may be required under (A) the HSR Act or (B) any other Competition Laws, rules or regulations, (iv) the filing of the Statement of Merger with the Secretary of State and the Second Merger State Filings with the Secretary of State and the Secretary of State of the State of Delaware, (v) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, and (vi) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings (x) as are customarily made or obtained in connection with the transfer of interests in or change of control of ownership of oil and gas properties and (y) the failure of which to be obtained or made, individually or in the aggregate, has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations under this Agreement.

Section 4.5 SEC Reports and Financial Statements.

(a) Parent has timely filed and furnished with the SEC all forms, reports, schedules, certifications, prospectuses registration and proxy statements and other documents (including exhibits and other information incorporated therein) required to be filed by it since January 1, 2009 (such documents together with all documents filed or furnished on a voluntary basis on Form 8-K, the “Parent SEC Documents”). As of their respective dates (or if amended prior to the date of this Agreement, as amended), the Parent SEC Documents, including the financial statements and schedules provided therein or incorporated by reference therein, (x) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act and SOX, as the case may be. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Parent SEC Documents. To the Knowledge of Parent, none of the Parent SEC Documents is the subject of ongoing SEC review or investigation.

(b) The historical financial statements of Parent together with the related schedules and notes in the Parent SEC Documents (the “Parent Financial Statements”) fairly present, and the financial statements to be filed by Parent with the SEC after the date of this Agreement will fairly present (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in all material respects, the consolidated financial position and the results of the consolidated operations, cash flows and changes in stockholders’ equity of Parent and its Subsidiaries as of the respective dates or for the respective fiscal periods therein set forth; each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed by Parent with the SEC after the date of this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed by Parent with the SEC after the date of this Agreement will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Parent and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. UHY LLP is an independent public accounting firm with respect to Parent and has not resigned or been dismissed as independent public accountants of Parent.

(c) Parent is in compliance in all material respects with the provisions of the SOX and the listing and corporate governance rules and regulations of the NYSE that are in each case applicable to the Company.

Section 4.6 Absence of Certain Changes.

(a) Except as disclosed in the Parent SEC Documents filed by Parent with the SEC prior to the date of this Agreement (the “Specified Parent SEC Documents”), to the extent that it is reasonably apparent that the disclosure in the Specified Parent SEC Documents is responsive to the matters set forth in this Section 4.6(a), since December 31, 2011, (i) Parent and its Subsidiaries have conducted their respective operations only in the ordinary course consistent with past practice and (ii) there has not occurred or continued to exist any event, change, occurrence, effect, fact, circumstance or condition which, individually or in the aggregate, has had, or would be reasonably likely to have or result in, a Material Adverse Effect on Parent.

(b) Except as disclosed in the Specified Parent SEC Documents, to the extent that it is reasonably apparent that the disclosure in the Specified Parent SEC Documents is responsive to the matters set forth in this Section 4.6(b), since December 31, 2011 to the date of this Agreement, neither Parent nor any of its Subsidiaries has (i) except as required pursuant to the terms of the Parent Plans as in effect on December 31, 2011 or as required to comply with applicable Law, (A) increased or agreed to increase the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any officer, Employee or director from the amount thereof in effect as of December 31, 2011, other than increases in wages, salaries and other cash compensation in the ordinary course of business consistent with past practice, (B) granted any severance or termination pay, (C) entered into or made any loans to any of its officers, directors or Employees or made any change in its borrowing or lending arrangements for or on behalf of any of such Persons or (D) adopted or amended, or accelerated the payment or vesting of benefits under, any Parent Plan, (ii) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent’s capital stock, (iii) effected or authorized any split, combination or reclassification of any of Parent’s capital stock or any issuance thereof or issued any other securities in respect of, in lieu of or in substitution for shares of Parent’s capital stock, except for issuances of Parent Common Stock upon the exercise of Parent Options and Parent Warrants, in each case in accordance with their terms at the time of exercise, (iv) changed in any material respect, or had Knowledge of any reason that required any material change in, any accounting methods (or underlying assumptions), principles or practices of Parent or its Subsidiaries, including any material reserving, renewal or residual method, practice or policy, (v) made or changed any material Tax election, settled or compromised any material Tax liability, or materially amended any Return, (vi) made any material change in the policies and procedures of Parent or its Subsidiaries in connection with trading activities, (vii) purchased or acquired any material assets, or sold, leased, exchanged, transferred, licensed, farmed-out or otherwise disposed of any material Parent Asset, in each case other than in the ordinary course of business consistent with past practice, (viii) revalued, or had Knowledge of any reason that required revaluing, any material Parent Assets in any material respect, including writing down the value of any material Parent Assets or writing off notes or accounts receivable, in each case in any material respect and other than in the ordinary course of business consistent with past practice, (ix) amended its certificate of incorporation, bylaws or other organizational documents, (x) discharged or satisfied any Indebtedness or paid any obligation or liability, absolute or contingent other than current liabilities incurred and paid in the ordinary course of business and consistent with past practice, or suffered or permitted any Lien to arise or be granted or created against or upon any of its assets other than Permitted Liens, any Lien arising, granted or created in connection with a disposition of a Parent Asset permitted under clause (vii) above, and Liens which individually or in the aggregate would not have a Material Adverse Effect on Parent, or (xi) made any agreement or commitment (contingent or otherwise) to do any of the foregoing.

Section 4.7 Absence of Undisclosed Liabilities. Except (i) as reflected or reserved against in the Parent’s consolidated balance sheets (or the notes thereto) included in the most recent Specified Parent SEC Documents, (ii) for liabilities and obligations arising under this Agreement and transactions contemplated by this Agreement, (iii) for liabilities and obligations incurred since December 31, 2008 in the ordinary course of business consistent with past practice, (iv) for liabilities in respect of Litigation (which are the subject of Section 4.10), and (v) liabilities under Environmental Laws (which are the subject of Section 4.14), neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, absolute, contingent or otherwise, whether known or unknown and whether due or to become due, that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

Section 4.8 Proxy Statement; Form S-4; Merger Documents. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (a) the S-4 at the time the S-4 becomes effective under the Securities Act or (b) the Proxy Statement (and any amendment thereof or supplement thereto) at the date(s) mailed to the stockholders of the Company and Parent, at the time of the Company Special Meeting, at the time of the Parent Stockholders’ Meeting and at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the S-4 will comply in all material respects with the provisions of the Exchange Act and the Securities Act, as applicable, except that no representation is made by Parent with respect to statements made in the Proxy Statement other than those statements based on information supplied by Parent to the Company in writing for inclusion in the Proxy Statement or the S-4.

Section 4.9 Parent Employee Benefit Plans; ERISA.

(a) Section 4.9(a) of the Parent Disclosure Letter contains a complete and correct list as of the date of this Agreement of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right, phantom stock or other equity-based incentive, severance, termination, change in control, retention, salary continuation, vacation, sick, or other paid leave, employment or consulting, hospitalization or other medical, dental, life (including all individual life insurance policies as to which Parent is the owner, the beneficiary or both) or other insurance or coverage, disability, death benefit, other welfare, supplemental unemployment, profit-sharing, pension, savings or retirement plan, program, agreement, policy or arrangement, and each other director, consultant or employee compensation or benefit plan, program, agreement, policy or arrangement, sponsored, maintained, administered or contributed to by Parent, any of its Subsidiaries or by any trade or business, whether or not incorporated (a “Parent ERISA Affiliate”), that together with Parent or any of its Subsidiaries would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414 of the Code, or to which Parent, any of its Subsidiaries or a Parent ERISA Affiliate is party, whether written or oral, for the benefit of any current or former officer, Employee, leased employee, consultant, independent contractor, agent or director (or their respective beneficiaries) of Parent, any of its Subsidiaries or any Parent ERISA Affiliate or under which Parent, any of its Subsidiaries or any Parent ERISA Affiliate has any direct or indirect liability (the “Parent Plans”). Section 4.9(a) of the Parent Disclosure Letter contains the name of the Parent ERISA Affiliates. Each Parent Plan sponsored by the Parent and its Subsidiaries is identified in Section 4.9(a) of the Parent Disclosure Letter.

(b) With respect to each Parent Plan, Parent has heretofore delivered to the Company complete and correct copies of each of the following documents (including all amendments to such documents), as applicable:

(i) the Parent Plan or a written description of any Parent Plan not in writing;

(ii) a copy of the three most recent annual reports or IRS Form 5500 Series that is required to be filed, including audited financial statements, actuarial valuation reports and all other related reports required therewith;

(iii) a copy of (1) the most recent summary parent plan description (“Parent SPD”) required to be prepared and distributed, together with (2) all summaries of material modification required to be issued with respect to such Parent SPD;

(iv) if the Parent Plan or any obligations thereunder are funded through a trust or any other funding vehicle or through insurance, the trust or other funding agreement and the latest financial statements thereof or evidence of insurance coverage thereof;

(v) all contracts relating to the Parent Plan with respect to which Parent or any Parent ERISA Affiliate may have any material liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements;

(vi) if the Parent Plan is intended to qualify under Section 401(a) of the Code, the most recent determination letter received from the IRS or the most recent opinion letter received from the IRS with respect to such plan; and

(vii) all communications regarding the operation or administration of the Parent Plans between Parent, any Subsidiary of Parent or any Parent ERISA Affiliate and the IRS, the DOL or any other Governmental Entity within the last three years.

(c) None of Parent, any Subsidiary of Parent, any Parent ERISA Affiliate, any of the Parent Plans, any trust created under a Parent Plan and, to the Knowledge of Parent, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action with respect to a Parent Plan in connection with which Parent, any of its Subsidiaries or any Parent ERISA Affiliate would be reasonably likely to be subject to a material civil penalty assessed pursuant to Section 409, 501, 502 or 510 of ERISA or a Tax imposed pursuant to Section 4975(a) or (b), 4976 or 4980B of the Code.

(d) Each of the Parent Plans and each other (including former) benefit plan, program, agreement, policy or arrangement has been operated and administered by Parent and any Parent ERISA Affiliates in all material respects in accordance with applicable Laws, including ERISA and the Code. With respect to each Parent Plan, all reports, returns, notices and other documentation that are required to have been filed or furnished with the IRS, the DOL or any other Governmental Entity, or to the participants or beneficiaries of such Parent Plans (or their representative) have been filed or furnished on a timely basis. No individual who has performed services for Parent or an affiliate (or the predecessor of any such person) has been improperly included or excluded from participation in any Parent Plan. Parent, its Subsidiaries and any Parent ERISA Affiliates have maintained all data necessary to administer each Parent Plan and such data is true and correct and maintained in usable form. Parent and its Subsidiaries and Parent ERISA Affiliates have not initiated any proceedings pursuant to the IRS Employee Plans Compliance Resolution System. Parent, its Subsidiaries and Parent ERISA Affiliates have made the required payments and filings necessary to satisfy the requirements of the DOL’s Voluntary Fiduciary Correction Program and the DOL’s Delinquent Filer Voluntary Compliance Program with respect to all returns, reports or other documentation required to have been filed with the IRS or the DOL and that initially were not properly filed, and there are no audits or similar proceedings pending with the IRS or the DOL with respect to any Parent Plan. None of Parent, any Subsidiary, Employee, officer or other service provider of Parent, or any Parent ERISA Affiliates, and to Parent’s Knowledge, no other fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply with the requirements of ERISA, the Code or any other applicable Laws in connection with the administration or investment of the assets of any Parent Plan. No current or former officer, director, Employee, leased employee, consultant or agent (or their respective beneficiaries) of Parent or a Subsidiary has or will obtain a right to receive a gross-up payment from Parent or a Subsidiary with respect to any Tax that may be imposed upon such individual pursuant to Section 409A of the Code, Section 4999 of the Code or otherwise.

(e) With respect to each of the Parent Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code, Parent has received a currently effective determination letter from the IRS or such plan is subject to a current IRS opinion letter stating that it is so qualified, such letter has not been revoked, and, to the Knowledge of Parent, no event has occurred that would be reasonably likely to adversely affect such qualified status. No fund established under a Parent Plan is intended to satisfy the requirements of Section 501(c)(9) of the Code.

(f) No amounts paid or payable (whether in cash, in property, or in the form of benefits, accelerated vesting, cash, property or otherwise) under the Parent Plans as a result of the transactions contemplated hereby (either alone or in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code or fail to be deductible for federal income Tax purposes by virtue of Sections 280G or 162(m) of the Code.

(g) No Parent Plan provides death, medical, hospitalization or similar benefits (whether or not insured) with respect to any current or former officer, director, Employee, leased employee, consultant or agent of Parent, its Subsidiaries or any Parent ERISA Affiliate after retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any “employee pension plan,” as that term is defined in Section 3(2) of ERISA or (iii) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof).

(h) There has been no amendment to, or written interpretation of, or announcement (whether or not written) by Parent or any of its Subsidiaries or Parent ERISA Affiliates relating to, or change in the terms of employee participation or coverage under, any Parent Plan which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year ended prior to the date hereof. The execution of this Agreement, the stockholder approval of this Agreement or the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (i) entitle any current or former Employee, leased employee, officer, director, consultant or agent of Parent, any of its Subsidiaries or any Parent ERISA Affiliate to severance or termination pay, unemployment compensation or any other payment under any Parent Plan, or (ii) accelerate the time of payment or vesting of, increase the amount of or otherwise enhance any benefit due any such employee, officer or director under any Parent Plan or terminate the employment of any Employee.

(i) To the Knowledge of Parent, neither Parent nor any Subsidiary has contributed to a nonconforming group health plan (as defined in Section 5000(c) of the Code) and no Parent ERISA Affiliate or any of its Subsidiaries has incurred a Tax under Section 5000(a) of the Code which is or could become a liability of Parent or any of its Subsidiaries.

(j) There is no pending or, to the Knowledge of Parent, threatened Litigation by, on behalf of or against any Parent Plan by any participant or former participant (or beneficiary thereof) in such Parent Plan or otherwise involving such Parent Plan (other than routine claims for benefits) and, to the Knowledge of Parent, no set of circumstances exists that may reasonably give rise to Litigation, against Parent, any Subsidiary of Parent, any Parent ERISA Affiliate, any officer, director, Employee or other service provider to Parent, any Subsidiary of Parent, any Parent ERISA Affiliate, the Parent Plans, any fiduciaries of the Parent Plans with respect to their duties to the Parent Plans or the assets of any of the trusts under any of the Parent Plans that could reasonably be expected to result in any material liability of Parent or any of its Subsidiaries to the PBGC, the U.S. Department of the Treasury, the DOL, any Parent Plan, any participant or former participant in a Parent Plan, or any other party.

(k) Neither Parent nor any of its Subsidiaries nor any of their Parent ERISA Affiliates has maintained or contributed to, had an obligation to contribute to or has any liability, whether contingent or otherwise, with respect to a plan maintained by more than one employer within the meaning of Code Section 413(c), a plan subject to ERISA Section 4063, 4064 or 4066, a “multiemployer plan” within the meaning of Section 3(37) of ERISA, a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA or any benefit plan, program, agreement or arrangement subject to Title IV of ERISA or Section 412 or 430 of the Code.

(l) All contributions required to be made under each Parent Plan, as of the date hereof, have been timely made and all obligations in respect of each Parent Plan have been properly accrued and reflected in the most recent consolidated balance sheet filed or incorporated by reference in the Parent SEC Documents. None of the Parent Plans (as applicable) has failed to satisfy the minimum funding standard applicable under Section 412 of the Code or Section 302 of ERISA and no Parent ERISA Affiliate has an outstanding funding waiver. None of the Parent Plans (as applicable) has been required to file information pursuant to Section 4010 of ERISA for the current or most recently completed plan year.

(m) All Parent Plans that are subject to Section 409A of the Code are in compliance with the requirements of such Code section and regulations and other guidance thereunder. No Parent Common Stock or other security of Parent, any of its Subsidiaries or other affiliates and no real property is held in trust or otherwise set aside for funding benefit obligations under any Parent Plan.

(n) Neither Parent nor any of its Parent ERISA Affiliates or organizations to which Parent or a Parent ERISA Affiliate is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Sections 4069 or 4212(c) of ERISA.

Section 4.10 Litigation; Compliance with Law.

(a) Except as disclosed in the Specified Parent SEC Documents and except for any of the items or matters covered by the following clauses (i), (ii) and (iii), that, individually or in the aggregate, has not had, or would not be reasonably likely to have or result in, a Material Adverse Effect on Parent, (i) there is no Litigation pending or, to the Knowledge of Parent, threatened in writing against, relating to or naming as a party thereto Parent or any of its Subsidiaries, any of their respective properties or assets or any of Parent’s officers or directors (in their capacities as such), (ii) there is no agreement, order, judgment, decree, injunction or award of any Governmental

Entity against and/or binding upon Parent, any of its Subsidiaries or any of Parent’s officers or directors (in their capacities as such), and (iii) there is no Litigation that Parent or any of its Subsidiaries has pending against other parties, where such Litigation is intended to enforce or preserve rights of Parent or any of its Subsidiaries.

(b) Each of Parent and its Subsidiaries has complied, and is in compliance with all Laws and Permits which affect the respective businesses of Parent or any of its Subsidiaries, the Parent Real Property and/or the Parent Assets, and Parent and its Subsidiaries have not been and are not in violation of any such Law or Permit; nor has any notice, charge, claim or action been received by Parent or any of its Subsidiaries or been filed, commenced, or to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries alleging any violation of the foregoing, except in each case for any such noncompliance or violation that has been resolved in all material respects or that individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Parent.

(c) Without limiting the generality of Section 4.10(b), Parent, each of its Subsidiaries, and, to the Knowledge of Parent, each joint venture partner, joint interest owner, consultant, agent, or representative of any of the foregoing, (i) is in compliance with the U.S. Foreign Corrupt Practices Act, and any other U.S. and foreign anti-corruption Laws that are applicable to Parent or its Subsidiaries, (ii) has not been given written notice by any Governmental Entity of any facts which, if true, would constitute a violation of the U.S. Foreign Corrupt Practices Act or any other U.S. or foreign anti-corruption Laws by any such Person, and (iii) is not being (and has not been) investigated by any Governmental Entity except, in each case of the foregoing clauses (i) through (iii), as would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

(d) Parent and its Subsidiaries hold all Permits necessary for the ownership, leasing, operation, occupancy and use of the Parent Real Property, the Parent Assets and the conduct of their respective businesses as currently conducted (“Parent Permits”), except where the failure to hold such Parent Permits individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries has received notice that any Parent Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and Parent has no Knowledge of any reasonable basis for any such termination, modification or nonrenewal, in each case except for any such terminations, modifications or nonrenewals that individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Parent. The execution, delivery and performance of this Agreement and the consummation of the Merger or any other transactions contemplated hereby do not and will not violate any Parent Permit, or result in any termination, modification or nonrenewal thereof, except in each case for any such violations, terminations, modifications or nonrenewals that individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Parent.

(e) This Section 4.10 does not relate to matters with respect to (i) Parent Plans, ERISA and other employee benefit matters (which are the subject of Section 4.9), (ii) Tax Laws and other Tax matters (which are the subject of Section 4.13), (iii) Environmental Laws and other environmental matters (which are the subject of Section 4.14), and (iv) Employee Matters (which are the subject of Section 4.17).

Section 4.11 Intellectual Property.

(a) Parent and its Subsidiaries own, or possess sufficient and legally enforceable licenses or other rights to use, any and all Technology and Intellectual Property necessary for the conduct of the business and operations of Parent and its Subsidiaries as currently conducted, free and clear of any Liens (except for any Permitted Liens).

(b) To the Knowledge of Parent, the conduct of the business of Parent and its Subsidiaries does not infringe, conflict with or otherwise violate in any material respect any Intellectual Property of any Person, and none of Parent or any of its Subsidiaries has received notice or has Knowledge of any such material infringement, conflict or other violation.

(c) Parent or its Subsidiaries own, or possess sufficient and legally enforceable licenses or other rights to use, all of the material geophysical data used by Parent and its Subsidiaries, free and clear of any Liens (except for any Permitted Liens).

Section 4.12 Material Contracts.

(a) Except as disclosed in the Specified Parent SEC Documents, to the extent that it is reasonably apparent that the disclosure in the Specified Parent SEC Documents is responsive to the matters set forth in this Section 4.12(a), as of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral), other than hedging or similar arrangements in the ordinary course of business consistent with past practice, (i) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (ii) which materially restrains, limits or impedes Parent’s or any of its Subsidiaries’ ability to compete with or conduct any business or any line of business (including (A) geographic limitations on Parent’s or any of its Subsidiaries’ activities, (B) any confidentiality agreement, area of mutual interest or standstill agreement with any third party (or agent thereof) that contains any exclusivity or standstill provisions that are or will be binding on Parent, any of its Subsidiaries or, after the Effective Time, the Surviving Company); provided that Parent need not disclose in the Parent Disclosure Letter information related to those agreements which would otherwise be covered by this clause (ii) to the extent such agreements prohibit the Company from disclosing the existence or any terms of such agreements to third parties, except that if any such agreements contain any material restrictions, limits or impediments on Parent’s or its Subsidiaries’ ability to compete with or conduct any business or any line of business, such restrictions, limits and impediments shall be disclosed without providing the identity of the parties to the agreements on the Parent Disclosure Letter, (iii) which is a material take-or-pay agreement or other similar agreement that entitles purchasers of production to receive delivery of Hydrocarbons without paying therefor, (iv) which contains a put, call or other right of acquisition or disposition pursuant to which Parent or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests (including licensing or leasehold interests) of any Person or assets that have a market value or purchase price of more than $15,000,000, or, with respect to calls on production, that obligate Parent or any of its Subsidiaries to sell Hydrocarbons at a price which is less than market value, (v) which is a partnership or joint venture relating to the formation, creation, operation, management or control of any partnership or joint venture material to Parent and its Subsidiaries, taken as a whole, or (vi) which is otherwise material to Parent and its Subsidiaries taken as a whole. Each contract, arrangement, commitment or understanding of the type described in this Section 4.12(a)(i) through (iv), whether or not disclosed in the Specified Parent SEC Documents, is referred to herein as a “Parent Material Contract” (for purposes of clarification, each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, whether or not filed with the SEC or disclosed in the Specified Parent SEC Documents, is a Parent Material Contract). Parent has previously made available to the Company true, complete and correct copies of each Parent Material Contract other than those which Parent is entitled to omit from the Parent Disclosure Letter pursuant to the proviso to clause (ii) of the first sentence of this Section 4.12(a).

(b) (i) Each Parent Material Contract is valid and binding and in full force and effect, (ii) Parent and each of its Subsidiaries has performed in all respects all obligations required to be performed by it to date under each Parent Material Contract, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of Parent or any of its Subsidiaries under any such Parent Material Contract and (iv) to the Knowledge of Parent, no other party to such Parent Material Contract is in default in any respect thereunder, except in each case for any invalidity, nonperformance, event, condition or default that, individually or in the aggregate, has not had and would not be reasonably likely to have a Material Adverse Effect on Parent.

Section 4.13 Taxes.

(a) (i) All material Returns required to be filed by or with respect to Parent, its Subsidiaries and each Parent Consolidated Group have been timely and correctly filed in accordance with all applicable Laws and all such

Returns are true, correct and complete in all material respects, (ii) Parent, its Subsidiaries and each Parent Consolidated Group have timely paid all material Taxes due or claimed to be due and will have paid all material Taxes of Parent, its Subsidiaries and each Parent Consolidated Group that are due on or before the Closing Date, including any installments or estimated payments due, whether or not shown on any Returns, (iii) all material Employment and Withholding Taxes and any other material amounts required to be withheld with respect to Taxes have been either duly and timely paid to the proper Governmental Entities or properly set aside in accounts for such purpose in accordance with applicable Laws, (iv) the charges, accruals and reserves for Taxes with respect to Parent, its Subsidiaries and each Parent Consolidated Group reflected in the balance sheet, dated as of December 31, 2011, included in Parent’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Parent Balance Sheet”) are adequate under GAAP, (v) no material deficiencies or other claims for any Taxes asserted or assessed, or, to the Knowledge of Parent, proposed, against Parent or any of its Subsidiaries has not been resolved in all material respects, (vi) there is no material Litigation pending or, to the Knowledge of any of Parent or its Subsidiaries, threatened or scheduled to commence, against or with respect to Parent or any of its Subsidiaries in respect of any Tax or Return, and (vii) since December 31, 2005, neither Parent nor any of its Subsidiaries has received (A) notice from any federal taxing authority of its intent to examine or audit any of Parent’s or any of its Subsidiaries’ Returns or (B) notice from any state taxing authority of its intent to examine or audit any of Parent’s or any of its Subsidiaries’ Returns, other than notices with respect to examinations or audits by any state taxing authority that have not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

(b) The statutes of limitations for the federal income Tax Returns of Parent, its Subsidiaries and each Parent Consolidated Group have expired or otherwise have been closed for all taxable periods ending on or before December 31, 2005.

(c) Neither Parent nor any of its Subsidiaries has been a member of any “affiliated group” (as defined in Section 1504(a) of the Code) or has been included in any “consolidated,” “unitary” or “combined” Return (other than Returns which include only Parent and any Subsidiaries of Parent) provided for under the Laws of the United States, any foreign jurisdiction or any state or locality and none of Parent nor any of its Subsidiaries has any liability for the Taxes of any Person (other than Parent or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision under any state, local or foreign law), or as a successor or transferee.

(d) There are no Tax sharing, allocation, indemnification or similar agreements or arrangements, whether written or unwritten, in effect under which Parent or any of its Subsidiaries could be liable for any material Taxes of any Person other than Parent or any Subsidiary of Parent.

(e) Since December 31, 2005 neither Parent nor any of its Subsidiaries has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of a material amount of Taxes, nor is any request for such a waiver or extension pending.

(f) There are no Liens for Taxes on any asset of Parent or its Subsidiaries, except for Permitted Liens.

(g) Neither Parent nor any of its Subsidiaries is the subject of or bound by any material private letter ruling, technical advice memorandum, closing agreement or similar material ruling, memorandum or agreement with any taxing authority.

(h) Neither Parent nor its Subsidiaries has entered into, has any liability in respect of, or has any filing obligations with respect to, any “reportable transactions,” as defined in Section 1.6011-4(b)(1) of the Treasury Regulations.

(i) Neither Parent nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law), (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date, or (iii) deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

(j) Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that would be reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(k) Parent has made available to the Company correct and complete copies of (i) all U.S. federal income Tax Returns of Parent and its Subsidiaries relating to taxable periods ending on or after December 31, 2005, filed through the date hereof and (ii) any material audit report within the last four years relating to any material Taxes due from or with respect to Parent or any of its Subsidiaries.

(l) No jurisdiction where Parent or any of its Subsidiaries does not file a Return has made a claim that Parent or any of its Subsidiaries is required to file a Return for a material amount of Taxes for such jurisdiction.

(m) Within the last three years, neither Parent nor any of its Subsidiaries has owned any material assets located outside the United States or conducted a material trade or business outside the United States.

(n) All of the transactions which Parent has accounted for as hedges under SFAS 133 have also been treated as hedging transactions for federal income Tax purposes pursuant to Treasury Regulation Section 1.1221-2 and have been properly identified as such under Treasury Regulation Section 1.1221-2(f).

Section 4.14 Environmental Matters.

(a) Except for such matters that individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Parent, Parent and its Subsidiaries have complied, and are in compliance, with all applicable Environmental Laws, which compliance includes the possession of all Permits required under applicable Environmental Laws and compliance with the terms and conditions thereof and the making and filing with all applicable Governmental Entities of all reports, forms and documents and the maintenance of all records required to be made, filed or maintained by it under any Environmental Law. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has received any communication (written or, if oral, one that, to the Knowledge of Parent, would be reasonably likely to result in a formal claim) from any Person, whether a Governmental Entity, citizens group, Employee or otherwise, that alleges that Parent or any of its Subsidiaries is not in compliance with Environmental Laws and that has not been resolved other than any such communications relating to a failure or failures to be in compliance that have not resulted in or would not be reasonably likely to result in fines, penalties or other liabilities of Parent, either individually or in the aggregate, in excess of $1,000,000.

(b) Except for such matters that individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Parent, there are no Environmental Claims pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or, to the Knowledge of Parent, against any Person whose liability for any Environmental Claim Parent or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(c) Except for such matters that individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries is subject to any liability or obligation (accrued, contingent or otherwise) to cleanup, correct, abate or to take any response, remedial or corrective action under or pursuant to any Environmental Laws, relating to (i) environmental conditions on, under, or about any of the properties or assets owned, leased, operated or used by Parent or any of its Subsidiaries or, to the Knowledge of Parent, any predecessor thereto at the present time or in the past, including the air, soil, surface water and groundwater conditions at, on, under, from or near such properties, or (ii) the past or present use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Substances, whether on-site at any Parent Real Property, or at any off-site location operated or used by Parent. Parent has provided or made available to the Company all material studies, assessments, reports, data, results of investigations or audits, analyses and test results, in the possession, custody or control of Parent or any of its Subsidiaries relating to (x) the environmental conditions on, under or about any of the properties or assets owned, leased, operated or used by any of Parent and its Subsidiaries or any predecessor in interest thereto at the present time or in the past and (y) any Hazardous Substances used, managed, handled, transported, treated, generated, stored or released by any Person on, under, about or from, any of the properties or assets owned, leased, operated or used by Parent or any of its Subsidiaries.

(d) Except for such matters that individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Parent, to the Knowledge of Parent, there are no past or present actions, activities, circumstances, conditions, events or incidents in violation of Environmental Laws (including the Release, emission, discharge, presence or disposal of any Hazardous Substance in violation of Environmental Laws), that would be reasonably likely to form the basis of any Environmental Claim against Parent or any of its Subsidiaries or against any Person whose liability for such Environmental Claim Parent or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(e) Without in any way limiting the generality of the foregoing, neither Parent nor any of its Subsidiaries owns or operates any underground storage tanks at any property currently owned, leased, operated or used by Parent or any of its Subsidiaries.

(f) Neither Parent nor any of its Subsidiaries is required by virtue of the transactions contemplated by this Agreement, or as a condition to the effectiveness of any transactions contemplated by this Agreement, (i) to perform a site assessment for Hazardous Substances at any property owned, leased, operated or used by Parent or any of its Subsidiaries or (ii) to remove or remediate any Hazardous Substances from any property owned, leased, operated or used by Parent or any of its Subsidiaries.

Section 4.15 Parent Real Property; Operating Equipment.

(a) Section 4.15(a) of the Parent Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of all Parent Real Property setting forth information sufficient to specifically identify such Parent Real Property and the legal owner thereof. Parent and its Subsidiaries have good, valid fee simple title to the Parent Owned Real Property, free and clear of any Liens other than Permitted Liens. Each Parent Lease grants the lessee under the Parent Lease the exclusive right to use and occupy the premises and rights demised thereunder free and clear of any Lien other than Permitted Liens. Each of Parent and its Subsidiaries has good and valid title to the leasehold estate or other interest created under its respective Parent Leases free and clear of any Liens other than Permitted Liens. Parent has no Knowledge of any written notice of, a proceeding in eminent domain or other similar proceeding affecting any Parent Real Property.

(b) (i) Each Parent Lease is in full force and effect, and, to Parent’s Knowledge, is enforceable against the landlord which is party thereto in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar Laws affecting creditors generally and by the availability of equitable remedies), (ii) there are no subleases under the Parent Leases and none of the Parent Leases have been assigned, (iii) no notices of default or notices of termination have been received by Parent with respect to the Parent Leases which have not been withdrawn or cancelled, (iv) and Parent and its Subsidiaries are not, and to Parent’s Knowledge, no other party is, in default under any Parent Lease.

(c) The Parent Real Property constitutes all the fee, leasehold and other interests in real property held by Parent and its Subsidiaries, other than the Parent Oil and Gas Properties. The use and operation of the Parent Real Property in the conduct of the business of Parent and its Subsidiaries does not violate any instrument of record or agreement affecting the Parent Real Property, except for such violations as individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Parent. No current use by Parent and its Subsidiaries of the Parent Real Property is dependent on a nonconforming use or other governmental approval.

(d) Parent and its Subsidiaries have such rights-of-way as are sufficient to conduct their businesses in all material respects as currently conducted, except such rights-of-way that, if not obtained (or which, if obtained, if the same were to expire or be revoked or terminated), would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, each of Parent and its Subsidiaries has fulfilled and performed all its obligations with respect to such rights-of-way which are required to be fulfilled or performed as of the date of this Agreement (subject to all applicable waivers, modifications, grace periods and extensions) and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that do not materially adversely affect the commercial use of the property for the purposes for which the property is currently being used and except for rights reserved to, or vested in, any municipality or other Governmental Entity or any railroad by the terms of any right, power, franchise, grant, license, permit, or by any other provision of any applicable Law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right.

(e) All material operating equipment owned or leased by Parent or any of its Subsidiaries are, in the aggregate, in a state of repair so as to be adequate in all material respects for operation of the Parent Oil and Gas Properties to which such equipment relates in substantially the same manner in which such Parent Oil and Gas Properties were operated immediately prior to the date hereof.

Section 4.16 Insurance. Section 4.16 of the Parent Disclosure Letter contains a complete and correct list of all material insurance policies maintained by or on behalf of any of Parent and its Subsidiaries as of the date of this Agreement. Parent and its Subsidiaries maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses in amounts customary for the businesses in which they operate. Parent and its Subsidiaries have complied in all material respects with the terms and provisions of such policies. With respect to any outstanding insurance claim submitted by Parent or any of its Subsidiaries since January 1, 2010, neither Parent nor any of its Subsidiaries has received written notice of any refusal of coverage or other notice that the issuer of the applicable insurance policy or policies is not willing or able to perform its obligations thereunder other than any such refusals or indications of unwillingness or inability that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Parent. Except as would not have, individually or in the aggregate, a Material Adverse Effect on Parent, none of Parent or its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force.

Section 4.17 Employee Matters.

(a) Neither Parent nor any of its Subsidiaries is, or within the last three (3) full calendar years has been, a party to or bound by a collective bargaining agreement or other similar agreement with any labor union or labor organization, and no such agreement is currently being negotiated. Within the last three (3) full calendar years, (i) no unfair labor practice complaints or any union representation questions or certification petitions involving Parent, a Subsidiary, the Parent Assets, or its Employees were filed or pending with, and there is no such complaint, petition or application currently pending with, the National Labor Relations Board, (ii) no labor union has engaged in or threatened organizational efforts with respect to any Employees of Parent or any of its Subsidiaries, and there is no such current, pending or threatened activities, and (iii) no labor dispute, strike, slowdown, picketing, work stoppage, lockout or other collective labor action involving Parent, any of its Subsidiaries, the Parent Assets, or its Employees has occurred or is in progress or, to the Knowledge of Parent, has been threatened against Parent, any of its Subsidiaries, the Parent Assets, or its Employees.

(b) Each of Parent and its Subsidiaries is, and has been within the last three (3) full calendar years, in compliance with all applicable Employment Laws, except as individually or in the aggregate have not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Parent.

(c) Other than claims for unemployment or workers’ compensation or routine claims for benefits under a Parent Plan, there is no Litigation pending, or to the Knowledge of Parent threatened, by or on behalf of any current of former Employee, applicant, Persons claiming to be an Employee, or any classes of the foregoing, alleging or concerning a violation of, or compliance with, any Employment Law by Parent or any Subsidiary; there have been no such proceedings within the last three (3) complete calendar years; and, to the Knowledge of Parent, no basis exists for any such proceedings.

(d) There is no Litigation pending, or to the Knowledge of the Parent threatened, in which any current or former director, officer, Employee or agent of the Parent or any Subsidiary is or may be entitled to indemnification.

Section 4.18 Affiliate Transactions. The Specified Parent SEC Documents completely and correctly disclose, as of the date of this Agreement, all agreements, contracts, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by which Parent or any of its Subsidiaries, on the one hand, and, on the other hand, any (A) present executive officer or director of Parent or any person that has served as such an executive officer or director within the past two years or any of such executive officer’s or director’s immediate family members, (B) record or beneficial owner of more than 5% of the Parent Common Stock as of the date hereof, or (C) to the Knowledge of Parent, any affiliate of any such executive officer, director or owner (other than Parent or any of its Subsidiaries), are or have been a party or otherwise bound or affected, and that (a) are currently pending, in effect or have been in effect during the past 12 months, (b) involve continuing liabilities and obligations that, individually or in the aggregate, have been, are or will be material to Parent and its Subsidiaries, taken as a whole and (c) are not Parent Plans.

Section 4.19 Derivative Transactions and Hedging. Section 4.19 of the Parent Disclosure Letter contains a complete and correct list of all outstanding Derivative Transactions (including each outstanding Hydrocarbon or financial hedging position attributable to the Hydrocarbon production of Parent and its Subsidiaries) entered into by Parent or any of its Subsidiaries or for the account of any of its customers as of the date of this Agreement pursuant to which such party has outstanding rights or obligations. All such Derivative Transactions were, and any Derivative Transactions entered into after the date of this Agreement will be, entered into in accordance with applicable Laws, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Parent and its Subsidiaries. Parent and each of its Subsidiaries have duly performed in all material respects all of their respective obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Knowledge of Parent, there are no material breaches, violations, collateral deficiencies, requests for collateral or demands for payment (except for ordinary course margin deposit requests), or defaults or allegations or assertions of such by any party thereunder.

Section 4.20 Disclosure Controls and Procedures.

(a) Since January 1, 2009, Parent and each of its Subsidiaries has had in place “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 of the Exchange Act) designed and maintained to ensure in all material respects that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization, (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (e) all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (f) all such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Parent required under the Exchange Act with respect to such reports.

(b) Parent’s disclosure controls and procedures ensure that information required to be disclosed by Parent in the reports filed with the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Parent has disclosed, based on its most recent evaluation prior to the date hereof of internal control over financial reporting, to Parent’s auditors and the audit committee of the Board of Directors of Parent (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other Employees who have a significant role in Parent’s internal control over financial reporting. Parent has made available to the Company true and correct copies of any such disclosures made by management to Parent’s auditors and audit committee since January 1, 2009. Since January 1, 2009 through the date hereof, to the Knowledge of Parent, neither Parent nor any of its Subsidiaries nor any director, officer, Employee, auditor, accountant or representative of Parent or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, Employees or agents to the Board of Directors of Parent or any committee thereof or to any director or officer of Parent. Parent has not granted any waivers with respect to its policies regarding ethical conduct.

(c) The principal executive officer and the principal financial officer of Parent have made all certifications required by SOX, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Parent SEC Documents, and the statements contained in such certifications are complete and correct. The management of Parent has completed its assessment of the effectiveness of Parent’s internal control over financial reporting in compliance with the requirements of Section 404 of SOX for the year ended December 31, 2011, and such assessment concluded that such controls were effective. To the Knowledge of Parent, there are no facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.

(d) Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Parent in Parent’s published financial statements or any Parent SEC Documents.

Section 4.21 Oil and Gas.

(a) Parent has furnished the Company prior to the date of this Agreement with a report estimating Parent’s and its Subsidiaries’ proved oil and gas reserves as of January 1, 2012 as prepared by Forrest A. Garb & Associates, Inc. (the “Parent Reserve Report”). To Parent’s Knowledge, the factual, non-interpretive data on which the Parent Reserve Report was based for purposes of estimating the oil and gas reserves set forth in the

Parent Reserve Report (and in any supplement thereto or update thereof) was accurate and complete in all material respects. The Parent Reserve Report conforms in all material respects to the guidelines with respect thereto of the SEC. To Parent’s Knowledge, the gross and net undeveloped acreage of Parent and its Subsidiaries as reported in Parent’s most recent Form 10-K filed with SEC was correct in all material respects as of the date of such Form 10-K.

(b) Parent’s (and any relevant Subsidiaries’) internal proved reserve estimates prepared by management for the year ended December 31, 2011, were not, taken as a whole, materially lower than the conclusions in the Parent Reserve Report as of February 7, 2012. Except for changes in Laws (or interpretations thereof) or changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Parent Reserve Report that, individually or in the aggregate, would have a Material Adverse Effect on Parent.

(c) All producing oil and gas wells operated by Parent or its Subsidiaries and included in the Parent Oil and Gas Properties have been operated and produced and, to the Knowledge of Parent, drilled, in accordance in all material respects with reasonable, prudent oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable Law. All producing oil and gas wells and related material equipment are in an operable state of repair, adequate to maintain normal operations in accordance with past practices, ordinary wear and tear excepted.

(d) All material proceeds from the sale of Hydrocarbons produced from Parent Oil and Gas Properties are being received by Parent and its Subsidiaries in a timely manner and are not being held in suspense for any reason (except in the ordinary course of business).

(e) Neither Parent nor any of its Subsidiaries has received any material advance, take-or-pay or other similar payments that entitle purchasers of production to receive deliveries of Hydrocarbons without paying therefor, and, on a net, company-wide basis, Parent is neither underproduced nor overproduced, in either case, to any material extent, under gas balancing or similar arrangements.

(f) Parent and its Subsidiaries have Defensible Title to all oil and gas properties forming the basis for the reserves reflected in the Parent Reserve Report as attributable to interests owned or held by Parent and its Subsidiaries free and clear of all Liens, except for (i) Permitted Liens and (ii) Liens associated with obligations reflected in the Parent Reserve Report, if any. The oil and gas leases and other agreements that provide Parent and its Subsidiaries with operating rights in the oil and gas properties reflected in the Parent Reserve Report are in full force and effect as to the oil and gas properties reflected in the Parent Reserve Report, and the rentals, royalties and other payments due thereunder have been properly and timely paid and there is no existing default (or event that, with notice or lapse of time or both, would become a default) under any of such oil and gas leases or other agreements, except, in each case, as individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Parent.

(g) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, neither Parent nor any Subsidiary of Parent (nor, to Parent’s Knowledge, an applicable operator) is in material breach of, or default under, any oil and gas lease, oil, gas, and mineral lease and sublease, royalty, overriding royalty, net profits interest, mineral fee interest, carried interest, interests under a concession, production sharing, risk service, technical service, service, or similar agreement that is, or constitutes an interest in, the Parent Oil and Gas Properties.

(h) No claim, notice or order from any Governmental Entity or other Person has been received by Parent or any of its Subsidiaries due to Hydrocarbon production in excess of allowables or similar violations that could result in curtailment of production after the Closing Date from any unit or oil and gas properties of Parent or any of its Subsidiaries, except any such violations which individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Parent.

(i) All books, records and files of Parent and its Subsidiaries (including those pertaining to the Parent Oil and Gas Properties, wells and other assets, those pertaining to the production, gathering, transportation and sale of Hydrocarbons, and corporate, accounting, financial and employee records) (a) have been prepared, assembled and maintained in good faith, and (b) to Parent’s Knowledge, are accurate in all material respects as they relate to the subject matter thereof.

(j) None of the Parent Oil and Gas Properties is subject to any preferential purchase or similar right which would become operative as a result of the transactions contemplated by this Agreement. None of the Hydrocarbon Contracts contains any rights of the other party or parties thereto to elect a new operator on any of the material Parent Oil and Gas Properties, which rights should become operative as a result of the transactions contemplated by this Agreement. Parent and its Subsidiaries have paid all royalties, overriding royalties and other burdens on production due by Parent and its Subsidiaries with respect to Parent Oil and Gas Properties, except for any non-payment of which individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Parent.

Section 4.22 Investment Company. Neither Parent nor any of its Subsidiaries is required to be registered as an “investment company,” or is a company “controlled” by an “investment company,” or an “investment adviser” within the meaning of the Investment Company Act, or the Advisers Act.

Section 4.23 Required Vote by Parent Stockholders. The affirmative vote of the holders of a majority of the votes cast (the “Required Parent Vote”) at a meeting at which the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote are represented to approve the issuance of Parent Common Stock as consideration in the Merger and as required under NYSE rules is the only vote of the holders of any class or series of the capital stock of Parent which is necessary for Parent to consummate the transactions contemplated hereby (the “Parent Proposal”).

Section 4.24 Recommendation of Parent Board of Directors; Opinion of Financial Advisor.

(a) The Parent Board, at a meeting duly called and held, duly adopted resolutions (i) determining that this Agreement, the transactions contemplated hereby and the Parent Proposal are fair to, and in the best interests of, the stockholders of Parent, (ii) approving this Agreement, the transactions contemplated hereby and the Parent Proposal, (iii) resolving to recommend approval and adoption of the Parent Proposal to the stockholders of Parent and (iv) directing that the Parent Proposal be submitted to Parent’s stockholders for consideration in accordance with this Agreement, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way.

(b) Parent has received an opinion of Barclays Capital Inc. (“Barclays”) to the effect that, as of the date of this Agreement, the Merger Consideration to be paid by Parent in the Merger is fair, from a financial point of view, to Parent, a signed copy of which opinion has been, or will promptly be, delivered to the Company. Parent has received the approval of Barclays to permit the inclusion of a copy of its written opinion in its entirety and/or references thereto in the Proxy Statement, subject to Barclays’s review and approval of such disclosure in the Proxy Statement.

Section 4.25 Brokers. Except for Barclays and Mitchell Energy Advisors, LLC (“Mitchell Energy Advisors”), no broker, finder or investment banker is entitled to any brokerage, finder’s, financial advisor or other fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries. Parent is solely responsible for the fees and expenses of Barclays and Mitchell Energy Advisors as and to the extent set forth in the engagement letters dated February 7, 2012 and February 29, 2012, respectively. Parent has previously delivered to the Company a true and correct copy of each such engagement letter, which describes all fees payable to such Person in connection with this Agreement and the transactions contemplated by this Agreement and all agreements under which any such fees or any expenses are payable and all indemnification and other agreements with such Persons entered into in connection with this Agreement and the transactions contemplated by this Agreement.

Section 4.26 Tax Matters. Neither Parent nor any of Parent’s Subsidiaries has taken or agreed to take any action that would prevent the Merger in combination with the Second Merger from constituting a reorganization within the meaning of Section 368(a) of the Code. Without limiting the generality of the foregoing:

(a) The Merger and the Second Merger will be carried out strictly in accordance with this Agreement, and there are no other written or oral agreements relating to the Merger and the Second Merger other than those expressly referred to in this Agreement.

(b) In connection with the Merger, no shares of Company Common Stock will be acquired by Parent or a Related Person for consideration other than shares of Parent Common Stock, except for the Per Share Cash Consideration, payments to holders of Dissenting Shares, if any, and any cash paid in lieu of issuing fractional shares of Parent Common Stock.

(c) The fair market value of the Aggregate Merger Consideration will be approximately equal to the fair market value of the shares of Company Common Stock surrendered in the exchange, determined as of the last Business Day before the date of this Agreement.

(d) Other than cash paid in lieu of issuing fractional shares of Parent Common Stock, neither Parent nor any Related Person has any plan or intention to redeem or otherwise reacquire, directly or indirectly, any shares of Parent Common Stock to be issued in the Merger.

(e) Parent has no stock repurchase program and has no current plan or intention to adopt such a plan.

(f) Taking into account that portion of the shares of Company Common Stock exchanged for cash (including without limitation cash received in lieu of fractional shares of Parent Common Stock and any cash paid by the Surviving Company with respect to Dissenting Shares), the aggregate fair market value, determined as of the end of the last Business Day before the date of this Agreement, of the Total Stock Consideration will not be less than forty percent (40%) of the value, determined as of the end of the last Business Day before the date of this Agreement, of the consideration paid to the holders of the shares of Company Common Stock outstanding immediately before the Effective Time.

(g) Neither Parent nor any Related Person owns, nor has it owned during the past five years, any shares of stock of the Company. Neither Parent nor any Related Person has caused any other Person to acquire stock of the Company on behalf of Parent or a Related Person, and will not directly or indirectly acquire any stock of the Company in connection with the Merger and the Second Merger, except as described in this Agreement.

(h) Parent has not, directly or indirectly, transferred any cash or property to the Company (or any entity controlled directly or indirectly by the Company) for less than full and adequate consideration and has not made any loan to the Company (or any entity controlled directly or indirectly by the Company) in anticipation of the Merger and the Second Merger.

(i) There is no intercompany Indebtedness existing between Parent, Merger Sub and Company that was or will be issued, acquired, or settled at a discount in connection with the Merger and the Second Merger.

(j) Parent and Merger Sub will each pay its expenses incurred in connection with or as part of the Merger and the Second Merger or related transactions. Parent has not paid and will not pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of shares of Company Common Stock in connection with or as part of the Merger and the Second Merger or any related transactions. Parent has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of shares of Company Common Stock.

(k) Any compensation paid to the holders of shares of Company Common Stock who enter (or have entered) into employment, consulting or noncompetitive contracts, if any, with Parent (a) will be for services actually rendered or to be rendered, (b) will be commensurate with amounts paid to third parties bargaining at arm’s length for similar services, and (c) will not represent consideration for the surrender of the shares of Company Common Stock in the Merger.

(l) Following the Merger and the Second Merger, Parent will not take any action and will not fail to take any action that would prevent the Merger and the Second Merger from satisfying the “continuity of business enterprise” requirement for a “reorganization” as provided in Treasury Regulation Section 1.368-1(d).

(m) Parent is paying no consideration in the Merger other than the Aggregate Merger Consideration.

(n) Parent has substantial non-tax business purposes and reasons for the Merger and the Second Merger, and the terms of the Merger and the Second Merger are the product of arm’s length negotiations.

(o) Parent will not take any position on any Return, or take any other Tax reporting position that is inconsistent with the treatment of the Merger and the Second Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a “determination” (as defined in Code Section 1313(a)(1)).

(p) No stock or securities of Parent will be issued to any Company stockholder for services rendered to or for the benefit of Parent or the Company in connection with the Merger and the Second Merger.

(q) No stock or securities of Parent will be issued for any Indebtedness owed to any Company stockholder in connection with the Merger and the Second Merger.

(r) The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total cash that will be paid in the Merger to the holders of Common Company Stock instead of issuing fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be paid in the Merger to the Company stockholders in exchange for their Company Common Stock.

(s) Parent has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 23, 2010. The stock of Parent has not been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 23, 2010.

(t) Immediately after the Effective Time, Parent will be a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

(u) After the Effective Time and as part of a plan that includes the Merger and the Second Merger, other than what Parent may sell or transfer pursuant to Section 5.16, Parent will not transfer any of the former assets of the Company to a corporation or other entity.

(v) Immediately after the Second Merger Effective Time, Parent expects that it will continue to be treated as a USRPHC, taking into account the United States real property owned by Company.

(w) Prior to the Merger, Merger Sub will be a newly formed corporation duly incorporated, validly existing and in good standing under the laws of Colorado and Parent will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

(x) Merger Sub will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities in the Merger.

(y) Parent will be the single member and sole owner of Second Merger Sub which will be disregarded as an entity separate from Parent under Treasury Regulation Section 301.7701-2(c)(2) and its activities shall be treated in the same manner as a sole proprietorship, branch or division of Parent. Neither Parent nor Second Merger Sub shall file an election under Treasury Regulation Section 301.7701-3 to change the classification of Second Merger Sub to other than a disregarded entity.

Section 4.27 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 4, neither Parent nor any other Person makes any other express or implied representation or warranty on behalf of Parent or any of its affiliates in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 5

COVENANTS

Section 5.1 Interim Operations of the Company. The Company covenants and agrees as to itself and its Subsidiaries that during the period from the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, except as (w) disclosed in Section 5.1 of the Company Disclosure Letter, (x) expressly contemplated or permitted by this Agreement, (y) required by applicable Law, or (z) agreed to in writing by Parent, after the date of this Agreement and prior to the Effective Time:

(a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary course consistent with past practice, and the Company shall use its reasonable best efforts to preserve intact its business organization and goodwill and the business organization and goodwill of its Subsidiaries and keep available the services of their current officers and Employees and preserve and maintain existing relations with customers, suppliers, officers, Employees and creditors;

(b) the Company shall not, nor shall it permit any of its Subsidiaries to, (i) enter into any new line of business, (ii) incur, commit to or make any capital expenditures, or any obligations or liabilities in connection with any capital expenditures, other than (x) capital expenditures and obligations or liabilities incurred or committed to in an amount not greater, in the aggregate, than 115% of the Company’s total capital budget for calendar year 2012 as set forth in Section 5.1(b) of the Company Disclosure Letter, plus (y) expenditures (or obligations or liabilities related thereto) in connection with acquisitions so long as such expenditures with respect to any individual acquisition do not exceed $7,500,000, or (iii) during any rolling three (3) month period, incur, commit to or make any capital expenditures contemplated by the Company’s capital budget described in clause (ii) above in an amount that exceeds, by more than fifteen percent (15%), the amounts contemplated by such budget to be incurred or committed to during such three (3) month period;

(c) the Company shall not, nor shall it permit any of its Subsidiaries to, amend its articles of incorporation or bylaws or similar organizational documents;

(d) the Company shall not, nor shall it permit any of its Subsidiaries (other than direct or indirect wholly owned Subsidiaries) to, declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or any other property or right, with respect to its capital stock;

(e) the Company shall not, nor shall it permit any of its Subsidiaries to, (i) adjust, split, combine or reclassify any capital stock or issue, grant, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock of any class or any other securities of the Company or any of its Subsidiaries, other than issuances of Company Common Stock pursuant to the Company Options, Company Warrants or Restricted Stock Units outstanding on the date of this Agreement, or (ii) except as required pursuant to the terms of the Company

Stock Plans in effect on the date of this Agreement, redeem, purchase or otherwise acquire directly or indirectly any of its capital stock or any other securities or agreements of the type described in clause (i) of this Section 5.1(e) other than pursuant to any “net cashless” exercise provisions of existing Company Options;

(f) other than (i) as required pursuant to the terms of the Company Plans in effect on the date of this Agreement, or applicable Law or (ii) as specifically described on Section 5.1(f) of the Company Disclosure Letter, the Company shall not, nor shall it permit any of its Subsidiaries to, (x) grant any increase in the compensation or benefits payable or to become payable by the Company or any of its Subsidiaries to any former or current director, officer or Employee of the Company or any of its Subsidiaries, other than increases in wages, salaries and other cash compensation in the ordinary course of business consistent with past practice provided such increases shall in no event exceed 5% of such person’s annual compensation without the prior recommendation of the Company’s management after consultation with Parent and only after Parent’s written consent, which consent shall not be unreasonably withheld, (y) adopt, enter into, amend or otherwise increase, or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under, any Company Plan (other than entry into employment agreements with new hires in the ordinary course of business consistent with past practice; provided that such employment agreements shall be expressly terminable at will, without penalty to the Company or any of its Subsidiaries and not provide for severance or other payments or benefits upon termination of employment or of the employment agreement), or (z) grant or increase any severance or termination pay to any officer, director or Employee of the Company or any of its Subsidiaries except termination amounts paid to non-contract Employees related to termination of such Company Employee’s employment in the Company’s ordinary course of business and consistent with past practice;

(g) the Company shall not, nor shall it permit any of its Subsidiaries to, enter into any collective bargaining agreement or other similar agreement with any labor union or labor organization;

(h) the Company shall not, nor shall it permit any of its Subsidiaries to, change its methods of accounting in effect as of the date of this Agreement, except in accordance with changes in GAAP as concurred to by the Company’s independent auditors;

(i) the Company shall not, nor shall it permit any of its Subsidiaries to (i) acquire any Person or other business organization, division or business by merger, consolidation, purchase of an equity interest or assets, or by any other manner, or (ii) other than in the ordinary course of business consistent with past practice or pursuant to agreements in effect on the date of this Agreement and set forth in Section 3.12 of the Company Disclosure Letter, acquire any assets;

(j) other than the sale or consumption of inventory and Hydrocarbons in the ordinary course of business consistent with past practice or the sale of any assets pursuant to agreements in effect on the date of this Agreement and set forth in Section 3.12 of the Company Disclosure Letter, the Company shall not, nor shall it permit any of its Subsidiaries to, sell, lease, exchange, transfer, subject to any Lien other than Permitted Liens, or otherwise dispose of any Company Assets having a value in excess of $5,000,000 in the aggregate;

(k) the Company shall not, nor shall it permit any of its Subsidiaries to, (i) except for payment of current accounts payable in the ordinary course of business, pay, discharge or satisfy any claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) where such payment, discharge or satisfaction would require any payment except for the payment, discharge or satisfaction of liabilities or obligations in accordance with the terms of agreements in effect on the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case by which the Company or any of its Subsidiaries is bound and except for any payments, discharges or settlements that do not exceed $1,000,000 individually or $5,000,000 in the aggregate, or (ii) compromise, settle or grant any waiver or release relating to any Litigation involving only the payment of monetary damages and the amount paid or to be paid does not exceed $1,000,000 individually or $5,000,000 in the aggregate;

(l) other than the ordinary advance or reimbursement of expenses in the ordinary course of business consistent with past practice, the Company shall not, nor shall it permit any of its Subsidiaries to, engage in any transaction with (except pursuant to agreements in effect on the date of this Agreement and set forth in Section 3.9(a) or 3.18 of the Company Disclosure Letter), or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company’s affiliates; provided, that for the avoidance of doubt, for purposes of this paragraph (l), the term “affiliates” shall not include any Employees of the Company or any of its Subsidiaries, other than the directors and executive officers thereof;

(m) except as set forth in Section 5.1(m) of the Company Disclosure Letter, the Company shall not, nor shall it permit any of its Subsidiaries to, make or change any material Tax election, change any material method of Tax accounting, grant any material extension of time to assess any Tax or settle any Tax claim, amend any Return in any material respect or settle or compromise any material Tax liability;

(n) the Company shall not, nor shall it permit any of its Subsidiaries to, take any action that would, or could reasonably be expected to, result in any of its representations and warranties set forth in this Agreement becoming untrue in a manner that would give rise to the failure of the closing condition set forth in Section 6.3(a);

(o) the Company shall not, nor shall it permit any of its Subsidiaries to, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger) or any agreement relating to an Acquisition Proposal, except as provided for in Section 5.3;

(p) the Company shall not, nor shall it permit any of its Subsidiaries to, (i) incur or assume any long-term Indebtedness, other than any advances, loans or other obligations under the Company Credit Agreement, (ii) incur or assume any short-term Indebtedness other than in the ordinary course of business consistent with past practice or any short-term Indebtedness under the Company Credit Agreement, (iii) modify the terms of any Indebtedness to increase the Company’s obligations with respect thereto, (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than a Subsidiary of the Company), except in the ordinary course of business consistent with past practice and in no event exceeding $1,000,000 in the aggregate, (v) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly owned Subsidiaries of the Company, or by such Subsidiaries to the Company), other than customary loans or advances to Employees in accordance with past practice (and in no event exceeding $250,000 in the aggregate), or (vi) enter into any material commitment or transaction, except in the ordinary course of business consistent with past practice and except as otherwise permitted by Sections 5.1(b), 5.1(i) and 5.1(j);

(q) the Company shall not, nor shall it permit any of its Subsidiaries to, enter into any agreement, understanding or commitment that materially restrains, limits or impedes the Company’s or any of its Subsidiaries’ ability to compete with or conduct any business or line of business, including geographic limitations on the Company’s or any of its Subsidiaries’ activities (other than area of mutual interest agreements entered into in the ordinary course of business);

(r) except as contemplated by this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, waive, release, relinquish or assign any of its rights or claims under any material contract to which it is a party in a manner that is materially adverse to the Company, or except in the ordinary course of business consistent with past practice, modify or amend in any material respect any material contract to which it is a party (including in each case, any Company Material Contract);

(s) the Company shall not, nor shall it permit any of its Subsidiaries to, fail to maintain in full force and effect its existing insurance policies or insurance with respect to its assets and businesses against such liabilities, casualties, risks and contingencies as is customary in the domestic oil and gas exploration industry; and

(t) the Company shall not, nor shall it permit any of its Subsidiaries to, enter into an agreement, contract, commitment or arrangement to do any of the foregoing.

Notwithstanding anything in this Section 5.1 to the contrary, the Company shall not intentionally, nor shall it permit any of its Subsidiaries to intentionally, enter into any transaction or take any other action that would be reasonably likely to have a material adverse impact on, or materially delay, the consummation of the transactions contemplated by this Agreement, or that would be reasonably likely to have a Material Adverse Effect on the Company.

Section 5.2 Interim Operations of Parent. Parent covenants and agrees as to itself and its Subsidiaries that during the period from the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, except as (w) disclosed in Section 5.2 of the Parent Disclosure Letter, (x) expressly contemplated or permitted by this Agreement, (y) required by applicable Law, or (z) agreed to in writing by the Company, after the date of this Agreement and prior to the Effective Time:

(a) the business of Parent and its Subsidiaries shall be conducted only in the ordinary course consistent with past practice; and Parent shall use its reasonable best efforts to preserve intact its business organization and goodwill and the business organization and goodwill of its Subsidiaries and keep available the services of their current officers and Employees and preserve and maintain existing relations with customers, suppliers, officers, Employees and creditors;

(b) solely in the case of Parent, Parent shall not amend its certificate of incorporation or bylaws or similar organizational documents in any manner that adversely affects the terms of the Parent Common Stock, provided Parent shall be permitted to amend its certificate of incorporation to increase the number of its authorized shares of Parent Common Stock;

(c) Parent shall not, nor shall it permit any of its Subsidiaries (other than direct or indirect wholly owned Subsidiaries) to, declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or any other property or right, with respect to its capital stock;

(d) Parent shall not adjust, split, combine or reclassify any capital stock;

(e) Parent shall not, nor shall it permit any of its Subsidiaries to, change its methods of accounting in effect as of the date of this Agreement, except in accordance with changes in GAAP as concurred to by Parent’s independent auditors;

(f) other than the ordinary advance or reimbursement of expenses in the ordinary course of business consistent with past practice, Parent shall not, nor shall it permit any of its Subsidiaries to, engage in any transaction with (except pursuant to agreements in effect on the date of this Agreement and disclosed in the Parent SEC Documents or set forth in the Parent Disclosure Letter), or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of Parent’s affiliates; provided, that for the avoidance of doubt, for purposes of this paragraph (f), the term “affiliates” shall not include any Employees of Parent or any of its Subsidiaries, other than the directors and executive officers thereof;

(g) Parent shall not adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent (other than the Merger and the Second Merger), nor shall it permit any of its Subsidiaries to adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring or recapitalization (other than the Merger and the Second Merger);

(h) Parent shall not, nor shall it permit any of its Subsidiaries to, fail to maintain in full force and effect its existing insurance policies or insurance with respect to its assets and businesses against such liabilities, casualties, risks and contingencies as is customary in the domestic oil and gas exploration industry;

(i) Parent shall not, nor shall it permit any of its Subsidiaries to, make or change any material Tax election, change any material method of Tax accounting, grant any material extension of time to assess any Tax or settle any Tax claim, amend any Return in any material respect or settle or compromise any material Tax liability; and

(j) Parent shall not, nor shall it permit any of its Subsidiaries to, enter into an agreement, contract, commitment or arrangement to do any of the foregoing.

Notwithstanding anything in this Section 5.2 to the contrary, Parent shall not intentionally, nor shall it permit any of its Subsidiaries to intentionally, enter into any transaction or take any other action that would be reasonably likely to have a material adverse impact on, or materially delay, the consummation of the transactions contemplated by this Agreement, or that would be reasonably likely to have a Material Adverse Effect on Parent.

Section 5.3 Acquisition Proposals.

(a) The Company agrees that neither it nor any of its Subsidiaries nor any of its and their respective officers, directors, Employees and engaged financial advisors shall, and the Company shall use reasonable best efforts to cause the Company’s and its Subsidiaries’ respective investment bankers, attorneys, accountants, financial advisors, agents and other representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or facilitate (including by way of furnishing non-public information) any inquiries or the making or submission of any proposal or any offer that constitutes or could reasonably be expected to lead to the making of an Acquisition Proposal (as defined below), (ii) participate or engage in discussions or negotiations with, or provide to any person any non-public information or data relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries, or otherwise cooperate in any way with, any Person concerning an Acquisition Proposal or any contemplated Acquisition Proposal, (iii) approve, endorse, recommend or accept, or propose publicly to approve, endorse, recommend or accept, any Acquisition Proposal or (iv) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, or execute or enter into, any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (A) constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 5.3) or (B) requiring, intended to cause, or which could have the effect of causing the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement (each an “Acquisition Agreement”). Other than with respect to Parent, Merger Sub and Second Merger Sub, the Company shall not waive, modify, terminate or fail to enforce any “standstill” obligation of any Person. Any violation of the foregoing restrictions by any of the Company’s Subsidiaries or by any authorized representatives of the Company or any of its Subsidiaries, shall be deemed to be a breach of this Agreement by the Company. Notwithstanding anything to the contrary in this Agreement, the Company and the Company Board may take any actions described in clause (ii) of the first sentence of this Section 5.3(a) at any time prior to obtaining the Company Required Vote if, prior to such vote, (w) the Company receives a bona fide written Acquisition Proposal from a third party, including any party with whom the Company has an existing “standstill obligation” (and such Acquisition Proposal was not initiated, solicited, encouraged or facilitated by the Company or any of its Subsidiaries or any of their respective officers, directors, investment bankers, attorneys, accountants, financial advisors, agents or other representatives and did not otherwise result from a violation by such Persons of this Agreement or any standstill agreement), and (x) the Company Board determines in good faith by resolution duly adopted (after consultation with its financial advisors and outside legal counsel) that such proposal constitutes or is reasonably likely to lead to, a Superior Proposal from the third party that made the Acquisition Proposal and that taking such action is necessary in order to comply with its fiduciary duties under applicable Law, provided that the Company shall not deliver any information to such third party without entering into an Acceptable Confidentiality Agreement provided that such confidentiality agreement need not contain a provision that prohibits such Person from making any Acquisition Proposal or Superior Proposal, and (y) the Company has previously disclosed or concurrently discloses or makes available the same information, if any, to Parent as it makes available to such third party and provides to Parent a copy of the Acceptable Confidentiality Agreement that the Company entered into with such third party. Nothing contained in this Section 5.3 shall prohibit the Company or the Company Board from taking and disclosing to the Company’s stockholders a position with respect to an Acquisition Proposal pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act to the extent required by applicable Law, provided that this sentence shall not allow a Company Adverse Recommendation Change other than in accordance with paragraph (b) below.

(b) Neither (i) the Company Board nor any committee thereof shall directly or indirectly (A) fail to make, withdraw, qualify, amend or modify, or publicly propose to withdraw, qualify, amend or modify the approval, recommendation or declaration of advisability by the Company Board or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal or any letter of intent, agreement in principle, acquisition agreement, merger agreement or similar arrangement or agreement constituting an Acquisition Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) nor (ii) shall the Company or any of its Subsidiaries execute or enter into an Acquisition Agreement (other than an Acceptable Confidentiality Agreement permitted pursuant to Section 5.3(a)). Notwithstanding the foregoing, at any time prior to obtaining the Company Required Vote, and subject to the Company’s compliance at all times with the provisions of this Section 5.3 and Section 5.6, the Company Board may make a Company Adverse Recommendation Change if in response to an unsolicited Acquisition Proposal, (1) the Company Board concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal and, after consultation with the Company’s outside counsel and financial advisors, that a Company Adverse Recommendation Change is necessary in order to comply with its fiduciary duties under applicable Law, and (2) the Company Board has approved or concurrently approves a definitive agreement in respect of such Superior Proposal and terminates this Agreement pursuant to Section 7.1(d) and otherwise complies with Section 7.1(d), Section 8.1 and the other provisions of this Agreement; provided, however, that the Company shall not be entitled to exercise its right to make a Company Adverse Recommendation Change in response to a Superior Proposal or execute or enter into an Acquisition Agreement for a Superior Proposal (x) until four Business Days after the Company provides written notice to Parent (a “Company Notice”) advising Parent that the Company Board or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the Person or group making such Superior Proposal and, at the request of Parent, the Company shall negotiate in good faith with Parent during such four Business Day period, with respect to any alternative transaction (including any modifications to the terms of this Agreement) that would allow the Company Board not to make such Company Adverse Recommendation Change consistent with its fiduciary duties (it being understood that any change in the financial or other material terms of a Superior Proposal shall require a new Company Notice and a new four Business Day period under this Section 5.3(b)).

(c) As promptly as practicable, and in any event within 24 hours after receipt thereof, the Company shall advise Parent in writing of any Acquisition Proposal received from any Person, or any request for information, inquiry, discussions or negotiations with respect to any Acquisition Proposal or contemplated Acquisition Proposal, and the terms and conditions of such request, Acquisition Proposal, inquiry, discussions or negotiations, and the Company shall promptly (and in any event within 24 hours) provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person or group making any such request, Acquisition Proposal or inquiry or with whom any discussions or negotiations are taking place. The Company agrees that it shall simultaneously provide to Parent any non-public information concerning itself or its Subsidiaries provided to any other Person or group in connection with any Acquisition Proposal which was not previously provided to Parent. The Company shall keep Parent fully and promptly informed (and in any event within 24 hours after any change therein) of the status of any Acquisition Proposals (including the identity of the parties and price involved and any changes to any financial or other material terms and conditions thereof). Without limiting the foregoing, the Company shall promptly (and in any event within 24 hours) notify Parent in writing if it determines to engage in any actions described in clause (ii) of Section 5.3(a) and shall keep Parent reasonably informed in writing on a prompt basis (and in any event within 24 hours) of the status and details of any such actions. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality agreement to which it is a party or enter into any confidentiality agreement with any Person that would restrict the Company’s ability to provide information to Parent as required in this Article V.

(d) For purposes of this Agreement, “Acquisition Proposal” shall mean any proposal or offer, whether or not in writing, for the (i) direct or indirect acquisition or purchase of a business or assets that constitute 15% or more of the net revenues, net income or assets (based on the fair market value thereof) of the Company and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of, or tender offer or exchange offer for, any equity securities or capital stock of the Company or any of its Subsidiaries that if consummated would result in any Person or Persons beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (iii) merger, consolidation, restructuring, share exchange, transfer of assets, recapitalization, or other business combination or similar transaction involving the Company or any of its Subsidiaries that if consummated would result in any Person or Persons beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. The term “Superior Proposal” shall mean any bona fide written Acquisition Proposal that was not initiated, solicited, knowingly encouraged or facilitated by the Company or any of its Subsidiaries or any of their respective officers, directors, Employees, investment bankers, attorneys, accountants, financial advisors, agents or other representatives in violation of this Agreement, made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, share exchange, consolidation, asset purchase or other business combination, (A) 50% or more of the assets of the Company and its Subsidiaries, taken as a whole, or (B) 50% or more of the equity securities of the Company, in each case on terms which the Company Board determines in good faith by resolution duly adopted (after consultation with its financial advisors and outside legal counsel, and taking into account all financial, legal and regulatory terms and conditions of the Acquisition Proposal and this Agreement, including any alternative transaction (including any modifications to the terms of this Agreement) proposed by Parent in response to such Superior Proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation, of such Acquisition Proposal) to be reasonably likely to be completed on the terms proposed and is more favorable to the stockholders of the Company (in their capacity as stockholders) from a financial point of view as compared to the transactions contemplated hereby and to any alternative transaction (including any modifications to the terms of this Agreement) proposed by Parent pursuant to this Section 5.3; provided, however, that no proposal shall be deemed to be a Superior Proposal if such proposal is subject to a financing condition or any financing required to consummate the proposal is not fully committed (unless it is reasonable to conclude that the proposed acquiror has adequate financial resources to consummate the transaction).

(e) Immediately after the execution and delivery of this Agreement, the Company shall, and shall cause its Subsidiaries and their respective officers, directors, Employees, investment bankers, attorneys, accountants, financial advisors, agents and other representatives to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal. The Company agrees that it shall (i) take the necessary steps to promptly inform its officers, directors, Employees, investments bankers, attorneys, accountants, financial advisors, agents or other representatives involved in the transactions contemplated by this Agreement of the obligations undertaken in this Section 5.3 and (ii) request each Person who has heretofore executed a confidentiality agreement in connection with such Person’s consideration of acquiring the Company or any material portion thereof or any similar transaction to return or destroy (which destruction shall be certified in writing by an executive officer of such Person) all confidential information heretofore furnished to such Person by the Company or on its behalf to the extent such request is permitted or contemplated by such confidentiality agreement.

Section 5.4 Access to Information and Properties.

(a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each of the Company and Parent shall, and shall cause each of its Subsidiaries to, afford to the authorized representatives of the other party, including officers, Employees, accountants, counsel and other representatives of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to all of its properties, contracts, commitments, records, data and books and personnel and, during such period, it shall, and shall cause its Subsidiaries to, make available to the other parties all information concerning its business, properties and personnel as the other parties may reasonably request. No party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize any attorney-client privilege or contravene any Law or binding agreement entered into prior to the date of this Agreement. The Company and Parent will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) From the date of this Agreement until the Effective Time, each party and its authorized representatives, including engineers, advisors and consultants, lenders and financing sources, upon reasonable notice and in a manner that does not unreasonably interfere with the business of the applicable party or any of its Subsidiaries, may enter into and upon all or any portion of the real property owned or leased by the other party in order to investigate and assess, as such party reasonably deems necessary or appropriate, the environmental condition of such real property and the other assets or the businesses of such other party or any of its Subsidiaries (an “Investigation”). Each party hereto shall, and shall cause each of its Subsidiaries to, cooperate with the other parties in conducting any such Investigation, facilitating further testing or evaluation as may be reasonably prudent with respect to matters identified in the investigation, allow any other party reasonable access to such party’s and its Subsidiaries’ respective businesses, real property and other assets, together with full permission to conduct any such Investigation, and provide to any other party all plans, soil or surface or ground water tests or reports, any environmental investigation results, reports or assessments previously or contemporaneously conducted or prepared by or on behalf of such party, its Subsidiaries, or any of their predecessors that are in the possession of such party or any of its Subsidiaries, and all information relating to environmental matters regarding such party’s and its Subsidiaries’ respective businesses, real property and other assets that are in the possession of such party or any of its Subsidiaries. Under the terms of applicable operating agreements, access to Company Oil and Gas Properties and Parent Oil and Gas Properties which are operated by third parties may require such third-party operator’s prior approval and, where applicable, execution of such third-party operator’s customary boarding agreement. The Company (with respect to the Company Oil and Gas Properties) or Parent (with respect to the Parent Oil and Gas Properties) shall, upon request of the other party (the “Requesting Party”), request the third party operator’s approval for the Requesting Party to access and inspect the affected oil and gas properties. The Requesting Party shall repair any damage to the oil and gas properties resulting from such inspections and shall indemnify, defend and hold harmless the other party, its co-owners, Subsidiaries and its and their respective officers, directors, employees and agents from and against any and all claims, demands, losses, damages or causes of action arising from or relating to the Requesting Party’s inspection of the other party’s oil and gas properties, including, without limitation, claims of property damage, personal injury or death of any person arising from or relating to the Requesting Party’s inspection, regardless of the negligence, strict liability or other fault (but not gross negligence or willful misconduct) of the indemnified party.

(c) Parent and the Company will hold any information contemplated under this Sections 5.4 and any notices, agreements or information furnished pursuant to Section 5.3 in accordance with the provisions of the confidentiality agreement between the Company and Parent, dated as of January 6, 2012 (the “Confidentiality Agreement”).

(d) No investigation by Parent or the Company or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth in this Agreement.

Section 5.5 Further Action; Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including using reasonable best efforts to satisfy the conditions precedent to the obligations of any of the parties hereto, to obtain all necessary authorizations, consents and approvals, and to effect all necessary registrations and filings, and to assist Parent in obtaining any financing it may arrange in connection with the Merger. Each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing and will provide the other parties with copies of all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

(b) Each of Parent and the Company shall use their respective reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any applicable Law. Without limiting the foregoing, the Company and Parent shall, as soon as practicable, file any required Notification and Report Forms under the HSR Act with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “Antitrust Division”) and shall respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

(c) Each party shall (i) take all actions necessary to ensure that no state takeover Law or similar Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement and (ii) if any state takeover Law or similar Law becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on this Agreement, the Merger and the other transactions contemplated by this Agreement; provided, however, that Parent shall not be required to take any action to exempt any stockholder of the Company from any such Law.

(d) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the Surviving Company shall take or cause to be taken all such necessary action.

(e) Each of the parties hereto shall use reasonable best efforts to prevent the entry of, and to cause to be discharged or vacated, any order or injunction of a Governmental Entity precluding, restraining, enjoining or prohibiting consummation of the Merger.

(f) Notwithstanding the foregoing provisions of this Section 5.5, Parent shall not be required to agree to or accept, as a condition to obtaining any required approval or resolving any objection of any Governmental Entity, any requirement to divest or hold separate or in trust (or the imposition of any other condition or restriction with respect to) any of the respective businesses of Parent, the Company or any of their respective Subsidiaries, the Company Assets, the Parent Assets, the Company Real Property or the Parent Real Property.

Section 5.6 Proxy Statement; Form S-4; Stockholders’ Meeting.

(a) As promptly as practicable after the execution of this Agreement, the Company and Parent shall cooperate in preparing and each shall cause to be filed with the SEC, in connection with the Merger, a joint proxy statement in preliminary form (together with any amendments or supplements thereto, the “Proxy Statement”) and Parent shall as promptly as practicable after the execution of this Agreement prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus, and the parties shall file, if necessary, any other statement or schedule relating to this Agreement and the transactions contemplated hereby. Each of the Company and Parent shall use their respective reasonable best efforts to furnish the information required respectively concerning them and to respond to any comments made by the SEC or the staff of the SEC on the Proxy Statement, the S-4 and any such statement or schedule. Each of the Company and Parent shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and each of the Company and Parent shall as promptly as practicable thereafter mail the Proxy Statement to its stockholders. Parent shall also use reasonable best efforts to obtain all necessary state securities Law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement.

(b) If at any time prior to the Effective Time, any event or circumstance relating to the Company or Parent or any of their respective affiliates, or its or their respective officers or directors, should occur or be discovered by the Company or Parent that should be set forth in an amendment to the S-4 or a supplement to the Proxy Statement, the Company or Parent shall promptly inform the other parties hereto thereof in writing. All documents that the Company or Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form in all material respects with applicable requirements of the Securities Act and the Exchange Act. The parties shall notify each other promptly of the time when the S-4 has become effective, of the issuance of any stop order or suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or the S-4 or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement, the S-4 or the Merger and (ii) all orders of the SEC relating to the S-4.

(c) The Company, acting through the Company Board, shall, in accordance with its articles of incorporation and bylaws and with applicable Law, promptly and duly call, give notice of, convene and hold, as soon as practicable following the date on which the S-4 becomes effective for the purposes of voting upon the approval and adoption of this Agreement, a special meeting of its stockholders for the sole purpose of considering and taking action upon this Agreement (such meeting, including any postponement or adjournment thereof, the “Company Special Meeting”), and shall use its reasonable best efforts to hold the Company Special Meeting as soon as practical but no later than 45 days after such date. Except as otherwise provided in Section 5.3(b), the Company, acting through the Company Board, shall (i) recommend adoption of this Agreement and include in the Proxy Statement such recommendation, and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) such recommendation, or take any action or make any statements in connection with the Company Special Meeting inconsistent with such recommendation, and (ii) use its reasonable best efforts to solicit and obtain such adoption.

(d) Parent, acting through the Parent Board, shall, in accordance with its certificate of incorporation and bylaws and with applicable Law, promptly and duly call, give notice of, convene and hold, as soon as practicable following the date upon which the S-4 becomes effective for the purposes of voting upon the Parent Proposal a meeting of its stockholders (such meeting, including any postponements or adjournments thereof, the “Parent Stockholders’ Meeting”), and shall use its reasonable best efforts to hold the Parent Stockholders’ Meeting as soon as practical but no later than 45 days after such date. Parent, acting through the Parent Board, shall (i) recommend approval of the Parent Proposal and include in the Proxy Statement such recommendation and (ii) use its reasonable best efforts to solicit and obtain such approval.

Section 5.7 Notification of Certain Matters.

(a) The Company shall give prompt notice to Parent of any fact, event or circumstance as to which the Company obtains Knowledge that would be reasonably likely to result in a failure of a condition set forth in Section 6.3(a) or 6.3(b). Parent shall give prompt notice to the Company of any fact, event or circumstance as to which Parent obtains Knowledge that would be reasonably likely to result in a failure of a condition set forth in Section 6.2(a) or 6.2(b).

(b) Immediately prior to Closing, the Company shall provide Parent with a complete list of the number of employee terminations (other than (i) voluntary resignations without Good Reason and (ii) terminations for cause) for the 90-day period prior to Closing, by facility or geographic site of employment, provided that such list need not reflect the termination of any Employee whose aggregate annual salary is less than $50,000.

Section 5.8 Directors’ and Officers’ Insurance and Indemnification.

(a) After the Effective Time, the organizational documents of the Surviving Company shall contain provisions with respect to exculpation, indemnification and advancement of expenses no less favorable than the provisions set forth in the articles of incorporation and bylaws of the Company as of the date of this Agreement to individuals who at any time from and after the date of this Agreement and to and including the Effective Time were directors, officers and Employees of the Company or any of its Subsidiaries (the “Indemnified Parties”), which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of the Indemnified Parties in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the matters contemplated by this Agreement), unless such modification is required by Law.

(b) The rights to indemnification hereunder and any indemnification agreement of the Company or its Subsidiaries with respect to matters occurring through the Effective Time shall survive the Merger and the Second Merger and shall continue in full force and effect.

(c) At the Effective Time, Parent shall, or shall cause the Surviving Company to maintain directors’ and officers’ liability insurance under a policy and with a company reasonably acceptable to the Company covering, for a period of six years after the Effective Time, the directors and officers of the Company and its Subsidiaries who are or at any time prior to the Effective Time were covered by the Company’s existing directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred before the Effective Time (whether claims, actions or other proceedings relating thereto are commenced, asserted or claimed before or after the Effective Time), with coverage substantially similar to such directors’ and officers’ liability insurance in effect on the date of this Agreement; provided, however, that in no event shall Parent or the Surviving Company be required to expend pursuant to this Section 5.8(c) more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance and, in the event the cost of such coverage shall exceed that amount, Parent or the Surviving Company shall purchase as much coverage as possible for such amount. The provisions of this Section 5.8(c) shall be deemed to have been satisfied if prepaid “tail” policies have been obtained by Parent or the Surviving Company for purposes of this Section 5.8(c) from carriers with the same or better rating as the carrier of such insurances as of the date of this Agreement.

(d) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the articles of incorporation or bylaws of the Company, or any of their respective Subsidiaries, under the CBCA or otherwise. The provisions of this Section 5.8 shall survive the consummation of the Merger, are expressly intended to benefit each of the Indemnified Parties, and may not be amended or terminated after the Effective Time in a manner contrary to the interest of an Indemnified Party without the consent of such Indemnified Party.

(e) Parent shall cause the Surviving Company to perform all of the obligations of the Surviving Company under this Section 5.8 and the parties acknowledge and agree that Parent guarantees the payment and performance of the Surviving Company’s obligations pursuant to this Section 5.8.

(f) Notwithstanding any other provisions hereof, the obligations of Parent and the Surviving Company contained in this Section 5.8 shall be binding upon the successors and assigns of Parent. In the event Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as applicable, shall assume and honor the obligations set forth in this Section 5.8.

Section 5.9 Publicity. Neither the Company or Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated by this Agreement without the prior consultation of the other party, except as may be required by Law or by any listing agreement with Nasdaq or the NYSE. In addition, each of the Company and Parent agrees to consult with the other party before issuing any press release or other announcement with respect to its business, except as may be required by Law or by any listing agreement with Nasdaq or the NYSE if all reasonable best efforts have been made to consult with the other party.

Section 5.10 Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE subject to official notice of issuance, as of the Effective Time.

Section 5.11 Employees and Employee Benefits.

(a) The Company shall, or shall cause a Subsidiary, to terminate the employment of the Company Employees identified on Section 5.11(a)(i) of the Parent Disclosure Letter (the “Non-Continuing Company Employees”) on or before the Closing on such terms and conditions as Parent shall approve in writing, including the payment of severance pay in exchange for a release of claims that shall include Parent and its Subsidiaries. Nothing in this Agreement shall be construed as requiring Parent or any of its affiliates to employ any Company Employee for any length of time or upon any terms and conditions following the Effective Time. Nothing in this Agreement, express or implied, shall be construed to prevent Parent or its Subsidiaries from (i) terminating, or modifying the terms of employment of, any Company Employee following the Effective Time or (ii) terminating or modifying to any extent any Company Plan, Parent Plan or any other employee benefit plan, program, agreement or arrangement that Parent or its affiliates may establish or maintain. Notwithstanding the foregoing, if the employment of a Company Employee with Parent, or a Subsidiary of Parent who is or becomes the employer of the Company Employees after the Effective Time, is terminated during the one (1)-year period beginning immediately after the Effective Time, then Parent shall, or cause a Subsidiary of Parent who is or becomes the employer of the Company Employees after the Effective Time to, offer to such terminated Company Employee severance benefits as set forth in a written severance plan to be adopted by Parent, or a Subsidiary of Parent who is or becomes the employer of the Company Employees after the Effective Time, as soon as practicable after the Effective Time, which severance benefits shall be of a form, in an amount, and on the general terms and conditions provided in Section 5.11(a)(ii) of the Parent Disclosure Letter (such plan as adopted the “Halcón Severance Plan”), provided that the Halcón Severance Plan may provide for an offset to or reduction in the severance benefits, including to zero, by the amount of any benefits an eligible Company Employee is entitled to receive upon or in connection with the termination of employment under any written agreement with the Company or a Subsidiary or any Company Plan, and provided, further, that the Halcón Severance Plan may exclude any Company Employees (i) who are Non-Continuing Company Employees; (ii) who are not employed by the Company or a Subsidiary as of the Effective Time; (iii) who become eligible for benefits upon or in connection with the termination of employment under any written agreement with Parent or a Subsidiary of Parent or any other Parent Plan where such benefits, in the aggregate, are in excess of the benefits such Company Employee otherwise would be entitled to under the Halcón Severance Plan; or (iv) who receive a “Change in Control Payment” under the GeoResources, Inc. Change in Control Plan. As soon as practicable after the Effective Time, Parent shall adopt, or cause a Subsidiary of Parent who is or becomes the employer of the Company Employees after the Effective Time to adopt, bonus or other incentive programs or individual agreements designed to retain certain Company Employees after the Effective Time during a transition period on such terms and conditions as Parent shall determine in its sole discretion.

(b) To the extent allowed by Law and the terms of the Parent Plans, Parent shall, or shall cause its Subsidiaries to take action (including, if necessary, amending the Parent Plans) so that a Company Employee’s years of service with the Company or its Subsidiaries shall be counted for purposes of determining years of service, eligibility, vesting and benefit levels (but not benefit accruals under a defined benefit pension plan) with Parent or its Subsidiaries with regard to employee benefits offered by Parent or its Subsidiaries, a Company

Employee’s years of service with the Company or its Subsidiaries shall be counted. To the extent allowed by Law and the terms of the Parent Plans, following the Effective Time, for purposes of each Parent Plans in which any Company Employee or his or her eligible dependents is eligible to participate after the Effective Time, Parent shall, or shall cause its Subsidiaries to take action (including, if necessary, amending the Parent Plans) to, (i) waive any pre-existing condition, exclusion, actively-at-work requirement or waiting period to the extent such condition, exclusion, requirement or waiting period was satisfied or waived under the comparable Company Plan as of the Effective Time (or, if later, any applicable plan transition date), and (ii) provide full credit for any co-payments, deductibles or similar payments made or incurred prior to the Effective Time for the plan year in which the Effective Time (or such transition date) occurs.

Section 5.12 Certain Tax Matters.

(a) Parent and the Company shall each use their reasonable best efforts to cause the Merger in combination with the Second Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and before or after the Effective Time, none of Parent, Second Merger Sub or the Company shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could cause the Merger in combination with the Second Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

(b) Parent and the Company shall comply with the record keeping and information reporting requirements set forth in Treasury Regulation Section 1.368-3. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g).

(c) Parent and the Company shall each use its reasonable best efforts to obtain the Tax opinions set forth in Sections 6.2(d) and 6.3(d).

(d) Officers of Parent and the Company shall execute and deliver to Jones & Keller, P.C., Tax counsel for the Company, and Thompson & Knight LLP, Tax counsel for Parent, certificates substantially in the form agreed to by the parties and such law firms at such time or times as may reasonably be requested by such law firms, including prior to the time the S-4 is declared effective by the SEC and the Effective Time, in connection with such Tax counsel’s respective delivery of opinions pursuant to Sections 6.2(d) and 6.3(d). Each of Parent and the Company shall use its reasonable best efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the certifications and representations included in the certificates described in this Section 5.12(d).

(e) The Company and Parent shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, and transfer, recording, registration and other fees and similar Taxes which become payable in connection with the Merger that are required or permitted to be filed on or before the Effective Time. Each of Parent and the Company shall pay, without deduction from any amount payable to holders of Company Common Stock and without reimbursement from the other party, any such Taxes or fees imposed on it by any Governmental Entity, which becomes payable in connection with the Merger.

(f) Following the Merger and the Second Merger, Parent will not take any action and will not fail to take any action that would prevent the Merger and the Second Merger from satisfying the “continuity of business enterprise” requirement for a “reorganization” as provided in Treasury Regulation Section 1.368-1(d).

Section 5.13 Rule 16b-3. Prior to the Effective Time, the Company may take steps reasonably necessary to cause dispositions of shares of Company Common Stock (including derivative securities with respect to Company Common Stock) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company who is subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated thereunder in accordance with procedures in such rule or under that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

Section 5.14 Parent Board. Prior to the Effective Time, Parent shall increase the number of directors of Parent by one and, subject to the fiduciary duties of the board of directors of Parent, elect, as of the Effective Time, an individual mutually agreeable to both Parent and the Company as a Class A director of Parent.

Section 5.15 Company Warrant. The Company shall use its reasonable best efforts to enter into agreements with the holders of Company Warrants satisfactory to Parent that provide for the exercise or cancellation of such Company Warrant prior to, or contingent upon, the Closing. With respect to any Company Warrants so exercised, each share of Company Common Stock issued upon such exercise shall be deemed issued and outstanding immediately prior to the Effective Time and entitled to receive the Merger Consideration in accordance with Section 1.6 above.

Section 5.16 Disposition of Certain Properties. The parties acknowledge that after the Effective Time, Parent may (in its sole discretion) dispose of certain Company Oil and Gas Properties described in Section 5.16 of the Parent Disclosure Letter (the “Divestiture Properties”). In furtherance thereof, at any time prior to the Effective Time, the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts to assist Parent in preparing marketing materials, organizing a data room and taking such other actions as Parent may reasonably request in connection with the potential sale of the Divestiture Properties after the Effective Time.

ARTICLE 6

CONDITIONS

Section 6.1 Conditions to Each Party’s Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the parties hereto in writing, in whole or in part, to the extent permitted by applicable Law):

(a)(i) This Agreement shall have been approved and adopted by the Company Required Vote and (ii) the Parent Proposal shall have been approved and adopted by the Required Parent Vote;

(b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated;

(c) No statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Entity of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the Merger or makes the Merger illegal;

(d) Other than filing the Statement of Merger and the Second Merger State Filings in accordance with the State Statutes, all authorizations, consents and approvals of all Governmental Entities required to be obtained prior to consummation of the Merger shall have been obtained, except for such authorizations, consents, and approvals the failure of which to be obtained individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on any party to this Agreement;

(e) The S-4 shall have been declared effective, and no stop order suspending the effectiveness of the S-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC; and

(f) The shares of Parent Common Stock issuable to the stockholders of the Company in the Merger and to the holders of the Company Options, Company Warrants and Restricted Stock Units shall have been authorized for listing on the NYSE, subject to official notice of issuance.

Section 6.2 Conditions to the Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a)(i) The representations and warranties of Parent set forth in Section 4.6(a)(ii) shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing Date, as if made at and as of such time; (ii) the representations and warranties of Parent set forth in Sections 4.2(a) and (b) shall be true and correct in all respects (except for any de minimis inaccuracies therein) both at and as of the date of this Agreement and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (iii) the representations and warranties of Parent set forth in Section 4.3 and all statements set forth in Section 4.26 (relating to Taxes) shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iv) the representations and warranties of Parent set forth in this Agreement (other than the representations and warranties set forth in Sections 4.2(a) and (b), 4.3, and 4.6(a)(ii) and the statements set forth in Section 4.26) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) both at and as of the date of this Agreement and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Parent. The Company shall have received a certificate signed on behalf of Parent by each of two senior executive officers of Parent to the foregoing effect;

(b) Parent shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer or Chief Financial Officer of Parent to such effect;

(c) There shall not be pending any suit, action or proceeding by any Governmental Entity seeking to restrain, preclude, enjoin or prohibit the Merger or any of the other transactions contemplated by this Agreement;

(d) The Company shall have received the opinion of Jones & Keller, P.C., counsel to the Company, in form and substance reasonably satisfactory to the Company, on the date on which the S-4 is filed and on the Closing Date, in each case dated as of such respective date, rendered on the basis of facts, representations and assumptions set forth in such opinion and the certificates obtained from officers of Parent and the Company, all of which are consistent with the state of facts existing as of the date on which the S-4 is filed and the Effective Time, as applicable, to the effect that (i) the Merger in combination with the Second Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) the Company and Parent will each be a “party to the reorganization” within the meaning of Section 368 of the Code. In rendering the opinion described in this Section 6.2(d), Jones & Keller, P.C. shall have received and may rely upon the certificates and representations referred to in Section 5.12(d);

(e) Parent must have delivered to its counsel, the Company and the Company’s counsel a certificate signed on behalf of Parent by a duly authorized officer of Parent certifying the representations set forth in Section 4.26 and as otherwise reasonably requested by the Company’s or Parent’s tax counsel;

(f) The number of Dissenting Shares shall not exceed 9% of the outstanding shares of Company Common Stock and in the reasonable business judgment of the Company have the effect of disqualifying the Merger and Second Merger as constituting a reorganization under Section 368(a) of the Code; and

(g) During the period from the date of execution of this Agreement until the Effective Time, there shall not have occurred a Material Adverse Effect on Parent.

Section 6.3 Conditions to Obligations of Parent to Effect the Merger. The obligations of Parent to effect the Merger are further subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a)(i) The representations and warranties of the Company set forth in Section 3.6(a)(ii) shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing Date, as if made at and as of such time; (ii) the representations and warranties of the Company set forth in Sections 3.2(a) and (b) shall be true and correct in all respects (except for any de minimis inaccuracies therein) both at and as of the date of this Agreement and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (iii) the representations and warranties of the Company set forth in Section 3.3 and all statements set forth in Section 3.26 (relating to Taxes) shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iv) the representations and warranties of the Company set forth in this Agreement (other than the representations and warranties set forth in Sections 3.2(a) and (b), 3.3, and 3.6(a)(ii) and the statements set forth in Section 3.26) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) both at and as of the date of this Agreement and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on the Company. Parent shall have received a certificate signed on behalf of the Company by each of two senior executive officers of the Company to the foregoing effect;

(b) The Company shall have performed in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer to such effect;

(c) There shall not be pending any suit, action or proceeding by any Governmental Entity seeking to (i) prohibit or limit in any material respect the ownership or operation by the Company or Parent or any of their respective affiliates of a substantial portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or to require any such Person to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement or (ii) restrain, preclude, enjoin or prohibit the Merger or any of the other transactions contemplated by this Agreement;

(d) Parent shall have received the opinion of Thompson & Knight LLP, counsel to Parent, in form and substance reasonably satisfactory to Parent, on the date on which the S-4 is filed and on the Closing Date, in each case dated as of such respective date, rendered on the basis of facts, representations and assumptions set forth in such opinion and the certificates obtained from officers of Parent and the Company, all of which are consistent with the state of facts existing as of the date on which the S-4 is filed or the Effective Time, as applicable, to the effect that (i) the Merger in combination with the Second Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) the Company and Parent will each be a “party to the reorganization” within the meaning of Section 368 of the Code. In rendering the opinion described in this Section 6.3(d), Thompson & Knight LLP, shall have received and may rely upon the affiliate letters, certificates and representations referred to in Section 5.12(d);

(e) The number of Dissenting Shares shall not exceed 9% of the outstanding shares of Company Common Stock;

(f) All material consents and approvals of any Person that the Company or Parent or any of their respective Subsidiaries is required to obtain in connection with the consummation of the Merger, including consents and approvals from parties to loans, contracts, leases or other agreements, shall have been obtained, and a copy of each such consent and approval shall have been provided to Parent at or prior to the Closing, except for such consents and approvals the failure of which to be obtained individually or in the aggregate would not be reasonably likely to have or result in a Material Adverse Effect on the Company or Parent, as applicable;

(g) The Company must have delivered to its counsel, Parent and Parent’s counsel a certificate signed on behalf of the Company by a duly authorized officer of the Company certifying the representations set forth in Section 3.26 and as otherwise reasonably requested by the Company’s or Parent’s tax counsel; and

(h) During the period from the date of execution of this Agreement until the Effective Time, there shall not have occurred a Material Adverse Effect on the Company.

ARTICLE 7

TERMINATION

Section 7.1 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a) By the mutual written agreement of Parent and the Company.

(b) By either the Company or Parent upon written notice to the other, if:

(i) the Merger shall not have been consummated on or before December 31, 2012 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to a party whose failure to fulfill any material obligation under this Agreement or other material breach of this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date;

(ii) any Governmental Entity shall have issued a statute, rule, order, decree or regulation or taken any other action (which statute, rule, order, decree, regulation or other action the parties hereto shall have used their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or making the Merger illegal and such statute, rule, order, decree, regulation or other action shall have become final and nonappealable (provided that the terminating party is not then in breach of Section 5.5);

(iii) the stockholders of the Company fail to adopt and approve this Agreement by the Company Required Vote at the Company Special Meeting; provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(b)(iii) if it has breached any of its obligations under Section 5.3 or Section 5.6;

(iv) there shall have been a material breach of or any inaccuracy in any of the representations or warranties set forth in this Agreement on the part of any of the other parties, which breach, by its nature, cannot be cured prior to the Termination Date, or which breach is not cured prior to the earlier of (A) thirty days following receipt by the breaching party of written notice of such breach from the terminating party, or (B) the Termination Date (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(iv) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated by this Agreement under Section 6.3(a) (in the case of a breach of representation or warranty by the Company) or Section 6.2(a) (in the case of a breach of representation or warranty by Parent);

(v) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of any of the other parties, which breach, by its nature, cannot be cured prior to the Termination Date, or which breach shall not have been cured prior to the earlier of (A) thirty (30) days following receipt by the breaching party of written notice of such breach from the terminating party, or (B) the Termination Date (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); or

(vi) the Parent Proposal shall not have been approved and adopted by the Required Parent Vote at the Parent Stockholders’ Meeting; provided that Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.1(b)(vi) if it has breached any of its obligations under Section 5.6.

(c) By Parent, upon written notice to the Company, if prior to obtaining the Company Required Vote (i) the Company, or the Company Board, as the case may be, shall have (A) entered into or recommended, or publicly announced its intention to enter into or recommend, any Acquisition Agreement (whether or not in connection with a Superior Proposal) or (B) approved or recommended, any Acquisition Proposal (whether or not a Superior Proposal), (ii) a Company Adverse Recommendation Change shall have occurred or the Company Board shall have resolved to make any Company Adverse Recommendation Change, (iii) the Company shall have breached in any material respect any of its obligations under Section 5.3 or Section 5.6, (iv) a competing tender or exchange offer constituting an Acquisition Proposal shall have commenced and the Company shall not have sent holders of the shares of Company Common Stock pursuant to Rule 14e-2 promulgated under the Exchange Act (within ten business days after such tender or exchange offer is first published, sent or given (within the meaning of Rule 14e-2)), a statement disclosing that the Company Board recommends rejection of such Acquisition Proposal, or (v) the Company or the Company Board shall have resolved to do any of the foregoing.

(d) By the Company, upon written notice to Parent, if prior to obtaining the Required Company Vote the Company, or the Company Board, shall have effected a Company Adverse Recommendation Change pursuant to Section 5.3(b) and authorized the Company to enter into a binding definitive agreement in respect of a Superior Proposal, at all times in compliance with the provisions of Section 5.3; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(d) unless such Superior Proposal did not result from the Company’s breach of Section 5.3 or Section 5.6 hereto. No termination pursuant to this Section 7.1(d) shall be effective unless the Company shall simultaneously pay the Termination Fee as required by Section 8.1.

(e) By the Company, upon written notice to Parent, if Parent shall have breached in any material respect any of its obligations under Section 5.6.

(f) By Parent, if the event described in Section 6.3(h) of this Agreement (relating to a Material Adverse Effect on the Company) occurs.

(g) By the Company, if the event described in Section 6.2(g) of this Agreement (relating to a Material Adverse Effect on Parent) occurs.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given by the terminating party to the other parties specifying the provision of this Agreement pursuant to which such termination is made, and except as provided in this Section 7.2, this Agreement shall forthwith become null and void after the expiration of any applicable period following such notice. In the event of such termination, there shall be no liability on the part of Parent or the Company, except as set forth in Section 8.1 of this Agreement and except with respect to the requirement to comply with the Confidentiality Agreement; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

ARTICLE 8

MISCELLANEOUS

Section 8.1 Fees and Expenses.

(a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except as provided in Section 8.1(c) or 8.1(f).

(b) If this Agreement is terminated by Parent pursuant to Section 7.1(c) or by the Company pursuant to Section 7.1(d), then the Company shall pay to Parent in immediately available funds a termination fee in an amount equal to U.S. $27,796,549 (the “Termination Fee”).

(c) Notwithstanding Section 8.1(a), in the event of a termination of this Agreement by Parent pursuant to Section 7.1(b)(iv) or 7.1(b)(v) or by either the Company or Parent pursuant to Section 7.1(b)(iii), the Company shall reimburse Parent and Merger Sub for up to $10.0 million in the aggregate of their Expenses (as hereafter defined) by wire transfer of immediately available funds not later than two Business Days after delivery by Parent to the Company of an itemization prepared in good faith setting forth in reasonable detail all such Expenses, which itemization must be delivered within ten (10) Business Days following termination; and in the event of a termination of this Agreement by the Company pursuant to Section 7.1(b)(iv), 7.1(b)(v), 7.1(b)(vi) or 7.1(e), Parent shall reimburse the Company for up to $10.0 million in the aggregate of its Expenses by wire transfer of immediately available funds not later than two Business Days after delivery by the Company to Parent of an itemization prepared in good faith setting forth in reasonable detail all such Expenses, which itemization must be delivered within ten Business Days following termination. As used herein, “Expenses” shall mean all reasonable out-of-pocket documented fees and expenses (including all fees and expenses of counsel, accountants, consultants, financial advisors and investment bankers but excluding internal costs and allocated overhead of the parties) incurred in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the Merger.

(d) In the event that (i) an Acquisition Proposal with respect to the Company has been proposed by any Person (other than Parent or any of its affiliates) or any Person has publicly announced its intention (whether or not conditional) to make an Acquisition Proposal, or such Acquisition Proposal or such intention has otherwise become publicly known to the Company’s stockholders generally, (ii) thereafter this Agreement is terminated by either the Company or Parent pursuant to Section 7.1(b)(i) or 7.1(b)(iii) or by Parent pursuant to Section 7.1(b)(iv) or 7.1(b)(v), and (iii) within twelve (12) months after the termination of this Agreement, the Company or any of its Subsidiaries enters into any definitive agreement providing for an Acquisition Proposal, or an Acquisition Proposal with respect to the Company or any of its Subsidiaries is consummated, then the Company shall pay to Parent the Termination Fee (less the amount, if any, that the Company shall have previously paid to Parent in accordance with Section 8.1(c)) in immediately available funds.

(e) For purposes of clause (iii) of Section 8.1(d) only, the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 5.3(e) except that all references to “15%” therein shall be deemed to be references to “50% or more”.

(f) Any payment of the Termination Fee pursuant to Section 8.1(b) shall be made within two Business Days after termination of this Agreement by wire transfer of immediately available funds to an account designated by Parent. Any payment of the Termination Fee pursuant to Section 8.1(d) shall be made prior to the first to occur of the events described in clause (iii) of Section 8.1(d). The parties acknowledge that the agreements contained in this Section 8.1 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, none of the parties would enter into this Agreement; accordingly, (x) if the Company fails promptly to pay or cause to be paid the amounts due pursuant to this Section 8.1, and, in order to obtain such payment,

Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 8.1, the Company shall pay to Parent its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 8.1 at the prime rate of JPMorgan Chase, N.A. in effect on the date such payment was required to be made; and (y) if Parent fails promptly to pay or cause to be paid the amounts due pursuant to this Section 8.1, and, in order to obtain such payment, Company commences a suit that results in a judgment against Parent for the amounts set forth in this Section 8.1, Parent shall pay to the Company its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 8.1 at the prime rate of JPMorgan Chase, N.A. in effect on the date such payment was required to be made.

(g) The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

(h) This Section 8.1 shall survive any termination of this Agreement.

Section 8.2 Amendment; Waiver.

(a) This Agreement may be amended by the parties to this Agreement, by action taken or authorized by their respective boards of directors, at any time before or after approval by the stockholders of the Company of the matters presented in connection with the Merger, but after any such approval no amendment shall be made without the approval of the stockholders of the Company if such amendment alters or changes (i) the Merger Consideration, or (ii) any terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b) At any time prior to the Effective Time, the parties to this Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto by the other party or (iii) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at Law or in equity.

Section 8.3 Survival. The representations and warranties contained in this Agreement or in any certificates or other documents delivered prior to or as of the Effective Time shall survive until (but not beyond) the Effective Time. The covenants and agreements of the parties hereto (including the Surviving Company after the Merger and the Second Merger) shall survive the Effective Time without limitation (except for those which, by their terms, contemplate a shorter survival period).

Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, (c) the expiration of five Business Days after the day when mailed in the United States by certified or registered mail, postage prepaid, or (d) delivery in Person, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to the Company, to:

GeoResources,	Inc.
110	Cypress Station Drive, Suite 220
Houston,	Texas 77090
Facsimile:	281-537-8324
Attention:	Frank A. Lodzinski

with	a copy (which shall not constitute notice) to:

Jones	& Keller, P.C.
1999	Broadway, Suite 3150
Denver,	Colorado 80202
Facsimile:	303-573-8133
Attn:	Reid A. Godbolt

and

(b)	if to Parent, to:

Halcón	Resources Corporation
1000	Louisiana Street, Suite 6700
Houston,	Texas 77002
Facsimile:	832-538-0220
Attention:	Floyd C. Wilson

with	a copy (which shall not constitute notice) to:

Thompson	& Knight LLP
333	Clay Street, Suite 3300
Houston,	Texas 77002
Facsimile:	713-654-1871
Attention:	William T. Heller IV

Section 8.5 Interpretation.

(a) When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”. The word “affiliates” when used in this Agreement shall have the meaning given to it in Rule 12b-2 under the Exchange Act. The phrase “beneficial ownership” and words of similar import when used in this Agreement shall have the meaning given to it in Rule 13d-3 under the Exchange Act. The phrase “the date of this Agreement,” “date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 24, 2012.

(b) The inclusion of any information in the Company Disclosure Letter or the Parent Disclosure Letter shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in the Company Disclosure Letter or the Parent Disclosure Letter, that such information is required to be listed in the Company Disclosure Letter or the Parent Disclosure Letter or that such items are material to the Company or Parent, as the case may be. The headings, if any, of the individual sections of each of the Company Disclosure Letter and the Parent Disclosure Letter are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of this Agreement. The Company Disclosure Letter and the Parent Disclosure Letter are arranged in sections corresponding to those contained in this Agreement merely for convenience, and the disclosure of an item in one section of the Company Disclosure Letter or the Parent

Disclosure Letter as an exception to a particular representation or warranty shall be deemed adequately disclosed as an exception with respect to all other representations or warranties, notwithstanding the presence or absence of an appropriate section of the Company Disclosure Letter or the Parent Disclosure Letter with respect to such other representations or warranties or an appropriate cross reference thereto (but only to the extent an exception to a particular representation or warranty in one section of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, is disclosed in such a way as to make its relevance to such other representation or warranty reasonably apparent).

(c) The specification of any dollar amount in the representations and warranties or otherwise in this Agreement, the Parent Disclosure Letter or in the Company Disclosure Letter is not intended and shall not be deemed to be an admission or acknowledgement of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.

Section 8.6 Headings; Schedules. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Disclosure of any matter pursuant to any Section of the Company Disclosure Letter or Parent Disclosure Letter shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

Section 8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement. Delivery of an executed counterpart signature page of this Agreement by facsimile is as effective as executing and delivering this Agreement in the presence of the other parties.

Section 8.8 Entire Agreement. This Agreement, including the Company Disclosure Letter, Parent Disclosure Letter, exhibits and amendments hereto, and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings (written and oral), among the parties with respect to the subject matter of this Agreement.

Section 8.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 8.10 Governing Law; Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof, except to the extent that the provisions of the CBCA or CCAA necessarily apply with respect to the consummation of the Merger or the Second Merger under Colorado law and similar matters. Each of the parties hereto hereby agrees that any claim, suit, action or other proceeding, directly or indirectly, arising out of, under or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (and each agrees that no such claim, action, suit or other proceeding relating to this Agreement shall be brought by it or any of its affiliates except in such court), and the parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any such court in any such claim, suit, action or other proceeding and irrevocably and unconditionally waive the defense of an inconvenient forum to the maintenance of any such claim, suit, action or other proceeding. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective address set forth in Section 8.4 shall be effective service of process for any claim, action, suit or other proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. The parties hereto hereby agree that a final, non-appealable judgment in any such claim, suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

Section 8.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties; provided that Parent may assign this Agreement to any of its Subsidiaries or any Subsidiary or affiliate thereof.

Section 8.12 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party to this Agreement and their permitted assignees, and (other than Sections 5.8 and 8.11) nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Without limiting the foregoing, no direct or indirect holder of any equity interests or securities of any party to this Agreement (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any affiliate of any party to this Agreement, nor any director, officer, employee, representative, agent or other controlling Person of each of the parties to this Agreement and their respective affiliates shall have any liability or obligation arising under this Agreement or the transactions contemplated hereby.

Section 8.13 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any provision of this Agreement was not performed by the parties hereto in accordance with the terms of this Agreement and that Parent and the Company, as applicable, shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy at Law or equity.

Section 8.14 Definitions. The following terms have the following definitions:

“Acceptable Confidentiality Agreement” means, with respect to the Company or Parent, an agreement that imposes obligations and restrictions on the counterparty thereto which are substantially similar to the terms that are binding on the other party to this Agreement, as applicable, under the Confidentiality Agreement.

“Acquisition Agreement” has the meaning given such term in Section 5.3(a) of this Agreement.

“Acquisition Proposal” has the meaning given such term in Section 5.3(d) of this Agreement.

“Advisers Act” has the meaning given such term in Section 3.22 of this Agreement.

“Affiliated Group” means one or more chains of corporations connected through stock ownership with a common parent corporation, but only if:

(i) the common parent owns directly stock that possesses at least 80% of the total voting power, and has a value at least equal to 80% of the total value, of the stock in at least one of the other corporations, and

(ii) stock possessing at least 80% of the total voting power, and having a value at least equal to 80% of the total value, of the stock in each corporation (except the common parent) is owned directly by one or more of the other corporations.

“Aggregate Merger Consideration” means the aggregate Merger Consideration for all shares of Company Common Stock.

“Agreement” has the meaning given such term in the Preamble of this Agreement.

“Antitrust Division” has the meaning given such term in Section 5.5(b) of this Agreement.

“Assumed Warrant” has the meaning given such term in Section 1.7(b) of this Agreement.

“Barclays” has the meaning given such term in Section 4.24(b) of this Agreement.

“Benefit Plan” means any employee benefit plan, program, policy, practice, agreement, contract or other arrangement, whether or not written, including any “employee welfare benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), any employment or severance agreement, and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, change of control or fringe benefit plan, program, policy, practice, agreement, contract or other arrangement.

“Book Entry Shares” has the meaning given such term in Section 1.6(b) of this Agreement.

“Business Day” means any day other than Saturday and Sunday and any day on which banks are not required or authorized to close in the State of Texas.

“Cash Portion” has the meaning given such term in Section 1.7(b) of this Agreement.

“CBCA” has the meaning given such term in the Recitals of this Agreement.

“CCAA” has the meaning given such term in the Recitals of this Agreement.

“Certificate” has the meaning given such term in Section 1.6(b) of this Agreement.

“Closing” has the meaning given such term in Section 1.3 of this Agreement.

“Closing Date” has the meaning given such term in Section 1.3 of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning given to it in the Preamble of this Agreement.

“Company Adverse Recommendation Change” has the meaning given such term in Section 5.3(b) of this Agreement.

“Company Assets” means all of the properties and assets (real, personal or mixed, tangible or intangible) of the Company and its Subsidiaries.

“Company Balance Sheet” has the meaning given such term in Section 3.13(a) of this Agreement.

“Company Board” has the meaning given such term in Section 3.3(a) of this Agreement.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” has the meaning given such term in Section 3.2(a) of this Agreement.

“Company Consolidated Group” means any affiliated group within the meaning of Section 1504(a) of the Code, in which the Company (or any Subsidiary of the Company) is or has ever been a member or any group of corporations with which Company files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate Return.

“Company Consultant” has the meaning given such term in Section 3.17(g) of this Agreement.

“Company Credit Agreement” means that certain Third Amended and Restated Credit Agreement between the Company and Wells Fargo Bank, National Association as Administrative Agent dated November 9, 2011.

“Company Disclosure Letter” has the meaning given such term in Article 3 of this Agreement.

“Company Employee” has the meaning given such term in Section 3.17(g) of this Agreement.

“Company Financial Statements” has the meaning given such term in Section 3.5(b) of this Agreement.

“Company Leased Real Property” means all interests in real property pursuant to the Company Leases other than the Company Oil and Gas Properties and other oil, gas and mineral rights of the Company and its Subsidiaries.

“Company Leases” means the real property leases, subleases, licenses and use or occupancy agreements pursuant to which Company or any of its Subsidiaries is the lessee, sublessee, licensee, user, operator or occupant of real property, or interests therein other than such leases, subleases, licenses and use or occupancy agreements relating to the Company Oil and Gas Properties and other oil, gas and mineral rights of the Company and its Subsidiaries.

“Company Material Contract” has the meaning given such term in Section 3.12(a) of this Agreement.

“Company Notice” has the meaning given such term in Section 5.3(b) of this Agreement.

“Company Oil and Gas Properties” means, with respect to Company or any of its Subsidiaries, all of the Company’s or any of its Subsidiaries’ right, title and interest in, to and under, or derived from mineral fee interests, oil and gas leases and rights, royalties, overriding royalties, net profits interests, production payments or other interests in oil, gas or minerals, Wells and Units, including all land, facilities, platforms, pipelines, gathering systems, saltwater disposal systems, plants, easements, rights-of-way, surface leases, surface use agreements, personal property and equipment, contracts, agreements and information pertaining or relating thereto.

“Company Option” has the meaning given such term in Section 1.7(a) of this Agreement.

“Company Owned Real Property” means the material real property and interests in real property owned by the Company and its Subsidiaries other than the Company Oil and Gas Properties.

“Company Permits” has the meaning given such term in Section 3.10(d) of this Agreement.

“Company Plans” has the meaning given such term in Section 3.9 of this Agreement.

“Company Preferred Stock” has the meaning given such term in Section 3.2(a) of this Agreement.

“Company Real Property” means the Company Owned Real Property and the Company Leased Real Property.

“Company Required Vote” has the meaning given such term in Section 3.24 of this Agreement.

“Company Reserve Report” has the meaning given such term in Section 3.21(a) of this Agreement.

“Company SEC Documents” has the meaning given such term in Section 3.5(a) of this Agreement.

“Company Special Meeting” has the meaning given such term in Section 5.6(c) of this Agreement.

“Company Stock Plans” has the meaning given such term in Section 1.7(a) of this Agreement.

“Company Warrant” has the meaning given such term in Section 1.7(b) of this Agreement.

“Competition Laws” means Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade and includes the HSR Act.

“Confidentiality Agreement” has the meaning given such term in Section 5.4(c) of this Agreement.

“Cut-off Time” has the meaning given such term in Section 3.2(a) of this Agreement.

“Defensible Title” means that title of Company or Parent (or their respective Subsidiaries), as the case may be, which:

(i) entitles the Company or Parent (or their respective Subsidiaries), as the case may be, to receive a percentage of the Hydrocarbons produced, saved and marketed from any oil, gas and mineral lease, Unit or Well throughout the duration of the productive life of such lease, Unit or Well, which is not less than the “net revenue interest” shown on the Company Reserve Report or the Parent Reserve Report, as the case may be, for such lease, Unit or Well, except for decreases in connection with those operations in which the Company or Parent (or their respective Subsidiaries), as applicable, may be or hereafter become a non-consenting co-owner;

(ii) obligates the Company or Parent (or their respective Subsidiaries), as the case may be, to bear a percentage of the costs and expenses associated with the ownership, operation, maintenance and repair of any oil, gas and mineral lease, Unit or Well which is not greater than the “working interest” shown on the Company Reserve Report or the Parent Reserve Report, as the case may be, with respect to such lease, Unit or Well, without increase throughout the life of such lease, Unit or Well other than (A) increases accompanied by at least a proportionate interest in the net revenue interest, (B) increases reflected in the applicable Reserve Report, and (C) increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements that are accompanied by at least a proportionate increase in the net revenue interest; and

(iii) is free and clear of Liens, other than Permitted Liens.

“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“DGCL” has the meaning given such term in the Recitals of this Agreement.

“Disability” means, with respect to Floyd C. Wilson, if and only if such individual shall have been unable to substantially perform his duties as an executive officer of Parent as a result of sickness or injury, and shall have remained unable to perform any such duties for a period of more than 60 consecutive days prior to the Effective Time.

“Dissenting Share” has the meaning given such term in Section 1.8 of this Agreement.

“Divestiture Properties” has the meaning given such term in Section 5.16 of this Agreement.

“DLLCA” has the meaning given such term in the Recitals of this Agreement.

“DOL” means the United Stated Department of Labor.

“Effective Time” has the meaning given such term in Section 1.2 of this Agreement.

“Employee” means any Person employed at common law or treated by the Company, Parent or any of their respective Subsidiaries, as applicable, as an employee.

“Employment and Withholding Taxes” means any federal, state, local, foreign or other employment, unemployment, insurance, social security, disability, workers’ compensation, payroll, health care or other similar Tax and all Taxes required to be withheld by or on behalf of each of the Company and any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, in connection with amounts paid or owing to any current or former Employee, independent contractor, creditor, stockholder or other party, in each case, on or in respect of the business or assets thereof.

“Employment Laws” means all Laws relating to employment and employment practices, terms and conditions of employment, labor relations, wages, hours of work and overtime, worker classification, employment-related immigration and authorization to work in the United States, occupational safety and health, and privacy of health information.

“Environmental Claim” means any claim, demand, suit, action, cause of action, proceeding, investigation or notice to the Company or any of its Subsidiaries by any Person or entity alleging any potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, personal injuries, or penalties) arising out of, based on, or resulting from (i) the presence, or Release into the environment, of any Hazardous Substance (as hereinafter defined) at any location owned, leased, operated or used by the Company or its Subsidiaries, or Parent or any of its Subsidiaries, as the case may be, or (ii) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law.

“Environmental Laws” means all Laws, including common law, relating to pollution, cleanup, restoration or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata and natural resources) or to the protection of flora or fauna or their habitat or to human or public health or safety, including (i) Laws relating to emissions, discharges, Releases or threatened Releases of Hazardous Substances, or otherwise relating to the manufacture, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, including the Comprehensive Environmental Response, Compensation, and Liability Act and the Resource Conservation and Recovery Act, and (ii) the Occupational Safety and Health Act, in each case as in effect as of the Effective Time.

“ERISA” has the meaning given such term in Section 3.9(a) of this Agreement.

“ERISA Affiliate” has the meaning given such term in Section 3.9(a) of this Agreement.

“Exchange Act” has the meaning given such term in Section 3.5(a) of this Agreement.

“Exchange Agent” has the meaning given such term in Section 2.1(a) of this Agreement.

“Exchange Fund” has the meaning given such term in Section 2.1(a) of this Agreement.

“Exchange Ratio” has the meaning given such term in Section 1.6(a) of this Agreement.

“Excluded Shares” has the meaning given such term in Section 1.6(d) of this Agreement.

“Expenses” has the meaning given such term in Section 8.1(c) of this Agreement.

“FTC” has the meaning given such term in Section 5.5(b) of this Agreement.

“GAAP” has the meaning given such term in Section 3.5(b) of this Agreement.

“Good Reason” means (i) any reduction in an employee’s annual base salary or expected total compensation (including bonus and benefits) or (ii) requiring such employee to be based at any office location further than 25 miles from such employee’s office location as of the date of this Agreement.

“Governmental Entity” has the meaning given such term in Section 3.4(b) of this Agreement.

“Halcón Severance Plan” has the meaning given such term in Section 5.11(a) of this Agreement.

“Hazardous Substance” means (i) chemicals, pollutants, contaminants, wastes, toxic and hazardous substances, and oil and petroleum products, (ii) any substance that is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, chlorides, radon gas or related materials or lead or lead-based paint or materials, (iii) any substance, material or waste that requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as hazardous, toxic or otherwise dangerous under any Environmental Laws or (iv) any substance that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous.

“HSR Act” has the meaning given such term in Section 3.4(b) of this Agreement.

“Hydrocarbons” has the meaning given such term in Section 3.4(a) of this Agreement.

“Hydrocarbon Contracts” has the meaning given such term in Section 3.4(a) of this Agreement.

“Indebtedness” means, as to any Person, without duplication, all of the following, whether or not included as Indebtedness or liabilities in accordance with GAAP:

(i) all obligations of such Person for borrowed money, including all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(ii) all direct or contingent obligations of such Person to reimburse any letter of credit issuer in respect of amounts paid under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

(iii) all Indebtedness arising or created under any conditional sale agreement or title retention agreement relating to any Property acquired by such Person (even through the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property);

(iv) all obligations of such Person to pay the deferred purchase price of property or services, other than (A) accounts payable arising in the ordinary course of business; (B) accounts payable that are being contested in good faith; and (C) any obligations included in that certain entry or entries in the Person’s financial records representing revenue suspense accounts;

(v) capitalized lease liabilities;

(vi) obligations of such Person under any lease which is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a “synthetic lease”); and

(vii) all contingent obligations of such Person in respect of any of the foregoing.

“Indemnified Parties” has the meaning given such term in Section 5.8(a) of this Agreement.

“Intellectual Property” has the meaning given such term in Section 3.11(a) of this Agreement.

“Investigation” has the meaning given such term in Section 5.4(b) of this Agreement.

“Investment Company Act” has the meaning given such term in Section 3.22 of this Agreement.

“IRS” means the Internal Revenue Service.

“Knowledge” means, with respect to the Company, the actual knowledge after due inquiry of the individuals listed in Section 8.14 of the Company Disclosure Letter, and (ii) with respect to Parent, the actual knowledge after due inquiry of the individuals listed in Section 8.14 of the Parent Disclosure Letter.

“Laws” has the meaning given such term in Section 3.4(a) of this Agreement.

“Liens” means any mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, condition, encroachment, voting trust agreement, interest, option, right of first offer, tag-along right, call, preemptive right, negotiation or refusal, proxy, lien, charge or other restrictions or limitations of any nature whatsoever.

“Litigation” means any action, claim, suit, proceeding, audit, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal or regulatory, in law or in equity, by or before any Governmental Entity or arbitrator (including workers’ compensation claims).

“Material Adverse Effect” means, with respect to Parent or the Company, as the case may be, any change, affect, event, occurrence, state of facts, development or developments that (i) results in a material adverse effect on the business, properties, assets, liabilities (contingent or otherwise) results of operations, financial condition or prospects of such party and its Subsidiaries taken as a whole or (ii) prevents or materially impedes or delays the consummation by such party of the Merger and the other transactions contemplated hereby; provided, that with respect to the Company, the death or Disability of Floyd C. Wilson shall constitute a Material Adverse Effect on Parent for purposes of Section 7.1(g); and provided further, that for purposes of analyzing whether any change, effect, event, occurrence, state of facts or development constitutes a Material Adverse Effect under this definition, the parties agree that the analysis of materiality shall not be limited to a long-term perspective. Notwithstanding the foregoing, the following shall not be deemed to constitute, a Material Adverse Effect: (A) changes and effects attributable to changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (B) changes and effects attributable to or resulting from changes in general industry conditions in the oil and gas exploration, development and production industry or general economic conditions, including changes in commodity prices, except, in each case, to the extent any such changes or effects disproportionately affect such party in comparison to other companies in the same industry and (C) changes and effects attributable to the announcement or pendency of this Agreement or the Merger.

“Merger” has the meaning given such term in the Recitals of this Agreement.

“Merger Consideration” has the meaning given such term in Section 1.6(a) of this Agreement.

“Mitchell Energy Advisors” has the meaning given such term in Section 4.25 of this Agreement.

“Nasdaq” means The NASDAQ Global Select Market.

“Non-Continuing Company Employees” has the meaning given such term in Section 5.11(a) of this Agreement.

“NYSE” means the New York Stock Exchange.

“Parent” has the meaning given such term in the Preamble of this Agreement.

“Parent Assets” means all of the properties and assets (real, personal or mixed, tangible or intangible) of Parent and its Subsidiaries.

“Parent Balance Sheet” has the meaning given such term in Section 4.13(a) of this Agreement.

“Parent Board” means the Board of Directors of Parent.

“Parent Common Stock” has the meaning given such term in Section 4.2(a) of this Agreement.

“Parent Consolidated Group” means any affiliated group within the meaning of Section 1504(a) of the Code, in which Parent (or any Subsidiary of Parent) is or has ever been a member or any group of corporations with which Parent files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate Return.

“Parent Convertible Debt” means that certain Convertible Promissory Note, dated February 8, 2012, between Parent and Halcon Resources LLC.

“Parent Credit Agreement” means that certain Senior Revolving Credit Agreement, dated as of February 8, 2012, among the Company, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, N.A. as Syndication Agent, Bank of Montreal, as Documentation Agent, and the Lenders Party thereto and the Guarantee and Collateral Agreement, dated February 8, 2012, among the Grantors named therein and JPMorgan Chase Bank, N.A., as Administrative Agent entered into in connection therewith.

“Parent Disclosure Letter” has the meaning given such term in Article 4 of this Agreement.

“Parent ERISA Affiliate” has the meaning given such term in Section 4.9(a) of this Agreement.

“Parent Financial Statements” has the meaning given such term in Section 4.5(b) of this Agreement.

“Parent Leased Real Property” means all interests in real property pursuant to the Parent Leases other than the Parent Oil and Gas Properties and other oil, gas and mineral rights of Parent and its Subsidiaries.

“Parent Leases” means the real property leases, subleases, licenses and use or occupancy agreements pursuant to which Parent or any of its Subsidiaries is the lessee, sublessee, licensee, user, operator or occupant of real property, or interests therein other than such leases, subleases, licenses and use or occupancy agreements relating to the Parent Oil and Gas Properties and other oil, gas and mineral rights of Parent and its Subsidiaries.

“Parent Material Contract” has the meaning given such term in Section 4.12(a) of this Agreement.

“Parent Oil and Gas Properties” means, with respect to Parent or any of its Subsidiaries, all of Parent’s or any of its Subsidiaries’ right, title and interest in, to and under, or derived from mineral fee interests, oil and gas leases and rights, royalties, overriding royalties, net profits interests, production payments or other interests in oil, gas or minerals, Wells and Units, including all land, facilities, platforms, pipelines, gathering systems, saltwater disposal systems, plants, easements, rights-of-way, surface leases, surface use agreements, personal property and equipment, contracts, agreements and information pertaining or relating thereto.

“Parent Option” has the meaning given such term in Section 4.2(a) of this Agreement.

“Parent Owned Real Property” means the material real property and interests in real property owned by Parent and its Subsidiaries other than the Parent Oil and Gas Properties.

“Parent Permits” has the meaning given such term in Section 4.10(d) of this Agreement.

“Parent Plans” has the meaning given such term in Section 4.9(a) of this Agreement.

“Parent Preferred Stock” has the meaning given such term in Section 4.2(a) of this Agreement.

“Parent Proposal” has the meaning given such term in Section 4.23 of this Agreement.

“Parent Real Property” means the Parent Owned Real Property and the Parent Leased Real Property.

“Parent Reserve Report” has the meaning given such term in Section 4.21(a) of this Agreement.

“Parent SEC Documents” has the meaning given such term in Section 4.5(a) of this Agreement.

“Parent SPD” has the meaning given such term in Section 4.9(b) of this Agreement.

“Parent Stockholders’ Meeting” has the meaning given such term in Section 5.6(d) of this Agreement.

“Parent Warrant” has the meaning given such term in Section 4.2(a) of this Agreement.

“PBGC” means Pension Benefit Guaranty Corporation.

“Per Share Cash Consideration” has the meaning given such term in Section 1.6(a) of this Agreement.

“Per Share Stock Consideration” has the meaning given such term in Section 1.6(a) of this Agreement.

“Permit” means any permit, license, waiver, concession, grant, registration, variance, exemption, authorization, operating certificate, franchise, order or approval or similar rights and privileges issued or granted by any Governmental Entity.

“Permitted Liens” means

(i) Liens reserved against or identified in the Company SEC Documents or the Company Balance Sheet, or the Parent SEC Documents or the Parent Balance Sheet, as the case may be, to the extent so reserved or reflected or described in the notes thereto,

(ii) Liens for Taxes not yet due and payable or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor,

(iii) Liens in connection with workers’ compensation, unemployment insurance or other social security (other than Liens created by Section 302(f) or Section 4068 of ERISA), old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor;

(iv) Liens in favor of Governmental Entities, vendors, carriers, warehousemen, repairmen, mechanics, workmen, and materialmen, and construction or similar Liens arising by operation of law (including Liens securing statutory or regulatory obligations) in the ordinary course of business in respect of obligations that are not overdue by more than thirty days or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor;

(v) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangement arising in the ordinary course of the business to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings (if, with regard to such contested matters, such reserve as may be required by GAAP shall have been made therefor);

(vi) Liens under production sales agreements, division orders, operating agreements, unitization and pooling orders, and other agreements customary in the oil and gas business for processing, producing, transporting, marketing, and exchanging produced Hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver Hydrocarbons at some future date without receiving full payment therefor within 90 days of delivery;

(vii) easements, rights of way, restrictions, encumbrances and minor defects in the chain of title which are customarily accepted in the oil and gas industry, none of which materially detract from the value or use of the property to which they apply;

(viii) judgment Liens arising by operation of law or as the result of the abstracting of a judgment or similar action under the laws of any jurisdiction, in respect of judgments that are not final and non-appealable judgments, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

(ix) Liens granted or arising pursuant to the Company Credit Agreement or the Parent Credit Agreement;

(x) Liens incurred in the ordinary course of business covering deposit or securities accounts in favor of the depository institution or securities intermediary holding such accounts and arising in connection with obligations of the depositor arising from any such accounts;

(xi) Liens arising in connection with capitalized lease liabilities or securing purchase money Indebtedness; provided, however, that (A) no such Lien shall extend to or cover any other property, and (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of 80% of the fair market value or the cost of the property so held or acquired;

(xii) deposits and pledges of cash securing (A) the payment or performance of bids, tenders, leases, contracts (other than for the payment of Indebtedness) and statutory or regulatory obligations or (B) obligations on surety or appeal bonds, performance and return of money bonds and similar obligations (in each case other than for payment of Indebtedness) but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business or secure obligations not past due;

(xiii) precautionary UCC financing statement filings regarding operating leases;

(xiv) statutory and common law landlords’ liens; and

(xv) statutory Liens in favor of lessors under leases of Oil and Gas Properties securing obligations not past due to pay royalties.

“Person” means any natural person, firm, individual, partnership, limited partnership, joint venture, business trust, trust, association, corporation, limited liability company, unincorporated entity or Governmental Entity.

“Proxy Statement” has the meaning given such term in Section 5.6(a) of this Agreement.

“Reference Date” has the meaning given such term in Section 4.2(a) of this Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement entered into as of June 5, 2008 among the Company and the purchasers indentified on the signature page thereto.

“Related Person” means,

(i) a corporation that, immediately before or immediately after a purchase, exchange, redemption, or other acquisition of Company Common Stock or Parent Common Stock, as the case may be, is a member of an Affiliated Group (as defined herein) of which the Company or Parent, as applicable, (or any successor corporation thereto) is a member; or

(ii) a corporation in which the Company or Parent, as applicable, (or any successor corporation thereto), owns, or which owns with respect to the Company or Parent, as applicable, (or any successor corporation thereto), directly or indirectly, immediately before or immediately after such purchase, exchange, redemption, or other acquisition, at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of stock, taking into account for purposes of this clause (ii) any stock owned by 5% or greater stockholders of the Company or Parent, as applicable, (or any successor thereto) or such corporation, a proportionate share of the stock owned by entities in which the Company or Parent, as applicable, (or any successor thereto) or such corporation owns an interest, and any stock which may be acquired pursuant to the exercise of options.

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping, emptying, dispersal, leaching, migration or placing into, through or upon the environment, including any land, soil, surface water, ground water or air.

“Requesting Party” has the meaning given such term in Section 5.4(b) of this Agreement.

“Required Parent Vote” has the meaning given such term in Section 4.23 of this Agreement.

“Restricted Stock Unit” has the meaning given such term in Section 1.7(c) of this Agreement.

“Return” means any return, estimated Tax return, report, declaration, form, claim for refund or information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“rights-of-way” has the meaning given such term in Section 3.15(d) of this Agreement.

“S-4” has the meaning given such term in Section 3.4(b) of this Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Merger” has the meaning given such term in the Recitals of this Agreement.

“Second Merger Effective Time” has the meaning given such term in Section 1.1(b) of this Agreement

“Second Merger State Filings” has the meaning given such term in Section 1.1(b) of this Agreement.

“Second Merger Sub” has the meaning given such term in the Preamble of this Agreement.

“Secretary of State” has the meaning given such term in Section 1.2 of this Agreement.

“Securities Act” has the meaning given such term in Section 3.5(a) of this Agreement.

“Share Portion” has the meaning given such term in Section 1.7(b) of this Agreement.

“SOX” has the meaning given such term in Section 3.5(a) of this Agreement.

“SPD” has the meaning given such term in Section 3.9(b) of this Agreement.

“Specified Company SEC Documents” has the meaning given such term in Section 3.6(a) of this Agreement.

“Specified Parent SEC Documents” has the meaning given such term in Section 4.6(a) of this Agreement.

“Statement of Merger” has the meaning given such term in Section 1.2 of this Agreement.

“State Statutes” has the meaning given such term in the Recitals of this Agreement.

“Subsidiary” has the meaning ascribed to such term in Rule 1-02 of Regulation S-X of the SEC.

“Superior Proposal” has the meaning given such term in Section 5.3(d) of this Agreement.

“Surviving Company” has the meaning given such term in the Section 1.1(a) of this Agreement.

“Tax” means (i) any federal, state, local, foreign or other tax, import, duty or other governmental charge or assessment or deficiencies thereof, including income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, excise, custom duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, real and personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar tax and including all interest and penalties thereon and additions to tax; (ii) any liability for the payment of any amounts described in clauses (i), (ii) or (iii) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor, transferee, successor or similar liability; and (iii) any liability for the payments of any amounts as a result of being a party to any Tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (i) or (ii).

“Technology” has the meaning given such term in Section 3.11(a) of this Agreement.

“Termination Date” has the meaning given such term in Section 7.1(b) of this Agreement.

“Termination Fee” has the meaning given such term in Section 8.1(b) of this Agreement.

“Total Stock Consideration” means the aggregate Per Share Stock Consideration for all the shares of Company Common Stock.

“Treasury Regulations” means the regulations promulgated by the United States Treasury Department under the Code.

“Unit” means the area covered by a unitization, communitization or pooling agreement or order.

“USRPHC” has the meaning given such term in Section 3.26(w) of this Agreement.

“Well” means a well for the purpose of discovering or producing Hydrocarbons or disposing of fluids produced in connection with the production of Hydrocarbons.

“Wells Fargo” has the meaning given such term in Section 3.23(b) of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Parent, Merger Sub, Second Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

HALCÓN RESOURCES CORPORATION

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	Chairman, President and Chief Executive Officer

LEOPARD SUB I, INC.

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	President and Chief Executive Officer

LEOPARD SUB II, LLC

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	President and Chief Executive Officer

GEORESOURCES, INC.

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO

AGREEMENT AND PLAN OF MERGER

EXHIBIT A

AGREEMENT AND PLAN

OF MERGER (SECOND MERGER)

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), is executed as of the      day of                     , 2012, by and between GeoResources, Inc., a Colorado corporation (the “Corporation”), and Leopard Sub II, LLC, a Delaware limited liability company (the “Company”).

W I T N E S S E T H:

WHEREAS, the Corporation is a corporation duly organized and validly existing and in good standing under the laws of the State of Colorado;

WHEREAS, the Company is a limited liability company duly organized and validly existing under the laws of the State of Delaware;

WHEREAS, the Board of Directors of the Corporation and the Managers of the Company deem it in the best interests of the Corporation and the Company, that, for various business reasons, the Corporation be merged with and into the Company, with the Company being the surviving entity; and

WHEREAS, the Board of Directors and the sole Shareholder of the Corporation and the Managers and the sole Member of the Company have authorized and approved the merger of the Corporation with and into the Company in accordance with the applicable provisions of Sections 7-90-203.7 and 7-90-204.5 of the Colorado Revised Statutes (the “C.R.S.”) and Title 6, Section 18-209 of the Delaware Limited Liability Company Act (the “Act”), upon the terms and conditions set forth in this Agreement (the “Merger”), and have approved this Agreement and directed that it be executed by the undersigned.

NOW, THEREFORE, in consideration of the premises and the conditions, terms and provisions set forth in this Agreement, the Corporation and the Company do hereby agree as follows:

ARTICLE ONE

TERMS OF MERGER

1.1. In accordance with the C.R.S. and the Act, the Corporation will be merged with and into the Company upon the terms and conditions set forth in the subsequent provisions of this Agreement. The surviving entity will be the Company, which will continue to be governed by and organized in accordance with the laws of the State of Delaware.

1.2. Provided that this Agreement is not terminated and abandoned pursuant to the provisions hereof, a Statement of Merger shall be filed with the Colorado Secretary of State in accordance with the applicable provisions of the C.R.S. and a Certificate of Merger shall be filed with the Delaware Secretary of State in accordance with the applicable provisions of the Act. The Merger will become effective upon the filings of the Statement of Merger and the Certificate of Merger (the “Effective Time”).

ARTICLE TWO

EFFECTS OF MERGER

2.1. The Merger shall in all respects have the effects provided for in the C.R.S. and the Act, with all rights and obligations of the Corporation being vested in the Company. Without limiting the generality of the foregoing, in addition to the effects hereinafter set forth, upon the Effective Time, the separate existence of the Corporation will cease, and the Company (the separate existence of which shall continue unimpaired by the Merger) will immediately (i) succeed, without other transfer, to all of the assets, properties, rights and claims of the Corporation and (ii) be subject to all of the debts, duties, obligations and liabilities of the Corporation in the same manner and to the same extent as if such had been incurred by the Company itself. Neither the rights of creditors with respect to the Corporation nor any liens upon the assets or properties of Corporation will be impaired by the Merger.

2.2. Any lawsuit, proceeding or claim pending or existing by or against the Corporation may be prosecuted or continued as if the Merger had not occurred or, alternatively, the Company may be substituted for the Corporation with respect to any such lawsuit, proceeding or claim. Additionally, upon the Effective Time of the Merger, the Company shall assume responsibility for the payment of all franchise taxes and fees of the Corporation and will be obligated to pay such franchise taxes and fees if the same are not timely paid.

ARTICLE THREE

TREATMENT OF SHARES

At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, (i) each share of common stock, par value $0.0001 per share, of the Corporation issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable limited liability company interest of the Company, and shall constitute the only outstanding limited liability company interests of the Company, and (ii) each limited liability company interest of the Company issued and outstanding immediately prior to the Effective Time shall be canceled.

ARTICLE FOUR

AUTHORIZATION

This Agreement and the Merger have been duly authorized and adopted by the Corporation and the Company, including all requisite actions by the Corporation’s Board of Directors and its sole shareholder and the Managers of the Company and its sole Member, pursuant to the C.R.S., the Act, and the governing documents of the Corporation and the Company.

ARTICLE FIVE

CERTIFICATE OF FORMATION

The Certificate of Formation of the Company, as in effect immediately prior to the Effective Time, shall be and continue to be the Certificate of Formation of the Company after the Merger, with the exception of the Company’s name being changed to                     .

ARTICLE SIX

LIMITED LIABILITY COMPANY AGREEMENT, MANAGERS AND OFFICERS

The Limited Liability Company Agreement of the Company, as existing immediately prior to the Effective Time, shall continue in full force and effect as the Limited Liability Company Agreement of the Company after the Merger and until such agreement is thereafter modified, amended or repealed in accordance with the laws of the State of Delaware and the applicable provisions of such agreement. The existing Managers and officers of the Company immediately prior to the Merger shall remain as the Managers and officers of the Company after the Merger, until such time as the successor of each such Manager or officer is chosen and qualified or until his or her earlier death, resignation, retirement, disqualification or removal from office.

ARTICLE SEVEN

ABANDONMENT

At any time prior to the Effective Time of the Merger, this Agreement may be terminated and the Merger abandoned by the Managers of the Company or by the Board of Directors of the Corporation, notwithstanding favorable action on the Merger by the sole Member of the Company or the sole Shareholder of the Corporation.

ARTICLE EIGHT

MISCELLANEOUS

8.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the States of Colorado and Delaware.

8.2 Agreement. An executed copy of this Agreement shall be on file at the principal place of business of the Company, which is located at 1000 Louisiana Street, Suite 6700, Houston, Texas 77002, and, upon request and without cost, a copy thereof will be furnished to any holder of an interest in the Company or the Corporation.

8.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed as of the date first above written.

GEORESOURCES, INC., a Colorado corporation

By:
Name:
Title:

LEOPARD SUB II, LLC, a Delaware limited liability company

By:
Name:
Title:

SIGNATURE PAGE TO

AGREEMENT AND PLAN OF MERGER

EXHIBIT B

STATEMENT OF MERGER

FOR SECOND MERGER (COLORADO)

Document processing fee
If document is filed on paper	$150.00
If document is filed electronically	Currently Not Available
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business.
Paper documents must be typewritten or machine printed.		ABOVE SPACE FOR OFFICE USE ONLY

Statement of Merger

(Surviving Entity is a Foreign Entity)

filed pursuant to § 7-90-203.7 and § 7-90-204.5 of the Colorado Revised Statutes (C.R.S.)

1.	For each merging entity, its ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

(Caution: At least one merging entity must be an entity formed under the laws of Colorado.)

ID Number	19871179128
(Colorado Secretary of State ID number)

Entity name or true name	GeoResources, Inc.

Form of entity	Corporation

Jurisdiction	Colorado

Street address	110 Cypress Station Drive, Suite 220
(Street number and name)

	Houston	TX	77090
	(City)	(State)	(ZIP/Postal Code)

USA
	(Province – if applicable)	(Country)

Mailing address	P.O. Box 1505
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	Williston	ND	58802-1505
	(City)	(State)	(ZIP/Postal Code)

		USA	.
	(Province – if applicable)	(Country)

ID Number
(Colorado Secretary of State ID number)

Entity name or true name	Leopard Sub II, LLC

Form of entity	Limited Liability Company

Jurisdiction	Delaware
Street address	1000 Louisiana Street, Suite 6700
(Street number and name)

	Houston	TX	77002
	(City)	(State)	(ZIP/Postal Code)

USA
	(Province – if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

(City)	(State)	(ZIP/Postal Code)

.
(Province – if applicable)	(Country)

ID Number
(Colorado Secretary of State ID number)

Entity name or true name

Form of entity

Jurisdiction

Street address
(Street number and name)

(City)	(State)	(ZIP/Postal Code)

	(Province – if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

(City)	(State)	(ZIP/Postal Code)

.
(Province – if applicable)	(Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)
☐	There are more than three merging entities and the ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and the principal address of each additional merging entity is stated in an attachment.

2.	For the surviving entity which is a foreign entity, its entity ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

(Caution: The surviving entity cannot be an entity formed under the laws of Colorado.)

ID Number
(Colorado Secretary of State ID number)

Entity name or true name	Leopard Sub II, LLC

Form of entity	Limited Liability Company

Jurisdiction	Delaware

Street address	1000 Louisiana Street, Suite 6700
(Street number and name)

	Houston	TX		77002
	(City)	(State)		(ZIP/Postal Code)

USA
	(Province – if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)		(ZIP/Postal Code)
.
	(Province – if applicable)	(Country)

3.	Each merging entity has been merged into the surviving foreign entity.

4.	(If the following statement applies, adopt the statement by marking the box and state the appropriate document number(s).)
☐	One or more of the merging entities is a registrant of a trademark described in a filed document in the records of the secretary of state and the document number of each filed document is

Document number

Document number

Document number

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐	There are more than three trademarks and the document number of each additional trademark is stated in an attachment.

5.	(Mark the applicable box and complete the statement. Caution: Mark only one box.)

☐	The surviving foreign entity maintains a registered agent in this state.

            OR

☑	The surviving foreign entity does not maintain a registered agent in this state and service of process may be addressed to the entity and mailed to the principal address pursuant to section 7-90-704 (2), C.R.S.

            OR

☐	The surviving foreign entity has not maintained a registered agent in this state and appoints a registered agent to accept service pursuant to section 7-90-204.5, C.R.S. The person appointed as registered agent has consented to being so appointed. Such registered agent’s name and address are

Name
(if an individual)
	(Last)	(First)	(Middle)	(Suffix)

OR

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

Street address
(Street number and name)

CO
	(City)	(State)	(ZIP Code)

Mailing address
(leave blank, if same as street address)	(Street number and name or Post Office Box information)

CO
	(City)	(State)	(ZIP Code)

6.	(If applicable, adopt the following statement by marking the box and include an attachment.)

☐	This document contains additional information as provided by law.

7.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document are	.
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual’s act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

8.	The true name and mailing address of the individual causing this document to be delivered for filing are

Heller	William	T.	IV
(Last)	(First)	(Middle)	(Suffix)
333 Clay Street, Suite 3300
(Street number and name or Post Office Box information)

Houston	TX	77002
(City)	(State)	(ZIP/Postal Code)

	USA	.
(Province – if applicable)	(Country)

(If applicable, adopt the following statement by marking the box and include an attachment.)

☐	This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

EXHIBIT C

CERTIFICATE OF MERGER

FOR SECOND MERGER (DELAWARE)

CERTIFICATE OF MERGER

of

GEORESOURCES, INC.

(a Colorado corporation)

with and into

LEOPARD SUB II, LLC

(a Delaware limited liability company)

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned hereby certifies the following:

1.	The name, jurisdiction of formation or organization, and entity type of each of the merging entities are as follows:

Name	Jurisdiction	Entity Type
GeoResources, Inc.	Colorado	Corporation
Leopard Sub II, LLC	Delaware	Limited Liability Company

2.	The Agreement of Merger has been approved and executed by each of the merging entities.

3.	The name of the surviving entity is Leopard Sub II, LLC, a Delaware limited liability company (the “Company”).

4.	The Certificate of Formation of the Company shall be amended as follows:

1.	The name of the limited liability company is (the “Company”).

5.	The executed Agreement of Merger is on file at the principal place of business of the Company, which is located at 1000 Louisiana Street, Suite 6700, Houston, Texas 77002.

6.	Upon request, a copy of the Agreement of Merger will be furnished by the Company, without cost, to any member of the Company or to any holder of an interest in GeoResources, Inc., a Colorado corporation.

7.	The merger is to become effective when this Certificate of Merger is filed of record by the Delaware Secretary of State.

IN WITNESS WHEREOF, the Company has caused this Certificate of Merger to be executed by an authorized person of the Company, this             day of             , 2012.

LEOPARD SUB II, LLC

By:
Name:
Title:	Authorized Person

Annex B

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is dated as of April 24, 2012 by and between GeoResources, Inc., a Colorado corporation (the “Company”) and HALRES LLC, a Delaware limited liability company (“Stockholder”).

WHEREAS, Stockholder is, as of the date hereof, the record and beneficial owner of that number of shares of Common Stock, par value $0.0001 per share (the “Parent Common Stock”), of Halcón Resources Corporation, a Delaware corporation (the “Parent”), set forth opposite Stockholder’s name on Schedule A hereto;

WHEREAS, Parent, a wholly owned subsidiary of Parent (“Merger Sub”) and the Company concurrently with the execution and delivery of this Agreement are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company, and the Company as the surviving entity to the Merger thereafter merging with and into another wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Merger Agreement); and

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, and in order to induce the Company to enter into the Merger Agreement, Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the execution and delivery by the Company of the Merger Agreement and the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to the Company as follows:

(a) Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and unless otherwise indicated, the record owner of the shares of Parent Common Stock (as may be adjusted from time to time pursuant to Section 5 hereof, the “Shares”) set forth opposite Stockholder’s name on Schedule A to this Agreement and such Shares represent all of the shares of Parent Common Stock beneficially owned by Stockholder as of the date hereof. For purposes of this Agreement, the term “Shares” shall include any shares of Parent Common Stock issuable to Stockholder upon exercise or conversion of any existing right, contract, option, or warrant to purchase, or securities convertible into or exchangeable for, Parent Common Stock (“Stockholder Rights”) that are currently exercisable or convertible or become exercisable or convertible and any other shares of Parent Common Stock Stockholder may acquire or beneficially own during the term of this Agreement.

(b) Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Company, constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(c) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, (i) conflict with the certificate of formation or limited liability company agreement or similar organizational documents of Stockholder as presently in effect, (ii) conflict with or violate any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Stockholder or by which it is bound or affected, (iii)(A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other Person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of Stockholder under, any agreement, contract, indenture, note or instrument to which Stockholder is a party or by which it is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by Stockholder of any of Stockholder’s obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), the New York Stock Exchange (the “NYSE”) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), require any filing by Stockholder with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by Stockholder of any of Stockholder’s obligations under this Agreement.

(d) The Shares and the certificates representing the Shares owned by Stockholder are now and at all times during the term hereof will be held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all pledges, liens, charges, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or under applicable federal and state securities laws or under the agreements set forth on Schedule B hereto. Stockholder owns of record or beneficially no shares of Parent Common Stock other than Stockholder’s Shares.

(e) As of the date hereof, neither Stockholder, nor any of its properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

(f) Stockholder understands and acknowledges that the Company is entering into, the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.

Section 2. Representations and Warranties of the Company. The Company hereby represents and warrants to Stockholder as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Company, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms of this Agreement (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with the articles of incorporation or bylaws of the Company as presently in effect, (ii) conflict with or violate any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to the Company or by which it is bound or affected, (iii) (A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other Person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of the Company under, any agreement, contract, indenture, note or instrument to which the Company is a party or by which it is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by the Company of its obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act, the NYSE or the HSR Act, require any filing by the Company with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by the Company of its obligations under this Agreement.

(c) As of the date hereof, neither the Company nor any of its properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

Section 3. Covenants of Stockholder. Stockholder agrees as follows:

(a) Stockholder shall not, except as contemplated by the terms of this Agreement, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit-sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares (including any options or warrants to purchase Parent Common Stock) to any Person (any such action, a “Transfer”). For purposes of clarification, the term “Transfer” shall include, without limitation, any short sale (including any “short sale against the box”), pledge, transfer, and the establishment of any open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act. Notwithstanding the foregoing, (i) Transfers of Shares as bona fide gifts, or (ii) distributions of Shares to partners, members, stockholders, subsidiaries, affiliates, affiliated partnerships or other affiliated entities of the undersigned, shall not be prohibited by this Agreement; provided that in the case of any such transfer or distribution pursuant to clause (i) or (ii), each donee or distributee shall execute and deliver to the Company a valid and binding counterpart to this Agreement.

(b) Stockholder shall not, except as contemplated by the terms of this Agreement (i) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Shares or (ii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or make any representation or warranty of Stockholder herein untrue or incorrect in any material respect.

(c) At any meeting of Stockholders of the Parent called to vote upon the Merger or in connection with any Stockholder consent in respect of a vote on the Merger, the Merger Agreement or any other transaction contemplated by the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to such matters is sought, Stockholder shall vote (or cause to be voted), or shall consent, execute a consent or cause to be executed a consent in respect of, Stockholder’s Shares in favor of the Merger, the adoption by the Parent of the Merger Agreement and the approval of any other transactions contemplated by the Merger Agreement.

(d) Stockholder agrees to permit the Parent and Merger Sub to publish and disclose in the Proxy Statement and related filings under the securities laws Stockholder’s identity and ownership of Shares and the nature of its commitments, arrangements and understandings under this Agreement and any other information required by applicable Law.

Section 4. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) Stockholder hereby irrevocably grants to, and appoints, Frank A. Lodzinski, and any other individual who shall hereafter be designated by the Company, Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote Stockholder’s Shares, or grant a consent or approval in respect of such Shares, at any meeting of Stockholders of the Parent or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, in favor of the Merger, the adoption by the Parent of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement.

(b) Stockholder represents that any existing proxies given in respect of Stockholder’s Shares are not irrevocable, and that any such proxies are hereby revoked.

(c) Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, subject to Section 7 herein. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with applicable Law. Such irrevocable proxy shall be valid until the termination of this Agreement pursuant to Section 7 herein.

Section 5. Adjustments Upon Share Issuances, Changes in Capitalization. In the event of any change in Parent Common Stock or in the number of outstanding shares of Parent Common Stock by reason of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or other similar event or transaction or any other change in the corporate or capital structure of the Parent (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), and consequently the number of Shares changes or is otherwise adjusted, this Agreement and the obligations hereunder shall attach to any additional shares of Parent Common Stock, Stockholder Rights or other securities or rights of the Parent issued to or acquired by Stockholder.

Section 6. Further Assurances. Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote Stockholder’s Shares as contemplated by Section 3 herein.

Section 7. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earlier of (a) the Effective Time and (b) the date upon which the Merger Agreement is terminated pursuant to Section 7.1 thereof. Notwithstanding the foregoing, Sections 7, 8 and 9 hereof shall survive any termination of this Agreement.

Section 8. Action in Stockholder Capacity Only. No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Parent makes any agreement or understanding herein in his or her capacity as such director or officer. Stockholder signs solely in its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, Stockholder’s Shares and nothing herein shall limit or affect any actions taken by or fiduciary duties of Stockholder or any of its affiliates in its or their capacity as an officer or director of the Parent to the extent permitted by the Merger Agreement and applicable Law.

Section 9. Miscellaneous.

(a) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Stockholder agrees that this Agreement and the obligations of Stockholder hereunder shall attach to Stockholder’s Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation Stockholder’s successors.

(b) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

(c) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto and in compliance with applicable Law.

(d) Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, mailed by registered or certified mail (return receipt requested), delivered by Federal Express or other nationally recognized overnight courier service or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) if to Stockholder, to the address set forth under the name of Stockholder on Schedule A hereto with a copy to (which shall not constitute notice):

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, Texas 77002

Attention: William T. Heller IV

Fax: 713-654-1871

and

(ii) if to the Company, addressed to it at:

GeoResources, Inc.

110 Cypress Station Drive, Suite 220

Houston, Texas 77090

Attention: Frank A. Lodzinski

Fax: 281-537-8324

with a copy to (which shall not constitute notice):

Jones & Keller, P.C.

1999 Broadway, Suite 3150

Denver, Colorado 80202

Attention: Reid A. Godbolt

Fax: 303-573-8133

(e) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision and (ii) reference to any Section means such Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement. Delivery of an executed counterpart signature page of this Agreement by facsimile is as effective as executing and delivering this Agreement in the presence of the other parties.

(g) Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof, and except as otherwise expressly provided herein, is not intended to confer upon any other Person any rights or remedies hereunder.

(h) Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles. Each of the parties hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or any of the agreements delivered in connection herewith or the transactions contemplated hereby or thereby shall be brought in the state courts of the State of Delaware (or, if such courts do not have jurisdiction or do not accept jurisdiction, in the United States District Court located in the State of Delaware), (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection that such party may have to the laying of venue of any such suit, action or proceeding in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9(d). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(h).

(i) Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms of this Agreement and that the Company shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy at Law or equity.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(k) Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative or affiliate of Stockholder hereto or of any of their respective affiliates shall have any liability (whether in contract or in tort) for any obligations or liabilities of such party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; provided, however, that nothing in this paragraph (k) shall limit any liability of Stockholder hereto for its breaches of the terms and conditions of this Agreement.

(l) Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer thereunto duly authorized and Stockholder has signed this Agreement, all as of the date first written above.

GEORESOURCES, INC.

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO

VOTING AGREEMENT

VOTING AGREEMENT

STOCKHOLDER SIGNATURE PAGE

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer thereunto duly authorized and Stockholder has signed this Agreement, all as of the date first written above.

STOCKHOLDER:

HALRES LLC

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	Manager

SIGNATURE PAGE TO

VOTING AGREEMENT

SCHEDULE A

OWNERSHIP OF SHARES

Name and Address of Stockholder	Number of Shares of Parent Common Stock
HALRES LLC 1000 Louisiana Street Suite 6700 Houston, Texas 77002	110,000,001	*

*	Includes a warrant to purchase 36,666,667 shares of common stock exercisable within 60 days after the date hereof owned by HALRES LLC.

SCHEDULE B

LIST OF AGREEMENTS

None.

Annex C

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is dated as of April 24, 2012 by and among Halcón Resources Corporation, a Delaware corporation (“Parent”), Leopard Sub I, Inc., a Colorado corporation and wholly owned subsidiary of Parent (“Merger Sub”), and each of the Persons listed on Schedule A hereto (each a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, each of the Stockholders is, as of the date hereof, the record and beneficial owner of that number of shares of Common Stock, par value $0.01 per share (the “Company Common Stock”), of GeoResources, Inc., a Colorado corporation (the “Company”), set forth opposite such Stockholder’s name on Schedule A hereto;

WHEREAS, Parent, Merger Sub and the Company concurrently with the execution and delivery of this Agreement are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company, and the Company as the surviving entity to the Merger thereafter merging with and into Leopard Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the execution and delivery by Parent and Merger Sub of the Merger Agreement and the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants to Parent and Merger Sub, severally and not jointly, as follows:

(a) Such Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and unless otherwise indicated, the record owner of the shares of Company Common Stock (as may be adjusted from time to time pursuant to Section 5 hereof, the “Shares”) set forth opposite such Stockholder’s name on Schedule A to this Agreement and such Shares represent all of the shares of Company Common Stock beneficially owned by such Stockholder as of the date hereof. For purposes of this Agreement, the term “Shares” shall include any shares of Company Common Stock issuable to such Stockholder upon exercise or conversion of any existing right, contract, option, or warrant to purchase, or securities convertible into or exchangeable for, Company Common Stock (“Stockholder Rights”) that are currently exercisable or convertible or become exercisable or convertible and any other shares of Company Common Stock such Stockholder may acquire or beneficially own during the term of this Agreement.

(b) Such Stockholder has all requisite power and authority and, if an individual, the legal capacity, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by such Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(c) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with the certificate of incorporation or bylaws or similar organizational documents of such Stockholder as presently in effect (in the case of a Stockholder that is a legal entity), (ii) conflict with or violate any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to such Stockholder or by which it is bound or affected, (iii)(A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other Person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of the Stockholder under, any agreement, contract, indenture, note or instrument to which such Stockholder is a party or by which it is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by such Stockholder of any of such Stockholder’s obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), the New York Stock Exchange (the “NYSE”) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), require any filing by such Stockholder with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by Stockholder of any of such Stockholder’s obligations under this Agreement.

(d) The Shares and the certificates representing the Shares owned by such Stockholder are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all pledges, liens, charges, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or under applicable federal and state securities laws or under the agreements set forth on Schedule B hereto. Such Stockholder owns of record or beneficially no shares of Company Common Stock other than such Stockholder’s Shares.

(e) As of the date hereof, neither such Stockholder, nor any of its respective properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

(f) Such Stockholder understands and acknowledges that Parent is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

Section 2. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby jointly and severally represent and warrant to the Stockholders as follows:

(a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(b) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with the certificate of incorporation or bylaws or similar organizational documents of each of Parent and Merger Sub as presently in effect, (ii) conflict with or violate any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Parent or Merger Sub or by which either is bound or affected, (iii) (A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other Person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of Parent or Merger Sub under, any agreement, contract, indenture, note or instrument to which Parent or Merger Sub is a party or by which it is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by Parent or Merger Sub of their obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act, the NYSE or the HSR Act, require any filing by Parent or Merger Sub with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by Parent or Merger Sub of their obligations under this Agreement.

(c) As of the date hereof, neither Parent or Merger Sub, nor any of their respective properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

Section 3. Covenants of the Stockholders. Each of the Stockholders, severally and not jointly, agrees as follows:

(a) Such Stockholder shall not, except as contemplated by the terms of this Agreement, and except for the pledge set forth in Schedule B, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit-sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares (including any options or warrants to purchase Company Common Stock) to any Person other than Merger Sub or Merger Sub’s designee (any such action, a “Transfer”). For purposes of clarification, the term “Transfer” shall include, without limitation, any short sale (including any “short sale against the box”), pledge, transfer, and the establishment of any open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act. Notwithstanding the foregoing, (i) Transfers of Shares as bona fide gifts, (ii) distributions of Shares to partners, members, stockholders, subsidiaries, affiliates, affiliated partnerships or other affiliated entities of the undersigned, (iii) Transfers of Shares by will or intestacy, and (iv) Transfers of Shares to (A) the undersigned’s immediate family or (B) a trust, the beneficiaries of which are the undersigned and/or members of the undersigned’s immediate family, shall not be prohibited by this Agreement; provided that in the case of any such transfer or distribution pursuant to clause (i), (ii), (iii) or (iv), each donee or distributee shall execute and deliver to Parent a valid and binding counterpart to this Agreement.

(b) Such Stockholder shall not, except as contemplated by the terms of this Agreement (i) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Shares or (ii) take any other action that would in any way restrict, limit or interfere with the performance of his/her obligations hereunder or the transactions contemplated hereby or make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect.

(c) Until the Merger is consummated or this Agreement is terminated, except to the extent specifically permitted by the Merger Agreement, such Stockholder shall not, and shall use its reasonable best efforts to cause any investment banker, financial adviser, attorney, accountant or other representative or agent of such Stockholder not to, directly or indirectly (i) solicit, initiate, encourage or facilitate any inquiries or the making or submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, or (ii) participate or engage in any discussions or negotiations with, or disclose any material nonpublic information relating to the Company or any of its Subsidiaries, or otherwise cooperate with any Person concerning an Acquisition Proposal, except to notify such Person as to the existence of this Agreement. Such Stockholder shall immediately terminate, and shall use its reasonable best efforts to cause its affiliates to terminate, any existing discussions or negotiations with any Persons (other than Parent) that could be reasonably expected to lead to an Acquisition Proposal. Such Stockholder shall as promptly as practicable (and in any event within 24 hours) advise Parent of any request for information or inquiry with respect to any Acquisition Proposal or of any Acquisition Proposal, and within 24 hours of the receipt thereof, provide to Parent copies of any written materials received in connection with any of the foregoing, and the identity of the Person making any such Acquisition Proposal or such request or inquiry and shall keep Parent reasonably informed of the status of any Acquisition Proposal, and shall provide to Parent within 24 hours of receipt thereof all written materials received by it with respect thereto. The Shareholder may satisfy its obligation to provide notice and information to Parent with respect to an Acquisition Proposal by arranging for the Company to provide that information to Parent.

(d) At any meeting of Stockholders of the Company called to vote upon the Merger, the Merger Agreement or any other transaction contemplated by the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to such matters is sought, each Stockholder shall vote (or cause to be voted), or shall consent, execute a consent or cause to be executed a consent in respect of, such Stockholder’s Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of any other transactions contemplated by the Merger Agreement. At any meeting of Stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder’s vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) such Stockholder’s Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal with respect to the Company (collectively, “Alternative Transactions”) or (ii) any amendment of the Company’s articles of incorporation or bylaws or other proposal, action or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal, action or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (collectively, “Frustrating Transactions”).

(e) Such Stockholder agrees to permit Parent and Merger Sub to publish and disclose in the Proxy Statement and related filings under the securities laws such Stockholder’s identity and ownership of Shares and the nature of its commitments, arrangements and understandings under this Agreement and any other information required by applicable Law.

Section 4. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) Each Stockholder hereby irrevocably grants to, and appoints, Floyd C. Wilson, and any other individual who shall hereafter be designated by Parent, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder’s Shares, or grant a consent or approval in respect of such Shares, at any meeting of Stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement and against any Alternative Transaction or Frustrating Transaction.

(b) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder’s Shares are not irrevocable, and that any such proxies are hereby revoked.

(c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, subject to Section 7 herein. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with applicable Law (including the provisions of Section 7-107-203 of the Colorado Business Corporation Act). Such irrevocable proxy shall be valid until the termination of this Agreement pursuant to Section 7 herein.

Section 5. Adjustments Upon Share Issuances, Changes in Capitalization. In the event of any change in Company Common Stock or in the number of outstanding shares of Company Common Stock by reason of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or other similar event or transaction or any other change in the corporate or capital structure of the Company (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), and consequently the number of Shares changes or is otherwise adjusted, this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock, Stockholder Rights or other securities or rights of the Company issued to or acquired by each of the Stockholders.

Section 6. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent or Merger Sub may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Stockholder’s Shares as contemplated by Section 3 herein.

Section 7. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earlier of (a) the Effective Time; (b) the date upon which the Merger Agreement is terminated pursuant to Section 7.1 thereof, or (c) with respect to any Stockholder, upon its delivery of written notice of termination to Parent following any amendment to the Merger Agreement to decrease the Merger Consideration or otherwise alter the Merger Agreement in a manner adverse to the Stockholder in any material respect unless such amendment has been consented to by stockholder in writing prior to such amendment. Notwithstanding the foregoing, Sections 7, 8 and 9 shall survive any termination of this Agreement.

Section 8. Action in Stockholder Capacity Only. No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Shares and nothing herein shall limit or affect any actions taken by or fiduciary duties of, a Stockholder or any of its affiliates, in his or her capacity as an officer or director of the Company to the extent permitted by the Merger Agreement and applicable law.

Section 9. Miscellaneous.

(a) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Each Stockholder agrees that this Agreement and the obligations of such Stockholder hereunder shall attach to such Stockholder’s Shares and shall be binding upon any Person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder’s heirs, guardians, administrators or successors.

(b) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

(c) Amendments. This Agreement may be amended vis-à-vis Parent and a Stockholder by an instrument in writing signed by Parent and the applicable Stockholder and in compliance with applicable Law.

(d) Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, mailed by registered or certified mail (return receipt requested), delivered by Federal Express or other nationally recognized overnight courier service or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) if to Parent, addressed to it at:

Halcón Resources Corporation

1000 Louisiana Street, Suite 6700

Houston, Texas 77002

Attention: Floyd C. Wilson, Chairman, President and CEO

Fax: 832-538-0220

with a copy to (which shall not constitute notice):

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, Texas 77002

Attention: William T. Heller IV

Fax: 713-654-1871

and

(ii) if to a Stockholder, to the address set forth under the name of such Stockholder on Schedule A hereto with a copy to (which shall not constitute notice):

Bodman PLC

6th Floor at Ford Field

1901 St. Antoine Street

Detroit, Michigan 48226

Attention: Christopher J. Dine

Fax: 313-393-7579

Jones & Keller, P.C.

1999 Broadway, Suite 3150

Denver, Colorado 80202

Attention: Reid A. Godbolt

Fax: 303-573-8133

(e) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision and (ii) reference to any Section means such Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement. Delivery of an executed counterpart signature page of this Agreement by facsimile is as effective as executing and delivering this Agreement in the presence of the other parties.

(g) Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof, and except as otherwise expressly provided herein, is not intended to confer upon any other Person any rights or remedies hereunder.

(h) Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles. Each of the parties hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or any of the agreements delivered in connection herewith or the transactions contemplated hereby or thereby shall be brought in the state courts of the State of Delaware (or, if such courts do not have jurisdiction or do not accept jurisdiction, in the United States District Court located in the State of Delaware), (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection that such party may have to the laying of venue of any such suit, action or proceeding in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9(d). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(h).

(i) Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms of this Agreement and that Parent and Merger Sub shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy at Law or equity.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(k) Several Liability. Each party to this Agreement enters into this Agreement solely on its own behalf, each such party shall solely be severally liable for any breaches of this Agreement by such party and in no event shall any party be liable for breaches of this Agreement by any other party hereto.

(l) Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative or affiliate of any Stockholder hereto or of any of their respective affiliates shall have any liability (whether in contract or in tort) for any obligations or liabilities of such party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby provided, however, that nothing in this Section (l) shall limit any liability of any Stockholder hereto for its breaches of the terms and conditions of this Agreement.

(m) Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, each of Parent and Merger Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

HALCÓN RESOURCES CORPORATION

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	Chairman, President and Chief Executive Officer

LEOPARD SUB I, INC.

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO

VOTING AGREEMENT

VOTING AGREEMENT

STOCKHOLDER SIGNATURE PAGE

IN WITNESS WHEREOF, each of Parent and Merger Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

STOCKHOLDERS:

/s/ Robert J. Anderson
Name:	Robert J. Anderson
Address:	110 Cypress Station Drive
Suite 220
Houston, TX 77090-1629

NFS/FMTC IRA FBO ROBERT J. ANDERSON

By:	/s/ Robert J. Anderson
Name:	Robert J. Anderson
Title:	Trustee
Address:	110 Cypress Station Drive
Suite 220
Houston, TX 77090-1629

SIGNATURE PAGE TO VOTING AGREEMENT

ANDERSON and AFFILIATES

VOTING AGREEMENT

STOCKHOLDER SIGNATURE PAGE

IN WITNESS WHEREOF, each of Parent and Merger Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

STOCKHOLDERS:

/s/ Howard E. Ehler
Name:	Howard E. Ehler
Address:	110 Cypress Station Drive
Suite 220
Houston, TX 77090-1629

NFS/FMTC IRA FBO HOWARD E. EHLER

By:	/s/ Howard E. Ehler
Name:	Howard E. Ehler
Title:	Trustee
Address:	110 Cypress Station Drive
Suite 220
Houston, TX 77090-1629

SIGNATURE PAGE TO VOTING AGREEMENT

EHLER and AFFILIATES

VOTING AGREEMENT

STOCKHOLDER SIGNATURE PAGE

IN WITNESS WHEREOF, each of Parent and Merger Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

STOCKHOLDERS:

/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Address:	110 Cypress Station Drive
Suite 220
Houston, TX 77090-1629

AZURE ENERGY, LLC

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Title:	President
Address:	110 Cypress Station Drive
Suite 220
Houston, TX 77090-1629

SIGNATURE PAGE TO VOTING AGREEMENT

LODZINSKI and AFFILIATES

VOTING AGREEMENT

STOCKHOLDER SIGNATURE PAGE

IN WITNESS WHEREOF, each of Parent and Merger Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

STOCKHOLDERS:

/s/ Timothy D. Merrifield
Name:	Timothy D. Merrifield
Address:	110 Cypress Station Drive
Suite 220
Houston, TX 77090-1629

NFS/FMTC IRA FBO TIMOTHY D. MERRIFIELD

By:	/s/ Timothy D. Merrifield
Name:	Timothy D. Merrifield
Title:	Trustee
Address:	110 Cypress Station Drive
Suite 220
Houston, TX 77090-1629

SIGNATURE PAGE TO VOTING AGREEMENT

MERRIFIELD and AFFILIATES

VOTING AGREEMENT

STOCKHOLDER SIGNATURE PAGE

IN WITNESS WHEREOF, each of Parent and Merger Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

STOCKHOLDER:

/s/ Francis M. Mury
Name:	Francis M. Mury
Address:	110 Cypress Station Drive
Suite 220
Houston, TX 77090-1629

SIGNATURE PAGE TO VOTING AGREEMENT

FRANCIS M. MURY

VOTING AGREEMENT

STOCKHOLDER SIGNATURE PAGE

IN WITNESS WHEREOF, each of Parent and Merger Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

STOCKHOLDERS:

/s/ Michael A. Vlasic
Name:	Michael A. Vlasic
Address:	38710 Woodward
Suite 110
Bloomfield Hills, MI 48304

VILLCo ENERGY, L.L.C.

By:	/s/ Michael A. Vlasic
Name:	Michael A. Vlasic
Title:	Executive Manager of VILLCo Management, L.L.C., which is the Manager of VILLCo Services, L.L.C., which is the Manager of VILLCo Energy, L.L.C.
Address:	38710 Woodward
Suite 110
Bloomfield Hills, MI 48304110 Cypress

SIGNATURE PAGE TO VOTING AGREEMENT

VLASIC and AFFILIATES

VOTING AGREEMENT

STOCKHOLDER SIGNATURE PAGE

IN WITNESS WHEREOF, each of Parent and Merger Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

STOCKHOLDERS:

/s/ Jay F. Joliat
Name:	Jay F. Joliat

Address:	36801 Woodward Avenue
Suite 301
Birmingham, MI 48009

SIGN OF THE BEEFCARVER, INC.

By:	/s/ Jay F. Joliat
Name:	Jay F. Joliat
Title:	CEO and Treasurer

Address:	36801 Woodward Avenue
Suite 301
Birmingham, MI 48009

JOLIAT ENTERPRISES, L.L.C.

By:	/s/ Jay F. Joliat
Name:	Jay F. Joliat
Title:	CEO and Managing Member

Address:	36801 Woodward Avenue
Suite 301
Birmingham, MI 48009

JOLIAT & COMPANY

By:	/s/ Jay F. Joliat
Name:	Jay F. Joliat
Title:	CEO and President

Address:	36801 Woodward Avenue
Suite 301
Birmingham, MI 48009

SIGNATURE PAGE TO VOTING AGREEMENT

JOLIAT and AFFILIATES

JOLIAT & COMPANY, INC. DEFINED BENEFIT PENSION TRUST

By:	/s/ Jay F. Joliat
Name:	Jay F. Joliat
Title:	Administrator

Address:	36801 Woodward Avenue
Suite 301
Birmingham, MI 48009

J.F. JOLIAT IRREVOCABLE TRUST II

By:	/s/ Jay F. Joliat
Name:	Jay F. Joliat
Title:	Trustee

Address:	36801 Woodward Avenue
Suite 301
Birmingham, MI 48009

MARK JOLIAT IRREVOCABLE
INS. TRUST

By:	/s/ Jay F. Joliat
Name:	Jay F. Joliat
Title:	Trustee

Address:	36801 Woodward Avenue
Suite 301
Birmingham, MI 48009

JAY JOLIAT ROTH IRA

By:	/s/ Jay F. Joliat
Name:	Jay F. Joliat
Title:	Trustee

Address:	36801 Woodward Avenue
Suite 301
Birmingham, MI 48009

MARY JOLIAT ROTH IRA

By:	/s/ Jay F. Joliat
Name:	Jay F. Joliat
Title:	Trustee

Address:	36801 Woodward Avenue
Suite 301
Birmingham, MI 48009

SIGNATURE PAGE TO VOTING AGREEMENT

JOLIAT and AFFILIATES

J.F. JOLIAT REV LIVING TRUST

By:	/s/ Jay F. Joliat
Name:	Jay F. Joliat
Title:	Trustee

Address:	36801 Woodward Avenue
Suite 301
Birmingham, MI 48009

J.F. JOLIAT IRREVOCABLE TRUST

By:	/s/ Jay F. Joliat
Name:	Jay F. Joliat
Title:	Trustee

Address:	36801 Woodward Avenue
Suite 301
Birmingham, MI 48009

SIGNATURE PAGE TO VOTING AGREEMENT

JOLIAT and AFFILIATES

SCHEDULE A

OWNERSHIP OF SHARES

Name and Address of Stockholder	Number of Shares of Company Common Stock	Options	RSUs
Robert J. Anderson 110 Cypress Station Drive Suite 220 Houston, TX 77090-1629	37,339	43,750	35,000

NFS/FMTC IRA FBO Robert J. Anderson 110 Cypress Station Drive Suite 220 Houston, TX 77090-1629	21,304	—	—

Howard E. Ehler 110 Cypress Station Drive Suite 220 Houston, TX 77090-1629	38,568	38,888	27,000

NFS/FMTC IRA FBO Howard E. Ehler 110 Cypress Station Drive Suite 220 Houston, TX 77090-1629	4,261	—	—

Frank A. Lodzinski 110 Cypress Station Drive Suite 220 Houston, TX 77090-1629	192,285	222,224	50,000

Azure Energy, LLC 110 Cypress Station Drive Suite 220 Houston, TX 77090-1629	361,445	—	—

Timothy D. Merrifield 110 Cypress Station Drive Suite 220 Houston, TX 77090-1629	84,848	35,000	31,000

NFS/FMTC FBO Timothy D. Merrifield 110 Cypress Station Drive Suite 220 Houston, TX 77090-1629	18,296

Francis M. Mury 110 Cypress Station Drive Suite 220 Houston, TX 77090-1629	77,776	50,000	31,000

Michael A. Vlasic 38710 Woodward Suite 110 Bloomfield Hills, MI 48304	750	40,000	2,250

VILLCo Energy, LLC 38710 Woodward Suite 110 Bloomfield Hills, MI 48304	2,986,893	—	—

Name and Address of Stockholder	Number of Shares of Company Common Stock	Options	RSUs
Jay F. Joliat 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	—	40,000	2,250

Sign of the Beefcarver, Inc. 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	105,000	—	—

Joliat Enterprises, L.L.C. 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	72,500	—	—

Joliat & Company 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	36,000	—	—

Joliat & Company, Inc. Defined Benefit Pension Trust 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	16,900	—	—

J.F. Joliat Irrevocable Trust II 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	9,091	—	—

Mark Joliat Irrevocable Ins. Trust 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	28,000	—	—

Jay Joliat Roth IRA 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	6,690	—	—

Mary Joliat Roth IRA 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	8,066	—	—

J.F. Joliat Rev Living Trust 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	165,940	—	—

J.F. Joliat Irrevocable Trust 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	117,690	—	—

SCHEDULE B

LIST OF AGREEMENTS

VILLCo Energy’s shares of GeoResources Inc. are pledged to Comerica Bank as security for a VILLCo Energy guaranty of Vlasic Investments, LLC’s line of credit with Comerica Bank.

Annex D

745 Seventh Avenue New York, NY 10019 United States

April 24, 2012

Board of Directors

Halcón Resources Corporation

1000 Louisiana, Suite 6700

Houston, Texas 77002

Members of the Board:

We understand that Halcón Resources Corporation (“Halcón”) intends to enter into a transaction (the “Proposed Transaction”) with GeoResources, Inc. (“GeoResources”) pursuant to which (i) Leopard Sub I, Inc. (“Halcón Merger Sub I”), a wholly owned subsidiary of Halcón, will merge with and into GeoResources (the “First Step Merger”) with GeoResources surviving the First Step Merger as a wholly owned subsidiary of Halcón; (ii) after the effectiveness of the First Step Merger, GeoResources will merge with and into Leopard Sub II, LLC (“Halcón Merger Sub II”), a wholly owned subsidiary of Halcón, with Halcón Merger Sub II surviving the merger (the “Second Step Merger”); and (iii) upon effectiveness of the First Step Merger, each share of common stock of GeoResources (“GeoResources Common Stock”) then issued and outstanding will be converted into the right to receive (a) $20.00 per share in cash (the “Cash Consideration”) and (b) 1.932 shares (the “Stock Consideration” and together with the Cash Consideration, the “Merger Consideration”) of the common stock of Halcón (“Halcón Common Stock”). The terms and conditions of the Proposed Transaction are set forth in the Agreement and Plan of Merger dated April 24, 2012 by and among Halcón, GeoResources, Halcón Merger Sub I and Halcón Merger Sub II (the “Agreement”) and the summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

We have been requested by the Board of Directors of Halcón to render our opinion with respect to the fairness, from a financial point of view, to Halcón of the Merger Consideration to be paid by Halcón in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, Halcón’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Merger Consideration paid in the Proposed Transaction or otherwise.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning Halcón and GeoResources that we believe to be relevant to our analysis, including, without limitation, each of Halcón’s and GeoResources’ Annual Reports on Form 10-K for the fiscal year ended December 31, 2011; (3) financial and operating information with respect to the business, operations and prospects of Halcón furnished to us by Halcón including financial projections of Halcón prepared by management of Halcón; (4) financial and operating information with respect to the business, operations and prospects of GeoResources as furnished to us by GeoResources, including financial projections of GeoResources prepared by management of GeoResources; (5) published estimates of independent equity research analysts with respect to the future financial performance and price targets of each of Halcón and GeoResources including consensus estimates published by Institutional Brokers’ Estimate System for each of Halcón and GeoResources; (6) estimates of certain (i) proved reserves, as of January 1, 2012, for Halcón as prepared by a third-party reserve engineer and (ii) non-proved reserve potential for Halcón as of April 16, 2012 based upon modeling of the undeveloped acreage potential of Halcón as discussed with and reviewed by the management of Halcón ((6-i) through (6-ii) collectively, the “Halcón Proved Reserve and Non-Proved Resource Potential Reports”); (7) estimates of certain (i) proved reserves, as of January 1, 2012, for GeoResources as prepared by a third-party reserve engineer and (ii) non-proved reserve potential for GeoResources as of January 1, 2012, based upon modeling of the undeveloped acreage potential of GeoResources including the impact upon the resource potential of estimates of individual well recoveries as estimated by a third-party reserve engineer as discussed with and reviewed by the management of Halcón and GeoResources ((7-i) through (7-ii) collectively, the “GeoResources Proved Reserves and Non-Proved Resource Potential Reports”); (8) the trading histories of Halcón Common Stock and GeoResources Common Stock from April 25, 2011 to April 23, 2012 and a comparison of those trading histories with each other and with those of other companies that we deemed relevant; (9) a comparison of the historical financial results and present financial condition of Halcón and GeoResources with each other and with those of other companies that we deemed relevant; (10) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (11) the potential pro forma impact of the Proposed Transaction on the current and future financial performance of the combined company; (12) the relative contributions of Halcón and GeoResources to the current and future financial performance of the combined company on a pro forma basis; (13) the relative trading liquidity of Halcón Common Stock and the common stock of the pro forma combined company and (14) the anticipated impact of certain asset dispositions discussed with the management of Halcón. In addition, we have (i) had discussions with the managements of Halcón and GeoResources concerning their respective businesses, operations, assets, financial conditions, reserves, production profiles, hedging levels, commodity prices, development programs, exploration programs and prospects and (ii) undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of the managements of Halcón and GeoResources that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Halcón, upon advice of Halcón, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Halcón as to the future financial performance of Halcón and that Halcón will perform substantially in accordance with such projections. With respect to the financial projections of GeoResources, upon advice of Halcón and GeoResources, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of GeoResources as to the future financial performance of GeoResources and that GeoResources will perform substantially in accordance with such projections. With respect to the Halcón Proved Reserves and Non-Proved Resource Potential Reports, we have discussed these reports with the management of Halcón and upon the advice of Halcón, we have assumed that the Halcón Proved Reserve and Non-Proved Resource Potential Reports are a reasonable basis upon which to evaluate the proved reserves and non-proved resource levels of Halcón. With respect to the GeoResources Proved Reserve and Non-Proved Resource Potential Reports, we have discussed these reports with the managements of Halcón and GeoResources and upon the advice of Halcón and GeoResources, we have assumed that the GeoResources Proved Reserve and Non-Proved Resource Potential Reports are a reasonable basis upon which to evaluate the proved reserves and non-proved resource levels of GeoResources. In addition, at the direction of Halcón, we have considered the possible asset dispositions and concessions that Halcón may have to make in connection with the Proposed Transaction to ensure compliance with other agreements that the management of Halcón has agreed to and we have discussed these possible dispositions with Halcón management. We assume no responsibility for and we express no view as to any projections for estimates described above in this paragraph or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of Halcón or GeoResources and have not made or obtained any evaluations or appraisals of the assets or liabilities of Halcón or GeoResources. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter. In addition, we express no opinion as to the prices at which shares of (i) Halcón Common Stock or GeoResources Common Stock will trade at any time following the announcement of the Proposed Transaction or (ii) Halcón Common Stock will trade at any time following the consummation of the Proposed Transaction.

We have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of Halcón, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Halcón has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Merger Consideration to be paid by Halcón in the Proposed Transaction is fair to Halcón.

We have acted as financial advisor to Halcón in connection with the Proposed Transaction and will receive fees for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, Halcón has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking services for Halcón and its affiliates in the past, and have received customary fees for such services. Specifically, in the past two years, we have performed the following investment banking and financial services for Halcón and its affiliates, for which we have received customary compensation: (i) in February 2012, we acted as a joint placement agent on Halcón’s $400 million private equity in the public market offering and (ii) we are currently a lender under Halcón’s existing revolving credit facility. In the past two years, we have performed only limited services for GeoResources for which we have received limited compensation. We expect to perform investment banking and financial services for Halcón and its affiliates in the future and expect to receive customary fees for such services. In addition, Halcón has requested and we are participating in the financing required in connection with the consummation of the Proposed Transaction and we will receive customary fees in connection therewith.

Barclays Capital Inc. and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Halcón and its affiliates and GeoResources and its affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of Halcón and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of Halcón as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

/s/ Barclays Capital Inc.

BARCLAYS CAPITAL INC.

Annex E

FAIRNESS OPINION OF WELLS FARGO SECURITIES, LLC

Wells Fargo Securities, LLC

301 South College Street

Charlotte, NC 28288-8905

CONFIDENTIAL

April 24, 2012

Board of Directors

GeoResources, Inc.

110 Cypress Station Drive, Suite 220

Houston, TX 77090-1629

Gentlemen:

You have asked Wells Fargo Securities, LLC (“Wells Fargo Securities”) to advise you with respect to the fairness, from a financial point of view, to the holders (other than Halcón Resources Corporation, a Delaware corporation (“Halcón”), and its affiliates) of the outstanding shares of common stock of GeoResources, Inc., a Colorado corporation (“GeoResources”), par value $0.01 per share (“GeoResources Common Stock”), of the Merger Consideration (as defined below) to be received by such holders pursuant to an Agreement and Plan of Merger (the “Agreement”) to be entered into among GeoResources, Halcón, Leopard Sub I, Inc., a Colorado corporation and wholly owned subsidiary of Halcón (“Merger Sub”) and Leopard Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Halcón. Pursuant to the Agreement, among other things, Merger Sub will be merged with and into GeoResources, the separate existence of Merger Sub will cease, GeoResources will continue as the surviving corporation (the “Merger”) and each share of GeoResources Common Stock will be converted into and exchangeable for the right to receive $20.00 in cash and 1.932 shares of common stock, par value $.0001 per share of Halcón (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

In arriving at our opinion, we have, among other things:

•	Reviewed a draft dated April 23, 2012 of the Agreement, including the financial terms of the Agreement, and certain related draft agreements;

•	Reviewed certain business, financial and other information regarding GeoResources that was publicly available or was furnished to us by the management of GeoResources;

•	Reviewed certain financial projections for GeoResources prepared by the management of GeoResources (the “GeoResources Projections”);

•

Discussed with the management of GeoResources the operations and prospects of GeoResources, including the historical financial performance and trends in the results of operations of GeoResources, and certain estimates of GeoResources’ proved reserves prepared by GeoResources’ independent oil and gas reserve engineers (the “GeoResources Reserve Report”) and by GeoResources management (the “GeoResources Management Reserve Estimates”);

•	Reviewed certain business, financial and other information regarding Halcón that was publicly available or was furnished to us by Halcón or GeoResources;

•	Reviewed certain financial projections for Halcón prepared by the management of GeoResources (the “Halcón Projections”);

•

Discussed with the managements of Halcón and GeoResources the operations and prospects of Halcón, including the historical financial performance and trends in the results of operations of Halcón, and certain estimates of Halcón’s proved reserves prepared by Halcón’s independent oil and gas reserve engineers (the “Halcón Reserve Report” and, together with the GeoResources Reserve Report, the “Third Party Reserve Reports”) and by the management of GeoResources (the “Halcón Management Reserve Estimates”);

•	Discussed with the management of GeoResources the strategic rationale for the Merger;

•

Compared certain business, financial and other information regarding GeoResources and Halcón, respectively, that was publicly available or was furnished to us by the management of GeoResources with publicly available business, financial and other information regarding certain publicly traded companies that we deemed relevant;

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed relevant;

•

Prepared a discounted cash flow analysis of GeoResources based upon the GeoResources Projections, as well as other assumptions discussed with and confirmed as reasonable by the management of GeoResources;

•	Prepared a discounted cash flow analysis of Halcón based upon the Halcón Projections and other assumptions discussed with and confirmed as reasonable by the management of GeoResources; and

•	Considered other information such as financial studies, analyses and investigations, as well as financial, economic and market criteria that we deemed relevant.

In connection with our review, we have assumed and relied upon the accuracy and completeness of the foregoing financial and other information, including all accounting, tax and legal information, and we have not made (and have not assumed any responsibility for) any independent verification of such information. We have assumed, with your consent, that the management of GeoResources is not aware of any facts or circumstances that would make such information inaccurate or misleading in any way meaningful to our analysis. With respect to the financial forecasts and estimates utilized in our analyses, including the GeoResources Projections, the Halcón Projections, the GeoResources Management Reserve Estimates and the Halcón Management Reserve Estimates, we have assumed, with your consent, that they have been reasonably prepared and reflect the best good faith current estimates, judgments and assumptions of the management of GeoResources as to the future financial performance of GeoResources and Halcón and the other matters covered thereby, and we have assumed with your consent that any potential disposition of any assets that may be required by Halcón, pursuant to the Executive Retention Agreement, dated as of July 14, 2011, by and between Petrohawk Energy Corporation and Floyd Wilson in connection with the Merger (the “Potential Disposition”), will not, in the aggregate, make the GeoResources Projections and the Halcón Projections misleading in any way meaningful to our analysis. As of the date hereof, we further assume that any potential asset or corporate acquisitions made by Halcón (“Potential Halcón Acquisitions”) will not, in the aggregate, make the GeoResources Projections and the Halcón Projections misleading in any way meaningful to our analysis. We assume no responsibility for, and express no view as to, such forecasts or estimates or the judgments or assumptions upon which they are based. With respect to the GeoResources Reserve Report and the Halcón Reserve Report, we have assumed, with your consent, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the preparers thereof as to the respective oil and gas reserves of GeoResources and Halcón reflected therein. We have relied, at your direction, upon the assessments of GeoResources’ management as to GeoResources’ and Halcón’s future oil and natural gas drilling and production, market and cyclical trends and prospects relating to the oil and gas industry, regulatory matters with respect thereto and the potential impact thereof on GeoResources and Halcón. We also have assumed that there have been no material changes in the condition

(financial or otherwise), results of operations, business or prospects of GeoResources or Halcón since the date of the most recent business and financial information provided to us. In arriving at our opinion, we have not conducted any physical inspection, evaluation or appraisal of the assets or liabilities (contingent or otherwise) of GeoResources or Halcón and we have not been furnished with any such evaluation or appraisal (other than the Third Party Reserve Reports that we reviewed and relied upon without independent verification for purposes of our opinion). We are not an expert in the evaluation of oil and gas reserves, drilling or production levels and we express no view as to GeoResources’ or Halcón’s reserve quantities or the development or production (including, without limitation, as to the feasibility or timing) of any oil or gas properties of GeoResources or Halcón (including unevaluated properties). We also express no view as to future crude oil, natural gas and related commodity prices reflected in the financial forecasts and other information and data utilized in our analyses, which prices are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses or opinion.

In rendering our opinion, we have assumed, with your consent, that the final form of the Agreement and any related agreements, when signed by the parties thereto, will not differ from the drafts reviewed by us in any respect meaningful to our analysis, that the transactions contemplated to be undertaken by GeoResources and Halcón in connection with the Merger or otherwise will be consummated in accordance with the terms described in the Agreement or as otherwise described to us by representatives of GeoResources and in compliance with all applicable laws, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third party consents or approvals for the Merger, no restrictions will be imposed or actions will be taken that will have an adverse effect on GeoResources or Halcón or the expected benefits of the Merger in any way meaningful to our analysis. Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

Our opinion only addresses the fairness, from a financial point of view, to the holders of GeoResources Common Stock (other than Halcón and its affiliates) of the Merger Consideration to the extent expressly specified herein, and does not address any other terms or aspects of the Merger, including, without limitation, the form or structure of the Merger and the other transactions contemplated by the Agreement, any allocation of the Merger Consideration, any tax or accounting matters relating to the Merger or otherwise, any financing arrangements, the Potential Disposition, any Potential Halcón Acquisitions or the impact thereof on GeoResources or Halcón, or any aspect or implication of any other agreement or arrangement entered into in connection with or contemplated by the Merger or otherwise. In addition, our opinion does not address the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of GeoResources; nor does it address the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors or employees of any parties to the Merger, or class of such persons, whether relative to the Merger Consideration or otherwise. Our opinion does not address the merits of the underlying decision by GeoResources to enter into the Agreement or the relative merits of the Merger compared with other business strategies or transactions that might be available to GeoResources. Our opinion does not constitute a recommendation as to, or otherwise address, how any holder of shares of GeoResources Common Stock should vote or act with respect to the Merger or any other matter.

The issuance of this opinion was approved by an authorized committee of Wells Fargo Securities. Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Wells Fargo Securities has been engaged to act as financial advisor to the Board of Directors of GeoResources and render a fairness opinion in connection with the Merger and will receive a fee for such services, a portion of which will be payable upon delivery of this opinion and a portion of which will be payable upon the consummation of the Merger. GeoResources has also agreed to reimburse certain of Wells Fargo Securities’ expenses, to pay us a fee in certain circumstances in connection with a termination of the Merger and to indemnify us against certain liabilities that may arise out of this engagement.

Wells Fargo Securities and our affiliates provide a full range of financial advisory, securities and lending services in the ordinary course of business, for which we and such affiliates receive customary fees. In that regard, Wells Fargo Securities or our affiliates in the past have provided and currently are providing, financial services to GeoResources and its affiliates and Halcón and its affiliates, respectively, for which Wells Fargo Securities and such affiliates have received and expect to receive fees, including having acted as or currently acting as a lender, arranger, bookrunner and administrative agent under a credit facility of GeoResources, a provider of derivatives to GeoResources, a financial advisor to GeoResources in connection with other strategic transactions, and a lender, documentation agent and syndication agent under a credit facility of Halcón. We may also in the future provide financial services to GeoResources and its affiliates and Halcón and its affiliates, respectively, for which Wells Fargo Securities and such affiliates may receive fees. In the ordinary course of business, Wells Fargo Securities and our affiliates may actively trade or hold the securities or financial instruments of GeoResources and Halcón for our and their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

It is understood that this opinion is for the information and use of the Board of Directors of GeoResources (in its capacity as such) in connection with its evaluation of the Merger and should not be construed as creating, and Wells Fargo Securities shall not be deemed to have, any fiduciary duty to the Board of Directors of GeoResources, GeoResources, any security holder or creditor of GeoResources or any other person, regardless of any prior or ongoing advice or relationships. Our opinion may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work described above and other factors we deemed relevant, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of GeoResources Common Stock (other than Halcón and its affiliates).

Very truly yours,

/s/ Wells Fargo Securities, LLC

WELLS FARGO SECURITIES, LLC

Annex F

Colorado Business Corporation Act

ARTICLE 113. DISSENTERS’ RIGHTS

PART 1. RIGHT OF DISSENT - PAYMENT FOR SHARES

7-113-101. Definitions

For purposes of this article:

(1) “Beneficial shareholder” means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4) “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7) “Shareholder” means either a record shareholder or a beneficial shareholder.

7-113-102. Right to dissent

(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party if:

(I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

(II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1);

(d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2); and

(e) Consummation of a conversion in which the corporation is the converting entity as provided in section 7-90-206 (2).

(1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares that either were listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or were held of record by more than two thousand shareholders, at the time of:

(a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;

(b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

(c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder’s shares, pursuant to the corporate action, anything except:

(a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b) Shares of any other corporation which, at the effective date of the plan of merger or share exchange, either will be listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or will be held of record by more than two thousand shareholders;

(c) Cash in lieu of fractional shares; or (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2) (Deleted by amendment, L. 96, p. 1321, § 30, effective June 1, 1996.)

(2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103. Dissent by nominees and beneficial owners

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights. Any such requirement shall be stated in the dissenters’ notice given pursuant to section 7-113-203.

PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS

7-113-201. Notice of dissenters’ rights

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders’ meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (1).

(2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (2).

7-113-202. Notice of intent to demand payment

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters’ rights shall:

(a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the proposed corporate action is effectuated; and

(b) Not vote the shares in favor of the proposed corporate action.

(2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters’ rights shall not execute a writing consenting to the proposed corporate action.

(3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder’s shares under this article.

7-113-203. Dissenters’ notice

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this article.

(2) The dissenters’ notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters’ rights under section 7-113-102 and shall:

(a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

(b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

(c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

(e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

(f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

(g) Be accompanied by a copy of this article.

7-113-204. Procedure to demand payment

(1) A shareholder who is given a dissenters’ notice pursuant to section 7-113-203 and who wishes to assert dissenters’ rights shall, in accordance with the terms of the dissenters’ notice:

(a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

(b) Deposit the shareholder’s certificates for certificated shares.

(2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder’s exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

(4) A shareholder who does not demand payment and deposit the shareholder’s share certificates as required by the date or dates set in the dissenters’ notice is not entitled to payment for the shares under this article.

7-113-205. Uncertificated shares

(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206. Payment

(1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters’ rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, the amount the corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.

(2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

(a) The corporation’s balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

(b) A statement of the corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under section 7-113-209; and

(e) A copy of this article.

7-113-207. Failure to take action

(1) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters’ notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action

(1) The corporation may, in or with the dissenters’ notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter’s payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters’ rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters’ rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209. Procedure if dissenter is dissatisfied with payment or offer

(1) A dissenter may give notice to the corporation in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation’s offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

(a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

(b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

(c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

(2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

PART 3. JUDICIAL APPRAISAL OF SHARES

7-113-301. Court action

(1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court for the county in this state in which the street address of the corporation’s principal office is located, or, if the corporation has no principal office in this state, in the district court for the county in which the street address of its registered agent is located, or, if the corporation has no registered agent, in the district court for the city and county of Denver. If the corporation is a foreign corporation without a registered agent, it shall commence the proceeding in the county in which the domestic corporation merged into, or whose shares were acquired by, the foreign corporation would have commenced the action if that corporation were subject to the first sentence of this subsection (2).

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter’s payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, or as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter’s shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302. Court costs and counsel fees

(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with part 2 of this article; or

(b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
COMPANY #
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your Telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.eproxy.com/geoi Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on July 30, 2012.

TELEPHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on July 30, 2012.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò Please detach here ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

	For	Against	Abstain

1.      Proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 24, 2012, as it may be amended from time to time, by and among GeoResources, Inc., Halcón Resources Corporation, Leopard Sub I, Inc. and Leopard Sub II, LLC, and the transactions contemplated thereby.

	☐	☐	☐
	For	Against	Abstain

2.      Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to GeoResources’ named executive officers that is based on or otherwise relates to the merger.

	☐	☐	☐
	For	Against	Abstain
3. Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposal 1 above.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting or any adjournment or adjournments thereof.

Please indicate if you plan to attend this meeting: ☐ Date:

Signature(s) in Box

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

GEORESOURCES, INC.

SPECIAL MEETING OF STOCKHOLDERS

Tuesday, July 31, 2012

10:00 a.m., Local Time

GeoResources, Inc.

110 Cypress Station Drive, Suite 220

Houston, Texas 77090

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints FRANK A. LODZINSKI and HOWARD E. EHLER, and each of them, with power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of GeoResources, Inc. common stock which the undersigned would be entitled to vote, if personally present at the Special Meeting of Stockholders of GeoResources, Inc. to be held at the Company’s principal executive offices, 110 Cypress Station Drive, Suite 220, Houston, Texas 77090 at 10:00 a.m. local time on July 31, 2012 and at any adjournments thereof, with all powers the undersigned would possess if present at such meeting on the matters set forth on the reverse side hereof and on all other matters properly coming before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of our Board of Directors’ below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION THAT MAY BECOME PAYABLE TO GEORESOURCES’ NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER, AND “FOR” ANY PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.

See reverse for voting instructions.